EXHIBIT 10.1

EXPLANATORY NOTE: “*” INDICATES THE PORTION OF THIS EXHIBIT (IN SCHEDULES 3.14 AND 3.22 ATTACHED TO THE AGREEMENTS) THAT HAVE BEEN OMITTED
AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

EXECUTION COPY

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of
January 21, 2009

among

BROWN SHOE COMPANY, INC.,
as Lead Borrower for:

BROWN SHOE COMPANY, INC.
SIDNEY RICH ASSOCIATES, INC.
BROWN GROUP RETAIL, INC.
BROWN SHOE INTERNATIONAL CORP.
BUSTER BROWN & CO.
BENNETT FOOTWEAR GROUP LLC
and
SHOES.COM, INC.

BROWN SHOE COMPANY OF CANADA LTD
as a Loan Party

The LENDERS Party Hereto,

BANK OF AMERICA, N.A.
as Lead Issuing Bank

BANK OF AMERICA, N.A.
as Administrative Agent and Collateral Agent,

WELLS FARGO RETAIL FINANCE, LLC
as an Issuing Bank and as Syndication Agent,

BANK OF AMERICA, N.A.  and JPMORGAN CHASE BANK, N.A.
as co-Documentation Agents,

and

BANC OF AMERICA SECURITIES LLC and WELLS FARGO RETAIL FINANCE, LLC
as Joint Lead Arrangers,

and

BANC OF AMERICA SECURITIES LLC, WELLS FARGO RETAIL FINANCE, LLC and JPMORGAN CHASE BANK, N.A.
as Joint Lead Bookrunners

TABLE OF CONTENTS
1.        DEFINITIONS.
1.1           Defined Terms
1.2           Terms Generally
1.3           Accounting Terms
1.4           Rounding.
1.5            .
2.        AMOUNT AND TERMS OF CREDIT
2.1           Commitment of the Lenders
2.2           Increase in Total Commitments
2.3           Changes to Reserves
2.4           Making of Loans
2.5           Overadvances
2.6           Swingline Loans.
2.7           Letters of Credit and Acceptances
2.8           Settlements Amongst Lenders
2.9           Notes; Repayment of Loans
2.10           Interest on Loans
2.11           Default Interest
2.12           Certain Fees
2.13           Commitment Fee
2.14           Letter of Credit Fees
2.15           Acceptance Fee
2.16           Nature of Fees
2.17           Termination or Reduction of Commitments
2.18           Alternate Rate of Interest
2.19           Conversion and Continuation of Loans
2.20           Mandatory Prepayment; Cash Collateral; Commitment Termination
2.21           Optional Prepayment of Loans; Reimbursement of Lenders
2.22           Maintenance of Loan Account; Statements of Account
2.23           Cash Receipts.
2.24           Application of Payments.
2.25           Increased Costs
2.26           Change in Legality
2.27           Payments
2.28           Taxes
2.29           Security Interests in Collateral
2.30           Mitigation Obligations; Replacement of Lenders
3.        REPRESENTATIONS AND WARRANTIES
3.1           Organization; Powers
3.2            .
3.3           Governmental Approvals; No Conflicts
3.4           Financial Condition
3.5           Properties.
3.6           Litigation and Environmental Matters.
3.7           Compliance with Laws and Agreements
3.8           Investment and Holding Company Status
3.9           Taxes
3.10           ERISA; Foreign Plans
3.11           Common Enterprise
3.12           Disclosure
3.13           Subsidiaries
3.14           Insurance
3.15           Labor Matters
3.16           Certain Transactions
3.17           Restrictions on the Loan Parties
3.18           Security Documents
3.19           Federal Reserve Regulations
3.20           Solvency
3.21           Franchises, Patents, Copyrights, Etc
3.22           DDAs, Credit Card Arrangements, Etc
3.23           Customer and Trade Relations
3.24           Casualty

4.        CONDITIONS
4.1           Closing Date
4.2           Conditions Precedent to Each Loan and Each Letter of Credit and Each Acceptance
5.        AFFIRMATIVE COVENANTS
5.1           Financial Statements and Other Information
5.2           Notices of Material Events
5.3           Information Regarding Collateral
5.4           Existence; Conduct of Business
5.5           Payment of Obligations
5.6           Maintenance of Properties
5.7
5.8           Intentionally Omitted
5.9           Books and Records; Inspection and Audit Rights
5.10           Fiscal Year
5.11           Physical Inventories.
5.12           Compliance with Laws
5.13           Use of Proceeds and Letters of Credit and Acceptances
5.14           Additional Subsidiaries
5.15           Further Assurances
6.        NEGATIVE COVENANTS
6.1           Indebtedness and Other Obligations
6.2           Liens
6.3           Fundamental Changes
6.4           Investments, Loans, Advances, Guarantees and Acquisitions
6.5           Asset Sales
6.6           Restrictive Agreements
6.7           Restricted Payments; Certain Payments of Indebtedness
6.8           Transactions with Affiliates
6.9           Additional Subsidiaries
6.10           Amendment of Material Documents
6.11           Environmental Laws
6.12           Fiscal Year
6.13           Minimum Fixed Charge Coverage Ratio
7.        EVENTS OF DEFAULT
7.1           Events of Default
7.2           Remedies on Default
7.3           Application of Proceeds
8.        THE AGENTS
8.1           Administration by Administrative Agent
8.2           Appointment and Duties of Collateral Agent
8.3           Sharing of Excess Payments
8.4           Agreement of Applicable Lenders
8.5           Liability of Agents
8.6           Notice of Default
8.7           Lenders’ Credit Decisions
8.8           Reimbursement and Indemnification
8.9           Rights of Agents
8.10           Notice of Transfer
8.11           Successor Agent
8.12           Reports and Financial Statements
8.13           Defaulting Lender
8.14           Agency for Perfection
8.15           Relation Among the Lenders
8.16           Administrative Agent
8.17           Collateral and Guaranty Matters
8.18           Syndication Agent, Documentation Agents, and Lead Arranger
9.        MISCELLANEOUS
9.1           Notices
9.2           Waivers; Amendments
9.3           Expenses; Indemnity; Damage Waiver
9.4           Designation of Lead Borrower as Borrowers’ Agent.
9.5           Successors and Assigns
9.6           Survival
9.7           Counterparts; Integration; Effectiveness
9.8           Severability
9.9           Right of Setoff
9.10           Governing Law; Jurisdiction; Consent to Service of Process
9.11           WAIVER OF JURY TRIAL
9.12           Press Releases and Related Matters
9.13           Headings
9.14           Interest Rate Limitation
9.15           Additional Waivers
9.16           Confidentiality
9.17           Conflicts with other Loan Documents
9.18           Judgment Currency
9.19           Patriot Act; Proceeds of Crime Act.
9.20           Foreign Asset Control Regulations.
9.21           No Advisory or Fiduciary Responsibility.
9.22            .
9.23           Existing Credit Agreement Amended and Restated

EXHIBITS

A           Assignment and Acceptance
B           Revolving Note
C           Perfection Certificate
D           Borrowing Base Certificate
E           Compliance Certificate
F           Notice of Borrowing
G           Form of Credit Card Notification

SCHEDULES

1.1	Lenders and Commitments
3.1	Organizational Information
3.5(b)	Title to Properties; Real Estate
3.6	Disclosed Matters
3.10	ERISA
3.13	Subsidiaries
3.14	Insurance
3.15	Labor Matters
3.16	Affiliate Transactions
3.21	Intellectual Property
3.22	Credit Card Arrangements, Blocked Account Agreements and DisbursementAccounts
4.1(c)	Foreign Qualification Terminations
5.1(h)	Financial Reporting Requirements
6.1	Indebtedness
6.2	Liens
6.4	Investments
6.6	Restrictive Agreements

SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 21, 2009 (this “Agreement”) among

BROWN SHOE COMPANY, INC., a corporation organized under the laws of the State of New York having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105, as Lead Borrower for the Borrowers, being said BROWN SHOE COMPANY, INC.,

SIDNEY RICH ASSOCIATES, INC., a corporation organized under the laws of the State of Missouri having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105 (“Sidney Rich”),

BROWN GROUP RETAIL, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105 (“Brown Retail”),

BROWN SHOE INTERNATIONAL CORP., a corporation organized under the laws of the State of Delaware having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105 (“Brown International”),

BUSTER BROWN & CO., a corporation organized under the laws of the State of Missouri having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105 (“Buster Brown”),

            BENNETT FOOTWEAR GROUP LLC, a limited liability company organized under the laws of the State of Delaware having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105 (“Bennett”), and

SHOES.COM, INC., a corporation organized under the laws of the State of Delaware having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105 (“Shoes.com”);

BROWN SHOE COMPANY OF CANADA LTD, a Canadian corporation having a place of business at 1857 Rogers Road, Perth, Ontario, Canada K7H 3E8, as a Loan Party but not as a Borrower (“Brown Canada”);

the LENDERS party hereto; and

BANK OF AMERICA, N.A., as Lead Issuing Bank, a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110; and

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent for the Secured Parties, a national banking association, having a place of business at 100 Federal Street, Boston, Massachusetts 02110;  and

WELLS FARGO RETAIL FINANCE, LLC, as an Issuing Bank and as Syndication Agent;  and

BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A.,  as co-Documentation Agents;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Borrowers, Brown Shoe Company of Canada Ltd, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent for the Lenders, are party to that certain Amended and Restated Credit Agreement dated as of July 21, 2004 (as amended and in effect, the “Existing Credit Agreement”); and

WHEREAS, certain of the Lenders under the Existing Credit Agreement have assigned their rights and obligations thereunder to Persons who are, or shall become, Lenders under this Agreement; and

WHEREAS, the Commitments of certain Persons who are Lenders under the Existing Credit Agreement and are continuing as Lenders under this Agreement are being modified as provided herein; and

WHEREAS, the Borrowers, the Administrative Agent and the Lenders hereunder desire to amend and restate the Existing Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agents, and the Borrowers hereby agree that the Existing Credit Agreement shall be amended and restated, without novation, in its entirety to read as follows:

1.  DEFINITIONS.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ACH” shall mean the automated clearing house transfers of funds for the account of any Loan Party.

“Acceptance” means a time draft or bill of exchange relating to a Commercial Letter of Credit which has been accepted by any Acceptance Lender in its absolute discretion.

“Acceptance Fees” means the fees payable in respect of Acceptances pursuant to Section 2.15.

“Acceptance Fee Percentage” means:

Average Excess Availability	Applicable Percentage
Less than $125,000,000	1.625%
Greater than or equal to $125,000,000 but less than $250,000,000	1.50%
Greater than or equal to $250,000,000	1.375%

From the Closing Date through the last day of the second full Fiscal Quarter following the Closing Date (ending August 1, 2009), the Acceptance Fee Percentage shall be 1.50% per annum. The Acceptance Fee Percentage shall thereafter be adjusted quarterly upon the Administrative Agent’s furnishing the Lead Borrower with a calculation of Average Excess Availability for the immediately preceding Fiscal Quarter, which calculation shall be furnished within four (4) Business Days after the end of each Fiscal Quarter. Any such adjustment shall become effective prospectively on and after the sixth Business Day after the end of each Fiscal Quarter. If a Default or Event of Default exists at the time any reduction in the Acceptance Fee Percentage is to be implemented, such reduction shall not occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured, and at the option of the Administrative Agent or at the direction of the Required Lenders upon the occurrence and during the continuance of an Event of Default, the Acceptance Fee Percentage shall be set at the highest level set forth above and shall be determined in the manner set forth in Section 2.15 hereof; provided further if any Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in any Borrowing Base Certificates otherwise proves to be false or incorrect as of the date of such Borrowing Base Certificate such that the Acceptance Fee Percentage would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, such Acceptance Fee Percentage due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

“Acceptance Lender” means any Lender in its capacity as an “acceptance lender” of Acceptances hereunder.

“Acceptance Reimbursement Obligations” means, at any time and without duplication, the aggregate indebtedness, liabilities, and obligations of the Borrowers to pay to any Acceptance Lender (or reimburse any Acceptance Lender for) any amount due under any Acceptance at maturity.

“Accommodation Payment” as defined in Section 9.15(c).

“Account” shall mean “accounts” as defined in the UCC, including, without limitation, all:  accounts, accounts receivable, and rights to payment (whether or not earned by performance) for: property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; services rendered or to be rendered; a policy of insurance issued or to be issued; a secondary obligation incurred or to be incurred; arising out of the use of a credit or charge card or information contained on or used with that card.

“Additional Commitment Lender” as defined in Section 2.2(a).

“Adjusted Fixed Charge Coverage Ratio” means, as of the last day of any Fiscal Quarter of the Lead Borrower, for the preceding four Fiscal Quarters then ended, the ratio of (a) Consolidated EBITDA for such period, to (b) Adjusted Fixed Charges for such period.

“Adjusted Fixed Charges” means, for any period, as determined for the Lead Borrower and its Subsidiaries on a Consolidated basis, without duplication, the sum of (a) Consolidated Interest Expense during such period, (b) Maintenance Capital Expenditures during such period, (c) scheduled principal payments of Indebtedness payable over the course of the preceding four (4) Fiscal Quarters, (d) federal, state, local, and foreign income taxes net of refunds received, to the extent any such taxes are paid in cash during such period (excluding taxes paid to repatriate foreign earnings for fiscal periods which are more than twelve months prior to the date of determination of Adjusted Fixed Charges for any period), and (e) Restricted Payments during such period, excluding any Restricted Payments (x) consisting of dividends or distributions made in Capital Stock under clause (a) of the definition thereof and (y) permitted under Section 6.7(a)(iii)

“Adjusted LIBO Rate” means, with respect to any LIBO Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.  The Adjusted LIBO Rate will be adjusted automatically as to all LIBO Borrowings then outstanding as of the effective date of any change in the Statutory Reserve Rate.

“Adjusted Net Earnings from Operations” means, with respect to any fiscal period of the Lead Borrower, the Lead Borrower’s and its Subsidiaries’ net income after provision for income taxes for such fiscal period, excluding any and all of the following included in such net income determined on a Consolidated basis in accordance with GAAP: (a) gain or loss arising from the sale of any capital assets, (b) gain or loss arising from any write-up or write-down in the book value of any fixed or intangible assets, (c) earnings or losses of any Person (other than a Subsidiary of the Lead Borrower) in which the Lead Borrower or any consolidated Subsidiary of the Lead Borrower has an ownership interest unless (and only to the extent) any such earnings shall actually have been received by the Lead Borrower or such consolidated Subsidiary in the form of cash distributions, (d) gains or losses arising from the acquisition of debt or equity securities of the Lead Borrower or any of its Subsidiaries or from the cancellation or forgiveness of Indebtedness, (e) gains or losses arising from extraordinary items as determined in accordance with GAAP, (f) gains or losses arising from any non-recurring non-cash transactions, (g) gains or losses arising from any non-recurring cash transactions up to $5,000,000 after taxes in the aggregate in any Fiscal Year, and (h) gains and losses from the recording of share based compensation, including, without limitation, stock option expense.

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent for the Secured Parties hereunder.

“Affiliate” means, with respect to a specified Person, (i) any other Person Controlling, Controlled by or under direct or indirect common Control with that Person, (ii) any other Person directly or indirectly holding 5% or more of any class of the Capital Stock or other equity interests (including options, warrants, convertible securities and similar rights) of that Person, (iii) any other Person 5% or more of any class of whose Capital Stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that Person, and (iv) any other Person that Controls that Person.

“Agents” means collectively, the Administrative Agent and the Collateral Agent.

“Agreement” means this Second Amended and Restated Credit Agreement, as modified, amended, supplemented or restated, and in effect from time to time.

“Allocable Amount” as defined in Section 9.15.

“Applicable Commitment Fee Percentage” means the applicable percentage set forth in the grid below:

Average Excess Availability in the preceding Fiscal Quarter	Applicable Commitment Fee Percentage
Less than $125,000,000	0.375%
Greater than or equal to $125,000,000 but less than $250,000,000	0.50%
Greater than or equal to $250,000,000	0.75%

“Applicable Law” means as to any Person: (i) all statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders, judgments and injunctions, and/or similar rulings, in each instance ((i) and (ii)) of or by any Governmental Authority, or court, or tribunal which are applicable to such Person, or any property of such Person.

“Applicable Lenders” means the Required Lenders or all Lenders, as applicable.

“Applicable Margin” means the applicable percentage for Prime Rate Loans and LIBO Loans set forth below:

Level	Average Excess Availability	Prime Rate Loans	LIBO Loans
I	Less than $125,000,000	3.25%	3.25%
II	Greater than or equal to $125,000,000 but less than $250,000,000	3.00%	3.00%
III	Greater than or equal to $250,000,000	2.75%	2.75%

Except as provided below, the Applicable Margin shall be adjusted upon the Administrative Agent’s furnishing the Lead Borrower with a calculation of Average Excess Availability for the immediately preceding Fiscal Quarter, which calculation shall be furnished within four (4) Business Days after the end of each Fiscal Quarter. Any such adjustment shall become effective prospectively on and after the sixth Business Day after the end of each Fiscal Quarter. Notwithstanding the foregoing, the Applicable Margin shall be based on Level II through the last day of the second full Fiscal Quarter following the Closing Date (ending August 1, 2009). Upon the occurrence and during the continuance of an Event of Default, at the option of the Administrative Agent or at the direction of the Required Lenders, interest shall accrue at Level I and shall be determined in the manner set forth in Section 2.11; provided further if any Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in any Borrowing Base Certificates otherwise proves to be false or incorrect as of the date of such Borrowing Base Certificate such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

“Appraisal Percentage” means 85%.

“Appraised Value Percentage” means with respect to Inventory of any Loan Party, the orderly liquidation value thereof (expressed as a percentage of the Cost of such Inventory) as determined from time to time (and updated at least once in each calendar year) in a manner acceptable to the Administrative Agent by an experienced and reputable independent appraiser acceptable to the Administrative Agent, net of all costs of liquidation thereof.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.5), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria or in the most recently conducted appraisal, such reserves as the Administrative Agent from time to time determines in the Administrative Agent’s Permitted Discretion (after consultation with the Lead Borrower (whose consent to any Availability Reserve shall not be required)) as being appropriate (a) to reflect the impediments to the Collateral Agent’s ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial condition of any Loan Party, or (d) to reflect that a Default or an Event of Default then exists. Without limiting the generality of the foregoing, in the Administrative Agent’s Permitted Discretion, Availability Reserves may include (but are not limited to) (i) reserves for rent at leased locations; (ii) reserves based on Customer Credit Liabilities; (iii) reserves for customs, duties, and other costs to release Inventory which is being imported into the United States of America; (iv) reserves for outstanding taxes and other governmental charges, including, ad valorem, real estate, personal property, and other taxes which might have priority over the interests of the Collateral Agent in the Collateral; (v) reserves for accrued, unpaid interest on the Obligations; (vi) reserves for salaries, wages and benefits due to employees of any Borrower; (vii) reserves for warehouseman’s or bailee’s charges; (viii) Bank Products Reserves; (ix) Cash Management Reserves; (x) reserves for reasonably anticipated changes in appraised value of Inventory between appraisals; and (xi) reserves for amounts secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Collateral Agent’s and/or Lenders’ Liens and/or for amounts which may represent costs relating to the enforcement of the Collateral Agent’s Liens including, without limitation, in the good faith credit discretion of the Administrative Agent, any such amounts due and not paid for vacation pay, wages, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting personal or moveable property) and all amounts currently or past due and not contributed, remitted or paid to any Plan or under the Canada Pension Plan, the Pension Benefits Act (Ontario) or any similar statutes.  Availability Reserves shall be established and calculated in a manner and methodology consistent with the Administrative Agent’s practices with the Loan Parties as of the Closing Date, provided that in establishing and calculating any such Availability Reserves, the Administrative Agent may take into account changes to the Loan Parties’ business after the Closing Date, and provided further, however, that if (x) an Event of Default exists, (y) any of the conditions described in clauses (ii) and (iii) of the first sentence of the definition of “Permitted Discretion” apply, or (z) any factor or circumstance described in clause (D) of the second sentence of the definition of “Permitted Discretion” exists, then Availability Reserves may be established and calculated in a manner and methodology consistent with the Administrative Agent’s practices as of the Closing Date with other similarly situated borrowers.  The Availability Reserves in effect on the Closing Date are reflected on the Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 4.1(d) hereof.

“Average Excess Availability” means, the average daily Excess Availability for the immediately preceding Fiscal Quarter.  The Administrative Agent shall provide the Lead Borrower with a calculation of Average Excess Availability on the fourth Business Day of each Fiscal Quarter for the immediately preceding Fiscal Quarter  upon request of the Lead Borrower, or alternatively, give the Lead Borrower electronic access to the Administrative Agent’s systems to the extent necessary to provide such information.

“B&H” means B&H Footwear Company Limited, a Hong Kong corporation and a joint venture between a Subsidiary of the Lead Borrower and an unrelated third party.

“Bank of America” means Bank of America, N.A., a national banking association.

“Bank Products” means one or more of the following types of services or facilities provided to any Loan Party by any Lender or any of its Affiliates: (a) Hedging Agreements, (b) purchase cards and (c) leasing, but excluding Cash Management Services.

“Bank Product Reserves” means such reserves as the Administrative Agent from time to time determine in its Permitted Discretion as being appropriate to reflect the liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C.  Section 101 et seq.) as now or hereafter in effect, or any successor thereto and (ii) the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) and the Winding-up Act (Canada), as now or hereafter in effect, or any successor thereto.

“Bennett” has the meaning provided therefor in the Recitals.

“Blocked Account Agreements” means agency agreements with the banks maintaining deposit accounts of any of the Loan Parties where funds from one or more DDAs are concentrated, which agreements shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Blocked Account Banks” means (i) Bank of America, and (ii) each other bank with whom the Loan Parties have entered into Blocked Account Agreements.

“Blocked Accounts” means each deposit account of the Loan Parties which is the subject of a Blocked Account Agreement or is maintained with Bank of America.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means, individually and collectively, the Lead Borrower, Sidney Rich, Brown Retail, Brown International, Buster Brown, Bennett, Shoes.com, and any other Person which becomes a “Borrower” in accordance with the provisions of this Agreement.

“Borrowing” means (a) the incurrence of Loans of a single Type, on a single date and having, in the case of LIBO Loans, a single Interest Period, or (b) a Swingline Loan.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a)           (i) an amount equal to (A) the Appraised Value Percentage of Eligible Inventory, multiplied by (B) an amount equal to (x) the Cost of such Eligible Inventory, minus (y) Inventory Reserves, multiplied by (ii) the Appraisal Percentage; plus

(b)           with respect to any Eligible Letter of Credit, (i) an amount equal to (A) the Appraised Value Percentage of the Inventory supported by such Eligible Letter of Credit, multiplied by (B) an amount equal to (x) the Cost of such Inventory when completed, minus (y) Inventory Reserves, multiplied by (ii) the Appraisal Percentage; plus

(c)           ninety percent (90%) of the Net Amount of Eligible Credit Card Receivables; plus

(d)           eighty-five percent (85%) of the Net Amount of Eligible Accounts; minus

(e)           the then amount of all Availability Reserves.

“Borrowing Base Certificate” has the meaning assigned to such term in Section 5.1(f).

“Borrowing Request” means a request by the Lead Borrower on behalf of the Borrowers for a Borrowing in accordance with Section 2.4.

“Borrower Security Agreement” means the Amended and Restated Security Agreement dated as of July 21, 2004 and executed and delivered by the Borrowers to the Collateral Agent for the benefit of the Secured Parties, as amended and in effect from time to time.

“Breakage Costs” has the meaning set forth in Section 2.21(b).

“Brown Canada” has the meaning provided therefor in the Recitals.

“Brown International” has the meaning provided therefor in the Recitals.

“Brown Retail” has the meaning provided therefor in the Recitals.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to remain closed, provided that, when used in connection with a LIBO Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Buster Brown” has the meaning provided therefor in the Recitals.

“Canadian Guaranty” means the Amended and Restated Canadian Facility Guaranty, dated as of July 21, 2004 and executed and delivered by Brown Canada to the Collateral Agent for the benefit of the Secured Parties, as amended and in effect from time to time.

“Canadian Pension Plans” means collectively, (i) The Pension Plan for the Salaried Staff and Salespersons of Brown Shoe Company of Canada Ltd and (ii) The Pension Plan for the Designated Employees of Brown Shoe Company of Canada Ltd.

“Canadian Security Agreements” means the Amended and Restated Canadian Security Agreement and the Amended and Restated Deed of Moveable Hypothec, each dated as of July 21, 2004 and executed and delivered by Brown Canada to the Collateral Agent for the benefit of the Secured Parties, as amended and in effect from time to time.

“Canadian Subsidiary” means any Subsidiary that is organized under the laws of Canada or any province thereof.

“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition, improvement or repair of fixed or capital assets of such Person (but excluding any asset acquired (x) in connection with a Permitted Acquisition, or (y) with the proceeds of insurance or condemnation awards), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period to the extent capitalized in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Cash Collateral Account” means an interest-bearing account established by the Borrowers with the Collateral Agent at Bank of America under the sole and exclusive dominion and control of the Collateral Agent designated as the “Brown Shoe Cash Collateral Account”.

“Cash Dominion Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrowers to maintain for three (3) consecutive Business Days Excess Availability of at least the greater of (A) seventeen and one-half (17.5%) percent of the lesser of (x) the then Borrowing Base or (y) the then Total Commitments and (B) $25,000,000.  For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing (i) so long as such Event of Default has not been cured or waived, and/or (ii) if the Cash Dominion Event arises as a result of the Borrowers’ failure to maintain Excess Availability as required hereunder, until Excess Availability has exceeded the greater of (i) seventeen and one-half (17.5%) percent of the lesser of (x) the then Borrowing Base or (y) the then Total Commitments and (ii) $25,000,000 for thirty (30) consecutive calendar days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Cash Dominion Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Excess Availability exceeds the required amount for thirty (30) consecutive Business Days) after a Cash Dominion Event has occurred and been discontinued on two (2) occasions in any twelve (12) month period; provided further that such Cash Dominion Event shall terminate on the date that is twelve months after the date of the first discontinuance described in the foregoing proviso but only if on such date an Event of Default is no longer continuing and/or Excess Availability exceeds the required amount for thirty (30) consecutive Business Days (without limiting the Administrative Agent’s right to assert the existence of a Cash Dominion Event thereafter).

“Cash Management Reserves ” means such reserves as the Administrative Agent, from time to time, determines in its Permitted Discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

“Cash Management Services” means any one or more of the following types or services or facilities provided to any Loan Party by any Lender or any of its Affiliates: (a) ACH transactions, (b) other cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit card processing services, and (e) credit or debit cards.

“Cash Receipts” has the meaning provided therefor in Section 2.23(b).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“Change in Control” means, at any time, (a) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Lead Borrower by Persons who were neither (i) nominated by the board of directors of the Lead Borrower nor (ii) appointed by directors so nominated; or (b) any person (within the meaning of the Securities and Exchange Act of 1934, as amended), which is or becomes the beneficial owner (within the meaning of Rule 13d-3 and 13d-5 of the Securities and Exchange Act of 1934, as amended) directly or indirectly of fifty percent (50%) or more of the total voting power of the Voting Stock of the Lead Borrower on a fully diluted basis, whether as a result of the issuance of securities of the Lead Borrower, any merger, consolidation, sale, or distribution, or otherwise, or (c) the failure of the Lead Borrower to own, directly or indirectly, 100% (or such lesser percentage as may be owned directly or indirectly, as of the Closing Date or as of the later acquisition thereof) of the Capital Stock or ownership interest, as applicable, of all other Loan Parties (other than Shoes.com), except where such failure is as a result of a transaction permitted by the Loan Documents; or (d) the failure of the Lead Borrower to own, directly or indirectly, 80% of the Capital Stock or ownership interest, as applicable, of Shoes.com, except where such failure is as a result of a transaction permitted by the Loan Documents; or (e) any “change in control” or similar event however defined in any documents governing Material Indebtedness of any Loan Party.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Relevant Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Relevant Date or (c) compliance by any Lender, Issuing Bank or Acceptance Lender (or, for purposes of Section 2.25, by any lending office of such Lender, Issuing Bank or Acceptance Lender or by such Lender’s, Issuing Bank’s or Acceptance Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Relevant Date.

“Charges” has the meaning provided therefor in Section 9.14.

“Charter Document” means as to any Person, its partnership agreement, certificate or articles of incorporation, operating agreement, membership agreement or similar constitutive document or agreement, its by-laws and all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Capital Stock, its partnership interests, membership interests or other equity interests and all other arrangements relating to the Control or management of such Person.

“Civil Code” means the Civil Code of Quebec and all regulations thereunder, as amended from time to time, and any successor statutes.

“Closing Date” means the date on which the conditions specified in Section 4.1 are satisfied (or waived by the Administrative Agent).

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended from time to time.

“Collateral” means any and all “Collateral” as defined in any applicable Security Document.

“Collateral Agent” means Bank of America, N.A., in its capacity as collateral agent under the Security Documents.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower.

“Commercial Letter of Credit Fee” means with respect to any Commercial Letter of Credit issued hereunder and the Existing Letters of Credit which are Commercial Letters of Credit, the applicable percentage specified corresponding to the Average Excess Availability, as set forth below, respectively, in each case subject to adjustment from time to time thereafter:

Average Excess Availability	Fee
Less $125,000,000	1.625%
Greater than or equal to $125,000,000 but less than $250,000,000	1.50%
Greater than or equal to $250,000,000	1.375%

From the Closing Date through the last day of the second full Fiscal Quarter following the Closing Date (ending August 1, 2009), the Commercial Letter of Credit Fee shall be shall be 1.50% per annum. The Commercial Letter of Credit Fee Percentage shall thereafter be adjusted quarterly upon the Administrative Agent’s furnishing the Lead Borrower with a calculation of Average Excess Availability for the immediately preceding Fiscal Quarter, which calculation shall be furnished within four (4) Business Days after the end of each Fiscal Quarter. Any such adjustment shall become effective prospectively on and after the sixth Business Day after the end of each Fiscal Quarter.  If a Default or Event of Default exists at the time any reduction in the Commercial Letter of Credit Fee is to be implemented, such reduction shall not occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured, and at the option of the Administrative Agent or at the direction of the Required Lenders upon the occurrence and during the continuance of an Event of Default, the Commercial Letter of Credit Fee shall be set at the highest level set forth above and shall be determined in the manner set forth in Section 2.14(a)(iii) hereof; provided further if any Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in any Borrowing Base Certificates otherwise proves to be false or incorrect as of the date of such Borrowing Base Certificate such that the Commercial Letter of Credit Fee would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, such Commercial Letter of Credit Fee due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

“Commitment” means, with respect to each Lender, the commitment of such Lender hereunder in the amount set forth opposite its name on Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be either (i) reduced from time to time pursuant to Section 2.17 hereof, or (ii) increased from time to time pursuant to Section 2.2 hereof.

“Commitment Fee” has the meaning provided therefor in Section 2.13.

“Commitment Increase” has the meaning provided therefor in Section 2.2(a).

“Commitment Percentage” means, with respect to each Lender, that percentage of the Commitments of all Lenders hereunder in the amount set forth opposite its name on Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be either (i) reduced from time to time pursuant to Section 2.17 hereof, or (ii) increased or reduced from time to time pursuant to Section 2.2 hereof.

“Compliance Certificate” has the meaning provided in Section 5.01(d).

“Concentration Account” has the meaning provided therefor in Section 2.23(a).

“Confirmation Agreement” means that certain Confirmation, Ratification and Amendment of Ancillary Loan Documents dated as of the date hereof by and among the Loan Parties and the Agents.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, refers to the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated EBITDA” means with respect to any Fiscal Period of the Lead Borrower, the result for such period of (i) Adjusted Net Earnings from Operations, plus (ii) depreciation, amortization and all other non-cash charges that were deducted in the calculation of Adjusted Net Earnings from Operations for such period plus (iii) federal, state, local and foreign income taxes that were deducted in the calculation of Adjusted Net Earnings from Operations for such period, plus (iv) Consolidated Interest Expense to the extent deducted in the calculation of Adjusted Net Earnings from Operations for such period, in each case determined on a Consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period for any Person, interest expense of such Person for such period, determined on a Consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means, with respect to Inventory, the lower of cost (on a first-in, first-out basis) or market value, as reported on the Borrowers’ inventory records and in a manner consistent with current practice.

“Credit Card Notifications” has the meaning provided therefor in Section 2.23(d).

“Credit Card Receivables” means each Account together with all income, payments and proceeds thereof, owed by a major credit or debit card issuer (including, but not limited to, Visa, Mastercard, American Express, JCB, Paypal, BillMeLater and Discover and such other issuers approved by the Administrative Agent) to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

“Credit Exposure” has the meaning set forth in Section 8.13.

“Credit Extensions” as of any day, shall be equal to the sum of (a) the principal balance of all Loans then outstanding, (b) the then amount of the Letter of Credit Outstandings and (c) the aggregate amount of any unpaid Acceptance Reimbursement Obligations, whether or not then due.

“Customer Credit Liabilities” means, at any time, the aggregate face value at such time of (a) outstanding gift certificates and gift cards of the Loan Parties entitling the holder thereof to use all or a portion of the certificate to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits and customer deposits of the Loan Parties.

“DDAs” means any checking or other demand deposit account maintained by any Loan Party.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, (i) that has failed or refused to abide by its obligations under this Agreement, including without limitation, its obligation to make available to Administrative Agent its Commitment Percentage of any Revolving Loans, expenses or setoff or purchase its pro rata share of a participation interest in the Swingline Loans and Letters of Credit, (ii) that has otherwise failed to pay over to the Administrative Agent any other amount required to be paid by it hereunder within two (2) days of receipt from the Administrative Agent of written notice thereof, (iii) that has notified any Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (iv) as to which the Administrative Agent, Swingline Lender or Lead Issuing Bank has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities, or (v) which has (a) become or is insolvent or a Person that Controls such Lender has become or is insolvent or (b) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or a Person that Controls such Lender has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Designated Disposition” means the sale, transfer, lease or other disposition by a Loan Party of any one or more of the following: (i) any item of Real Estate owned by a Loan Party and located in Canada as identified on Schedule 3.5 hereto, and (ii) the Real Estate owned by the Lead Borrower located in Sikeston, Missouri and Fredericktown, Missouri and used as warehouses.

“Disbursement Accounts” has the meaning provided therefor in Section 2.23(a).

“Disqualified Stock” means any Capital Stock of any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, in each case prior to the Termination Date.

“Dollar Equivalent” of an amount denominated in currency other than Dollars shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of such other currency involved in such computation at the spot exchange rate therefor as quoted by the Agent as of 11:00 A.M. (Boston time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“Earn-Out Obligations” means any contingent consideration payable to the seller in connection with a Permitted Acquisition based on future operating performance of the acquired Person or assets or other purchase price adjustment or indemnification obligation payable following the consummation of such Permitted Acquisition based on criteria set forth in the documentation governing or relating to such Permitted Acquisition.

“Edelman” means Edelman Shoe, Inc.

“Edelman Acquisition” has the meaning provided therefor in the definition of “Permitted Acquisition”.

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval system maintained by the Securities and Exchange Commission.

“Eligible Accounts” means Accounts (other than Credit Card Receivables) due to a Loan Party as arise in the ordinary course of business, which have been earned by performance, and are deemed by the Administrative Agent in its reasonable discretion  to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, unless otherwise approved in writing by the Administrative Agent, none of the following shall be deemed to be Eligible Accounts:

(a)           Accounts that have been outstanding for more than ninety (90) days past the invoice date or that are more than sixty (60) days past due; provided that Eligible Accounts may include up to $3,000,000 of Accounts for which more than ninety (90) days but less than one hundred twenty (120) days have elapsed since the date of the original invoice therefor, but which are less than sixty (60) days past due, in the ordinary course of the Loan Parties’ business and provided further that Eligible Accounts may include Accounts of major department stores, including, without limitation, Macy’s, Dillards and Nordstrom, for which more than one hundred twenty (120) days but less than one hundred forty-five days (145) have elapsed since the date of the original invoice therefor, but which are less than sixty (60) days past due, in the ordinary course of the Loan Parties’ business;

(b)           Accounts due from any Person to the extent that fifty percent (50%) or more of all Accounts from such Person are not Eligible Accounts pursuant to the other provisions of this definition;

(c)           Accounts with respect to which a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent, for its benefit and the ratable benefit of the Secured Parties, pursuant to the Security Documents);

(d)           Accounts that are not subject to a first priority security interest in favor of the Collateral Agent, for the benefit of itself and the Secured Parties;

 (e)           Accounts with respect to which any of the representations, warranties, covenants and agreements contained in any Loan Document are incorrect or have been breached;

(f)           Accounts with respect to which a check, promissory note, draft, trade acceptance, or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

(g)           Accounts which represent a progress billing or as to which the applicable Loan Party has extended the time for payment without the consent of the Administrative Agent (for the purposes hereof, “progress billing” means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to such the obligation to pay such invoice is conditioned upon such Loan Party’s completion of any further performance under such contract or agreement);

(h)           Accounts with respect to which any one or more of the following events has occurred to the account debtor on such Account:  (i) death or judicial declaration of incompetency of such account debtor who is a natural person; (ii) the filing by or against such account debtor of a request, proposal or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the Bankruptcy Code or other similar Applicable Law of any jurisdiction or any other bankruptcy, insolvency, or similar laws of the United States of America or Canada, any state, province or territory thereof, or any foreign jurisdiction, now or hereafter in effect; (iii) the making of any general assignment for the benefit of creditors by such account debtor; (iv) the appointment of a receiver or trustee for such account debtor or for any of the assets of the account debtor, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Bankruptcy Code; (v) the institution by or against such account debtor of any other type of insolvency proceeding (under the Bankruptcy Code or other similar Applicable Law of any jurisdiction or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, such account debtor; (vi) the sale, assignment, or transfer of all or any material part of the assets of such account debtor; (vii) the nonpayment generally by such account debtor of its debts as they become due; or (viii) the cessation of the business of such account debtor as a going concern;

(i)           Accounts owed by a Person which (i) does not maintain its chief executive office in the United States of America or Canada, (ii) is not organized under the laws of the United States of America or Canada or any political subdivision, state, or province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, except to the extent that such Account is secured or payable by a letter of credit or acceptance satisfactory to the Administrative Agent in its discretion;

(j)           Accounts owed by a Person which is an Affiliate (other than, prior to the time a Loan Party or any of its Subsidiaries exercises Control of Edelman, Accounts owed by Edelman which arise in the ordinary course of business and on terms and conditions not less favorable to the Loan Parties than could be obtained on an arm’s-length basis from unrelated third parties), director, officer, or employee of such Loan Party;

(k)           Accounts with respect to which either the perfection, enforceability, or validity of the Collateral Agent’s Liens in such Account, or the Collateral Agent’s right or ability to obtain direct payment to the Collateral Agent of the proceeds of such Account, is governed by any federal, state, provincial or local statutory requirements other than those of the UCC, PPSA, Civil Code, or the Mortgages Act (Ontario) (except as provided in clause (m) following);

(l)           Accounts owed by a Person to which a Loan Party, is indebted in any way, or which is subject to any right of setoff or recoupment by such Person, unless such Person has entered into an agreement reasonably acceptable to the Administrative Agent to waive setoff rights, or as to which such Person has disputed liability or made any claim with respect to any other Account due from such Person, but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

(m)           Accounts owed by the government of the United States of America or Canada, or any department, agency, public corporation, or other instrumentality thereof, unless, in the case of the United States of America, the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727 et seq.), and any other steps necessary to perfect the Agent’s Liens therein, have been complied with to the Administrative Agent’s satisfaction with respect to such Account;

(n)           Accounts owed by any state, province, municipality, or other political subdivision of the United States of America or any other government, country or jurisdiction, or any department, agency, public corporation, or other instrumentality thereof and as to which the Administrative Agent determines that its Lien therein is not or cannot be perfected;

(o)           Accounts which represent a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment (other than with respect to consignments to Bloomingdales, Inc. and/or QVC in an aggregate amount not to exceed $2,000,000), or other repurchase or return (excluding sales subject to returns of defective merchandise returned in the ordinary course of business) basis;

(p)           Accounts owed by trade vendors in connection with marketing and advertising costs expended by a Loan Party;

(q)           Accounts which are evidenced by a promissory note or other instrument or by chattel paper;

(r)           Accounts with respect to which the account debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Loan Party to seek judicial enforcement in such state of payment of such Account, unless such Loan Party has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

(s)           Accounts which arise out of a sale not made in the ordinary course of such Loan Party’s business;

(t)           Accounts with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by, or have been rejected or objected to by, the account debtor or the services giving rise to such Account have not been performed by such Loan Party, and, if applicable, accepted by the account debtor, or the account debtor revokes its acceptance of such goods or services;

(u)           Accounts owed by a Person, or group of affiliated Persons, which is obligated to the Loan Parties respecting Accounts the aggregate unpaid balance of which exceeds twenty-five percent (25%) of the aggregate unpaid balance of all Accounts owed to the Loan Parties at such time by all of the Loan Parties’ account debtors, but only to the extent of such excess; provided that, for purposes of this clause (u), all Accounts due from Macy’s shall, subject to the other provisions of this definition, be included as Eligible Accounts notwithstanding the aggregate of such Accounts exceeds the foregoing limitation as long as the debt rating for Macy’s by S&P (or any successor thereto) is BBB- or better; provided further, if S&P no longer provides such rating, the debt rating for Macy’s by Moody’s Investor Service, Inc. (or any successor thereto) is  Baa3 or better;

(v)           Accounts with respect to which such Loan Party or the Administrative Agent has, in the exercise of the Administrative Agent’s reasonable credit judgment after consultation with the Lead Borrower, deemed such Account as uncollectible or has any reason to believe that such Account is uncollectible; and

(w)           Accounts which the Administrative Agent determines in its reasonable credit judgment is ineligible for any other reason.

If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of the Borrowing Base.

“Eligible Assignee” means (a) a commercial bank, commercial finance company, or other asset based lender having total assets in excess of $1,000,000,000, (b) any Lender listed on the signature pages of this Agreement, (c) any Affiliate of any Lender, (d) an Approved Fund, and (e) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Administrative Agent; provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include a Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries.

“Eligible Credit Card Receivables” means at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet such criteria at the time of such determination: such Credit Card Receivable (i) has been earned by performance and represents the bona fide amounts due to a Loan Party from a credit card payment processor and/or credit card issuer, and in each case is originated in the ordinary course of business of such Loan Party, and (ii) in each case is deemed by the Administrative Agent in its reasonable discretion  to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, an Account shall indicate no Person other than a Loan Party as payee or remittance party.  Without limiting the foregoing, unless otherwise approved in writing by the Administrative Agent, none of the following shall be deemed to be Eligible Credit Card Receivables:

(a)	Credit Card Receivables which do not constitute “Accounts” (as defined herein);

(b)	Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale;

(c)
Credit Card Receivables with respect to which a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent, for its benefit and the ratable benefit of the Secured Parties, pursuant to the Security Documents);

(d)
Credit Card Receivables that are not subject to a first priority security interest in favor of the Collateral Agent, for its benefit and the ratable benefit of the Secured Parties (it being the intent that chargebacks in the ordinary course by such processors shall not be deemed violative of this clause);

(e)
Credit Card Receivables which are disputed, are with recourse to a Loan Party, or with respect to which a claim, counterclaim, right of setoff, recoupment or chargeback has been asserted, unless such Person has entered into an agreement reasonably acceptable to the Administrative Agent to waive setoff rights, but in each such case only to the extent of such claim, counterclaim, right of setoff, recoupment or chargeback, it being understood that for purposes of this clause (e), “with recourse” means solely that the applicable Loan Party is liable to the relevant credit card processor in the event that the credit cardholder fails to pay his or her credit card bill;

(f)	Credit Card Receivables as to which the processor has the right under certain circumstances to require a Loan Party to repurchase such Credit Card Receivables from such credit card processor;

(g)
Credit Card Receivables with respect to which any one or more of the following events has occurred to the issuer or payment processor of the applicable credit card:  (i)  the filing by or against such issuer or payment processor of a request, proposal or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the Bankruptcy Code or other similar Applicable Law of any jurisdiction or any other bankruptcy, insolvency, or similar laws of the United States of America or Canada, any state, province or territory thereof, or any foreign jurisdiction, now or hereafter in effect; (ii) the making of any general assignment for the benefit of creditors by such issuer or payment processor; (iii) the appointment of a receiver or trustee for such issuer or payment processor or for any of the assets of the issuer or payment processor, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Bankruptcy Code; (iv) the institution by or against such issuer or payment processor of any other type of insolvency proceeding (under the Bankruptcy Code or other similar Applicable Law of any jurisdiction or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, such issuer or payment processor; (v) the sale, assignment, or transfer of all or any material part of the assets of such issuer or payment processor; (vi) the nonpayment generally by such issuer or payment processor of its debts as they become due; or (vii) the cessation of the business of such issuer or payment processor as a going;

(h)
Credit Card Receivables with respect to which either the perfection, enforceability, or validity of the Collateral Agent’s Liens in such Credit Card Receivables, or the Collateral Agent’s right or ability to obtain direct payment to the Collateral Agent of the proceeds of such Credit Card Receivables, is governed by any federal, state, provincial or local statutory requirements other than those of the UCC, PPSA, Civil Code, or the Mortgages Act (Ontario);

(i)	Credit Card Receivables which are not valid, legally enforceable obligations of the applicable issuer with respect thereto;

(j)	Credit Card Receivables which do not conform to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables;

(k)	Credit Card Receivables which are evidenced by a promissory note or other instrument or by chattel paper;

(l)
Credit Card Receivables with respect to which such Loan Party or the Administrative Agent has, in the Administrative Agent’s reasonable credit judgment, deemed such Credit Card Receivables as uncollectible or has any reason to believe that such Credit Card Receivables are uncollectible; and

(m)	Credit Card Receivables which the Administrative Agent determines in its reasonable credit judgment is ineligible for any other reason.

If any Credit Card Receivable at any time ceases to be an Eligible Credit Card Receivable, then such Credit Card Receivable shall promptly be excluded from the calculation of the Borrowing Base.

“Eligible In-Transit Inventory” means, as of the date of determination thereof, without duplication of other Eligible Inventory, Inventory:

 (a) (i) which has been shipped from a location within the United States of America or Canada for receipt by a Loan Party within sixty (60) days of the date of determination, but which has not yet delivered to such Loan Party, (ii) for which title has passed to such Loan Party, (iii) for which the bill of lading or other document of title reflects a Loan Party as consignee, (iv) which is insured to the reasonable satisfaction of the Collateral Agent, and (v) which otherwise would constitute Eligible Inventory;  and

(b) (i) which has been shipped from a location (other than one within the United States of America or Canada) for receipt by a Loan Party within sixty (60) days of the date of determination and is reflected in the Loan Parties’ import system, but which has not yet delivered to such Loan Party, (ii) for which title has passed to such Loan Party, (iii) for which the bill of lading or other document of title reflects a Loan Party as consignee (along with delivery to such Loan Party or its customs broker of the documents of title with respect thereto), (iv) as to which the Collateral Agent has control over a set of documents of title which evidence ownership of the subject Inventory (such as, if requested by the Collateral Agent, by the delivery of a customs broker agency agreement, satisfactory to the Collateral Agent), (v) which is insured to the reasonable satisfaction of the Collateral Agent, and (vi) which otherwise would constitute Eligible Inventory.

“Eligible Inventory” means, as of the date of determination thereof, (a) Eligible In-Transit Inventory, and (b) items of Inventory of the Loan Parties that are finished goods, merchantable and readily saleable to the public in the ordinary course, in each case deemed by the Administrative Agent in its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, unless otherwise approved in writing by the Administrative Agent, none of the following shall be deemed to be Eligible Inventory:

(a)  Inventory that is not owned solely by one or more Loan Parties, or is leased or on consignment to a Loan Party or by a Loan Party to another Person (other than consigned inventory at Bloomingdale’s, Inc. and/or QVC in an aggregate amount not to exceed $2,000,000 so long as the Collateral Agent shall have received an agreement from Bloomingdale’s, Inc. and/or QVC, as applicable, to provide the Collateral Agent with access to the Inventory of such Loan Party held by such Person on consignment and a reasonable time to repossess or remove such Inventory (or dispose of such Inventory from the premises of Bloomingdale’s, Inc. and/or QVC, as applicable), in form and substance reasonably satisfactory to the Collateral Agent), or such Loan Party does not have good and valid title thereto;

(b)  Except as provided in clause (n) below, Inventory (including any portion thereof in transit from vendors, other than Eligible In-Transit Inventory) that is not located at a warehouse facility, distribution center or store, in each case that is owned or leased by a Loan Party;

(c)  Inventory that represents (i) goods damaged, defective or otherwise unmerchantable, (ii) goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents, or (iii) goods that are obsolete, slow moving, stale, or not usable or saleable at prices approximating at least Cost; in the normal course of such Loan Party’s business, in each case, to the extent any of the foregoing ((i) through (iii)) is not factored into the calculation of Appraised Value Percentage;

(d)  Inventory that is not located in the United States of America (excluding territories and possessions thereof) or Canada other than Eligible In-Transit Inventory;

(e)  Inventory (other than Inventory subject to Permitted Encumbrances described in clause (ii) of the definition thereof) that is not subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties;

(f)  Inventory which consists of work-in-process, chemicals, samples, protoypes, shopping bags and similar supplies which are not intended for sale in the ordinary course of business (but specifically excluding purses, satchels, backpacks and similar finished goods which are merchantable and readily saleable to the public in the ordinary course) packing and shipping materials and other similar non-merchandise categories;

(g)  Inventory as to which insurance in compliance with the provisions of Section 5.7 hereof is not in effect;

(h)  Inventory which has been sold but not yet delivered or as to which any Loan Party has accepted a deposit;

(i)   Inventory which is acquired in a Permitted Acquisition unless the Collateral Agent, in its Permitted Discretion, agrees that such Inventory shall temporarily be deemed Eligible Inventory, provided, however that if the Collateral Agent so agrees, the advance rate for such Inventory shall not exceed 50% of the Cost of such Inventory and such Inventory shall be deemed Eligible Inventory for no more than ninety (90) days except as set forth in the following proviso, and provided further that, during such ninety (90) day period referred to above, the Collateral Agent shall cause an appraisal of such Inventory to be completed, shall establish Inventory Reserves (if applicable) therefor, and shall otherwise determine whether such Inventory shall be deemed Eligible Inventory;

(j)      Inventory that does not consist of finished goods;

(k)   Eligible In-Transit Inventory to the extent such Inventory exceeds 15% of total Inventory as shown on the Consolidated financial statements of the Lead Borrower.

(l)   Inventory that that is not reflected in the details of a current perpetual inventory report (unless reflected in a report to the Administrative Agent as “in-transit” Inventory)

(m)   Inventory that contains or bears any proprietary rights licensed to a Loan Party by any Person, if the Administrative Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Documents without infringing the rights of the licensor of such proprietary rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), unless either (i) the licensor has entered into a consent or sublicense agreement with the Collateral Agent in form and substance reasonably acceptable to the Agents (it being understood that each such agreement entered into pursuant to the Existing Credit Agreement shall be deemed to satisfy the  requirement set forth in this clause (i)), (ii) the Adjusted Fixed Charge Coverage Ratio is greater than 1.25:1.00, or (iii)  if the Adjusted Fixed Charge Coverage Ratio is less than 1.25:1.00, (A) such Inventory (other than Inventory of the Famous Footwear Division of the Loan Parties) from a licensor shall be deemed Eligible Inventory only to the extent that the value of such Inventory does not exceed $15,000,000, and (B) licensed Inventory in the Famous Footwear Division of the Loan Parties shall be deemed Eligible Inventory only to the extent that the value of such Inventory does not exceed $15,000,000 (excluding Dr. Scholls Inventory); or

(n)   Inventory that is located in a public warehouse or in possession of a bailee or in a facility leased by such Loan Party, if the applicable warehouseman, bailee, or lessor has not delivered to the Collateral Agent, if requested by the Collateral Agent, a subordination agreement or cession of rank and, as to any such Person, an agreement to provide the Collateral Agent with access to the Inventory located in or on such Real Estate and with respect to any such lessor, a reasonable time to sell and dispose of the Inventory from such Real Estate, in form and substance reasonably satisfactory to the Collateral Agent or if a Reserve for rents or storage charges has not been established for Inventory at that location, it being understood that each such agreement entered into pursuant to the Existing Credit Agreement shall be deemed to satisfy each of the foregoing requirements.

“Eligible Letter of Credit” means, as of any date of determination thereof, a Commercial Letter of Credit which supports the purchase of Inventory, (i) which Inventory does not constitute Eligible In-Transit Inventory and for which no documents of title have then been issued; (ii) which Inventory otherwise would constitute Eligible Inventory (without giving effect to the exclusions set forth in clauses (b), (d) and (n) of the definition of “Eligible Inventory”), (c) which Commercial Letter of Credit has an expiry within sixty (60) days of the date of initial issuance of such Commercial Letter of Credit, and (iv) which Commercial Letter of Credit provides that it may be drawn only after the Inventory is completed and after documents of title have been issued for such Inventory reflecting a Borrower or the Collateral Agent as consignee of such Inventory.

“Environmental Laws” means all Applicable Laws issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Person directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by a Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by a Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by a Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by a Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning assigned to such term in Section 7.1.  An “Event of Default” shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived in writing or cured, in each case as provided in this Agreement.

“Excess Availability” means, as of any date of determination, the excess, if any, of (a) the lesser of the then Total Commitments or the Borrowing Base, over (b) the outstanding Credit Extensions.

“Excluded Taxes” means, with respect to the Agents, any Lender, any Issuing Bank, any Acceptance Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise taxes imposed on (or measured by) its gross or net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.30(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.28, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.28(a).

“Existing Acceptances” means each of the acceptances issued under the Existing Credit Agreement prior to the date hereof.

“Existing Credit Agreement” has the meaning set forth in the Preamble to the Agreement.

“Existing Letters of Credit” means each of the letters of credit issued under the Existing Credit Agreement prior to the date hereof.

“Facility Guaranty” means collectively, the Canadian Guaranty and the Amended and Restated Domestic Guaranty in each case dated as of July 21, 2004, executed by the applicable Facility Guarantors in favor of the Agents, the Issuing Banks, Acceptance Lenders, the Lenders and the other Secured Parties.

“Facility Guarantors” means each Borrower and Brown Canada.

“Facility Guarantors’ Collateral Documents” means all security agreements, pledge agreements, and other instruments, documents or agreements executed and/or amended and delivered by the Facility Guarantors to secure the Facility Guaranty and/or the Obligations.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the letter entitled “Fee Letter” among the Borrowers and the Administrative Agent dated as of October 31, 2008, as such letter may from time to time be amended.

“Financial Officer” means, with respect to any Borrower, the chief financial officer, chief accounting officer, senior vice president-finance, treasurer, controller or assistant controller of such Borrower.

“Fiscal Period” means one of the three Fiscal Periods in a Fiscal Quarter each of which is approximately one month in duration.  There are twelve (12) Fiscal Periods in each Fiscal Year.

“Fiscal Quarter” means one of four thirteen (13) week or, if applicable, fourteen (14) week quarters in a Fiscal Year, with the first of such quarters beginning on the first day of a Fiscal Year and ending on Saturday of the thirteenth (or fourteenth, if applicable) week in such quarter.

“Fiscal Year” means, with respect to the Lead Borrower, the Lead Borrower’s Fiscal Year for financial accounting purposes.  The current Fiscal Year of the Lead Borrower will end on January 31, 2009.

“Fixed Charge Coverage Measurement Date” means the last day of any Fiscal Quarter of the Lead Borrower immediately preceding a measurement event.  As used in this definition, “measurement event” means any failure of the Loan Parties to maintain Excess Availability equal to or in excess of seventeen and one-half (17.5%) percent of the lesser of (i) the then Total Commitments or (ii) the then Borrowing Base on any day.

“Fixed Charge Coverage Ratio” means, as of the last day of any Fiscal Quarter of the Lead Borrower for the preceding four Fiscal Quarters then ended, the ratio of (a) Consolidated EBITDA for such period, to (b) Fixed Charges for such period.

“Fixed Charges” means, for any period, as determined for the Lead Borrower and its Subsidiaries on a Consolidated basis, without duplication, the sum of (a) Consolidated Interest Expense during such period, (b) Capital Expenditures (excluding Capital Expenditures funded with Indebtedness other than Revolving Loans) during such period, (c) scheduled principal payments of Indebtedness payable over the course of the preceding four (4) Fiscal Quarters, (d) federal, state, local, and foreign income taxes net of refunds received, to the extent any such taxes are paid in cash during such period (excluding taxes paid to repatriate foreign earnings for fiscal periods which are more than twelve months prior to the date of determination of Fixed Charges for any period), and (e) Restricted Payments during such period, excluding any Restricted Payments (x) consisting of dividends or distributions made in Capital Stock under clause (a) of the definition thereof and (y) permitted under Section 6.7(a)(iii).

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Foreign Plan” means any benefit plan established or maintained outside of the United States of America which a Loan Party maintains, sponsors, or to which such Person has any obligation or liability and which provides or otherwise makes available retirement or deferred benefits of any kind whatsoever to employees.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“Fronting Fee” has the meaning given to such term in Section 2.14(b).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means accounting principles which are (a) consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, and (b) consistently applied with past financial statements of the Lead Borrower and its Subsidiaries on a Consolidated basis adopting the same principles.

“Governmental Authority” means the government of the United States of America or Canada or any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, department, agency, board, commission, tribunal, committee,  court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or acceptance or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, mold and other fungi, bacteria, and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

“Headquarters” means the Real Estate at which the Lead Borrower’s headquarters are maintained and other Real Estate located adjacent thereto, including the Real Estate located at 8300, 8350, 8400 and 8500 Maryland Avenue, St. Louis, Missouri and the lot at the corner of Maryland Avenue and Topton Way, St. Louis, Missouri.

“Hedging Agreement” means any interest rate protection agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign currency exchange agreement, commodity price protection agreement, or other interest or currency exchange rate or commodity price hedging arrangement designed to hedge against fluctuations in interest rates or foreign exchange rates.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money (including any obligations for borrowed money which are without recourse to the credit of such Person), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and, in each case, not past due for more than 90 days after the date on which such trade account payable was created unless such account is the subject of a bona fide dispute and adequate reserves have been established therefor in accordance with GAAP), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) the net termination obligations of all Hedging Agreements, and (l) the present value (discounted at the interest rate applicable to such obligations) of the principal and interest portions of all rental obligations of such Person under any Synthetic Lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning provided therefor in Section 9.3(b).

“Interest Payment Date” means (a) with respect to any Prime Rate Loan (including a Swingline Loan), the fifteenth day of each January, April, July and October, and (b) with respect to any LIBO Loan, on the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, and, in addition, if such LIBO Loan has an Interest Period of greater than 90 days, on the last day of the third, sixth and ninth months of such Interest Period, as applicable.  Except as otherwise provided herein, if any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day and such extension of time shall be included in computing interest and fees in connection with such payment.

“Interest Period” means, with respect to any LIBO Borrowing, the period commencing on the date of such Borrowing and ending seven days, fourteen days or twenty-one days or one, two, three or six months thereafter, and, if available from all of the Lenders, nine months or twelve months thereafter, as the Lead Borrower may elect by notice to the Administrative Agent in accordance with the provisions of this Agreement, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month during which such Interest Period ends) shall end on the last Business Day of the calendar month of such Interest Period, and (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in the Security Agreements.

“Inventory Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria or in the most recently conducted appraisal, such reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s Permitted Discretion (after consultation with the Lead Borrower (whose consent to any Inventory Reserves shall not be required)) with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the appraised or market value of the Eligible Inventory. Without limiting the generality of the foregoing, in the Administrative Agent’s Permitted Discretion, Inventory Reserves may include (but are not limited to) reserves based on (i) Shrink; (ii) capitalized freight and internal profit reserves used in the Borrowers’ calculation of cost of goods sold; (iii) obsolescence; (iv) seasonality; (v) imbalance; (vi) change in Inventory character or composition; (vii) change in inventory mix; (viii) reasonably anticipated changes in appraised value of Inventory between appraisals; and (ix) retail markdowns and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.  Inventory Reserves shall be established and calculated in a manner and methodology consistent with the Administrative Agent’s practices with the Loan Parties as of the Closing Date, provided that in establishing and calculating any such Inventory Reserves, the Administrative Agent may take into account changes to the Loan Parties’ business after the Closing Date, and provided further, however, that if (x) an Event of Default exists, (y) any of the conditions described in clauses (ii) and (iii) of the first sentence of the definition of “Permitted Discretion” apply, or (z) any factor or circumstance described in clause (D) of the second sentence of the definition of “Permitted Discretion” exists, then Inventory Reserves may be established and calculated in a manner and methodology consistent with the Administrative Agent’s practices as of the Closing Date with other similarly situated borrowers.  The Inventory Reserves in effect on the Closing Date are reflected on the Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 4.1(d) hereof.

“Investment” has the meaning provided therefor in Section 6.4.

“Issuing Bank” means, collectively, the Lead Issuing Bank, Wells Fargo Retail Finance, LLC, and, upon the reasonable consent of the Administrative Agent, up to two (2) additional Lenders (other than the Lead Issuing Bank and Wells Fargo Retail Finance, LLC), provided that any such additional Lender shall be deemed an Issuing Bank hereunder solely during the period during which a Letter of Credit issued by such Lender (other than the Lead Issuing Bank and Wells Fargo Retail Finance, LLC) is outstanding and either undrawn (in whole or in part) or with respect to which there is an unreimbursed L/C Disbursement. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case during the period during which any such Letter of Credit is outstanding and either undrawn (in whole or in part) or with respect to which there is an unreimbursed L/C Disbursement, during such period the term “Issuing Bank” shall include any such Affiliate with respect to such Letters of Credit.

“L/C Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“Lead Borrower” means Brown Shoe Company, Inc.

“Lead Issuing Bank” means Bank of America, in its capacity as such and any successor in such capacity.

“Lenders” means the Persons identified on Schedule 1.1 and each assignee that becomes a party to this Agreement as set forth in Section 9.5(b), or each Person that becomes an Additional Commitment Lender as set forth in Section 2.2(a).

“Letter of Credit” means a letter of credit that satisfies all of the following conditions: (i) is issued pursuant to this Agreement for the account of any Borrower or any Facility Guarantor or for the joint account of any Borrower or any Facility Guarantor and any Loan Party or any of its Subsidiaries, (ii) is a Standby Letter of Credit or Commercial Letter of Credit, (iii) is issued in connection with the purchase of Inventory by any Loan Party, or in support of an obligation of any Loan Party or any of its Subsidiaries incurred in the ordinary course of business, or for any other purpose that is reasonably acceptable to the Administrative Agent, and (iv) is in form and substance reasonably satisfactory to the Lead Issuing Bank and, if applicable, the Issuing Bank issuing such Letter of Credit. Without limiting the foregoing, the Existing Letters of Credit shall be deemed Letters of Credit issued under this Agreement.

“Letter of Credit Fees” means the fees payable in respect of Letters of Credit pursuant to Section 2.14.

“Letter of Credit Outstandings” means, at any time, the sum of (a) with respect to Letters of Credit outstanding at such time, the aggregate maximum amount that then is or at any time thereafter may become available for drawing or payment thereunder plus (b) all amounts theretofore drawn or paid under Letters of Credit for which the applicable Issuing Bank has not then been reimbursed by the Loan Parties.

“LIBO Borrowing” means a Borrowing comprised of LIBO Loans.

“LIBO Loan” means any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Section 2.

“LIBO Rate” means, with respect to any LIBO Borrowing for any Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset (c) any other lien, charge, privilege, secured claim, title retention, garnishment right, deemed trust, encumbrance or other right affecting assets, choate or inchoate, arising by any statute, act of law of any jurisdiction at common law or in equity or by agreement; and (d) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Account”  has the meaning assigned to such term in Section 2.22(a).

“Loan Documents” means this Agreement, the Notes, the Letters of Credit, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the Credit Card Notifications, the Security Documents, the Facility Guaranty, the Confirmation Agreement, and any other instrument or agreement now or hereafter executed and delivered in connection herewith or therewith, or in connection with any Bank Product or Cash Management Services.

“Loan Party” means each Borrower and each Facility Guarantor.

“Loans” means all loans (including, without limitation, Revolving Loans and Swingline Loans) at any time made to the Borrowers or for account of the Borrowers pursuant to this Agreement.

“Macy’s” means, collectively, Macy’s Inc. (formerly known as Federated Department Stores, Inc.) and any successor thereto.

“Maintenance Capital Expenditures” means Capital Expenditures incurred for the purposes of maintaining existing facilities, but excluding initial expenditures related to new facilities and remodels of existing facilities.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property, assets, or condition, financial or otherwise, of the Loan Parties, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any material obligation or to pay any Obligations under this Agreement or any of the other Loan Documents, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the material rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders hereunder or thereunder.

 “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Loan Parties in an aggregate principal amount exceeding $15,000,000.

“Material Subsidiary” means each Domestic Subsidiary (other than Edelman unless and until the Lead Borrower or any other Loan Party owns 100% of the Capital Stock of Edelman) or Canadian Subsidiary of a Loan Party which, as of the last day of any Fiscal Quarter, satisfied any one or more of the following tests:

(a)           such Subsidiary owns property that would constitute Collateral valued in excess of $10,000,000; or

(b)           such Subsidiary has revenues in any Fiscal Year in excess of $50,000,000; or

(c)           such Subsidiary, and all other Subsidiaries which are not Loan Parties own property that would constitute Collateral valued in excess of $25,000,000, then all such Subsidiaries shall be deemed Material Subsidiaries; or

(d)           such Subsidiary and all other Subsidiaries which are not Loan Parties have revenues in any Fiscal Year in excess of $100,000,000, then all such Subsidiaries shall be deemed Material Subsidiaries.

For clarity, a Subsidiary shall not be deemed a “Material Subsidiary” unless it meets any of the foregoing tests, notwithstanding that such Subsidiary is the holder of the Capital Stock of another Subsidiary which satisfies such tests.

“Maturity Date” means January 21, 2014.

“Maximum Rate” has the meaning provided therefor in Section 9.14.

“Minority Lenders” has the meaning provided therefor in Section 9.2(c).

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Amount of Eligible Credit Card Receivables” means, at any time, the gross amount of Eligible Credit Card Receivables less, without duplication, (a) sales, excise, or similar taxes which are not reserved in the Borrowing Base, and (b) with respect to Eligible Credit Card Receivables, returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counterclaims, disputes, and other defenses of any nature at any time issued, owing, granted, outstanding, available, or claimed, in each case calculated and determined in Dollars.

“Net Amount of Eligible Accounts” means, at any time, the gross amount of Eligible Accounts less, without duplication, (a) sales, excise, or similar taxes which are not reserved in the Borrowing Base, and (b) with respect to Eligible Accounts, returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counterclaims, disputes, and other defenses of any nature at any time issued, owing, granted, outstanding, available, or claimed, in each case calculated and determined in Dollars.

“Noncompliance Notice” has the meaning provided therefor in Section 2.6(b).

“Notes” means (a) the promissory notes of the Borrowers substantially in the form of Exhibit B, each payable to the order of a Lender, evidencing the Revolving Loans and (b) the Swingline Note.

“Obligations” means (a) the due and punctual payment by the Borrowers of (i) the principal of, and interest (including all interest that accrues after the commencement of any case or proceeding by or against any Borrower under any federal or state bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under the Credit Agreement in respect of any Letter of Credit or Acceptance, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of the Loan Parties to the Secured Parties under the Credit Agreement and the other Loan Documents, including all monetary obligations that accrue after the commencement of any case or proceeding by or against any Borrower under any federal or state bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding, (b) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to this Agreement and the other Loan Documents, and (c) solely to the extent that there is sufficient Collateral following satisfaction of the Obligations described in clause (a) of this definition, the payment and performance under any transaction with any Lender or any of its Affiliates, which arises out of any Bank Products or Cash Management Services.

“Other Taxes” means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Overadvance” means, at any time of calculation, a circumstance in which the Credit Extensions exceed the lesser of (a) the Total Commitments or (b) the Borrowing Base.

“Participant” has the meaning provided therefor in Section 9.5(e).

“Payment Conditions” means, at the time of determination with respect to a specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of the  entering into such transaction or the making of such payment and (b) prior to and after giving effect to such transaction or payment, Excess Availability shall exceed the greater of (i) twenty percent (20%) of the lesser of the then (x) Total Commitments or (y) Borrowing Base and (ii) $25,000,000; (c) the Adjusted Fixed Charge Coverage Ratio, on a pro-forma basis (in each case, after giving effect to such transaction or payment) for the two (2) most recent full Fiscal Quarters preceding such transaction or payment and for two (2) full Fiscal Quarters following such transaction or payment (determined on a projected and pro forma basis), shall be equal to or greater than 1.0:1.0 and (d) the Loan Parties shall have provided the Administrative Agent with a certificate from a Financial Officer demonstrating to the reasonable satisfaction of the Administrative Agent that, on a pro forma basis (after giving effect to such transaction or payment), the Loan Parties, taken as a whole, are, and will be, Solvent.

 “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit C to this Agreement or any other form approved by the Collateral Agent.

“Permitted Acquisition” means collectively:

(a) so long as prior to and after giving effect to such Acquisition, no Default or Event of Default will exist or arise therefrom, the acquisition by a Borrower or Facility Guarantor of all or a portion of the Capital Stock of Edelman not owned directly or indirectly by the Lead Borrower on the Closing Date or all or substantially all of the assets of Edelman (the “Edelman Acquisition”), provided that, if upon the consummation of such acquisition any Loan Party shall directly or indirectly hold 100% of the issued and outstanding Capital Stock of Edelman, Edelman shall become a Borrower or Facility Guarantor hereunder in accordance with the provisions of Section 5.14 hereof; and

(b) an Investment in, a purchase of the Capital Stock in, or the acquisition of all or a substantial portion of the assets or properties of, any Person or of any business unit or division of any Person, the entering into any exchange of securities with any Person, or the entering into any transaction, merger or consolidation of any Person, or any acquisition of any retail store locations of any Person (each of the foregoing an “Acquisition”) in each case under this clause (b) which satisfies each of the following conditions:

(i)	The Acquisition is of a business permitted to be conducted by the Borrowers pursuant to Section 6.3(b) hereof;

(ii)	Prior to and after giving effect to the Acquisition, no Default or Event of Default will exist or will arise therefrom;

(iii)	The Borrowers shall have furnished the Administrative Agent with the information required under Section 5.1(i) of this Agreement;

(iv)
If the Acquisition is of the Capital Stock of any Person, the Acquisition is structured so that the Person shall become a wholly owned Subsidiary of the Lead Borrower and such Person will become a Borrower or Facility Guarantor if required in accordance with Section 5.14 hereof and if such Person is required to become a Borrower or Facility Guarantor, the Borrowers (including such Person) shall take such steps as are necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority security interest (except as provided in Section 6.2 hereof) in all of the assets (that would otherwise constitute Collateral) acquired in connection with such Acquisition;

(v)	If a Borrower shall merge with such other Person, such Borrower shall be the surviving party of such merger;

(vi)	such acquisition shall not be a hostile or contested acquisition;

(vii)
the total consideration paid or payable in connection with any Acquisition (whether in cash, property or securities) shall not exceed $35,000,000 for any Acquisition or $100,000,000 in the aggregate for all Acquisitions after the Closing Date, unless, in each case, the Payment Conditions are satisfied, provided that the Edelman Acquisition shall not be taken into account in determining the utilization of the foregoing baskets and such baskets shall not apply to the Edelman Acquisition; and

(viii)
no Loan Party shall, as a result of or in connection with any such acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected, as of the date of such acquisition, to result in the existence or occurrence of a Material Adverse Effect.

“Permitted Discretion” means the Administrative Agent’s good faith credit judgment based upon any factor or circumstance which it reasonably believes in good faith: (i) will or could reasonably be expected to adversely affect the value of the Collateral, the enforceability or priority of the Collateral Agent’s Liens thereon in favor of the Secured Parties or the amount which the Collateral Agent and the Secured Parties would likely receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to the Administrative Agent by or on behalf of the Loan Parties is incomplete, inaccurate or misleading in any material respect; (iii) could reasonably be expected to materially increase the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving any Loan Party; or (iv) creates or reasonably could be expected to create a Default or Event of Default.  In exercising such judgment, the Administrative Agent may consider such factors or circumstances already included in or tested by the definition of Eligible Accounts, Eligible in-Transit Inventory, or Eligible Inventory, as well as any of the following: (A) the financial and business climate and prospects of any Loan Party’s industry and general macroeconomic conditions; (B) changes in demand for and pricing of Inventory; (C) changes in any concentration of risk with respect to Inventory; (D) any other factors or circumstances that will or could reasonably be expected to have a Material Adverse Effect; (E) audits of books and records by third parties, history of chargebacks or other credit adjustments; and (F) any other factors that change or could reasonably be expected to change the credit risk of lending to the Borrowers on the security of the Accounts and Inventory.  Notwithstanding the foregoing, it shall not be within Permitted Discretion for the Administrative Agent to establish Reserves which are duplicative of each other whether or not such reserves fall under more than one reserve category.

“Permitted Encumbrances” means:

(i)           Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.5;

(ii)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.5, provided, however, that the aggregate amount of such Liens, may not at any time exceed $35,000,000 from and after the Closing Date;

(iii)           pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, old-age pension and other social security laws or regulations;

(iv)           deposits to secure the performance of bids, trade contracts, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v)           judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.1(l);

(vi)           easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Loan Party;

(vii)           Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and Permitted Investments, provided that such Liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(viii)           Landlords' and lessors' Liens in respect of rent not in default; and

(ix)           Liens in favor of a financial institution encumbering deposits (including the right of setoff) held by such financial institution in the ordinary course of its business to secure Indebtedness permitted hereunder and which are within the general parameters customary in the banking industry provided that, except as provided in any one or more of clauses (i) through (vi) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means each of the following:

(i)           Investments in direct obligations of the United States of America (or any agency thereof or any obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

(ii)           Investments in commercial paper maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-2 or P-2 from S&P or from Moody’s;

(iii)           Investments in certificates of deposit maturing within one year from the date of acquisition, banker’s acceptances, Eurodollar bank deposits, and overnight bank deposits, in each case issued by or created by, or with, a Lender, an Affiliate of a Lender or a bank or trust company organized under the laws of the United States of America or Canada or any state, province or territory thereof, having capital and surplus aggregating at least $100,000,000, and other bank deposits to the extent such deposits are insured by a Governmental Authority or pursuant to any governmental deposit insurance program or are in the process of collection and transfer in the ordinary course of business to any deposit account which is maintained in the name of the Collateral Agent or the Administrative Agent or any Loan Party, or any of them, as the Administrative Agent may determine, on terms acceptable to the Administrative Agent;

(iv)           Investments in mutual funds substantially all of the assets of which are securities of the type described in clauses (i), (ii) and (iii) of this definition;

(v)           Investments by the Loan Parties in deposit accounts in the ordinary course of business with financial institutions (A) located in the United States of America and Canada, and (B) located in a jurisdiction other than the United States of America and Canada in an amount not in excess of $5,000,000 in the aggregate; and

(vi)           fully collateralized repurchase obligations of any commercial bank organized under the laws of the United States of America or any state thereof, having capital and surplus aggregating at least $100,000,000, having a term of not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the government of the United States of America;

provided that, notwithstanding the foregoing, (i) after the occurrence and during the continuance of a Cash Dominion Event, no such Investments (other than those described in clause (v) above) shall be permitted by a Borrower unless either (A) no Loans are then outstanding, or (B) the Investment is a temporary Investment pending expiration of an Interest Period for a LIBO Loan, the proceeds of which Investment will be applied to the Obligations after the expiration of such Interest Period,  and (ii) such Investments are pledged by the applicable Borrower to the Administrative Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Administrative Agent.

“Permitted Overadvance” means an Overadvance determined by the Administrative Agent, in its reasonable discretion, (a) which is made to maintain, protect or preserve the Collateral and/or the Lenders’ rights under the Loan Documents, or (b) which is otherwise in the Lenders’ interests; provided that Permitted Overadvances shall not (i) exceed five percent of the then Borrowing Base in the aggregate outstanding at any time and (ii) remain outstanding for more than thirty consecutive Business Days, unless in case of clause (ii) the Required Lenders otherwise agree; and provided further that the foregoing shall not (1) modify or abrogate any of the provisions of Section 2.7(h) regarding the Lenders’ obligations with respect to L/C Disbursements, or (2) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and further provided that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Credit Extensions (including any Overadvance or proposed Overadvance) would exceed the Total Commitments.

“Permitted Stock Repurchase” means a purchase by the Lead Borrower of Capital Stock of the Lead Borrower; provided that the aggregate of all such purchases shall not exceed $35,000,000 for any Permitted Stock Repurchase or $100,000,000 in the aggregate for all Permitted Stock Repurchases after the Closing Date, unless, in each case, the Payment Conditions are satisfied.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“PPSA” means the Personal Property Security Act (Ontario) ( or any successor statute) or similar legislation of any other Canadian jurisdiction, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, validity or effect of security interests.

“Prime Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the Adjusted LIBO Rate for an Interest Period of one month determined at approximately 11:00 a.m. (London time) on such day plus 1.00% per annum and (c) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.”  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Prime Rate Loan” means any Loan bearing interest at a rate determined by reference to the Prime Rate in accordance with the provisions of Section 2.

“Real Estate” means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned or leased by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“Refinancing Notes” means publicly issued or privately placed notes which refinance all or a portion of the Senior Notes so long as, after giving effect thereto (i) the aggregate principal amount of the Senior Notes and Refinancing Notes outstanding after giving effect to the issuance of the Refinancing Notes is not greater than the outstanding principal amount of the Senior Notes immediately prior to the issuance of the Refinancing Notes (except by the amount of any accrued interest, expenses, fees, and premium paid in connection with such refinancing), (ii) the result of such refinancing shall not result in a maturity date which is earlier than six (6) months following the Maturity Date or decreased weighted average life, (iii) the holders of such refinancing notes are not afforded covenants, defaults, rights or remedies, taken as a whole, which are materially more burdensome to the obligor or obligors than those contained in the Senior Notes being refinanced, (iv) the obligor or obligors under any such refinancing notes and the collateral, if applicable, granted pursuant to any such refinancing notes are the same (or in the case of collateral, the same or less than) as the obligor(s) and collateral under the Senior Notes being refinanced, (v) the subordination, to the extent applicable, and other material provisions of the refinancing notes are no less favorable to the Lenders than those terms of the Senior Notes being refinanced, and (vi) the refinancing notes are not exchangeable or convertible into any other Indebtedness which does not comply with clauses (i) through (v) above.

“Register” has the meaning set forth in Section 9.5(c).

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” has the meaning set forth in Section 101(22) of CERCLA.

“Relevant Date” means (i) in the case of each Lender signatory hereto on the Closing Date, the Closing Date, and (ii) in the case of each other Lender, the effective date of the Assignment and Acceptance or other document pursuant to which it becomes a Lender.

 “Required Lenders” means, at any time, at least three (3) Lenders having Commitments greater than 50% of the Total Commitments, or if the Commitments have been terminated, Lenders holding in the aggregate greater than 50% of all Loans and Letters of Credit Outstanding (with the aggregate amount, without duplication, of each Lender’s risk participation and funded participation in Letters of Credit and Swingline Loans being deemed “held” by such Lender (and an Issuing Bank or Swingline Lender) for purposes of this definition).

“Reserves” means the Inventory Reserves and Availability Reserves.

“Responsible Officer” means with respect to any Borrower, the chief executive officer or the president or any Financial Officer.

“Restricted Payment” means, with respect to any Person (other than a natural person): (a) the payment or making of any dividend or other distribution of property in respect of such Person’s Capital Stock (or any options or warrants for, or other rights with respect to, such Capital Stock) of such Person, other than distributions solely in such Person’s Capital Stock (or any options or warrants for, or other rights with respect to, such Capital Stock) of the same class; or (b) the redemption or other acquisition by such Person of any Capital Stock (or any options or warrants for, or other rights with respect to, such Capital Stock) of such Person (including without limitation, any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock); provided that (x) the issuance or redemption of the Lead Borrower’s Capital Stock to or from any officer, director or employee of any Borrower or any of its Subsidiaries in the ordinary course of the Lead Borrower’s business (including, without limitation, in the ordinary operation of the Lead Borrower’s employee benefit plans or in connection with directors’ plans or compensation), (y) the issuance to holders of Capital Stock of the Lead Borrower of rights to acquire additional Capital Stock on the occurrence of any specified event or circumstance, and (z) any redemption of rights to acquire additional stock under any “poison pill” rights agreement of the Lead Borrower (as such agreement may be amended or replaced) but only if the redemption price thereunder is not in excess of the redemption price under the most recent “poison pill” rights agreement of the Lead Borrower that existed prior to the Closing Date (as defined in the Existing Credit Agreement), shall not constitute a Restricted Payment hereunder.

“Revolving Loans” means all Loans at any time made by a Lender pursuant to Article II.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc.

“Secured Parties” has the meaning assigned to such term in the Security Agreements.

“Security Agreements” means, collectively, the Borrower Security Agreement and the Canadian Security Agreements.

“Security Documents” means the Security Agreements, the Facility Guaranty, the Facility Guarantors’ Collateral Documents, and each other security agreement, guaranty or other instrument or document executed and delivered pursuant to Section 5.15 or any other provision hereof or any other Loan Document, to secure any of the Obligations.

“Senior Notes Indenture” means the Indenture, dated as of April 22, 2005, among the Lead Borrower, the guarantors party thereto and U.S. Bank National Association, as successor trustee, pursuant to which the Senior Notes were issued.

“Senior Notes” means the Lead Borrower’s 8.75% Senior Notes due 2012 issued pursuant to the Senior Notes Indenture.

“Settlement Date” has the meaning provided in Section 2.8(b).

“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

“Shoes.com” has the meaning provided therefor in the Recitals.

“Sidney Rich” has the meaning provided therefor in the Recitals.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.

 “Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D.  LIBO Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Debt” means unsecured Indebtedness of any Loan Party entered into after the Closing Date (including any such Indebtedness that is convertible into Capital Stock (other than Disqualified Stock)) which is subordinated to payment of the Obligations on terms and conditions reasonably acceptable to the Administrative Agent, and any amendments, renewals, restatements, or other modifications thereof.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held, or (b) that is, as of such date, otherwise directly or indirectly Controlled, by the parent and/or one or more subsidiaries of the parent. Unless the context otherwise requires, all references in the Loan Documents to “Subsidiaries” shall be deemed to refer to Subsidiaries of the Lead Borrower.  Notwithstanding anything herein to the contrary, (i) Edelman shall not be deemed to be a Subsidiary until such time as the Lead Borrower directly or indirectly owns more than 50% of the Capital Stock thereof and (ii) B&H and its subsidiaries shall not be deemed to be Subsidiaries until such time as the Lead Borrower directly or indirectly owns 100% of the Capital Stock of B&H.

“Super-Majority Lenders” means, at any time, Lenders having Commitments equal in the aggregate to at least 75% of the Total Commitments, or if the Commitments have been terminated, Lenders holding in the aggregate at least 75% of all Loans and Letters of Credit Outstanding (with the aggregate amount, without duplication, of each Lender’s risk participation and funded participation in Letters of Credit and Swingline Loans being deemed “held” by such Lender (and an Issuing Bank or Swingline Lender) for purposes of this definition).

 “Swingline Lender” means Bank of America, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made by the Swingline Lender to the Borrowers pursuant to Section 2.6 hereof.

“Swingline Note” means the promissory note, dated July 21, 2004, made by the Borrowers to the Swingline Lender to evidence the Swingline Loans.

“Synthetic Lease” means any lease or other agreement for the use or possession of property creating obligations which does not appear as Indebtedness on the balance sheet of the lessee thereunder but which, upon the insolvency or bankruptcy of such Person, would be characterized as Indebtedness of such lessee without regard to the accounting treatment.

“Taxes” means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Loans are accelerated and the Commitments are terminated in accordance with Section 7.1, or (iii) the date of the occurrence of any Event of Default pursuant to Section 7.1(i) or 7.1(j).

“Termination Event” means (a) the complete or partial withdrawal of a Facility Guarantor from a Foreign Plan during a plan year; or (b) the filing of a notice of interest to terminate in whole or in part a Foreign Plan or the treatment of a Foreign Plan amendment as a termination of partial termination; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Foreign Plan; or (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of winding up or the appointment of trustee to administer, any Foreign Plan.  Notwithstanding the foregoing, the partial wind-up of the Canadian Pension Plans currently in process or contemplated to begin within a reasonable period of time after the Closing Date shall not be deemed to be a Termination Event.

“Total Commitments” means, at any time, the sum of the Commitments at such time.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Prime Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unused Commitment” means, on any day, (a) the then Total Commitments minus (b) the sum of (i) the principal amount of Loans then outstanding (including the principal amount of Swingline Loans then outstanding), and (ii) the then Letter of Credit Outstandings and (iii) the then unreimbursed Acceptances.

“Voting Stock” means, with respect to any corporation, the outstanding stock of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such contingency.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns or, for natural persons, such Person’s successors, heirs, executors, administrators and other legal representatives, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) all financial statements and other financial information provided by the Loan Parties to the Administrative Agent or any Lender shall be provided with reference to Dollars, and (g) this Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Loan Parties and the Administrative Agent and are the product of discussions and negotiations among all parties.  Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.

1.3 Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the Closing Date, on a basis consistent with the financial statements referred to in Section 4.1(h) of this Agreement, provided that, if the Borrowers request an amendment to any provision hereof to reflect the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision shall have been amended in accordance herewith.  In the event that the Loan Parties are required to or elect to adopt the International Financial Reporting Standards (“IFRS”) prior to the Maturity Date, the Lead Borrower shall notify the Administrative Agent at least 90 days prior to the date on which IFRS will apply and the Administrative Agent and the Lead Borrower shall negotiate in good faith such amendments to this Agreement and the other Loan Documents are appropriate.

1.4 Rounding.

Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5 Letter of Credit Amounts.

Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by the terms of any documents related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

2.  AMOUNT AND TERMS OF CREDIT.

2.1 Commitment of the Lenders.

(a) Each Lender severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to extend credit to the Borrowers on a revolving basis, in the form of Revolving Loans, participations in Swingline Loans, and Letters of Credit and in an amount not to exceed the lesser of such Lender’s Commitment or such Lender’s Commitment Percentage of the lesser of (x) the Borrowing Base or (y) the Total Commitments, subject to the following limitations:

(i) The aggregate outstanding amount of the Credit Extensions shall not at any time exceed the lower of (i) (x) $380,000,000, or (y) such greater amount or lesser amount to which the Total Commitments have then been increased or decreased by the Borrowers pursuant to Sections 2.2 and/or 2.17 hereof, or (ii) the then amount of the Borrowing Base plus any Permitted Overadvances.

(ii) No Lender (other than the applicable Issuing Bank) shall be obligated to issue any Letter of Credit, and Letters of Credit shall be available from the Issuing Banks, subject to the ratable participation of all Lenders, as set forth in Section 2.7. The aggregate Letter of Credit Outstandings shall not at any time exceed $100,000,000, and the aggregate amount of Letter of Credit Outstandings with respect to Standby Letters of Credit shall not at any time exceed $50,000,000.

(iii) Subject to all of the other provisions of this Agreement, Revolving Loans that are repaid may be reborrowed prior to the Termination Date. No new Credit Extension, however, shall be made to the Borrowers after the Termination Date.

(b) Each Borrowing of Revolving Loans (other than Swingline Loans) shall be made by the Lenders pro rata in accordance with their respective Commitments.  The failure of any Lender to make any Loan shall neither relieve any other Lender of its obligation to fund its Loan in accordance with the provisions of this Agreement nor increase the obligation of any such other Lender.

2.2 Increase in Total Commitments.

(a) So long as no Default or Event of Default exists or would arise therefrom, the Lead Borrower shall have the right at any time, and from time to time, to request an increase of the Total Commitments by an aggregate amount (for all such requests) not exceeding (i) $150,000,000, plus (ii) an amount equal to the amount of the Commitment of any Defaulting Lender whose Commitment has been terminated but who was not replaced by another Lender or other financial institution at the time of such termination, as adjusted to reflect any pro rata decrease in the Total Commitments pursuant to Section 2.17 hereof which occurred after such termination.  Any such requested increase shall be first made to all existing Lenders on a pro rata basis.  At the time of sending such request, the Lead Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).     Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its pro rata share of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.  To the extent that the existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Lead Borrower, the Administrative Agent, in consultation with the Lead Borrower, will use its reasonable efforts to arrange for other Persons to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Total Commitments requested by the Lead Borrower and not accepted by the existing Lenders (each such increase by either means, a “Commitment Increase,” and each Person issuing, or Lender increasing, its Commitment, an “Additional Commitment Lender”), provided, however, that (i) no Lender shall be obligated to provide a Commitment Increase as a result of any such request by the Borrowers, (ii) any Additional Commitment Lender which is not an existing Lender shall be subject to the approval of the Administrative Agent, the Lead Issuing Bank and the Lead Borrower (which approval shall not be unreasonably withheld or delayed), and (iii) each Commitment Increase shall be in integral multiples of $1,000,000.00, provided that without the consent of the Administrative Agent (in consultation with the Lead Borrower), at no time shall the Commitment of any Additional Commitment Lender which is not an existing Lender be less than $10,000,000.00.

(b) No Commitment Increase shall become effective unless and until each of the following conditions have been satisfied:

(i) If an Additional Commitment Lender is not an existing Lender, the Borrowers, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Administrative Agent shall reasonably require;

(ii) The Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders as the Lead Borrower and such Additional Commitment Lenders shall agree;

(iii) The Borrowers shall have paid such arrangement fees to the Administrative Agent or its Affiliates as the Lead Borrower and the Administrative Agent may agree;

(iv) The Borrowers shall deliver to the Administrative Agent and the Lenders certificates of the Secretary or Assistant Secretary of each Borrower attaching a true, complete and correct copy of the resolutions of such Borrower authorizing the borrowing under the Commitment Increase and certifying that such resolution is in full force and effect, it being understood and agreed that such resolutions may be adopted at any time and provide for borrowings under Commitment Increases from time to time requested;

(v) A Note will be issued at the Borrowers’ expense, to each such Additional Commitment Lender, to be in conformity with requirements of Section 2.9 hereof (with appropriate modification) to the extent necessary to reflect the new Commitment of such Additional Commitment Lender; and

(vi) The Borrowers and the Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested, including, without limitation, in the case of an Additional Commitment Lender which is a Foreign Lender, such documents as are set forth in Section 2.28 hereof to evidence an exemption form withholding tax with respect to payments made to such Additional Commitment Lender.

(c) The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Commitment Increase (with each date of such effectiveness being referred to herein as a “Commitment Increase Date”), and at such time (i) the Total Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, (ii) Schedule 1.1 shall be deemed modified, without further action,  to reflect the revised Commitments and Commitment Percentages of the Lenders, and (iii) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased Total Commitments (including, without limitation, Section 2.1(a)(i)).

(d) In connection with Commitment Increases hereunder, the Lenders and the Borrowers agree that, notwithstanding anything to the contrary in this Agreement, (i) the Borrowers shall, in coordination with the Administrative Agent, (x) repay outstanding Loans of certain Lenders, and obtain Loans from certain other Lenders (including the Additional Commitment Lenders), or (y) take such other actions as reasonably may be required by the Administrative Agent, in each case to the extent necessary so that all of the Lenders effectively participate in each of the outstanding Loans pro rata on the basis of their Commitment Percentages (determined after giving effect to any increase in the Total Commitments pursuant to this Section 2.2), and (ii) the Borrowers shall pay to the Lenders any Breakage Costs in connection with any repayment and/or Loans required pursuant to preceding clause (i).  Without limiting the Obligations of the Borrowers provided for in this Section 2.2, the Administrative Agent and the Lenders agree that they will use their best efforts to attempt to minimize any Breakage Costs which the Borrowers would otherwise incur in connection with the implementation of an increase in the Total Commitments.

2.3 Changes to Reserves. The Administrative Agent may hereafter, establish additional Reserves or change any of the foregoing Reserves, in the exercise of Permitted Discretion of the Administrative Agent upon two (2) Business Days’ prior notice to the Lead Borrower, (during which period the Administrative Agent shall be available to discuss any such proposed Reserve with the Borrowers); provided that no such prior notice shall be required for  (1) changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation previously utilized, or (2) changes to Reserves or establishment of additional Reserves if a Material Adverse Effect has occurred or it would be reasonably likely that the Lenders would be materially and adversely affected were such Reserve not changed or established prior to the expiration of such two (2) Business Day period.

2.4 Making of Loans. (a) .  (a)           Except as set forth in Sections 2.18 and 2.26, Loans (other than Swingline Loans) by the Lenders shall be either Prime Rate Loans or LIBO Loans as the Lead Borrower on behalf of the Borrowers may request subject to and in accordance with this Section 2.4, provided that all Swingline Loans shall be only Prime Rate Loans. All Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Loan by causing any lending office of such Lender to make such Loan; but any such use of a lending office shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of the applicable Note.  Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office (or transfer its Loans to another lending office) which will not result in the payment of increased costs by the Borrowers pursuant to Section 2.25.  Subject to the other provisions of this Section 2.4 and the provisions of Section 2.26, Borrowings of Loans of more than one Type may be incurred at the same time, but no more than fifteen (15) Borrowings of LIBO Loans may be outstanding at any time.

(b) The Lead Borrower shall give the Administrative Agent (i) in the case of each LIBO Borrowing, at least three (3) Business Days’, and (ii) in the case of each Borrowing of Prime Rate Loans on the date of the requested Borrowing, prior irrevocable written notice of borrowing (which may be by electronic transmission) delivered to the Administrative Agent in the form attached hereto as Exhibit F  Any such notice, to be effective, must be received by the Administrative Agent not later than 12:00 noon., Boston time, on the third Business Day in the case of LIBO Loans prior to the date, and on the same Business Day in the case of Prime Rate Loans, on which such Borrowing is to be made. Such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall be in an integral multiple of $1,000,000, but not less than $5,000,000 in the case of LIBO Loans) and the date thereof (which shall be a Business Day).  Unless otherwise directed in such notice and so long as no Cash Dominion Event has occurred and is continuing, the proceeds of Loans shall be credited to Account No. 5045183372 maintained by the Borrowers with Bank of America.  Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of Prime Rate Loans or LIBO Loans and, if LIBO Loans, the Interest Period with respect thereto. If no election of Interest Period is specified in any such notice for a Borrowing of LIBO Loans, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Type of Loan, such notice shall be deemed a request for a Borrowing of Prime Rate Loans. The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 100 Federal Street, Boston, Massachusetts 02110, no later than 3:00 p.m., Boston time, in immediately available funds. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrowers, the interest rate applicable to Prime Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Upon receipt of the funds made available by the Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Lead Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrowers no later than 3:00 p.m., Boston time.

(c) The Administrative Agent, without the request of the Lead Borrower, may, to the extent not timely paid, advance any interest, fee, service charge, or other payment to which any Agent or their Affiliates or any Lender is entitled from any Borrower pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby.  The Administrative Agent shall advise the Lead Borrower in writing of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and each Borrower’s obligations under Section 2.4(a). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.4(c) shall bear interest at the interest rate then and thereafter applicable to Prime Rate Loans.

2.5 Overadvances. The Agents and the Lenders have no obligation to make any Loan or to provide any Letter of Credit or Acceptance if an Overadvance would result. The Administrative Agent may, in its discretion, make Permitted Overadvances without the consent of the Lenders and each Lender shall be bound thereby.  Any Permitted Overadvances may constitute Swingline Loans.  The making of any Permitted Overadvance is for the benefit of the Borrowers; such Permitted Overadvances constitute Revolving Loans and Obligations. The making of any such Permitted Overadvances on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvances on any other occasion or to permit such Permitted Overadvances to remain outstanding.

2.6 Swingline Loans.

(a) The Swingline Lender is authorized by the Lenders and shall, subject to the provisions of this Section, make Swingline Loans up to $35,000,000 in the aggregate outstanding at any time (which requests for Borrowings of Swingline Loans shall be in minimum integrals of $500,000) consisting only of Prime Rate Loans, upon a notice of Borrowing received by the Administrative Agent and the Swingline Lender (which notice, at the Swingline Lender’s discretion, may be submitted prior to 1:00 p.m., Boston time, on the Business Day on which such Swingline Loan is requested). Swingline Loans shall be subject to periodic settlement with the Lenders under Section 2.8 below.

(b) Swingline Loans may be made only in the following circumstances: (A) for administrative convenience, the Swingline Lender shall, at the Lead Borrower’s request, make Swingline Loans in reliance upon the Borrowers’ actual or deemed representations under Section 4.2, that the applicable conditions for borrowing are satisfied or (B) for Permitted Overadvances.  If the conditions for borrowing under Section 4.2 cannot be fulfilled at the time of a requested Swingline Loan, the Lead Borrower shall give immediate notice thereof to the Administrative Agent and the Swingline Lender (a “Noncompliance Notice”), and the Administrative Agent shall promptly provide each Lender with a copy of the Noncompliance Notice. If the conditions for borrowing under Section 4.2 cannot be fulfilled, the Required Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans (other than Permitted Overadvances) until such conditions can be satisfied or are waived in accordance with Section 9.2. Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans beginning one Business Day after the Non-Compliance Notice is furnished to the Lenders. Notwithstanding the foregoing, no Swingline Loans shall be made pursuant to this subsection (b) (other than Permitted Overadvances) if the aggregate outstanding amount of the Credit Extensions would exceed the  lower of (i)(x) $380,000,000, or (y) such greater amount or lesser amount to which the Total Commitments have then been increased or decreased by the Borrowers pursuant to Sections 2.2 and/or 2.17 hereof, or (ii) the then amount of the Borrowing Base.

2.7 Letters of Credit and Acceptances.

(a) Letters of Credit Issued and Acceptances Created.

(i) Letters of Credit Issued and Acceptances Created by the Issuing Banks.  Subject to the terms and conditions of this Agreement, if requested by the Lead Borrower on behalf of the Borrowers, each Issuing Bank agrees to issue one or more Commercial Letters of Credit or Standby Letters of Credit and one or more Acceptances, in each case denominated in Dollars, Canadian Dollars or Euros (it being agreed and understood that an Acceptance may be rejected for payment by an Issuing Bank as an Acceptance Lender if it is not in compliance with any underlying application, agreement, or Letter of Credit relating thereto) for the account of any of the Borrowers (whether one or more) or in support of an obligation of any Loan Party or any of the Borrowers’ Subsidiaries which are not Loan Parties, in each case at any time and from time to time after the date hereof and prior to the Termination Date.

(ii) Intentionally Omitted.

(iii) In General.  No Letter of Credit or Acceptance shall be issued if after giving effect to such issuance (A) the aggregate Letter of Credit Outstandings shall exceed $100,000,000, (B) the aggregate Letter of Credit Outstandings with respect to Standby Letters of Credit shall exceed $50,000,000 or (C) the aggregate Credit Extensions would exceed the limitation set forth in Section 2.1(a)(i); and provided, further, that no Letter of Credit or Acceptance shall be issued if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable Issuing Bank or Acceptance Lender from issuing such Letter of Credit or Acceptance, or any law applicable to such Issuing Bank or Acceptance Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank or Acceptance Lender shall prohibit, or request that such Issuing Bank or Acceptance Lender refrain from, the issuance of letters of credit or acceptances generally or such Letter of Credit or Acceptance in particular or shall impose upon such Issuing Bank or Acceptance Lender with respect to such Letter of Credit or Acceptance any restriction, reserve or capital requirement (for which such Issuing Bank or Acceptance Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank or Acceptance Lender any unreimbursed loss, cost or expense (for which such Issuing Bank or Acceptance Lender is not otherwise compensated hereunder) which was not applicable on the Closing Date and which such Issuing Bank or Acceptance Lender in good faith deems material to it, (ii) the issuance of such Letter of Credit or Acceptance would violate one or more policies of such Issuing Bank or Acceptance Lender applicable to letters of credit or acceptances generally, (iii) a default of any Lender’s obligations to fund hereunder exists or any Lender is at such time a Defaulting Lender hereunder, unless such Issuing Bank or Acceptance Lender has entered into arrangements satisfactory to such Issuing Bank or Acceptance Lender with the Borrowers or such Lender to eliminate such Issuing Bank’s or Acceptance Lender’s risk with respect to such Lender, or (iv) such Issuing Bank or Acceptance Lender shall have received notice from the Administrative Agent or the Required Lenders that the conditions to such issuance have not been met.  Each Issuing Bank and Acceptance Lender (other than the Lead Issuing Bank or any of its Affiliates) shall notify the Administrative Agent in writing on each Business Day of all Letters of Credit and Acceptances issued on the prior Business Day by such Issuing Bank or Acceptance Lender, provided that (A) until the Administrative Agent advises any such Issuing Bank or Acceptance Lender that the provisions of Section 4.02 are not satisfied, or (B) the aggregate amount of the Letters of Credit and Acceptances issued in any such week exceeds such amount as shall be agreed by the Administrative Agent and such Issuing Bank or Acceptance Lender, such Issuing Bank or Acceptance Lender shall be required to so notify the Administrative Agent in writing only once each week of the Letters of Credit and Acceptances issued by such Issuing Bank or Acceptance Lender during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as the Administrative Agent and such Issuing Bank or Acceptance Lender may agree.

(b) Each Standby Letter of Credit shall expire no later than the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is ten (10) Business Days prior to the Maturity Date, provided that upon the request of the applicable Borrower and subject to the other requirements of this Section, the Leading Issuing Bank shall, and each other applicable Issuing Bank may, in its sole and absolute discretion, agree to issue one or more Standby Letters of Credit that have automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued.  Unless otherwise directed by the applicable Issuing Bank, the Lead Borrower shall not be required to make a specific request to such Issuing Bank for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Standby Letter of Credit at any time to an expiry date not later than the date that is ten (10) Business Days prior to the Maturity Date; provided, however, that such Issuing Bank shall not permit any such extension if (A) the applicable Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Standby Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Lead Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.

(c) Each Commercial Letter of Credit shall expire no later than the close of business on the earlier of (i) the date 180 days after the date of the issuance of such Commercial Letter of Credit and (ii) the date that is ten (10) Business Days prior to the Maturity Date; provided that the applicable Borrower may request that the applicable Issuing Bank issue a Commercial Letter of Credit with an expiration date after the Maturity Date, provided further that with respect to any such Commercial Letter of Credit, the Borrowers shall deposit in the Cash Collateral Account an amount in cash equal to 105% of each such Letter of Credit Outstandings thirty (30) days prior to the Maturity Date.

(d) Each Acceptance shall expire no later than the close of business on the earlier of (i) the date 180 days after the date of the issuance of such Acceptance and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided that the applicable Borrower may request that the applicable Acceptance Lender issue an Acceptance with an expiration date after the Maturity Date, provided further that with respect to any such Acceptance, the Borrowers shall deposit in the Cash Collateral Account an amount in cash equal to 105% of each such Acceptance Letter of Credit Outstandings thirty (30) days prior to the Maturity Date.

(e) Drafts drawn under any Letter of Credit or Acceptance shall be reimbursed by the Borrowers by paying to the Administrative Agent an amount equal to such drawing (together with interest as provided in Section 2.7(g)) not later than 1:00 p.m., Boston time, on the Business Day immediately following the day that the Lead Borrower receives notice of such drawing, provided that the Lead Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.4 that such payment be financed with a Revolving Loan consisting of a Prime Rate Loan, or a Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Prime Rate Loan or Swingline Loan. The applicable Issuing Bank or Acceptance Lender, as applicable, shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit or an Acceptance. The applicable Issuing Bank or Acceptance Lender, as applicable, shall promptly notify the Administrative Agent and the Lead Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank or Acceptance Lender, as applicable, has made or will make payment thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank or Acceptance Lender and the Lenders with respect to any such payment.

(f) If an Issuing Bank shall make any L/C Disbursement or an Acceptance Lender shall make any disbursement pursuant to an Acceptance, then, unless the Borrowers shall reimburse such Issuing Bank or Acceptance Lender, as applicable, in full on the date such payment is made, the unpaid amount thereof shall bear interest, for each day from the including the date such payment is made to but excluding the date that the Borrowers reimburse such Issuing Bank or Acceptance Lender, as applicable, therefor, at the rate per annum then applicable to Prime Rate Loans, provided that if the Borrowers fail to reimburse such Issuing Bank or Acceptance Lender, as applicable, when due pursuant to paragraph (e) of this Section, then Section 2.11 shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank or Acceptance Lender, as applicable, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (h) of this Section to reimburse such Issuing Bank or Acceptance Lender, as applicable, shall be for the account of such Lender to the extent of such payment.

(g) Immediately upon the issuance of any Letter of Credit by an Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof) or the issuance of any Acceptance by an Acceptance Lender (or the amendment of an Acceptance increasing the amount thereof), and without any further action on the part of such Issuing Bank or Acceptance Lender, such Issuing Bank or Acceptance Lender, as applicable, shall be deemed to have sold to each Lender, and each such Lender shall be deemed unconditionally and irrevocably to have purchased from such Issuing Bank or Acceptance Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Commitment Percentage, in such Letter of Credit or Acceptance, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Commitments pursuant to Section 2.2, 2.17, and/or 9.5, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders and any Additional Commitment Lender.   Any action taken or omitted by such Issuing Bank or Acceptance Lender under or in connection with a Letter of Credit or Acceptance, if taken or omitted in the absence of gross negligence, bad faith or willful misconduct, shall not create for such Issuing Bank or Acceptance Lender, as applicable, any resulting liability to any Lender.

(h) In the event that an Issuing Bank makes any L/C Disbursement or an Acceptance Lender makes any disbursement pursuant to an Acceptance, and the Borrowers shall not have reimbursed such amount in full to such Issuing Bank or Acceptance Lender, as applicable, pursuant to Section 2.7(e), such Issuing Bank or Acceptance Lender, as applicable, shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank or Acceptance Lender, as applicable, the amount of such Lender’s Commitment Percentage of such unreimbursed payment and in same day funds. If such Issuing Bank or Acceptance Lender, as applicable, so notifies the Administrative Agent, and the Administrative Agent so notifies the Lenders prior to 12:00 noon, Boston time, on any Business Day, each such Lender shall make available to such Issuing Bank or Acceptance Lender, as applicable, such Lender’s Commitment Percentage of the amount of such payment on such Business Day in same day funds (or if such notice is received by the Lenders after 12:00 noon., Boston time on the day of receipt, payment shall be made on the immediately following Business Day).  If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to such Issuing Bank or Acceptance Lender, as applicable, such Lender agrees to pay to such Issuing Bank or Acceptance Lender, as applicable, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank or Acceptance Lender, as applicable, at the Federal Funds Effective Rate. Each Lender agrees to fund its Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of Sections 2.1 or 2.7, or the occurrence of the Termination Date. The failure of any Lender to make available to such Issuing Bank or Acceptance Lender, as applicable, its Commitment Percentage of any payment under any Letter of Credit or Acceptance shall neither relieve any Lender of its obligation hereunder to make available to such Issuing Bank or Acceptance Lender, as applicable, its Commitment Percentage of any payment under any Letter of Credit or Acceptance on the date required, as specified above, nor increase the obligation of such other Lender. Whenever any Lender has made payments to an applicable Issuing Bank or Acceptance Lender, as applicable, in respect of any reimbursement obligation for any Letter of Credit or Acceptance, such Lender shall be entitled to share ratably, based on its Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation.

(i) Whenever the Borrowers desire that an Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit) or that an Acceptance Lender issue an Acceptance (or the amendment, renewal or extension of an outstanding Acceptance), the Lead Borrower shall give to such Issuing Bank or Acceptance Lender, as applicable, and the Administrative Agent at least three (3) Business Days’ prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon in writing by such Issuing Bank or Acceptance Lender, as applicable and Lead Borrower) specifying the date on which the proposed Letter of Credit or Acceptance is to be issued, amended, renewed or extended (which shall be a Business Day), the stated amount of the Letter of Credit or Acceptance so requested, the expiration date of such Letter of Credit or Acceptance, the name and address of the beneficiary thereof, and the provisions thereof. If requested by such Issuing Bank or Acceptance Lender, as applicable, the Borrowers shall also submit a letter of credit application on such Issuing Bank’s or Acceptance Lender’s, as applicable, standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit or Acceptance.

(j) The obligations of the Borrowers to reimburse the applicable Issuing Bank for any L/C Disbursement and the applicable Acceptance Lender for any disbursement pursuant to an Acceptance shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit or Acceptance; (ii) the existence of any claim, setoff, defense or other right which the Borrowers may have at any time against a beneficiary of any Letter of Credit or Acceptance or against such Issuing Bank or Acceptance Lender, as applicable, or any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit or Acceptance proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by such Issuing Bank or Acceptance Lender, as applicable, of any Letter of Credit or Acceptance against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or Acceptance; (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder; or (vi) the fact that any Event of Default shall have occurred and be continuing. None of the Administrative Agent, the Lenders, the Issuing Banks, the Acceptance Lenders or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or Acceptance or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or Acceptance (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank or Acceptance Lender, provided that the foregoing shall not be construed to excuse such Issuing Bank or Acceptance Lender, as applicable, from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by Applicable Law) suffered by the Borrowers that are caused by such Issuing Bank’s or Acceptance Lender’s, as applicable, failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit or Acceptance comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of any Issuing Bank or Acceptance Lender, as applicable (as finally determined by a court of competent jurisdiction), such Issuing Bank or Acceptance Lender, as applicable, shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit or Acceptance, the applicable Issuing Bank or Acceptance Lender, as applicable, may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit or Acceptance.

(k) If any Event of Default shall occur and be continuing, on the Business Day that the Lead Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in the Cash Collateral Account an amount in cash equal to 105% of the Letter of Credit Outstandings as of such date plus any accrued and unpaid interest thereon. Each such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations of the Borrowers under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Cash Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent at the request of the Lead Borrower and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such Cash Collateral Account shall be applied by the Collateral Agent to reimburse the applicable Issuing Bank for payments on account of drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Letter of Credit Outstandings at such time or, if the Loans have matured or the maturity of the Loans has been accelerated, be applied to satisfy other Obligations of the Borrowers under this Agreement.

(l) The Borrowers, the Administrative Agent and the Lenders agree that the Existing Letters of Credit shall be deemed Letters of Credit hereunder as if issued by an Issuing Bank, and the Existing Acceptances shall be deemed Acceptances hereunder as if issued by an Acceptance Lender.

(m) For purposes of calculating the outstanding Credit Extensions, the Administrative Agent shall, monthly or more frequently in the Administrative Agent’s sole discretion, make the necessary exchange rate calculations for any Letters of Credit denominated in currency other than Dollars, to determine whether any such excess exists on such date.

(n) All reimbursements to be made by the Loan Parties with respect to Letters of Credit shall be made in Dollars or in such other currency as the Letter of Credit is denominated.  All participations in Letters of Credit by the Lenders shall be made in such currency as the Letter of Credit is denominated or in the Dollar Equivalent thereof.

2.8 Settlements Amongst Lenders.   (a)           The Swingline Lender may, at any time, and shall, not less frequently than weekly, on behalf of the Borrowers (which hereby authorize the Swingline Lender to act in their behalf in that regard) request the Administrative Agent to cause the Lenders to make a Revolving Loan (which shall be a Prime Rate Loan) in an amount equal to such Lender’s Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with Section 2.6, which request may be made regardless of whether the conditions set forth in Section 4 have been satisfied. Upon such request, each Lender shall make available to the Administrative Agent the proceeds of such Revolving Loan for the account of the Swingline Lender. If the Swingline Lender requires a Revolving Loan to be made by the Lenders and the request therefor is received at or prior to 1:00 p.m., Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if the request therefor is received after 1:00 p.m., Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

(b) The amount of each Lender’s Commitment Percentage of outstanding Revolving Loans (and Swingline Loans) shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Revolving Loans and repayments of Revolving Loans and Swingline Loans received by the Administrative Agent as of 3:00 p.m., Boston time, on the first Business Day following the end of the period specified by the Administrative Agent (such date, the “Settlement Date”).

(c) The Administrative Agent shall deliver to each of the Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Revolving Loans and Swingline Loans for the period and the amount of repayments received for the period. As reflected on the summary statement: each Lender shall transfer to the Administrative Agent (as provided below), or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Lender shall be equal to such Lender’s applicable Commitment Percentage of Revolving Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received at or prior to 1:00 p.m., Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if received after 1:00 p.m., Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

2.9 Notes; Repayment of Loans.   To the extent requested by a Lender, the Loans made by such Lender shall be evidenced by a Note duly executed on behalf of the Borrowers, dated the Closing Date, in substantially the form attached hereto as Exhibit B, payable to the order of such Lender in an aggregate principal amount equal to such Lender’s Commitment.

(b) Each Lender is hereby authorized by the Borrower to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrowers to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

(c) Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and an indemnity in form and substance reasonably satisfactory to the Lead Borrower, and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

2.10 Interest on Loans.      (a)      Subject to Section 2.11, each Prime Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum that shall be equal to the then Prime Rate, plus the Applicable Margin for Prime Rate Loans.

(b) Subject to Section 2.11, each LIBO Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period, plus the Applicable Margin for LIBO Loans.

(c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, on the Termination Date, after the Termination Date on demand and (with respect to LIBO Loans) upon any repayment or prepayment thereof (on the amount prepaid).

2.11 Default Interest.  Effective upon the occurrence of any Event of Default and at all times thereafter while such Event of Default is continuing, at the option of the Administrative Agent or upon the direction of the Required Lenders, interest shall accrue on all outstanding Loans (including Swingline Loans) (after as well as before judgment, as and to the extent permitted by law) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) equal to the rate (including the Applicable Margin for Loans) in effect from time to time plus 2.00% per annum, and such interest shall be payable on demand.

2.12 Certain Fees.  The Borrowers shall pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in the Fee Letter as and when payment of such fees is due as therein set forth.

2.13 Commitment Fee.  The Borrowers shall pay to the Administrative Agent for the account of the Lenders, a commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Percentage (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable), multiplied by the average daily balance of the Unused Commitment for each day commencing on and including the Closing Date and ending on but excluding the Termination Date.

The Commitment Fee so accrued in any calendar quarter shall be payable on or prior to the fifteenth day of each January, April, July, and October, in arrears, commencing April 15, 2009, except that all Commitment Fees so accrued as of the Termination Date shall be payable on the Termination Date.  The Administrative Agent shall pay the Commitment Fee to the Lenders based upon their Commitment Percentages.

2.14 Letter of Credit Fees .  (a)           The Borrowers shall pay the Administrative Agent, for the account of the Lenders in accordance with their respective Commitment Percentages, on the fifteenth day of each January, April, July and October, in arrears, a fee (each, a “Letter of Credit Fee”) equal to the following per annum percentages multiplied by the face amount of each of the following categories of Letters of Credit outstanding during the subject quarter:

(i) Each Standby Letter of Credit:  At the then Applicable Margin per annum for LIBO Loans.

(ii) Each Commercial Letter of Credit:  At the then Applicable Commercial Letter of Credit Fee.

(iii) After the occurrence and during the continuance of an Event of Default, at the option of the Administrative Agent or upon the direction of the Required Lenders, the Letter of Credit Fees set forth in clauses (i) and (ii) above, shall be increased by an amount equal to two percent (2%) per annum.

(b) The Borrowers shall pay to the applicable Issuing Bank for its own account a fronting fee (the “Fronting Fee”) with respect to each Letter of Credit issued by it, at a rate equal to 0.125% per cent per annum, computed on the amount of such Letter of Credit, and payable on the fifteenth day of each January, April, July and October, in arrears.  In addition, the Borrowers shall pay to the applicable Issuing Bank, in addition to the Letter of Credit Fees otherwise provided for hereunder, fees and charges in connection with the issuance, negotiation, settlement, amendment and processing of each Letter of Credit issued by such Issuing Bank in the amounts as such Issuing Bank and the Lead Borrower may agree.

(c) All Letter of Credit Fees shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable.

2.15 Acceptance Fee.  Subject to Section 9.14, the Borrowers agree to pay to the Administrative Agent, for the account of the Lenders, in accordance with their respective Commitment Percentages, for each Acceptance, a fee (the “Acceptance Fee”) equal to the Acceptance Fee Percentage, multiplied by the face amount of each Acceptance, plus all reasonable out-of-pocket costs, fees, and expenses incurred by the applicable Acceptance Lender in connection with the application for, processing of, issuance of, or amendment to any Acceptance.  The Acceptance Fee shall be payable in arrears on the fifteenth day of each January, April, July, and October and on the Termination Date for any three (3) month period, or shorter period if calculated for the period beginning on the Closing Date or for such period ending on the Termination Date, in which an Acceptance was issued and/or in which an Acceptance remained outstanding.  After the occurrence and during the continuance of an Event of Default, at the option of the Administrative Agent or upon the direction of the Required Lenders, the Acceptance Fee shall be increased by an amount equal to two percent (2%) per annum.  Subject to Section 9.14, the Acceptance Fee shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable.  In addition, the Borrowers shall pay to the Acceptance Lender for its own account a fronting fee with respect to each Acceptance, at a rate equal to 0.125% per cent per annum, computed on the amount of such Acceptance, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable, and payable on the fifteenth day of each January, April, July and October, in arrears.

2.16 Nature of Fees.  All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent, for the respective accounts of the Administrative Agent, the Issuing Banks, the Acceptance Lenders and the Lenders, as provided herein. All fees shall be fully earned on the date when due and shall not be refundable under any circumstances.

2.17 Termination or Reduction of Commitments.  Upon at least ten (10) Business Days’ prior written notice to the Administrative Agent, the Lead Borrower may at any time in whole permanently terminate the Total Commitments. In addition, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, the Lead Borrower may at any time in part permanently reduce the Total Commitments. Each such reduction shall be in the principal amount of $5,000,000 or any multiple of $5,000,000; provided that the Borrowers shall not terminate or reduce (A) the Total Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Credit Extensions outstanding would exceed the Total Commitments, (B) the sublimit for Letters of Credit set forth in Section 2.1(a)(ii) if, after giving effect thereto, the Letter of Credit Oustandings not fully cash collateralized hereunder would exceed such sublimit, and (C) the sublimit for Swingline Loans set forth in Section 2.6(a) hereof if, after giving effect thereto, and to any concurrent payments hereunder, the outstanding amount of Swingline Loans hereunder would exceed such sublimit. If, after giving effect to any reduction of the Total Commitments, the sublimit for Letters of Credit set forth in Section 2.1(a)(ii) hereof or the sublimit for Swingline Loans set forth in Section 2.6(a) hereof exceeds the amount of the Total Commitments, such sublimits shall be automatically reduced by the amount of such excess.  Each such reduction or termination shall (i) be applied ratably to the Commitment of each Lender and (ii) be irrevocable when given. At the effective time of each such reduction or termination, the Borrowers shall pay to the Administrative Agent for application as provided herein (i) all Commitment Fees accrued on the amount of the Total Commitments so terminated or reduced through the date thereof, (ii) any amount by which the Credit Extensions outstanding on such date exceed the amount to which the Total Commitments are to be reduced effective on such date, in each case pro rata based on the amount prepaid, and (iii) any Breakage Costs, if applicable.

2.18 Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a LIBO Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Lead Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter (but in any event, within two (2) Business Days) and, until the Administrative Agent notifies the Lead Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Borrowing Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Borrowing shall be ineffective and (ii) if any Borrowing Request requests a LIBO Borrowing, such Borrowing shall be made as a Borrowing of Prime Rate Loans.

2.19 Conversion and Continuation of Loans.  The Lead Borrower on behalf of the Borrowers shall have the right at any time,

(a) on three (3) Business Days’ prior irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 12:00 noon, Boston time, on the third Business Day preceding the date of any conversion), (x) to convert any outstanding Borrowings of  Prime Rate Loans (but in no event Swingline Loans) to Borrowings of LIBO Loans, or (y) to continue an outstanding Borrowing of LIBO Loans for an additional Interest Period,

(b) on one Business Day’s irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 12:00 noon, Boston time, on the date of any conversion), to convert any outstanding Borrowings of LIBO Loans to a Borrowing of  Prime Rate Loans,

subject to the following:

(i) without the consent of the Required Lenders, no Borrowing of Loans may be converted into, or continued as, LIBO Loans at any time when an Event of Default has occurred and is continuing;

(ii) if less than a full Borrowing of Loans is converted, such conversion shall be made pro rata among the Lenders, as applicable, in accordance with the respective principal amounts of the Loans comprising such Borrowing held by such Lenders immediately prior to such conversion;

(iii) the aggregate principal amount of Loans being converted into or continued as LIBO Loans shall be in an integral of $1,000,000 and at least $5,000,000;

(iv) each Lender shall effect each conversion by applying the proceeds of its new LIBO Loan or Prime Rate Loan, as the case may be, to its Loan being so converted;

(v) the Interest Period with respect to a Borrowing of LIBO Loans effected by a conversion or in respect to the Borrowing of LIBO Loans being continued as LIBO Loans shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continued Borrowing, as the case may be;

(vi) a Borrowing of LIBO Loans may be converted only on the last day of an Interest Period applicable thereto;

(vii) each request for a conversion or continuation of a Borrowing of LIBO Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month; and

(viii) no more than fifteen (15) Borrowings of LIBO Loans may be outstanding at any time.

If the Lead Borrower does not give notice to convert any Borrowing of Prime Rate Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as LIBO Loans, in each case as provided above, such Borrowing shall automatically be converted to, or continued as, as applicable, a Borrowing of Prime Rate Loans at the expiration of the then current Interest Period. The Administrative Agent shall, after it receives notice from the Borrower, promptly give each Lender notice of any conversion, in whole or part, of any Loan made by such Lender.

2.20 Mandatory Prepayment; Cash Collateral; Commitment Termination.  The outstanding Obligations shall be subject to mandatory prepayment as follows:

(a) If at any time the amount of the Credit Extensions exceeds the lower of (i) the then amount of the Total Commitments, and (ii) the then amount of the Borrowing Base, the Borrowers will immediately upon notice from the Administrative Agent (which may be given by the Administrative Agent in its discretion and shall be given by the Administrative Agent upon the request of the Required Lenders) (A) prepay the Loans in an amount necessary to eliminate such excess, and (B) if, after giving effect to the prepayment in full of all outstanding Loans such excess has not been eliminated, deposit cash into the Cash Collateral Account in an amount equal to 105% of the Letter of Credit Outstandings.  Without in any way limiting the foregoing, the Administrative Agent shall, weekly or more frequently in the Administrative Agent’s Permitted Discretion, make the necessary exchange rate calculations with respect to Letters of Credit denominated in a currency other than Dollars, to determine whether any excess exists on such date.

(b) To the extent required pursuant to Section 2.23, the Revolving Loans shall be repaid daily in accordance with the provisions of said Section 2.23.

(c) Subject to the foregoing, outstanding Prime Rate Loans shall be prepaid before outstanding LIBO Loans are prepaid. Each partial prepayment of LIBO Loans shall be in an integral multiple of $1,000,000. No prepayment of LIBO Loans shall be permitted pursuant to this Section 2.20 other than on the last day of an Interest Period applicable thereto, unless the Borrowers reimburse the Lenders for all Breakage Costs associated therewith in accordance with Section 2.21(b) below. In order to avoid such Breakage Costs, as long as no Event of Default has occurred and is continuing, the Administrative Agent shall hold all amounts required to be applied to LIBO Loans in the Cash Collateral Account and will apply such funds to the applicable LIBO Loans at the end of the then pending Interest Period therefor and such LIBO Loans shall continue to bear interest at the rate set forth in Section 2.10 until the amounts in the Cash Collateral Account have been so applied (provided that the foregoing shall in no way limit or restrict the Agents’ rights upon the subsequent occurrence of an Event of Default). No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 (unless all such outstanding LIBO Loans are being prepaid in full). Any prepayment of the Revolving Loans shall not permanently reduce the Commitments.

(d) All amounts required to be applied to all Loans hereunder (other than Swingline Loans) shall be applied ratably in accordance with each Lender’s Commitment Percentage.

(e) Upon the Termination Date, the Commitments and the credit facility provided hereunder shall be terminated in full and the Borrowers shall pay, in full and in cash, all outstanding Loans and all other outstanding Obligations then due, and shall fully cash collateralize or replace all Letters of Credit and Acceptances and reimburse all L/C Disbursements and shall provide collateral security to the extent required by Section 9.6 hereof.

2.21 Optional Prepayment of Loans; Reimbursement of Lenders.  (a)           The Borrowers shall have the right at any time and from time to time to prepay outstanding Loans in whole or in part, (x) with respect to LIBO Loans, upon at least two Business Days’ prior written, telex or facsimile notice to the Administrative Agent prior to 12:00 noon, Boston time, and (y) with respect to Prime Rate Loans, upon written, telex or facsimile notice to the Administrative Agent prior to 12:00 noon, Boston time, on the date of prepayment, subject to the following limitations:

(i) All prepayments under Section 2.20 and this Section 2.21 shall be paid to the Administrative Agent for application, first, to the prepayment of outstanding Swingline Loans, second, to the prepayment of other outstanding Loans ratably in accordance with each Lender’s Commitment Percentage, and third, to the funding of a cash collateral deposit in the Cash Collateral Account in an amount equal to 105% of all Letter of Credit Outstandings to the extent required by this Agreement.

(ii) Subject to the foregoing, outstanding Prime Rate Loans shall be prepaid before outstanding LIBO Loans are prepaid. Each partial prepayment of LIBO Loans shall be in an integral multiple of $1,000,000. No prepayment of LIBO Loans shall be permitted pursuant to this Section 2.21 other than on the last day of an Interest Period applicable thereto, unless the Borrowers reimburse the Lenders for all Breakage Costs associated therewith in accordance with Section 2.21(b) below. No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 (unless all such outstanding LIBO Loans are being prepaid in full).

(iii) Each notice of prepayment shall specify the prepayment date, the principal amount and Type of the Loans to be prepaid and, in the case of LIBO Loans, the Borrowing or Borrowings pursuant to which such Loans were made. Each notice of prepayment shall be irrevocable and shall commit the Borrowers to prepay such Loan by the amount and on the date stated therein. The Administrative Agent shall, promptly after receiving notice from the Lead Borrower hereunder, notify each Lender of the principal amount and Type of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

(b) The Borrowers shall reimburse each Lender for any loss incurred or to be incurred by it in the reemployment of the funds released resulting from (i) any prepayment (for any reason whatsoever, including, without limitation, conversion to Prime Rate Loans or acceleration by virtue of, and after, the occurrence of an Event of Default) of any LIBO Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan, (ii) the failure of a Borrower to borrow a LIBO Loan for any reason on the first day of the applicable Interest Period after the Lead Borrower delivers a notice of borrowing under Section 2.4 in respect thereof, or (iii) the failure of the Borrowers to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.21(a). Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBO Rate  for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing of a LIBO Loan other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan or (y) in the case of such failure to borrow, of the Interest Period for such LIBO Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market (collectively, “Breakage Costs”). Any Lender demanding reimbursement for such loss shall deliver to the Lead Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be presumptively correct absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt of such certificate; provided, however, that if any Breakage Costs are incurred as a result of repayment of Loans on the Maturity Date or the refinancing of this credit facility and so long as the amount of such Breakage Costs is included as part of the payoff amount set forth in the relevant payoff letter and the relevant Lender has delivered the certificate required hereby, payment of such Breakage Costs shall be made on the date of such termination or the Maturity Date, as applicable.

(c) Intentionally Omitted.

(d) Whenever any partial prepayment of Loans are to be applied to LIBO Loans, such LIBO Loans shall be prepaid in the chronological order of their Interest Payment Dates.

2.22 Maintenance of Loan Account; Statements of Account . (a)           The Administrative Agent shall maintain an account on its books in the name of the Borrowers (the “Loan Account”) which will reflect (i) all Loans and other advances made by the Lenders to the Borrowers or for the Borrowers’ account, (ii) all L/C Disbursements, fees and interest that have become payable as herein set forth, and (iii) any and all other monetary Obligations that have become payable.

(b) The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrowers or otherwise for the Borrowers’ account, including all amounts received in the Concentration Account from the Blocked Account Banks, and the amounts so credited shall be applied as set forth in Section 2.24(a).

(c) After the end of each month, (i) each Lender shall furnish a written statement to the Administrative Agent and the Lead Borrower setting forth the amount of obligations due to such Lender or its Affiliate (other than customary fees and expenses charged in the ordinary course) on account of Bank Products and Cash Management Services as of such month end, and (ii) the Administrative Agent shall send to the Lead Borrower a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrowers during that month (other than on account of Bank Products and Cash Management Services). The monthly statements shall, absent manifest error, be an account stated, which is presumptively correct unless the Lead Borrower provides the Administrative Agent with a written objection to any such statement within twenty (20) days of receipt of such statement, which written objection shall state with particularity the reason for such objection.

2.23 Cash Receipts.  (a)           The Collateral Agent shall maintain account number 5045183372 at Bank of America (the “Concentration Account”).  Subject to the rights of the Loan Parties set forth below during any period during which no Cash Dominion Event has occurred and is continuing, the Concentration Account is and shall remain, under the sole dominion and control of the Collateral Agent.  The Loan Parties may maintain one or more disbursement accounts (the “Disbursement Accounts”) to be used by the Loan Parties for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder.

(b) All cash receipts and other proceeds from the sale or disposition of any Collateral relating to the Loan Parties’ operations in the United States of America or Canada, as applicable, including, without limitation, the proceeds of all credit card charges (all such cash receipts and proceeds, “Cash Receipts”) shall be deposited into one or more DDAs established for the account of the applicable Loan Party in the United States of America or Canada, as applicable.  Notwithstanding the foregoing, Cash Receipts from the Loan Parties’ wholesale operations in the United States of America or Canada, as applicable (whether received in a lockbox or otherwise) shall, promptly on receipt, be deposited directly in or transferred by ACH or wire transfer to the Concentration Account or a Blocked Account.

(c) So long as no Cash Dominion Event has occurred and is continuing:

(i) the Loan Parties may direct, and shall have sole control over, the manner of disposition of its funds in the DDA Accounts, the Blocked Accounts, the Concentration Account and each Disbursement Account and may close or change the services provided in respect of DDA Accounts, Blocked Accounts and Disbursement Accounts, provided that in the case of a closure of a Blocked Account, the funds on deposit therein shall be transferred to another Blocked Account or the Concentration Account; and

(ii) the Loan Parties shall cause the ACH or wire transfer of all available and collected Cash Receipts in each such DDA to a Blocked Account or the Concentration Account not less frequently than each Business Day (or with respect to the Loan Parties situated in Canada, not less frequently than twice each week), provided that (A) to the extent that on any Business Day technical problems prevent any such ACH or wire, such funds shall be transferred on the next following Business Day on which technical problems do not prevent such transfer and (B) notwithstanding the foregoing, the Loan Parties need not cause the ACH or wire transfer from a DDA to a Blocked Account or the Concentration Account such reasonable amount (based upon prior business practices of the Borrowers but in no event to exceed $50,000.00 (or such higher amount as the Administrative Agent in its Permitted Discretion determines) for any single DDA or $250,000.00 (or such higher amount as the Administrative Agent in its Permitted Discretion determines) in the aggregate for all DDAs as is necessary or appropriate to cover dishonored checks, credit card chargebacks, bank fees and similar charges, in each case in the ordinary course of business.

(d) After the occurrence and during the continuation of a Cash Dominion Event:

(i) at the request of Administrative Agent, the Loan Parties shall deliver to the Administrative Agent (A) a list of all present DDAs maintained by the Loan Parties, which list includes, with respect to each depository (1) the name and address of that depository; (2) the account number(s) maintained with such depository; and (3) to the extent known, a contact person at such depository (the “DDA List”), and (B) deliver to the Administrative Agent notifications (the “Credit Card Notifications”) substantially in the form of Exhibit G hereto (or such other form as may be reasonably satisfactory to the Administrative Agent) executed on behalf of the Loan Parties with each of the Loan Parties’ major credit card processors;

(ii) (x) no Borrower shall have any access to or right of withdrawal from the Concentration Account, (y) upon notice to a Blocked Account Bank, no Borrower shall have any access to or right of withdrawal from the Blocked Accounts maintained with such Blocked Account Bank, and (z) the funds on deposit in the Concentration Account shall continue to be collateral security for all of the Obligations and shall be applied as provided in Section 2.24;

(iii) upon the Administrative Agent’s instruction, the Loan Parties shall cause the ACH or wire transfer to any Blocked Account or the Concentration Account (whether or not there is then an outstanding balance in the Loan Account, unless the Commitments have been terminated hereunder and the Obligations have been paid in full) of all available and collected Cash Receipts in each such DDA, provided that (i) the Administrative Agent shall not require more than one such transfer each day, (ii) to the extent that on any Business Day technical problems prevent any such ACH or wire, such funds shall be transferred on the next following Business Day on which technical problems do not prevent such transfer and (iii) notwithstanding the foregoing, (x) the Loan Parties need not cause the ACH or wire transfer from a DDA to a Blocked Account or the Concentration Account such reasonable amount (based upon prior business practices of the Borrowers but in no event to exceed $150,000.00 in the aggregate or such higher amount as the Administrative Agent in its Permitted Discretion determines) as is necessary or appropriate to cover dishonored checks, credit card chargebacks, bank fees and similar charges, in each case in the ordinary course of business; and (y) so long as the Obligations have not been accelerated, the Loan Parties shall not be required to transfer or cause the transfer of any funds on deposit in any Canadian Blocked Account to any United States Blocked Account or the Concentration Account; and

(iv) in the event that, notwithstanding the provisions of this Section 2.23, the Loan Parties receive or otherwise have dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by the Loan Parties for the Administrative Agent and shall not be commingled with any of the Loan Parties’ other funds or deposited in any account of any Loan Party other than as instructed by the Administrative Agent.

2.24 Application of Payments.  (a) Upon either (i) the occurrence of a Cash Dominion Event or (ii) the occurrence of an Event of Default and acceleration of the time for payment of the Obligations, all amounts received in the Concentration Account from any source, including the Blocked Account Banks, and other amounts received by the Administrative Agent, including, without limitation, all payments by the Borrowers and any proceeds realized from any Loan Party or on account of any Collateral shall be applied, on the day of receipt, in the following order: first, to pay fees and expense reimbursements and indemnification then due and payable to the Administrative Agent, the Issuing Banks, the Acceptance Lenders and the Collateral Agent (other than those relating solely to Bank Products and Cash Management Services); second, to pay interest then due and payable on Credit Extensions; third, to repay outstanding Swingline Loans; fourth, to repay other outstanding Revolving Loans that are Prime Rate Loans and all outstanding reimbursement obligations under Letters of Credit and Acceptances; fifth, to repay outstanding Revolving Loans that are LIBO Loans and all Breakage Costs due in respect of such repayment pursuant to Section 2.21(b) or, at the Lead Borrower’s option, to fund a cash collateral deposit to the Cash Collateral Account sufficient to pay, and with direction to pay, all such outstanding LIBO Loans on the last day of the then-pending Interest Period therefor; sixth, if an Event of Default then exists and is continuing, to fund a cash collateral deposit in the Cash Collateral Account in an amount equal to 105% of all Letter of Credit Outstandings; seventh, to pay all Obligations then due arising out of any Cash Management Services provided by any Lender or its Affiliate, and, in the event that the Obligations have been accelerated, to provide collateral security to the extent required by Section 9.6 hereof, and eighth, to pay all other Obligations that are then outstanding and then due and payable, including without limitation, all Obligations arising out of any Bank Products provided by any Lender or its Affiliate and, in the event that the Obligations have been accelerated, to provide collateral security to the extent required by Section 9.6 hereof.  If all amounts set forth in clauses first through and including eighth above are paid, any excess amounts shall be deposited in a separate cash collateral account, and shall promptly be released to the Borrowers upon the request of the Lead Borrower.

(b) All credits against the Obligations shall be effective on the day of receipt thereof, and shall be conditioned upon final payment to the Administrative Agent of the items giving rise to such credits. If any item credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrowers shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Banks, the Acceptance Lenders and the Lenders against all claims and losses resulting from such dishonor or return.

2.25 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank or Acceptance Lender; or

(ii) impose on any Lender or any Issuing Bank or Acceptance Lender or the London interbank market any other condition affecting this Agreement or LIBO Loans made by such Lender or any Letter of Credit or Acceptance or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, Issuing Bank or Acceptance Lender of participating in, issuing or maintaining any Letter of Credit or Acceptance or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank or Acceptance Lender hereunder (whether of principal, interest or otherwise) other than Taxes, which shall be governed by Section 2.28 hereof, then the Borrowers will pay to such Lender, Issuing Bank or Acceptance Lender, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or Acceptance Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender, any Issuing Bank or any Acceptance Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or Acceptance Lender’s capital or on the capital of such Lender’s, Issuing Bank’s or Acceptance Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Acceptances held by, such Lender, or the Letters of Credit issued by such Issuing Bank, or the Acceptances issued by such Acceptance Lender, to a level below that which such Lender, Issuing Bank or Acceptance Lender or such Lender’s, Issuing Bank’s or Acceptance Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, Issuing Bank’s or Acceptance Lender’s policies and the policies of such Lender’s, Issuing Bank’s or Acceptance Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender, Issuing Bank or Acceptance Lender, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or Acceptance Lender or such Lender’s, Issuing Bank’s or Acceptance Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender, an Issuing Bank or an Acceptance Lender setting forth the amount or amounts necessary to compensate such Lender, Issuing Bank or Acceptance Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Lead Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender, Issuing Bank or the Acceptance Lender, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender, any Issuing Bank or any Acceptance Lender to demand compensation pursuant to this Section within ninety (90) days of the effective date of the relevant Change in Law shall constitute a waiver of such Lender’s, Issuing Bank’s or Acceptance Lender’s right to demand such compensation.

2.26 Change in Legality.

(a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any Change in Law shall make it unlawful for a Lender to make or maintain a LIBO Loan or to give effect to its obligations as contemplated hereby with respect to a LIBO Loan or (y) at any time any Lender determines that the making or continuance of any of its LIBO Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in the London interbank market, then, by written notice to the Lead Borrower, such Lender may (i) declare that LIBO Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrowers for a LIBO Borrowing shall, as to such Lender only, be deemed a request for a Prime Rate Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding LIBO Loans made by it be converted to Prime Rate Loans, in which event all such LIBO Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the LIBO Loans that would have been made by such Lender or the converted LIBO Loans of such Lender shall instead be applied to repay the Prime Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBO Loans.

(b) For purposes of this Section 2.26, a notice to the Lead Borrower by any Lender pursuant to paragraph (a) above shall be effective, and if any LIBO Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Lead Borrower.

2.27 Payments.  (a) The Borrowers shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit or Acceptances, or of amounts payable under Sections 2.21(b), 2.25 or 2.28, or otherwise) prior to 2:00 p.m., Boston time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 100 Federal Street, Boston, Massachusetts, except payments to be made directly to the applicable Issuing Bank or Acceptance Lender or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.21(b), 2.25, 2.28 or 9.3 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document (other than payments with respect to LIBO Borrowings) shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, if any payment due with respect to LIBO Borrowings shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event, the date of such payment shall be on the last Business Day of subject calendar month, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars (except that drawings under Letters of Credit shall be reimbursed in the same currency as such Letter of Credit was denominated).

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, such funds shall be applied ratably among the parties entitled thereto in accordance with the provisions of Section 2.24(a) hereof.

(c) Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank or Acceptance Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank or Acceptance Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders, the Issuing Banks or Acceptance Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank or Acceptance Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(d) If any Lender shall fail to make any payment required to be made by it pursuant to this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under this Agreement until all such unsatisfied obligations are fully paid.

2.28 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agents, any Lender, any Issuing Bank or any Acceptance Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) The Borrowers shall indemnify the Agents, each Lender, each Issuing Bank and each Acceptance Lender, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, such Lender, Issuing Bank, or Acceptance Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender, an Issuing Bank, an Acceptance Lender, or by any Agent on its own behalf or on behalf of a Lender, an Issuing Bank or an Acceptance Lender setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction in withholding tax shall deliver to the Lead Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto, or, in the case of a Foreign Lender’s claiming exemption from or reduction in U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Foreign Lender delivers a Form W-8BEN, a certificate representing that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a “10 percent shareholder” of the Borrowers within the meaning of section 881(c)(3)(B) of the Code, and is not a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, properly completed and duly executed by such Foreign Lender claiming complete exemption from or reduced rate of, United States federal withholding tax on payments by the Borrowers under this Agreement and the other Loan Documents, or in the case of a Foreign Lender claiming exemption for “portfolio interest” certifying that it is not a foreign corporation, partnership, estate or trust. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement (or, in the case of a transferee that is a participation holder, on or before the date such participation holder becomes a transferee hereunder) and on or before the date, if any, such Foreign Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”). In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Notwithstanding any other provision of this Section 2.28(e), a Foreign Lender shall not be required to deliver any form pursuant to this 2.28(e) that such Foreign Lender is not legally able to deliver.

(f) The Borrowers shall not be required to indemnify any Foreign Lender or to pay any additional amounts to any Foreign Lender in respect of United States federal withholding tax pursuant to paragraph (a) or (c) above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of paragraph (e) above. Should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall, at such Lender’s expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

2.29 Security Interests in Collateral.  To secure their Obligations under this Agreement and the other Loan Documents, the Borrowers have granted, and have caused each Facility Guarantor to grant to the Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties, a first-priority security interest in all of the Collateral pursuant hereto and to the Security Documents.

2.30 Mitigation Obligations; Replacement of Lenders.

       (a) If any Lender requests compensation under Section 2.25, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.28, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.25 or 2.28, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, however, that the Borrowers shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Closing Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

(b) If any Lender requests compensation under Section 2.25, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.28, or if any Lender is a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, and at the option of the Borrowers, either (x) permanently reduce the Total Commitments pursuant to Section 2.17 hereof in an amount equal to such Lender’s Commitment (and notwithstanding anything to the contrary set forth in this Agreement regarding the pro rata reduction of Commitments hereunder), provided that such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed drawings under Letters of Credit, Acceptances and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (notwithstanding anything in this Agreement to the contrary regarding the pro rata sharing of payments), from the Borrowers, or (y) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.5), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that (i) except in the case of an assignment to another Lender, the Borrowers shall have received the prior written consent of the Administrative Agent, the Lead Issuing Bank, each other Lender which is then an Issuing Bank, and the Swingline Lender, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed drawings under Letters of Credit, Acceptances and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.25 or payments required to be made pursuant to Section 2.28, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

3.  REPRESENTATIONS AND WARRANTIES.  Each Loan Party, jointly and severally, represents and warrants to the Agents and the Lenders that:

3.1 Organization; Powers. Each Loan Party is, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and each such Person has all requisite power and authority to carry on its business as now conducted, and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. Schedule 3.1 sets forth, as of the Closing Date, each Loan Party’s legal name as it appears in the official filings in its state of organization, its state of organization, organization type, organization number, if any issued by its state of organization, and except with respect to Brown Canada, its federal employer identification number.

3.2 Authorization; Enforceability.   The transactions contemplated hereby and by the other Loan Documents to be entered into by each Loan Party are within such Loan Party’s corporate or limited liability company powers and have been duly authorized by all necessary corporate, membership and other action. This Agreement and the other Loan Documents have been duly executed and delivered by each Loan Party which is a party thereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.3 Governmental Approvals; No Conflicts. The transactions to be entered into contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) for such as have been obtained or made and are in full force and effect, (ii) for those which could not be reasonably be expected to have a Material Adverse Effect, and (iii) for  filings and recordings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Applicable Law or regulation or the Charter Documents of any Loan Party or any order of any Governmental Authority, except for such violation which could not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or their respective assets, except for such violation or default which could not reasonably be expected to have a Material Adverse Effect, or give rise to a right thereunder to require any payment to be made by any Loan Party in excess of $5,000,000, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Loan Documents or otherwise permitted hereby or thereby.

3.4 Financial Condition.  The Lead Borrower has heretofore furnished to the Lenders (a) its Form 10-K containing the Consolidated balance sheet, and statements of earnings, shareholders’ equity, and cash flows for the Lead Borrower and its Subsidiaries as of and for the Fiscal Year ending February 2, 2008, and (b) its Form 10-Q containing the Consolidated balance sheet, and statements of earnings, and cash flows for the Lead Borrower and its Subsidiaries as of and for the Fiscal Quarter ending November 1, 2008. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Lead Borrower and its Subsidiaries, in each case, as of such dates and for such periods on a Consolidated basis in accordance with GAAP, subject, in the case of the Fiscal Quarter financial statements, to year end audit adjustments and the absence of footnotes.  Since February 2, 2008, there have been no changes in the assets, liabilities, financial condition or business of the Lead Borrower and its Subsidiaries which has had a Material Adverse Effect.

3.5 Properties.

(a) Each Loan Party has good title to, or valid leasehold interests in, all of such Person’s real and personal, moveable and immoveable, property material to its business, except for defects which could not reasonably be expected to have a Material Adverse Effect.

(b) Schedule 3.5(b) sets forth, as of the Closing Date, a complete and correct list of the address of all Real Estate that is owned by each Loan Party, all leases and subleases of Real Estate by each Loan Party as lessee or sublessee, and all leases and subleases of Real Estate by each Loan Party as lessor or sublessor.  Each of the leases and subleases is valid and enforceable in accordance with its terms, and is in full force and effect and no default by any party to any such lease or sublease exists, except as could not reasonably be expected to result in a Material Adverse Effect.  Each Loan Party has good and marketable title in fee simple to the Real Estate owned by such Loan Party, or valid leasehold interests in all Real Estate leased by such Loan Party, and each Loan Party has good and merchantable title or valid leasehold interests to all of its other property reflected on the most recent financial statements delivered to the Administrative Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except those permitted pursuant to Section 6.2 hereof.

3.6 Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any such Person (i)  as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than those set forth on Schedule 3.6) or (ii) that involve any of the Loan Documents.

(b) Except for the matters set forth on Schedule 3.6, and except as could not reasonably be expected to have a Material Adverse Effect, no Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of any Loan Party become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Since the date of this Agreement, there has been no change in the status of the matters set forth on Schedule 3.6 that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

3.7 Compliance with Laws and Agreements. Each Loan Party is in compliance with all laws, regulations and orders of any Governmental Authority applicable such Person or its property and all indentures, material agreements evidencing any Material Indebtedness, and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

3.8 Investment and Holding Company Status. No Loan Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.9 Taxes. Each Loan Party has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings, for which such Person has set aside on its books adequate reserves, and as to which no Lien in excess of $5,000,000 has arisen, or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

3.10 ERISA; Foreign Plans.

(a) Except as set forth on Schedule 3.10, no Loan Party is party to a Plan.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements of the Lead Borrower and its Subsidiaries on a Consolidated basis reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements of the Lead Borrower and its Subsidiaries on a Consolidated basis reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

(b) No Termination Event has occurred or is reasonably expected to occur.  Each Foreign Plan is in compliance in all material respects with the laws and regulations applicable to such Foreign Plan and each Loan Party has satisfied all contribution obligations in all material respects with respect to such Foreign Plan (to the extent applicable).  Each Foreign Plan and related funding arrangement that is intended to qualify for tax-favored status has been reviewed and approved for such status by the appropriate Governmental Authority (or has been submitted for such review and approval within the applicable time period), and nothing has occurred and no condition exists that is likely to cause the loss or denial of such tax-favored status.  No Foreign Plan has any liabilities in any material respect in excess of the current value of such Foreign Plan’s assets, determined in accordance with the assumptions used for funding such Foreign Plan pursuant to reasonable accounting standards in accordance with applicable law.  No Loan Party has incurred or reasonably expects to incur any material liability as a result of the termination or other insolvency of any Foreign Plan or any material liability which is not otherwise funded or satisfied with readily available assets set aside with respect to such Foreign Plan.

3.11 Common Enterprise.  The successful operation and condition of each of the Loan Parties is dependent upon the continued successful performance of the functions of the group of Loan Parties as a whole and the successful operation of each Loan Party is dependent upon the successful performance and operation of each other Loan Party.  Each of the Loan Parties expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit) directly and indirectly from successful operations of the Lead Borrower and each of the other Loan Parties.  Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit) directly and indirectly from the credit extended by the Lenders, the Issuing Banks and the Acceptance Lenders to the Loan Parties hereunder, both in their separate capacities and as members of the group of companies.  Each Loan Party has determined that the execution, delivery and performance of this Agreement and any other Loan Document to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interests.

3.12 Disclosure.  The Loan Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Loan Party is subject, and all other matters known to any such Person, that, individually or in the aggregate, in each case, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

3.13 Subsidiaries. On and as of the Closing Date, the authorized Capital Stock or other equity, and the number of issued and outstanding shares of Capital Stock or other equity, of the Borrowers and each other Loan Party and each of their Subsidiaries is as described in Schedule 3.13.  All such outstanding shares of Capital Stock or other equity of the Borrowers and each other Loan Party have been duly and validly issued, in compliance with all legal requirements relating to the authorization and issuance of shares of Capital Stock or other equity, and are fully paid and non-assessable.  On and as of the Closing Date, there is no other Capital Stock or ownership interest of any class outstanding of the Borrowers or of any other Loan Party. Except as set forth on Schedule 3.13 or as otherwise permitted under this Agreement, none of the Loan Parties is party to any joint venture, general or limited partnership, or limited liability company agreements.

3.14 Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date. Each of such policies is in full force and effect. As of the Closing Date, all premiums in respect of such insurance that are due and payable have been paid.

3.15 Labor Matters. Except as set forth on Schedule 3.15, as of the Closing Date, (a) there is no collective bargaining agreement or other labor contract covering employees of any Loan Party, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) to the knowledge of the Loan Parties, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Loan Party or for any similar purpose except as could not reasonably be expected to result in a Material Adverse Effect, and (d) there is no pending or (to the best of any Loan Party’s knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Loan Party or its employees except as could not reasonably be expected to result in a Material Adverse Effect.

3.16 Certain Transactions.  Except as set forth on Schedule 3.16, none of the officers, partners, directors, or employees of any Loan Party is presently a party to any transaction with any other Loan Party or any Affiliate, officer or director that would be prohibited by Section 6.8.

3.17 Restrictions on the Loan Parties.  No Loan Party is a party to or bound by any contract, agreement or instrument, or subject to any charter or other corporate restriction, that has or could reasonably be expected to have a Material Adverse Effect.

3.18 Security Documents. The Security Documents create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest and hypothec in the Collateral described therein as security for the Obligations to the extent that a legal, valid, binding and enforceable security interest in such Collateral may be created under any Applicable Law of the United States of America and any states thereof, including, without limitation, the applicable Uniform Commercial Code, and under any Applicable Law of Canada and any provinces thereof, including, without limitation, the PPSA and the Civil Code, and the Security Documents constitute, or will upon the filing of financing statements and the obtaining of “control”, in each case, as applicable, with respect to the relevant Collateral as required under the applicable Uniform Commercial Code, PPSA or Civil Code, the creation of a fully perfected first priority Lien on, and security interest and hypothec in, all right, title and interest of the Borrowers and each Facility Guarantor thereunder in such Collateral, in each case prior and superior in right to any other Person (other than Permitted Encumbrances having priority under Applicable Law), except as permitted hereunder or under any other Loan Document, in each case to the extent that a security interest may be perfected by the filing of a financing statement or hypothec under the applicable Uniform Commercial Code, PPSA or Civil Code, or by obtaining “control”.

3.19 Federal Reserve Regulations.

(a) No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan or any Letter of Credit or Acceptance will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

3.20 Solvency. The Loan Parties, taken as a whole, are Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

3.21 Franchises, Patents, Copyrights, Etc.  Except as otherwise set forth on Schedule 3.21 hereto, each Loan Party owns, or is licensed to use, all franchises, patents, copyrights, trademarks, tradenames, service marks, licenses and permits, and other intellectual property and rights in respect of the foregoing, necessary for the conduct of its business as substantially now conducted without known conflict or infringement with any rights of any other Person and, in each case, free of any Lien that is not a Permitted Encumbrance.

3.22 DDAs, Credit Card Arrangements, Etc. Schedule 3.22 sets forth, as of the Closing Date, a list of all (i) arrangements to which any Loan Party is a party with respect to the payment to any Borrower of the proceeds of all credit card charges for sales by such Loan Party in the United States of America and Canada and specifying whether a Credit Card Notification with respect thereto is in effect on the Closing Date, (ii) Blocked Account Agreements entered into by a Loan Party (or similar agreements entered into pursuant to the Existing Credit Agreement) which are in effect on the Closing Date and (iii) Disbursement Accounts maintained by the Loan Parties as of the Closing Date.

3.23 Customer and Trade Relations.  There exists no actual or, to the knowledge of any Loan Party, threatened in writing, termination or cancellation of, or any adverse modification or change in the business relationship of any Loan Party with any supplier material to the operations of the Loan Parties taken as a whole, which termination, cancellation or adverse modification or change could reasonably be expected to have a Material Adverse Effect.

3.24 Casualty.

As of the Closing Date, neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.  CONDITIONS.

4.1 Closing Date.

 The effectiveness of this Agreement and the obligation of the Lenders and of the Issuing Banks and of the Acceptance Lenders hereunder is subject to the following conditions precedent:

(a) The Agents (or their counsel) shall have received from each party hereto either (i) a counterpart of this Agreement and all other Loan Documents not delivered under the Existing Credit Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agents (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and all other Loan Documents.

(b) The Agents shall have received a favorable written opinion (addressed to each Agent and the Lenders on the Closing Date and dated the Closing Date) of each of (i) Bryan Cave LLP, special United States counsel to the Loan Parties, (ii) Lang Michener LLP, special Ontario counsel to Brown Canada, and (iii) WolfBlock LLP, special Pennsylvania counsel to Brown Retail, covering such matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.

(c) The Agents shall have received such documents and certificates as the Agents or their counsel may reasonably request relating to the organization, existence and good standing of each Loan Party (it being understood and agreed that each Loan Party will be required to deliver a good standing certificate from its jurisdiction of organization or formation, as well as a good standing certificate for each foreign jurisdiction where such Loan Party is qualified to do business other than those jurisdictions where a Loan Party is terminating its qualification as set forth on Schedule 4.1(c)), the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Agents and their counsel.

(d) The Agents shall have received a Borrowing Base Certificate dated the Closing Date, relating to the month ended on January 3, 2009, and executed by a Financial Officer of the Lead Borrower, which Borrowing Base Certificate shall show that, as of the Closing Date after giving effect to (i) any Loans made or outstanding on the Closing Date and (ii) any Letters of Credit to be issued on the Closing Date and Existing Letters of Credit, Excess Availability shall be not less than $120,000,000.

(e) The Agents shall have received a certificate, reasonably satisfactory in form and substance to the Agents, (i) with respect to the solvency of the Loan Parties on a Consolidated basis, as of the Closing Date, and (ii) certifying that, as of the Closing Date, the representations and warranties made by the Borrowers in the Loan Documents are true and complete (other than representations and warranties that relate solely to an earlier date) and that no event has occurred (or failed to occur) which is or which, solely with the giving of notice or passage of time (or both) would be a Default or an Event of Default.

(f) The Agents shall have received (i) an updated appraisal (based on net liquidation value) by a third party appraiser acceptable to the Collateral Agent of all Inventory of the Loan Parties, the results of which are satisfactory to the Collateral Agent and (ii) a written report regarding the results of a commercial finance examination of the Loan Parties, which shall be satisfactory to the Collateral Agent.

(g) All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be reasonably satisfactory to the Agents.

(h) The Administrative Agent shall have received and be satisfied with (i) a detailed forecast for the period commencing on the Closing Date and ending with the end of the then next Fiscal Year, which shall include an Availability model, Consolidated income statement, balance sheet, and statement of cash flow, by quarter, each prepared in conformity with GAAP and consistent with the Loan Parties’ then current practices and (ii) such other information (financial or otherwise) reasonably requested by the Administrative Agent.

(i) The Agents shall be reasonably satisfied that any financial statements delivered to them fairly present the business and financial condition of the Loan Parties, and that there has been no material adverse change in the assets, business, operation, financial or other condition, or income of the Loan Parties, taken as a whole, since the date of the most recent financial information delivered to the Agents.

(j) Except as set forth on Schedule 3.6, there shall not be pending any litigation or other proceeding, which, if adversely determined, (and a reasonable possibility of such adverse determination reasonably exists), could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.

(k) There shall not have occurred any default, nor shall any event exist which is, or solely with the passage of time, the giving of notice or both, would be a default under any Material Indebtedness of any Loan Party.

(l) The Collateral Agent shall have received all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Collateral Agent and with respect to any Loan Party located in or organized under the laws of Canada, all filings and recordations required by Requirements of Law of Canada (including, without limitation, under the PPSA and the Civil Code) in all jurisdictions that the Collateral Agent may deem necessary or desirable in order to perfect the Collateral Agent's Lien in any Collateral located in Canada.

(m) To the extent not delivered under the Existing Credit Agreement, the Collateral Agent shall have received Blocked Account Agreements with the Blocked Account Banks on or before the Closing Date.

(n) All fees due at or immediately after the Closing Date and all reasonable costs and expenses incurred by the Agents in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Agents) shall have been paid in full, except that the fees and expenses of such counsel shall be paid on the earlier of the Closing Date or within three (3) Business Day after receipt of invoice therefor.

(o) The consummation of the transactions contemplated hereby shall not (a) violate any Applicable Law, or (b) conflict with, or result in a default or event of default under, any material agreement of Borrowers or any other Loan Party, taken as a whole.  No event shall exist which is, or solely with the passage of time, the giving of notice or both, would be a default under any material agreement of any Loan Party.

(p) No material changes in governmental regulations or policies affecting the Borrowers, the Agents or any Lender involved in this transaction shall have occurred prior to the Closing Date which could, individually or in the aggregate, materially adversely affect the transaction contemplated by this Agreement.

(q) There shall be no Default or Event of Default on the Closing Date.

(r) To the extent not delivered under the Existing Credit Agreement, the Collateral Agent shall have received, and be satisfied with, evidence of the Borrowers’ insurance, together with such endorsements as are required by the Loan Documents.

(s) The Borrowers shall have paid all accrued and unpaid interest, fees, and expenses due under the Existing Credit Agreement to the Persons entitled thereto.

(t) Assignments amongst the Lenders party to the Existing Credit Agreement and the Lenders party to this Agreement shall have been executed and delivered to the Administrative Agent to the extent deemed necessary by the Administrative Agent.

(u) The Lead Arrangers shall have achieved syndication of the Loans.

(v) There shall have been delivered to the Administrative Agent such additional instruments and documents as the Agents or counsel to the Agents reasonably may require or request.

The Administrative Agent shall notify the Lead Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, this Agreement shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.2) at or prior to 5:00 p.m., Boston time, on January 31, 2009, (and, in the event such conditions are not so satisfied or waived, this Agreement shall terminate at such time).

4.2 Conditions Precedent to Each Loan and Each Letter of Credit and Each Acceptance.  In addition to those conditions described in Section 4.1, the obligation of the Lenders to make each Loan and of the Issuing Banks to issue each Letter of Credit and of the Acceptance Lenders to issue each Acceptance, is subject to the following conditions precedent:

(a) Notice. The Administrative Agent shall have received a notice with respect to such Borrowing or issuance, as the case may be, as required by Section 2.

(b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit or Acceptance, as applicable, hereunder with the same effect as if made on and as of such date, except that such  representations and warranties (i) that relate solely to an earlier date shall be true and correct as of such earlier date and (ii) shall be true and correct in all respects if they are qualified by a materiality standard.

(c) No Default. On the date of, and after giving effect to, each Borrowing hereunder and the issuance of each Letter of Credit or Acceptance, the Borrowers shall be in compliance with all of the terms and provisions set forth herein and in the other Loan Documents to be observed or performed and no Default or Event of Default shall have occurred and be continuing.

(d) Borrowing Base Certificate. The Administrative Agent shall have received the  most recently required Borrowing Base Certificate, with each such Borrowing Base Certificate including schedules as required by the Administrative Agent.

The request by the Borrowers for, and the acceptance by the Borrowers of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in this Section 4.2 have been satisfied at that time and that after giving effect to such extension of credit the Borrowers shall continue to be in compliance with the Borrowing Base.  The conditions set forth in this Section 4.2 are for the sole benefit of the Administrative Agent and each Lender and may be waived by the Administrative Agent in whole or in part without prejudice to the Administrative Agent or any Lender, including, without limitation, without prejudice to the Required Lenders’ rights under Section 7.1 and 9.2 hereof.

5.  AFFIRMATIVE COVENANTS.  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder and under the other Loan Documents shall have been paid in full and all Letters of Credit and Acceptances shall have expired or terminated or have been fully cash collateralized or replaced and all L/C Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Agents and the Lenders that:

5.1 Financial Statements and Other Information.  The Lead Borrower will furnish to the Agents for delivery to the Lenders, each of the following, provided that the Lead Borrower need not furnish copies of information referred to in subsections (a), (b), (g) or (m) if on or before the applicable day set forth below, such information is available either on EDGAR or on the Lead Borrower’s web site:

(a) within ninety-five (95) days after the end of each Fiscal Year of the Lead Borrower and its Subsidiaries, a copy of its Form 10-K containing the Consolidated balance sheet and related statements of earnings, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all audited and reported on by Ernst & Young, LLP or another independent public accountant of recognized national standing (without a “going concern” or like qualification or exception and without a qualification or exception as to the scope of such audit) to the effect that such Consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Lead Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP consistently applied, and a written statement by such accountants to the effect that such accountants have reviewed this Agreement and that in auditing such Consolidated financial statements, nothing came to their attention to cause them to believe that the Loan Parties had failed to comply with the terms, covenants, provisions or conditions of this Agreement insofar as they relate to accounting matters, except for those described in reasonable detail in such statement;

(b) within fifty (50) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, its Form 10-Q containing the Consolidated balance sheet and related statements of earnings, and cash flows of the Lead Borrower and its Subsidiaries, as of the end of and for such Fiscal Quarter and the elapsed portion of the Fiscal Year, with comparative results to the same Fiscal Periods of the prior Fiscal Year, all certified by a Financial Officer of the Lead Borrower as presenting in all material respects the financial condition and results of operations of the Lead Borrower and its Subsidiaries in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes;

(c) within thirty (30) days after the end of each of fiscal month of the Lead Borrower and its Subsidiaries, if so requested by the Administrative Agent, Consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows of the Lead Borrower and its Subsidiaries, as of the end of and for such month and the elapsed portion of the Fiscal Year, with comparative results to the same Fiscal Periods of the prior Fiscal Year and to the Lead Borrower’s and its Subsidiaries’ budget for such Fiscal Year furnished pursuant to Section 5.1(e) hereof;

(d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Lead Borrower in the form of Exhibit E (a “Compliance Certificate”) (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations with respect to the Fixed Charge Coverage Ratio for such period (whether or not it is then required to be tested hereunder), (iii) certifying that such financial statements present in all material respects the financial condition and results of operations of the Lead Borrower and its Subsidiaries in accordance with GAAP consistently applied for such period, subject, in the case of the quarterly statements, to normal year end audit adjustments and the absence of footnotes, (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the Lead Borrower’s and its Subsidiaries’ audited financial statements referred to in Section 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate, and (v) containing either a certification that there has been no change to the information disclosed in any of the Schedules delivered in connection with Sections 3.1 through 3.24 of this Agreement or any other Loan Document (or after the delivery of the first Compliance Certificate delivered pursuant to this subsection, as previously certified), or, if so, specifying all such changes, provided that, notwithstanding the foregoing, no such revisions or updates shall be deemed to have amended, modified, or superseded any such schedules as originally attached hereto (or after the delivery of the first Compliance Certificate delivered pursuant to this subsection, as previously certified), or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such schedules, unless and until the Administrative Agent shall have accepted in writing such revisions or updates to any such schedules; and provided further that the Administrative Agent shall be deemed to have accepted such revisions or updates unless the Administrative Agent delivers a written objection thereto to the Lead Borrower within thirty (30) days after the date such revisions or updates have been received;

(e) no sooner than sixty (60) days and not less than thirty (30) days prior to the commencement of each Fiscal Year of the Loan Parties, a detailed preliminary Consolidated and consolidating budget by month for such Fiscal Year (including a projected Consolidated and consolidating balance sheet and related statements of projected operations and cash flow as of the end of and for such Fiscal Year) and, within forty-five (45) days after the commencement of each such Fiscal Year, a final Consolidated and consolidating budget by month for such Fiscal Year;

(f) within seventeen (17) days (or such longer period as the Administrative Agent may agree in its reasonable discretion, but in any event not to exceed twenty-five (25) days) after the end of each month, a certificate in the form of Exhibit D (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business on the last day of the immediately preceding month, each such Borrowing Base Certificate to be certified as complete and correct on behalf of the Loan Parties by a Financial Officer of the Lead Borrower, provided, however, if and so long as an Event of Default has occurred and is continuing or if Excess Availability is less than the greater of (i) twenty (20%) percent of the lesser of the then (x) Total Commitments or (y) Borrowing Base and (ii) $25,000,000, Administrative Agent may require that Borrowers furnish such Borrowing Base Certificate (showing the Borrowing Base as of the close of business on the last day of the immediately preceding week) weekly on Wednesday of each week;

(g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Lead Borrower or any other Loan Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

(h) the financial and collateral reports described on Schedule 5.1(h) hereto, at the times set forth in such Schedule;

(i) with respect to each Permitted Acquisition, to the extent permitted by Applicable Law, as soon as available, but not less than ten (10) Business Days prior to the consummation of a Permitted Acquisition, written notice to the Administrative Agent of such Permitted Acquisition together with a copy of all business and financial information reasonably requested by the Administrative Agent and, in the event that the total consideration paid or payable in connection with such Permitted Acquisition (whether in cash, property or securities) exceeds $35,000,000 or the total consideration paid or payable in connection with such Permitted Acquisition together with all other Permitted Acquisitions consummated after the Closing Date (whether in cash, property or securities) exceeds $100,000,000, a certificate of a Financial Officer of the Lead Borrower certifying (and showing the calculations therefor in reasonable detail) that the Payment Conditions will be satisfied, and (ii) as soon as available the information provided to the board of directors of the Lead Borrower with respect to such Permitted Acquisition;

(j) with respect to each Permitted Acquisition, to the extent permitted by Applicable Law, as soon as available, (i) copies of the most recent audited (if available), and if later, unaudited Consolidated financial statements of the Person which is the subject of the Permitted Acquisition, (ii) a description of the proposed Permitted Acquisition in such detail as the Administrative Agent may reasonably request, including copies of letters of intent and purchase and sale agreements or other acquisition documents executed in connection with the proposed Permitted Acquisition, (iii) an unaudited pro forma Consolidated balance sheet and income statement of the Loan Parties as of the end of the most recently completed fiscal quarter but prepared as though the Permitted Acquisition had occurred on such date and related pro forma calculations of Excess Availability (as of the last day of each Fiscal Quarter) and the Fixed Charge Coverage Ratio for the subsequent four fiscal quarters period, and (iv) unaudited projections of balance sheets and income statements and related calculations for the following four fiscal quarters, assuming the Permitted Acquisition has closed;

(k) notice of any intended (i) sale or other disposition of assets of any Loan Party permitted under Section 6.5(c), (d) and (e) hereof at least three (3) Business Days prior to the date of consummation such sale or disposition or (ii) incurrence of any Indebtedness permitted hereunder promptly following the incurrence of such Indebtedness;

(l) within fifteen (15) days after receipt thereof, copies of all final (as distinguished from a preliminary or discussion draft) reports submitted to the Lead Borrower or any other Loan Party by independent certified public accountants in connection with each annual, interim or special audit of the books of the Loan Parties made by such accountants, including any management letter commenting on the Borrowers’ internal controls submitted by such accountants to management in connection with their annual audit;

(m) promptly after their preparation, copies of any and all proxy statements, financial statements (other than those described in subsections (a) and (b) hereof), and reports which the Lead Borrower makes available to its shareholders or any holder of any Indebtedness;

(n) if requested by the Administrative Agent, promptly after filing with the IRS or any other applicable Governmental Authority, a copy of each tax return filed by any Loan Party;

(o) within seventeen (17) days (or such longer period as the Administrative Agent may agree in its reasonable discretion, but in any event not to exceed twenty-five (25) days) of the end of each fiscal month (unless specifically indicated otherwise), or more frequently if requested by the Administrative Agent, as of the preceding fiscal month end, in form reasonably satisfactory to the Administrative Agent: (a) a schedule of each Loan Party’s Accounts created since the last such schedule; (b) an aging of each Loan Party’s Accounts together with a reconciliation to the previous fiscal month end’s accounts receivable balance of such Loan Party’s Accounts and to its general ledger; (c) a summary aging by payee of each Loan Party’s accounts payable; and (d) upon the Agent’s request, a statement of the balance of each of the intercompany accounts of the Loan Parties; and

(p) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Lead Borrower or any other Loan Party, or compliance with the terms of any Loan Document, as the Agents or any Lender may reasonably request.

5.2 Notices of Material Events. The Borrowers will, and will cause each other Loan Party to furnish to the Administrative Agent, the Issuing Banks, the Acceptance Lenders, the Collateral Agent, and each Lender prompt written (except as provided in clause (e) below) notice of the following:

(a) the occurrence of any Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event or Termination Event that, alone or together with any other ERISA Events or Termination Events, as applicable, that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

(e) telephonic notice of any change of the chief executive officer or chief financial officer of the Lead Borrower;

(f) any pending or threatened (in writing) strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Loan Party which could reasonably be expected to have, or has resulted in, a Material Adverse Effect;

(g) the filing of any Lien for unpaid taxes in excess of $5,000,000 against any Loan Party;

(h) any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding;

(i) the discharge by any Loan Party of its present independent accountants or any withdrawal or resignation by such independent accountants; and

(j) any material adverse change in the business, operations, or financial affairs of the Loan Parties taken as a whole.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Lead Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

5.3 Information Regarding Collateral.

(a) The Lead Borrower will furnish to the Administrative Agent at least thirty (30) days’ prior written notice of any change (i) in any Loan Party’s legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party’s identity or organizational structure or (iv) in any Loan Party’s jurisdiction of incorporation, Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization.

(b) Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(a), the Lead Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Lead Borrower setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent Perfection Certificate delivered pursuant to this Section.

5.4 Existence; Conduct of Business. Each Borrower will, and will cause each other Loan Party to, do or cause to be done all things necessary to comply with its respective Charter Documents, and to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation, or dissolution permitted under Section 6.3 or any sale, lease, transfer or other disposition permitted under Section 6.5.

5.5 Payment of Obligations.

(a) Each Borrower will, and will cause each other Loan Party to, pay its Indebtedness and other obligations (other than Indebtedness described in the parenthetical in clause (a) of the definition thereof which is not Material Indebtedness unless the failure to so pay such Indebtedness could reasonably be expected to result in a Material Adverse Effect), including tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or such other Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation, (d) no Lien secures such obligation (other than tax Liens in an amount not to exceed $5,000,000), and (e) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Administrative Agent under Section 2.3.

(b) Without limiting the foregoing, the Lead Borrower shall either defease, repurchase or redeem the Senior Notes as permitted by Section 6.7(b)(ii) hereof or refinance the Senior Notes with Refinancing Notes, in each case at least 120 days prior to the scheduled maturity date of the Senior Notes, provided, however, that (i) the failure of the Borrower to have defeased, repurchased or redeemed the Senior Notes or to have refinanced the Senior Notes at least 120 days prior to the scheduled maturity date of the Senior Notes as provided above shall not constitute a Default or Event of Default and (ii) if the Senior Notes have not been so defeased, repurchased, redeemed or refinanced as provided above, the Administrative Agent shall impose an Availability Reserve in an amount equal to the outstanding principal amount of the Senior Notes until such Senior Notes are repurchased, redeemed or refinanced.

5.6 Maintenance of Properties. Each Borrower will, and will cause each other Loan Party to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

5.7 Insurance.

(a) Each Borrower will, and will cause each other Loan Party to,  (i) maintain insurance with financially sound and reputable insurers reasonably acceptable to the Administrative Agent (or, to the extent consistent with prudent business practice, a program of self-insurance approved by the Administrative Agent, such approval not to be unreasonably withheld) on such of its property and in at least such amounts and against at least such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it (including the insurance required pursuant to the Security Documents); (ii) maintain such other insurance as may be required by law; and (iii) furnish to the Administrative Agent, upon written request, full information as to the insurance carried.  The Administrative Agent shall not, by the fact of approving, disapproving, accepting, obtaining or failing to obtain any such insurance, incur liability for the form or legal sufficiency of insurance contracts, solvency of insurance companies or payment of lawsuits, and each Loan Party hereby expressly assumes full responsibility therefor and liability, if any, thereunder.  The Borrowers shall, and shall cause each other Loan Party to, furnish to the Administrative Agent certificates or other evidence satisfactory to the Administrative Agent of compliance with the foregoing insurance provisions.  The Lead Borrower shall promptly notify the Administrative Agent with respect to any claim relating in whole or in part to the Collateral in excess of $3,000,000.  So long as no Cash Dominion Event has occurred and is continuing, the Loan Parties shall have the right to negotiate and/or settle insurance claims without the consent or approval of the Administrative Agent.  After the occurrence of a Cash Dominion Event and during the continuance thereof, the Loan Parties will not settle any insurance claim with a value in excess of $3,000,000 without the consent of the Administrative Agent, which consent will not be unreasonably withheld or delayed.

(b) For each of the insurance policies covering Collateral, each Loan Party shall cause the Collateral Agent to be named as a loss payee or additional insured, as applicable, in a manner acceptable to the Administrative Agent.  Each all risk property insurance policy covering Collateral shall contain (i) a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to the Collateral Agent in the event of cancellation or non-renewal of such policy for any reason whatsoever except non-payment of premium and a clause or endorsement requiring the insurer to give not less than ten (10) days prior written notice to the Collateral Agent in the event of cancellation of such policy for non-payment of premium (giving the Collateral Agent the right to cure defaults in the payment of premiums), (ii) to the extent available from the applicable insurer, a clause or endorsement stating that the interest of the Collateral Agent shall not be impaired or invalidated by any act or neglect of the insured Person or the owner of any premises, including, without limitation, as a result of the use of any such premises for purposes more hazardous than are permitted by such policy, and (iii) to the extent available from the applicable insurer, a clause or endorsement stating that none of the Loan Parties, the Administrative Agent, the Collateral Agent, or any other party shall be a coinsurer.  Each commercial general liability policy shall contain (1) a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to the Collateral Agent in the event of cancellation or non-renewal of such policy for any reason whatsoever except non-payment of premium and a clause or endorsement requiring the insurer to give not less than ten (10) days prior written notice to the Collateral Agent in the event of cancellation of such policy for non-payment of premium (giving the Collateral Agent the right to cure defaults in the payment of premiums), and (2) a clause or endorsement stating that the Collateral Agent shall be named as additional insured parties, mortgagee or assignee, as applicable.  All premiums for such required insurance shall be paid by the Loan Parties when due, and certificates of insurance shall be sent to the appropriate Loan Parties and the Collateral Agent, and if requested by the Collateral Agent, photocopies of the policies, shall be delivered to the Collateral Agent. The Loan Parties shall deliver to the Collateral Agent, prior to the cancellation or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent).  To the extent requested by the Collateral Agent, the Loan Parties shall deliver to the Collateral Agent evidence satisfactory to the Collateral Agent of payment of the applicable portion of the annual premium then due and payable.  If any Loan Party fails to procure (or cause to be procured) such insurance or to pay the premiums therefor when due, the Agents may, without waiving any Event of Default occasioned thereby, obtain such insurance and pay such premiums at the expense of the Loan Parties.  All proceeds of any insurance claim relating to Collateral shall be promptly deposited by the applicable Loan Party to a Blocked Account or the Concentration Account, and such proceeds until so deposited shall be held in trust for the Collateral Agent by the applicable Loan Party.  The Agents shall apply any proceeds received in accordance with Section 2.24 hereof or Section 6.2 of the Security Agreement, as applicable.

(c) None of the Agents or other Secured Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.7.  Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Agent or Secured Party or its agents or employees.  If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Agents and the other Secured Parties and their agents and employees.  The designation of any form, type or amount of insurance coverage by any Agent or Secured Party under this Section 5.7 shall in no event be deemed a representation, warranty or advice by such Agent or Secured Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.

(d) The Lead Borrower shall respond to requests from the Collateral Agent for information relating to insurance within ten (10) Business Days of the Lead Borrower’s receipt of such request.  To the extent that the Lead Borrower fails to reasonably satisfy such request within such period, the Lead Borrower will permit any representatives that are designated by the Collateral Agent to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby. The Loan Parties shall pay the reasonable fees and expenses of any representatives retained by the Collateral Agent to conduct any such inspection.

5.8 Intentionally Omitted.

5.9 Books and Records; Inspection and Audit Rights.

(a) Each Borrower will, and will cause each other Loan Party to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities. Each Borrower will permit any representatives designated by any Agent, upon reasonable prior notice (unless an Event of Default has occurred and is continuing in which event no such notice shall be required), to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, all on reasonable advance notice to the Lead Borrower (unless an Event of Default then exists) and at such reasonable times during normal business hours and as often as reasonably requested.

(b) Each Borrower will, and will cause each other Loan Party to, from time to time upon the reasonable request and reasonable prior notice of the Collateral Agent or the Required Lenders through the Administrative Agent, permit any Agent or professionals (including consultants, accountants, lawyers and appraisers) retained by the Agents to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Borrowers’ practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves.  Without limiting the foregoing:

(i) during any period of four (4) consecutive Fiscal Quarters during which Excess Availability is at all times greater than or equal to the greater of (A) seventeen and one-half percent (17.5%) of the lesser of the then (x) Total Commitments or (y) Borrowing Base and (ii) $25,000,000, the Administrative Agent or professionals (including consultants, accountants, lawyers and appraisers) retained by the Agents shall conduct one (1) appraisal of the Loan Parties’ Inventory and one (1) commercial finance examination;

(ii) during any period of four (4) consecutive Fiscal Quarters during which Excess Availability is at any time less than the greater of (A) seventeen and one-half percent (17.5%) of the lesser of the then (x) Total Commitments or (y) Borrowing Base and (ii) $25,000,000, in addition to the appraisal and commercial finance examination described in clause (i) above, the Administrative Agent or professionals (including consultants, accountants, lawyers and appraisers) retained by the Agents shall conduct one (1) additional appraisal of the Loan Parties’ Inventory and one (1) additional commercial finance examination; and

(iii) in addition to the appraisals and commercial finance examinations described in clauses (i) and (ii) above, in the Administrative Agent’s discretion, the Administrative Agent or professionals (including consultants, accountants, lawyers and appraisers) retained by the Agents may conduct one (1) additional appraisal of the Loan Parties’ Inventory and one (1) additional commercial finance examination during any period of four (4) consecutive Fiscal Quarters.

The Loan Parties shall pay the reasonable fees and expenses of the Administrative Agent or professionals (including consultants, accountants, lawyers and appraisers) retained by the Agents in connection with the appraisals and commercial finance examinations (i) described in clauses (i), (ii) and (iii) above, (ii) undertaken at any time at the request of the Administrative Agent if required by Applicable Law and (iii) undertaken at the request of the Administrative Agent, as it in its discretion deems necessary or appropriate, after the occurrence and the continuation of an Event of Default.  In addition to the foregoing the Administrative Agent will have the right to conduct additional commercial finance examinations and appraisals during normal business hours and upon reasonable advance notice at the expense of the Administrative Agent, as it in its discretion deems necessary or appropriate.

(c) The Borrowers shall, at all times, retain independent certified public accountants who are reasonably satisfactory to the Administrative Agent.

5.10 Fiscal Year.  Each Loan Party shall have a fiscal year of a 52 or 53 week period ending on the Saturday nearest to January 31st and shall notify the Administrative Agent of any change in such fiscal year.

5.11 Physical Inventories.

(a) The Collateral Agent, at the expense of the Loan Parties, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Loan Parties so long as such participation does not disrupt the normal inventory schedule or process.

(b) The Loan Parties, at their own expense, shall undertake physical inventories and cycle counts to be undertaken at the times, using practices, and in the manner consistent with their practices in effect on the Closing Date.

(c) Upon the request of the Collateral Agent, the Loan Parties shall provide the Collateral Agent with a reconciliation of the results of each such physical inventory or cycle count.  The Loan Parties shall post the results of each such physical inventory to the Loan Parties’ stock ledger and general ledger, as applicable.

(d) The Collateral Agent, in its discretion, if any Event of Default exists, may cause such additional inventories to be taken as the Collateral Agent determines (each, at the expense of the Loan Parties).  The Collateral Agent shall use its best efforts to schedule any such inventories so as to not unreasonably disrupt the operation of the Loan Parties’ business.

5.12 Compliance with Laws. Each Borrower will, and will cause each other Loan Party to, comply in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.13 Use of Proceeds and Letters of Credit and Acceptances. The proceeds of Loans made hereunder and Letters of Credit and Acceptances issued hereunder will be used only (a) for Restricted Payments and Permitted Acquisitions, (b) to finance the acquisition of working capital assets of the Loan Parties, including the purchase of inventory and equipment, in each case in the ordinary course of business, (c) to finance Capital Expenditures of the Borrowers, (d) to defease, redeem or repurchase the Senior Notes in accordance with Section 6.7(b)(ii) hereof and (e) for general corporate purposes, all to the extent permitted herein. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

5.14 Additional Subsidiaries.  If any additional Material Subsidiary of any Loan Party is formed or acquired after the Closing Date or if any Subsidiary becomes a Material Subsidiary, the Lead Borrower will notify the Administrative Agent thereof and the Loan Parties will cause such Material Subsidiary to become a Borrower or Facility Guarantor hereunder, as the Administrative Agent may request, and under each applicable Security Document in the manner provided therein within fifteen (15) days after such Material Subsidiary is formed or acquired or becomes a Material Subsidiary and promptly take such actions to create and perfect Liens on such Material Subsidiary’s assets that would otherwise constitute Collateral to secure the Obligations as any Agent shall reasonably request.

5.15 Further Assurances.  (a) Each Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Applicable Law, or which any Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Agents, from time to time upon request, evidence reasonably satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)           If any material assets which would otherwise constitute Collateral are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the applicable Security Agreement that become subject to the Lien of such Security Agreement upon acquisition thereof), the Lead Borrower will notify the Agents thereof, and will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

(c)           Upon the request of the Administrative Agent, the Loan Parties shall cause each of their customs brokers and/or warehouses that have not already done so to deliver an agreement to the Administrative Agent covering such matters and in form substantially similar to the agreements with customs brokers and/or warehouse in effect on the Closing Date.

6.  NEGATIVE COVENANTS.

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other Obligations payable hereunder and under the other Loan Documents have been paid in full and all Letters of Credit and Acceptances have expired or terminated or have been fully cash collateralized or replaced and all L/C Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Agents and the Lenders that:

6.1 Indebtedness and Other Obligations. The Borrowers will not, and will not permit any other Loan Party to, create, incur, assume or permit to exist any Indebtedness, except, as long as no Event of Default exists at the time of incurrence of such Indebtedness or would arise therefrom:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness set forth in Schedule 6.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

(c) Indebtedness of any Loan Party to any other Loan Party;

(d) Indebtedness of  the Loan Parties to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, provided that the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed $35,000,000 at any time outstanding unless, at the time of incurrence of any Indebtedness which would result in such amount being exceeded, the Payment Conditions shall have been satisfied;

(e) Indebtedness incurred to finance any Real Estate now or hereafter owned by any Borrower or incurred in connection with any sale-leaseback transaction;

(f) Indebtedness under Hedging Agreements, other than for speculative purposes, entered into in the ordinary course of business;

(g) Contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or improvement of stores;

(h) Unsecured Indebtedness of a Loan Party to one or more Foreign Subsidiaries in an aggregate principal amount at any one time outstanding not in excess of $200,000,000;

(i) Indebtedness in respect of the Senior Notes and the Refinancing Notes;

(j) Subordinated Debt (other than Indebtedness described in subsection (k) below) provided that after giving effect to the incurrence thereof, the Payment Conditions are satisfied;

(k) Unsecured Indebtedness for borrowed money, including, without limitation, Subordinated Debt (other than Indebtedness described in subsection (j) above), provided that (A) after giving effect to the incurrence thereof and the projected refinancing or refunding thereof, the Payment Conditions are satisfied (except that it shall not be necessary to satisfy the Payment Conditions with respect to any such refinancing, refunding or exchange for any bridge facility permitted under this Section 6.1(k)) with the proceeds of any publicly issued or privately placed notes, any exchange notes or any rollover notes, in each case issued to refinance or refund, or in exchange for any such bridge facility), (B) constitutes a bridge loan pending the consummation of a debt or equity issuance, and (C) the principal of which will not be repaid (other than (1) from the proceeds of such debt or equity issuance or from any rollover loans, publicly issued or privately placed notes, or exchange notes issued in exchange for the bridge loan, or (2) as permitted pursuant to Section 6.7(b)(i) hereof) until all Obligations have been paid in full and all Commitments terminated;

(l) Indebtedness represented by letters of credit or acceptances issued in any currency other than Dollars which any Issuing Bank or Acceptance Lender, as applicable, was unable or unwilling to issue according to the terms hereof backed by Dollar denominated Letters of Credit or Acceptances;

(m) Guarantees of Indebtedness otherwise allowed under this Section 6.1 and Section 6.4 hereof and other obligations of any other Loan Party which do not constitute Indebtedness,

(n) Guarantees of lease obligations for retail and other business locations sold by a Loan Party in connection with any sale permitted pursuant to Section 6.5 hereof but only to the extent of any such lease obligation as of the date of sale of such location;

(o) Other unsecured Guarantees of Indebtedness and other obligations of any Subsidiary which is not a Loan Party, provided that no payment shall be made on account of any such Guarantee unless the Payment Conditions are satisfied at the time of payment;

(p) In addition to Indebtedness permitted under subsection (h) above, Indebtedness (i) owing by a Loan Party to any other Subsidiary of the Lead Borrower which is not a Loan Party, subject to the Dollar limitations set forth in clause (r) hereof, and (ii) Indebtedness of a Subsidiary of the Lead Borrower which is not a Loan Party to another such Subsidiary which is not a Loan Party;

(q) Indebtedness assumed by a Loan Party or a Subsidiary of a Loan Party or a Person who will become a Loan Party (or Indebtedness secured by a Lien in effect prior to any such acquisition on property acquired in connection with such acquisition, which property would not be of a type included in the Borrowing Base) in connection with a Permitted Acquisition, provided that the aggregate principal amount of Indebtedness permitted by this clause (q) shall not exceed $35,000,000 at any time outstanding unless, at the time of incurrence of any Indebtedness which would result in such amount being exceeded, the Payment Conditions shall have been satisfied;

(r) Indebtedness consisting of Earn-Out Obligations, but only to the extent that the contingent consideration relating thereto is paid within thirty (30) days after the amount due is finally determined; and

(s) other unsecured Indebtedness in an aggregate principal amount not to exceed $100,000,000 at any time outstanding, unless at the time of incurrence of any Indebtedness which would result in such amount being exceeded, the Payment Conditions shall have been satisfied.

6.2 Liens. The Borrowers will not, and will not permit any other Loan Party to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except as long as no Event of Default exists at the time of creation or incurrence of such Lien or would arise therefrom:

(a) Liens created under the Loan Documents;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of any Borrower or other Loan Party set forth in Schedule 6.2, provided that (i) such Lien shall not apply to any other property or asset of such Person and (ii) such Lien shall secure only those obligations that it secures as of the Closing Date, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) Liens on fixed or capital assets acquired by any Loan Party, provided that (i) such Liens secure Indebtedness permitted by Section 6.1(d), (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring such fixed or capital assets and (iii) such Liens shall not apply to any other property or assets of the Borrowers or other Loan Party;

(e) Liens to secure Indebtedness permitted by Section 6.1(e) provided that such Liens shall not apply to any property or assets of the Loan Parties other than the Real Estate so financed or which is the subject of a sale-leaseback transaction;

(f) Liens to secure Indebtedness permitted by Section 6.1(q), provided that (i) such Lien shall not apply to any other property or asset of such Person, (ii) such Lien shall not have been incurred in contemplation of, or in connection with, such Permitted Acquisition, (iii) shall secure only those obligations that it secures as of the date of the Permitted Acquisition, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, and (iv) shall not apply to any Collateral;

(g) Liens existing on assets prior to the acquisition thereof, which are directly or indirectly acquired in a Permitted Acquisition provided that (i) such Liens secure Indebtedness permitted under Section 6.1 hereof or obligations to a lessor under a lease of Real Estate to a Loan Party, (ii) such Liens are not created in contemplation of or in connection with such Permitted Acquisition, (iii) such Liens shall not apply to any other property or assets of a Loan Party, (iv) such Liens shall secure only the Indebtedness or other obligations that such Liens secure on the date of the Permitted Acquisition; and (v) such Liens shall not attach to assets which would be of a type included as Collateral or in the Borrowing Base, except for non-material Liens acceptable to the Administrative Agent; and

(h) Liens on cash and cash equivalents to secure letters of credit permitted pursuant to Section 6.1(q).

6.3 Fundamental Changes.  (a)           The Borrowers shall not, and shall not permit any other Loan Party to, liquidate, merge, amalgamate, or consolidate into or with any other Person or enter into or undertake any plan or agreement of liquidation, merger, amalgamation, or consolidation with any other Person, provided that (i) a Loan Party may merge or amalgamate with another Person in connection with a Permitted Acquisition if such Loan Party is the surviving company, (ii) any wholly-owned Subsidiary of any Borrower may merge, amalgamate, or consolidate into or with such Borrower or any other wholly-owned Subsidiary of such Borrower if no Default or Event of Default has occurred and is continuing or would result from such merger and if such Borrower, a Loan Party (if such Loan Party is a party to such merger) or such Subsidiary is the surviving company, (iii) a Subsidiary of any Borrower may merge or amalgamate into another entity in connection with a Permitted Acquisition if, upon consummation of such merger or amalgamation, the surviving entity shall be a direct or indirect wholly-owned Subsidiary of such Borrower and becomes a Borrower or Facility Guarantor and a party to the Security Documents, (iv) any Domestic Subsidiary may merge into any other Domestic Subsidiary, provided that if a Loan Party is a party to such merger, either such Loan Party shall be the surviving company or the surviving company shall become a Loan Party, and (v) the Lead Borrower may merge with a newly formed shell corporation, the sole purpose and effect of which merger is to reincorporate the Lead Borrower in a state of the United States of America other than the State of New York and where the surviving corporation in such merger has  complied with its obligations under Section 5.14 hereof simultaneously with such merger.

(b) The Borrowers shall not, and shall not permit any other Loan Party to, engage to any material extent in any business other than businesses of the type conducted by the Loan Parties on the date of execution of this Agreement and businesses reasonably related thereto, except that any Loan Party may withdraw from any business activity which such Loan Party reasonably deems unprofitable or unsound, provided that promptly after such withdrawal, the Lead Borrower shall provide the Administrative Agent with written notice thereof.

6.4 Investments, Loans, Advances, Guarantees and Acquisitions. The Borrowers shall not, and shall not permit any other Loan Party to, purchase, hold or acquire (including pursuant to any merger or amalgamation with any Person that was not a wholly owned Subsidiary prior to such merger or amalgamation) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any Indebtedness of, or make or permit to exist any Investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (each of the foregoing, an “Investment”), except for:

(a) Permitted Acquisitions;

(b) Permitted Investments;

(c) Investments existing on the Closing Date, and set forth on Schedule 6.4, to the extent such investments would not be permitted under any other clause of this Section;

(d) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e) Investments in Hedging Agreements other than for speculative purposes, entered into in the ordinary course of business;

(f) Permitted Stock Repurchases, as long as no Event of Default exists at the time of making of such Permitted Stock Repurchase or would arise therefrom;

(g) Investments by a Loan Party in a Subsidiary (including, without limitation, in a Foreign Subsidiary) which is not a Loan Party, in a joint venture (including, without limitation, in or with a foreign Person) or in a Person (including, without limitation, in a foreign Person)which constitutes a minority equity interest in such Person provided that such Investments do not exceed $35,000,000 for any single Investment or $100,000,000 in the aggregate for all such Investments after the Closing Date, unless, in each case, the Payment Conditions are satisfied; and provided further that for purposes of calculation, the amount of any Investment shall be the aggregate cash Investment less all cash returns, cash dividends and cash distributions (or the fair market value of any non-cash returns, dividends and distributions) received by such Loan Party from such Subsidiary, joint venture or Person;

(h) Investments by a Loan Party Borrower in another Loan Party;

(i) Commissions, loans or advances to employees for the purpose of travel, entertainment or relocation in the ordinary course of business and consistent with past practices, provided that the aggregate amount thereof outstanding at any one time shall not, if not repaid, be reasonably expected to have a Material Adverse Effect; and

(j) other Investments in an aggregate amount not to exceed $35,000,000 after the Closing Date.

6.5 Asset Sales.

The Borrowers will not, and will not permit any other Loan Party to, sell, transfer, lease or otherwise dispose of any asset, including any Capital Stock, nor will the Loan Parties issue any additional shares of its Capital Stock or other ownership interests in such Loan Party, or issue any shares of Disqualified Stock, except as long as no Event of Default would arise therefrom:

(a) (i) sales of Inventory, or (ii) used, obsolete or surplus property, or (iii)  Permitted Investments, in each case in the ordinary course of business;

(b) sales, transfers and dispositions among the Loan Parties;

(c) the sale of the Headquarters;

(d) the sale and leaseback of any other of the Loan Parties’ Real Estate or other fixed assets;

(e) the Designated Dispositions;

(f) other sales, transfers, or dispositions of assets not in the ordinary course of business (including retail store locations) provided that (x) no Default or Event of Default then exists or would arise therefrom and (y) if the fair market value of all such other sales, transfers and dispositions exceeds $35,000,000 for the Loan Parties in the aggregate during any Fiscal Year (net of the related sales costs, if any, of such other property), all of the proceeds of such sale, transfer or disposition (net of the related sales costs, if any, of such other property) in excess of $35,000,000 shall be paid to the Administrative Agent (whether or not a Cash Dominion Event has occurred and is then continuing) for application to the Obligations, provided further that, if a Cash Dominion Event then exists and is continuing, all of such proceeds (and not only those in excess of $35,000,000) shall be paid to the Administrative Agent for application to the Obligations; and

(g) the issuance of additional shares of Capital Stock or other ownership interests in a Loan Party (other than Disqualified Stock) as long as no Change in Control results therefrom;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than sales, transfers and other disposition permitted under clauses (a)(ii), (b) and (g)) shall be made at arm’s length and for fair value and solely for cash consideration; and further provided that the authority granted hereunder may be terminated in whole or in part by the Administrative Agent upon the occurrence and during the continuance of any Event of Default.

6.6 Restrictive Agreements. The Borrowers will not, and will not permit any other Loan Party to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Secured Parties, or (b) the ability of (i) any Loan Party (other than the Lead Borrower) to pay dividends or other distributions with respect to any shares of its Capital Stock or (ii) any Loan Party to make or repay loans or advances to any Loan Party or to guarantee Indebtedness of any Loan Party, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by Applicable Law or by the Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the Closing Date identified on Schedule 6.6 hereto (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of this Section shall not apply to restrictions of conditions imposed by any agreement relating to secured Indebtedness permitted hereunder if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (v) clause (a) of this Section shall not apply to customary provisions in leases or licenses or other agreements, including, without limitation, those relating to franchises, patents, copyrights, trademarks, tradenames, service marks, licenses and permits, and other intellectual property restricting the assignment thereof.

6.7 Restricted Payments; Certain Payments of Indebtedness.  (a) The Borrowers will not, and will not permit any other Loan Party to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except as long as no Default or Event of Default exists or would arise therefrom (i) the Lead Borrower may declare and pay dividends quarterly with respect to its Capital Stock provided that the aggregate of all such dividends shall not exceed $35,000,000 for any single dividend declared to stockholders or $100,000,000 in the aggregate for all such dividends after the Closing Date, unless, in each case, the Payment Conditions are satisfied, (ii) the Lead Borrower may declare dividends payable solely in additional shares of its common stock, (iii) the Subsidiaries of the Lead Borrower may declare and pay cash dividends with respect to their Capital Stock, and (iv) the Lead Borrower may make Permitted Stock Repurchases.

(b)           The Borrowers will not at any time, and will not permit any other Loan Party to make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness (other than the Loans), except:

(i) payment when due (excluding any voluntary prepayments and, unless otherwise agreed by the Required Lenders, payments due upon a Change in Control) of principal, interest, fees and expense reimbursements with respect to Indebtedness permitted under Section 6.1, but only to the extent required under the terms of the documents evidencing such Indebtedness;

(ii) voluntary prepayments of Indebtedness (including, without limitation, deposits of assets to defease the Senior Notes and purchases, repurchases or redemptions of all or any portion of the Senior Notes, whether on the open market or otherwise but excluding voluntary prepayments of Subordinated Debt), as long as the Payment Conditions are satisfied;

(iii) Intentionally Omitted; and

(iv) refinancings of Indebtedness described in clauses (i) and (ii), above, to the extent permitted by Section 6.1, including, without limitation, any refinancing as a result of any rollover loans, publicly issued or privately placed notes or exchange notes issued in exchange for such Indebtedness, and all fees and expenses payable in connection with such refinancing.

6.8 Transactions with Affiliates.  Except as set forth on Schedule 3.16 and Restricted Payments and other transactions expressly permitted under the terms of this Agreement, the Loan Parties will not at any time sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, officers or directors, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Loan Parties than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any of its Affiliates, officers or directors which would not otherwise violate the provisions of the Loan Documents, and (c) advances for commissions, travel and other similar purposes in the ordinary course of business to directors, officers and employees.

6.9 Additional Subsidiaries.  The Borrowers will not, and will not permit any other Loan Party to, create any additional Subsidiary unless no Default or Event of Default would arise therefrom and the requirements of Section 5.14, to the extent applicable, are satisfied.

6.10 Amendment of Material Documents. The Borrowers will not, and will not permit any other Loan Party to, amend, modify or waive any of its rights under (a) its Charter Documents, or (b) any other Material Indebtedness or material agreements, in each case to the extent that such amendment, modification or waiver could reasonably likely to result in a Material Adverse Effect.

6.11 Environmental Laws.  The Loan Parties shall not (a) fail to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, or (b) become subject to any Environmental Liability, in each case which is reasonably likely to have a Material Adverse Effect.

6.12 Fiscal Year.  The Loan Parties shall not change their Fiscal Year without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld.

6.13 Minimum Fixed Charge Coverage Ratio.   If Excess Availability is less than the greater of (i) seventeen and one-half (17.5%) percent of the lesser of the then (x) Total Commitments or (y) Borrowing Base and (ii) $25,000,000 at any time, the Loan Parties shall maintain a Fixed Charge Coverage Ratio, calculated on a trailing four Fiscal Quarters basis of not less than 1.0:1.0.  Such Fixed Charge Coverage Ratio shall be first tested monthly as of the month ending immediately prior to the date that Excess Availability is first less than the greater of (i) seventeen and one-half (17.5%) percent of the lesser of the then (x) Total Commitments or (y) Borrowing Base and (ii) $25,000,000 and shall continue to be tested until Excess Availability has exceeded the greater of (i) seventeen and one-half (17.5%) percent of the lesser of the then (x) Total Commitments or (y) Borrowing Base and (ii) $25,000,000 on each day for two consecutive Fiscal Quarters.

7.  EVENTS OF DEFAULT.

7.1 Events of Default.  If any of the following events (“Events of Default”) shall occur:

(a) Any Loan Party shall fail to pay any principal or interest with respect to any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) Any Loan Party shall fail to pay any fees or other amounts due under this Agreement or any other Loan Document (other than an amount referred to in clause (a) of this Section), within three (3) Business Days of the date when same shall become due and payable;

(c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained in Sections 2.23, 5.1(a), 5.1(b), 5.1(d), 5.1(e), 5.1(f), 5.2, 5.4, 5.7, 5.9, 5.13, 5.14 or in Section 6;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b), (c), or (d) of this Section), and such failure shall continue unremedied for a period of 15 days after notice thereof from the Administrative Agent to the Lead Borrower;

(f) any Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein) other than a failure to make any payment in respect of a Guarantee where such payment is prohibited by Section 6.1(o);

(g) any Loan Party shall fail to perform any material covenant or condition contained in any material contract or agreement to which it is party as and when such performance is required (after giving effect to the expiration of any grace or cure period set forth therein);

(h) any event or condition occurs that (i) results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, or to undertake any enforcement action with respect to any Material Indebtedness, unless in the case of this clause (ii) such action is being contested in good faith by appropriate proceedings, such contest effectively suspends any enforcement action, and pending such contest, a Material Adverse Effect could not reasonably be expected to result therefrom, provided that with respect to any Material Indebtedness which is with recourse only to specific assets of the Loan Parties, the foregoing shall not constitute an Event of Default unless a Material Adverse Effect could reasonably be expected to result from such action;

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts or which seeks to stay or has the effect of staying any creditor, or of a substantial part of its assets, under any federal, state or provincial bankruptcy, insolvency, receivership, liquidation, winding up, corporate or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, administrator, monitor, or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, either (x) such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for 60 days, or (y) a Material Adverse Effect shall have occurred;

(j) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state  or provincial bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, administrator, monitor, or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(k) any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(l) one or more uninsured judgments for the payment of money in an aggregate amount in excess of $15,000,000 shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of any Loan Party to enforce any such judgment;

(m) (i)           any challenge by or on behalf of any Loan Party or other Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto;

(ii)           any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or other Person not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document;

(n) a Change in Control shall occur;

(o) an ERISA Event or Termination Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events or Termination Events that have occurred, could reasonably be expected to result in liability of the Borrowers in an aggregate amount exceeding $15,000,000;

(p) the occurrence of any uninsured loss (exclusive of any deductible retained by the Borrowers under its insurance policies) to any material portion of the Collateral;

(q) the indictment of, or institution of any legal process or proceeding against, any Loan Party, under any federal, state, provincial, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any material portion of the Collateral;

(r) there is filed against any Loan Party any action, suit, or proceeding under any federal, state, or provincial racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit, or proceeding (i) is not dismissed within one hundred twenty (120) days and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

(s) the imposition of any stay or other order, the effect of which could reasonably be to restrain in any material way the conduct by the Loan Parties, taken as a whole, of their business in the ordinary course; or

(t) except as otherwise permitted hereunder, the determination by any Loan Party, whether by vote of such Person’s board of directors or otherwise to: suspend the operation of such Person’s business in the ordinary course, liquidate all or a material portion of such Person’s assets or store locations, or employ an agent or other third party to conduct any so-called store closing, store liquidation or “Going-Out-Of-Business” sales.

then, and in every such event (other than an event with respect to each Loan Party described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Lead Borrower, take any of the following actions, at the same or different times: (i) reduce the Total Commitments, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base or, without limiting the definitions of Availability Reserves or Inventory Reserves, establish additional Reserves or increase any Reserves thereunder; (ii) restrict the amount of or refuse to make Revolving Loans; (iii) restrict or refuse to provide Letters of Credit or Acceptances, (iv) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (v) declare the Loans and other Obligations then outstanding to be due and payable, and thereupon the principal of the Loans and Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and (vi) require the Borrowers to furnish cash collateral in an amount equal to 105% of the Letter of Credit Outstandings, (to be applied in accordance with the provisions of Section 2.7(k) hereof) and in case of any event with respect to any Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

7.2 Remedies on Default.  In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Loans and other Obligations shall have been accelerated pursuant hereto, the Administrative Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce its rights and remedies under this Agreement or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agents or the Lenders. No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

7.3 Application of Proceeds. After the occurrence of an Event of Default and acceleration of the Obligations, all proceeds realized from any Loan Party or on account of any Collateral shall be applied in the manner set forth in Section 2.24 of this Agreement. All amounts required to be applied to Loans hereunder (other than Swingline Loans) shall be applied ratably in accordance with each Lender’s Commitment Percentage.

8.  THE AGENTS.

8.1 Administration by Administrative Agent.  Each Lender, the Collateral Agent, the Issuing Banks, the Acceptance Lenders and each Secured Party hereby irrevocably designate Bank of America, N.A. as Administrative Agent under this Agreement and the other Loan Documents.  The general administration of the Loan Documents shall be by the Administrative Agent. The Lenders, the Collateral Agent, the Issuing Banks, the Acceptance Lenders and the Secured Parties each hereby irrevocably authorizes the Administrative Agent (i) to enter into the Loan Documents to which it is a party and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

8.2 Appointment and Duties of Collateral Agent. Each Lender, the Administrative Agent, the Issuing Banks, the Acceptance Lenders and each Secured Party hereby irrevocably (i) designate Bank of America, N.A. as Collateral Agent under this Agreement and the other Loan Documents, (ii) authorize the Collateral Agent to enter into the Security Documents and the other Loan Documents to which it is a party and to perform its duties and obligations thereunder, together with all powers reasonably incidental thereto, and (iii) agree and consent to all of the provisions of the Security Documents. All Collateral shall be held or administered by the Collateral Agent (or its duly-appointed agent) for its benefit and for the ratable benefit of the other Secured Parties. Any proceeds received by the Collateral Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in Sections 2.20, 2.24, or 7.3, as applicable. The Collateral Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Collateral Agent.

Without limiting the generality of the foregoing, for the purposes of creating a solidarite′ active in accordance with Article 1541 of the Civil Code of Quebec, between each Secured Party, taken individually, and the Collateral Agent, each Loan Party and each Secured Party (on its own behalf) acknowledges and agrees with the Collateral Agent that such Secured Party and the Collateral Agent are conferred the legal status of solidary creditors of each Loan Party in respect of all Obligations, present and future, owed by each Loan Party to each Secured Party and the Agents hereunder and under the other Loan Documents (collectively, the “Solidary Claim”).  Accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Quebec, each Loan Party is irrevocably bound to the Collateral Agent and each other Secured Party in respect of the entire Solidary Claim of the Collateral Agent and such Secured Party.  As a result of the foregoing, the parties hereto acknowledge that the Collateral Agent and each other Secured Party shall at all times have a valid and effective right of action for the entire Solidary Claim of the Collateral Agent and such other Secured Party and the right to give full acquittance for it and that, accordingly, without limiting the generality of the foregoing, the Collateral Agent, as solidary creditor for itself and each other Secured Party, shall, at all times have a valid and effective right of action in respect of all Obligations, present and future, owed by each Loan Party to the Collateral Agent and to the other Secured Parties or any of them under this Agreement and the other Loan Documents and the right to give a full acquittance for the same.  The parties further agree and acknowledge that the Collateral Agent's Liens on the Collateral shall be granted to the Collateral Agent, for its own benefit and for the benefit of the other Secured Parties and as solidary creditor as hereinabove set forth.

8.3 Sharing of Excess Payments; Payments Set Aside.

(a) Each of the Lenders, the Agents, the Issuing Banks and Acceptance Lenders agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrowers, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender, Agent, Issuing Bank or Acceptance Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of the Obligations owed it (an “excess payment”) as a result of which such Lender, Agent, Issuing Bank or Acceptance Lender has received payment of any Loans or other Obligations outstanding to it in excess of the amount that it would have received if all payments at any time applied to the Loans and other Obligations had been applied in the order of priority set forth in Section 7.3, then such Lender, Agent, Issuing Bank or Acceptance Lender shall promptly purchase at par (and shall be deemed to have thereupon purchased) from the other Lenders, such Agent, the Issuing Banks and Acceptance Lenders, as applicable, a participation in the Loans and Obligations outstanding to such other Persons, in an amount determined by the Administrative Agent in good faith as the amount necessary to ensure that the economic benefit of such excess payment is reallocated in such manner as to cause such excess payment and all other payments at any time applied to the Loans and other Obligations to be effectively applied in the order of priority set forth in Section 7.3 pro rata in proportion to its Commitment Percentage; provided, that if any such excess payment is thereafter recovered or otherwise set aside such purchase of participations shall be correspondingly rescinded (without interest). The Borrowers expressly consent to the foregoing arrangements and agree that any Lender, any Agent, any Issuing Bank, or any Acceptance Lender holding (or deemed to be holding) a participation in any Loan or other Obligation may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender, Agent, Issuing Bank or Acceptance Lender as fully as if such Lender, Agent, Issuing Bank, or Acceptance Lender held a Note and was the original obligee thereon, in the amount of such participation.

(b) To the extent that any payment by or on behalf of the Loan Parties is made to any Lender, or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under the Bankruptcy Code or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender, Issuing Bank and Acceptance Lender severally agrees to pay to the Agents upon demand its pro rata share (without duplication) of any amount so recovered from or repaid by the Agents.  The obligations of the Lenders, the Issuing Banks and the Acceptance Lenders under clause (ii) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

8.4 Agreement of Applicable Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Applicable Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Applicable Lenders, and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 9.2.

8.5 Liability of Agents.

(a) Each of the Agents, when acting on behalf of the Lenders, the Issuing Banks and Acceptance Lenders, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents and employees, and none of the Agents nor their respective directors, officers, agents or employees shall be liable to the Lenders, Issuing Banks or Acceptance Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders, Issuing Banks or Acceptance Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent’s own gross negligence or willful misconduct. The Agents and their respective directors, officers, agents and employees shall in no event be liable to the Lenders, Issuing Banks or Acceptance Lenders or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Applicable Lenders or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, none of the Agents, nor any of their respective directors, officers, employees, or agents (A) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, or (B) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent, as applicable, is required to exercise as directed in writing by the Applicable Lenders, provided that no Agent shall be required to take any action that, in its respective opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, or (C) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, or shall be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent or any of its Affiliates in any capacity, or (D) shall be responsible to any Lender, Issuing Bank or Acceptance Lender for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any recital, statement, warranty or representation in, this Agreement, any Loan Document or any related agreement, document or order, or (E) shall be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents, or (F) shall be responsible to any Lender, Issuing Bank or Acceptance Lender for the state or condition of any properties of the Loan Parties or any other obligor hereunder constituting Collateral for the Obligations of the Loan Parties hereunder or under any of the other Loan Documents, or any information contained in the books or records of the Loan Parties; or (G) shall be responsible to any Lender, Issuing Bank or Acceptance Lender for the validity, enforceability, collectibility, effectiveness or genuineness of this Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (H) shall be responsible to any Lender, Issuing Bank or Acceptance Lender for the validity, priority or perfection of any Lien securing or purporting to secure the Obligations or the value or sufficiency of any of the Collateral.

(b) The Agents may execute any of their duties under this Agreement or any other Loan Document by or through their agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to their rights and duties hereunder or under the Loan Documents.  The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care.

(c) None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to the Borrowers on account of the failure or delay in performance or breach by any Lender (other than by any Agent in its capacity as a Lender), Issuing Bank or Acceptance Lender of any of their respective obligations under this Agreement or any of the other Loan Documents or in connection herewith or therewith.

(d) The Agents shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by them to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Loan Parties), independent accountants and other experts selected by the Agents.  The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Applicable Lenders as they deem appropriate or they shall first be indemnified to their satisfaction by the Lenders against any and all liability and expense which may be incurred by them by reason of the taking or failing to take any such action.

8.6 Notice of Default. The Agents shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agents have actual knowledge of the same or have received notice from a Lender or the Lead Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Agents obtain such actual knowledge or receives such a notice, the Agents shall give prompt notice thereof to each of the Lenders.  The Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Applicable Lenders.  Unless and until the Agents shall have received such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as they shall deem advisable in the best interest of the Lenders.  In no event shall the Agents be required to comply with any such directions to the extent that the Agents believe that the Agents’ compliance with such directions would be unlawful.

8.7 Lenders’ Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender, and based on the financial statements prepared by the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Loan Parties and has made its own decision to enter into this Agreement and the other Loan Documents.  Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to closing any Loan hereunder have been satisfied and in taking or not taking any action under this Agreement and the other Loan Documents.

8.8 Reimbursement and Indemnification. Each Lender agrees (i) to reimburse (x) each Agent for such Lender’s Commitment Percentage of any expenses and fees incurred by such Agent for the benefit of the Lenders, Issuing Banks or Acceptance Lenders under this Agreement and any of the other Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, Issuing Banks or Acceptance Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Loan Parties and (y) each Agent for such Lender’s Commitment Percentage of any expenses of such Agent incurred for the benefit of the Lenders, Issuing Banks or Acceptance Lenders that the Loan Parties have agreed to reimburse pursuant to Section 9.3 of this Agreement or pursuant to any other Loan Document and has failed to so reimburse and (ii) to indemnify and hold harmless the Agents and any of their directors, officers, employees, or agents, on demand, in the amount of such Lender’s Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents to the extent not reimbursed by the Borrowers (except such as shall result from their respective gross negligence or willful misconduct).  The provisions of this Section 8.8 shall survive the repayment of the Obligations and the termination of the Commitments.

8.9 Rights of Agents. It is understood and agreed that the Agents shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Loan Parties, as though it were not the Administrative Agent or the Collateral Agent, respectively, of the Lenders under this Agreement.  Without limiting the foregoing, the Agents and their Affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Loan Parties and their Subsidiaries and Affiliates as if they were not the Agents hereunder.

8.10 Notice of Transfer. The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 9.5(b).

8.11 Successor Agent. Any Agent may resign at any time by giving five (5) Business Days’ written notice thereof to the Lenders, the Issuing Banks, the Acceptance Lenders, the other Agents and the Lead Borrower. Upon any such resignation of any Agent, the Required Lenders shall have the right to appoint a successor Agent, which so long as there is no Default or Event of Default shall be reasonably satisfactory to the Lead Borrower (whose consent shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, the other Agents, the Issuing Banks and the Acceptance Lenders, appoint a successor Agent which shall be (i) a commercial bank (or affiliate thereof) organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, (ii) or a Person capable of complying with all of the duties of such Agent (and the Issuing Banks), hereunder (in the opinion of the retiring Agent and as certified to the Lenders in writing by such successor Agent) which, in the case of (i) and (ii) above, so long as there is no Default or Event of Default shall be reasonably satisfactory to the Lead Borrower (whose consent shall not be unreasonably withheld or delayed). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as such Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement.

8.12 Reports and Financial Statements. Promptly after receipt thereof from the Borrowers, the Administrative Agent shall remit to each Lender and the Collateral Agent copies of all financial statements required to be delivered by the Borrowers hereunder and all commercial finance examinations and appraisals of the Collateral received by the Administrative Agent (collectively, the “Reports”) .  Each Lender

(i) expressly agrees and acknowledges that the Administrative Agent makes no representation or warranty as to the accuracy of the Reports, and (ii) shall not be liable for any information contained in any Report;

(ii) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or any other Person performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(iii) subject to the provisions of Section 9.16, if applicable, agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its Participants, or use any Report in any other manner; and

(iv) without limiting the generality of any other indemnification provision contained in this Agreement, agrees:  (i) to hold the Agents and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Loan Parties, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold the Agents and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

8.13 Defaulting Lender.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) The sum of such Defaulting Lender’s outstanding Revolving Credit Loans plus its risk participations in outstanding Swingline Loans and Letter of Credit Outstandings (collectively, its “Credit Exposure”) and such Defaulting Lender’s Commitment shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.2); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(b) Subject to clause (c) below, a Defaulting Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-defaulting Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments, the Lenders’ respective Commitment Percentages of all outstanding Obligations shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency;

(c) At the option of the Borrowers, any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 8.3) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent, (i) first, to the payment of any amounts owing by such Defaulting Lender to any Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder, (iii) third, if so determined by the Administrative Agent or requested by an Issuing Bank or the Swingline Lender, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any existing or future participating interest in any Swingline Loan or Letter of Credit, (iv) fourth, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if so determined by the Administrative Agent and the Borrowers, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to the Lenders or any Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or such Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (vii) seventh, to such Defaulting Lender; provided that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.2 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.

(d) The Defaulting Lender’s decision-making and participation rights and rights to payments as set forth in clauses (a) through (c) hereinabove shall be restored only upon the payment by the Defaulting Lender of its Commitment Percentage of any Obligations, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the rate set forth in Section 2.11 hereof from the date when originally due until the date upon which any such amounts are actually paid.

(e) The non-defaulting Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration, (prorata, based on the respective Commitments of those Lenders electing to exercise such right) the Defaulting Lender’s Commitment to fund future Loans (the “Defaulting Lender’s Future Commitment”).  Upon any such purchase of the Commitment Percentage of any Defaulting Lender’s Future Commitment, the Defaulting Lender’s share in future Loans and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance.  Each Defaulting Lender shall indemnify the Agents and each non-defaulting Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys’ fees and funds advanced by any Agent or by any non-defaulting Lender, on account of a Defaulting Lender’s failure to timely fund its pro rata share of a Loan or to otherwise perform its obligations under the Loan Documents.  Nothing contained in this Section 8.13(e) shall be deemed to limit or modify the rights of the Borrowers pursuant to Section 2.30 hereof.

8.14 Agency for Perfection.  Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens, for the benefit of the Agents and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other Applicable Law of the United States of America or Canada under the PPSA or otherwise can be perfected only by possession.  Should any Lender (other than the Agents) obtain possession of any such Collateral, such Lender shall notify the Agents thereof, and, promptly upon the Agents’ request therefor shall deliver such Collateral to the Agents or otherwise deal with such Collateral in accordance with the Agents’ instructions.

8.15 Relation Among the Lenders.  The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agents) authorized to act for, any other Lender.

8.16 Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under the Bankruptcy Code or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit or Acceptance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letters of Credit, Acceptance Reimbursement Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks, the Acceptance Lenders, the Administrative Agent and the other Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks, the Acceptance Lenders, the Administrative Agent, such Secured Parties and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks, the Acceptance Lenders, the Administrative Agent, such Secured Parties under Sections 2.7, 2.12, 2.13, 2.14, 2.15 and 9.3 allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator, monitor or other similar official in any such judicial proceeding is hereby authorized by each Lender, Issuing Bank and Acceptance Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks and the Acceptance Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.12 through 2.15 and 9.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, any Issuing Bank or any Acceptance Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, any Issuing Bank or any Acceptance Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender, any Issuing Bank or any Acceptance Lender in any such proceeding.

8.17 Collateral and Guaranty Matters.  The Lenders irrevocably authorize the Agents, at their option and in their discretion,

(a) to execute a release of any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Total Commitments and (A) payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted), (B) (x) the expiration or termination of all Letters of Credit or (y) the deposit of cash collateral with the Administrative Agent in an amount equal to 105% of the Letter of Credit Outstandings, and (C) the providing of collateral security to the extent required by Section 9.6 hereof, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Applicable Lenders in accordance with Section 9.2;

(b) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.2(d); and

(c) to release any Guarantor from its obligations under the Facility Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by any Agent at any time, the Applicable Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty pursuant to this Section 8.17.  In each case as specified in this Section 8.17, the Agents will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 8.17.

8.18 Syndication Agent, Documentation Agents, and Lead Arrangers and Lead Bookrunners. Notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Syndication Agent and the co-Documentation Agents shall have no powers, rights, duties, responsibilities or liabilities in such capacities with respect to this Agreement and the other Loan Documents.

9.  MISCELLANEOUS.

9.1 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to any Loan Party, to it at Brown Shoe Company, Inc., 8300 Maryland Avenue, St. Louis, Missouri 63105, Attention: Chief Financial Officer (Telecopy No. (314) 854-2152), with a copies to Bryan Cave LLP, One Metropolitan Square, 211 North Broadway, St. Louis, Missouri 63102, Attention: William Seabaugh, Esquire (Telecopy No. (314) 259-2020) and Bryan Cave LLP 1290 Avenue of the Americas, New York, New York 10104, Attention: Jeffrey S. Chavkin, Esquire (Telecopy No. (212) 904-0501);

(b) if to the Administrative Agent or the Collateral Agent, to Bank of America, N.A., 100 Federal Street, Boston, Massachusetts 02110, Attention: Keith Vercauteren (Telecopy No. (617) 434-4339), with a copy (other than with respect to notices of borrowing and interest rate elections or conversions) to Riemer & Braunstein LLP, Three Center Plaza, Boston, Massachusetts 02108, Attention: David S. Berman, Esquire (Telecopy No. (617) 880-3456);

(c) if to any other Lender, to it at its address (or telecopy number) set forth on the signature pages hereto or on any Assignment and Acceptance for such Lender.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given three days after mailing or otherwise on the date of receipt.

9.2 Waivers; Amendments.

(a) No failure or delay by the Agents, the Issuing Banks, the Acceptance Lenders or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks, the Acceptance Lenders and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit or Acceptance shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Agents, any Lender, any Issuing Bank or any Acceptance Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agents and the Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without such Lender’s prior consent, (ii) except as provided in Section 2.2, increase the Total Commitments without the written consent of all of the Lenders, (iii) reduce the principal amount of any Loan or L/C Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment of the principal amount of any Loan or L/C Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of the Commitments or the Maturity Date, without the written consent of each Lender affected thereby, (v) change Sections 2.8(b), 2.8(c), 2.20, 2.23, or 2.24, without the written consent of each Lender, (vi) change any of the provisions of this Section 9.2 or the definition of the term “Required Lenders”, “Super-Majority Lenders”, “Minority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vii) release any Loan Party from its obligations under any Loan Document, or limit its liability in respect of such Loan Document (except to the extent permitted in the Loan Documents), without the written consent of each Lender, (viii) except for sales described in Section 6.5 or as permitted in the Security Documents, release any material portion of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (ix) change the definition of the term “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased, without the written consent of each Lender, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves, provided further that the Administrative Agent shall not change or eliminate the Reserve set forth in Section 5.5(b) hereof without the consent of the Super-Majority Lenders, (x) increase the Permitted Overadvance, without the written consent of each Lender, (xi) except as permitted hereunder, subordinate the Obligations hereunder, or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the prior written consent of each Lender, or (xii) increase the amount available as Swingline Loans without the prior written consent of each Lender, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agents, the Issuing Banks or the Acceptance Lenders without the prior written consent of the Agents, the applicable Issuing Bank or the applicable Acceptance Lender, as the case may be.

(c) Notwithstanding anything to the contrary contained in this Section 9.2, in the event that the Lead Borrower requests that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of the Lenders pursuant to Section 9.2(b) and such amendment is approved by the Required Lenders, but not by the requisite percentage of the Lenders, the Borrowers, and the Required Lenders shall be permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Lead Borrower (such Lender or Lenders, collectively the “Minority Lenders”) subject to providing for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions which would qualify as an Eligible Assignee (subject to the approval of the Administrative Agent, which approval shall not be unreasonably withheld), or an increase in the Commitment of one or more of the Required Lenders, so that the Total Commitments after giving effect to such amendment shall be in the same amount as the Total Commitments immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans (including principal, interest, and fees) of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing.

(d) No notice to or demand on any Loan Party shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement shall be effective against any Loan Party unless signed by the applicable Loan Party.

9.3 Expenses; Indemnity; Damage Waiver .  The Loan Parties shall jointly and severally pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, outside consultants for the Agents, appraisers, and for commercial finance examinations, in connection with the arrangement of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks or Acceptance Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or Acceptance or any demand for payment thereunder, and (iii) all reasonable out-of-pocket expenses incurred by the Agents, the Issuing Banks, the Acceptance Lenders or any Lender, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Agents, or the Issuing Banks, Acceptance Lenders or Lenders, for appraisers, commercial finance examinations, and environmental site assessments, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit or Acceptances issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit or Acceptances; provided that the Lenders who are not the Agents, the Issuing Banks or the Acceptance Lenders shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel).

(b) The Loan Parties shall jointly and severally indemnify the Agents, the Issuing Banks, the Acceptance Lenders and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or Acceptance or the use of the proceeds therefrom (including any refusal by an Issuing Bank or Acceptance Lender to honor a demand for payment under a Letter of Credit or Acceptance if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit or Acceptance), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party, or any Environmental Liability of any Loan Party, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, or (v) any documentary taxes, assessments or similar charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any other Loan Document, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee’s Affiliates).  In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel and the Loan Parties shall promptly pay the reasonable fees and expenses of such counsel.

(c) To the extent that any Borrower fails to pay any amount required to be paid by it to the Agents, the Issuing Banks or Acceptance Lenders under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agents, the Issuing Banks or the Acceptance Lenders, as the case may be, such Lender’s Commitment Percentage of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents, the Issuing Banks or the Acceptance Lenders.

(d) To the extent permitted by Applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated by the Loan Documents, any Loan or Letter of Credit or Acceptance or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor, which demand shall include calculations of the amount claimed in reasonable detail.

9.4 Designation of Lead Borrower as Borrowers’ Agent.

(a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as that Borrower’s agent to obtain Loans and Letters of Credit or Acceptances hereunder, the proceeds of which shall be available to each Borrower for those uses as those set forth herein. As the disclosed principal for its agent, each Borrower shall be obligated to the Agents and each Lender on account of Loans so made and Letters of Credit and Acceptances so issued hereunder as if made directly by the Lenders to that Borrower, notwithstanding the manner by which such Loans and Letters of Credit and Acceptances are recorded on the books and records of the Lead Borrower and of any Borrower.

(b) Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes, guarantees, and agrees to discharge all Obligations of all other Borrowers as if the Borrower so assuming and guarantying were each other Borrower.

(c) Subject to Section 2.7, the Lead Borrower shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf the Lead Borrower has requested a Loan.

(i)  The Lead Borrower shall cause the transfer of the proceeds of each Loan to the (those) Borrower(s) on whose behalf such Loan was obtained. Neither the Agents nor any Lender shall have any obligation to see to the application of such proceeds.

(ii) If, for any reason, and at any time during the term of this Agreement,

(A)           any Borrower, including the Lead Borrower, as agent for the Borrowers, shall be unable to, or prohibited from carrying out the terms and conditions of this Agreement; or

(B)           the Administrative Agent deems it inexpedient (in the Administrative Agent’s sole and absolute discretion) to continue making Loans and cause Letters of Credit and Acceptances to be issued to or for the account of any particular Borrower, or to channel such Loans and Letters of Credit and Acceptances through the Lead Borrower, then the Lenders may make Loans directly to, and cause the issuance of Letters of Credit and Acceptances directly for the account of such of the Borrowers as the Administrative Agent determines to be expedient, which Loans may be made without regard to the procedures otherwise included herein.

(d) In the event that the Administrative Agent determines to forgo the procedures included herein pursuant to which Loans and Letters of Credit and Acceptances are to be channeled through the Lead Borrower, then the Administrative Agent may designate one or more of the Borrowers to fulfill the financial and other reporting requirements otherwise imposed herein upon the Lead Borrower.

(e) Each of the Borrowers shall remain jointly and severally liable to the Agents and the Lenders for the payment and performance of all Obligations (which payment and performance shall continue to be secured by all Collateral granted by each of the Borrowers) notwithstanding any determination by the Administrative Agent to cease making Loans or causing Letters of Credit or Acceptances to be issued to or for the benefit of any Borrower.

(f) The authority of the Lead Borrower to request Loans on behalf of, and to bind, the Borrowers, shall continue unless and until the Administrative Agent acts as provided in subparagraph (c), above, or the Administrative Agent actually receives

(i) written notice of: (i) the termination of such authority, and (ii) the subsequent appointment of a successor Lead Borrower, which notice is signed by the respective Presidents of each Borrower (other than the President of the Lead Borrower being replaced) then eligible for borrowing under this Agreement; and

(ii) written notice from such successive Lead Borrower (i) accepting such appointment; (ii) acknowledging that such removal and appointment has been effected by the respective Presidents of such Borrowers eligible for borrowing under this Agreement; and (iii) acknowledging that from and after the date of such appointment, the newly appointed Lead Borrower shall be bound by the terms hereof, and that as used herein, the term “Lead Borrower” shall mean and include the newly appointed Lead Borrower.

9.5 Successors and Assigns .  (a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank or Acceptance Lender that issues any Letter of Credit or Acceptance), except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank or Acceptance Lender that issues any Letter of Credit or Acceptance) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks, the Acceptance Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund, each of the Lead Borrower (but only if no Event of Default then exists), the Agents, the Lead Issuing Bank and the other Lenders that are then Issuing Banks must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 (and in $2,500,000 integral multiples in excess thereof) unless the Administrative Agent otherwise consents, (iii) unless a Lender has assigned and delegated all of its rights and obligations under the Loan Documents, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such Lender retains a Commitment in a minimum amount of $10,000,000, (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations, and (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $5,000.  Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.  The Loan Parties hereby acknowledge and agree that any assignment shall give rise to a direct obligation of the Loan Parties to the assignee and that the assignee shall be considered to be a “Lender” for all purposes under this Agreement and the other Loan Documents

(c) The Administrative Agent, acting for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Loan Parties, the Administrative Agent, the Issuing Banks, the Acceptance Lenders and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower, the Issuing Banks, the Acceptance Lenders and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Any Lender may, without the consent of the Loan Parties, the Agents, and the Issuing Banks or Acceptance Lenders, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents, the Issuing Banks, the Acceptance Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells a participation in the Commitments, the Loans, the Letters of Credit Outstandings and the Acceptance Reimbursement Obligations shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.2(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.25, 2.27, and 2.28 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.9 as though it were a Lender, provided such Participant agrees to be subject to Section 2.27(c) as though it were a Lender.

(f) A Participant shall not be entitled to receive any greater payment under Sections 2.25, 2.27 and 2.28 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.28 unless (i) the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 2.28(e) as though it were a Lender and (ii) such Participant is eligible for exemption from the withholding tax referred to therein, following compliance with Section 2.28(e).

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

9.6 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit or Acceptances, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Banks, the Acceptance Lenders or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other Obligation is outstanding and unpaid or any Letter of Credit or Acceptance is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.25, 2.28, and 9.3 and Section 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and Acceptances and the Commitments or the termination of this Agreement or any provision hereof.  In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agents may require (x) such reasonable indemnities and/or collateral security in a form (including, without limitation, a letter of credit or cash collateral) and amount that is reasonable under the circumstances to protect the Agents, the Issuing Banks, the Acceptance Lenders and the Lenders against loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, (y) collateral security in a form (including, without limitation, a letter of credit or cash collateral) and amount that is reasonable under the circumstances to protect the Agents, the Issuing Banks, the Acceptance Lenders and the Lenders against any obligations that (i) shall become due and owing with respect to any Hedging Agreements which do not terminate upon the termination of this Agreement or (ii) are then due and owing and have not then been paid with respect to any Cash Management Services or other Bank Products not covered in clause (i) above, and (z) collateral security in a form (including, without limitation, a letter of credit or cash collateral) and amount that is reasonable under the circumstances to protect the Agents, the Issuing Banks, the Acceptance Lenders and the Lenders against any claims asserted in writing at the time of such termination for indemnification in accordance with Section 9.3 hereof.

9.7 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Agents and the Lenders and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

9.8 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.9 Right of Setoff. In addition to any rights or remedies of the Lenders provided by Applicable Law, if an Event of Default exists or the Revolving Credit Loans have been accelerated, each Lender is hereby authorized at any time and from time to time, without prior notice to the Loan Parties, any such notice being waived by the Loan Parties to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Loan Parties against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any other Loan Documents and although such Obligations may be contingent or unmatured or otherwise fully secured and regardless of the adequacy of the Collateral. Each Lender agrees to promptly notify the Loan Parties and the Agent after any such setoff and application made by such Lender; provided, however, the failure to give such notice shall not affect the validity of such setoff and application.  NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SETOFF, BANKER’S LIEN OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY LOAN PARTY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE ADMINISTRATIVE AGENT OR THE REQUIRED LENDERS.

9.10 Governing Law; Jurisdiction; Consent to Service of Process. (a)  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO ITS PRINCIPLES RELATING TO CHOICE AND CONFLICTS OF LAW), BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)           The Loan Parties agree that any suit for the enforcement of this Agreement or any other Loan Document may be brought in any New York state or federal court sitting in the Borough of Manhattan as the Administrative Agent may elect in its sole discretion and consent to the non-exclusive jurisdiction of such courts.  The Borrowers hereby waive any objection which they may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum. The Borrowers agree that any action commenced by any Borrower asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in any New York state or federal court sitting in the Borough of Manhattan as the Administrative Agent may elect in its sole discretion and consent to the exclusive jurisdiction of such courts with respect to any such action.

(c)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.12 Press Releases and Related Matters.   Each Loan Party hereby consents that the Agents and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Loan Parties and a general description of the Loan Parties’ business and may, with the Lead Borrower’s prior written consent, use each Loan Party’s name in advertising and other promotional material.

9.13 Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

9.15 Additional Waivers .  (a)           The Obligations are the joint and several obligations of each Loan Party.  To the fullest extent permitted by Applicable Law, the obligations of the Loan Parties hereunder shall not be affected by (i) the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, or any other agreement, including with respect to any other Borrower of the Obligations under this Agreement, or (iii) the failure to perfect any security interest in, or the release of, the Collateral or any other the security held by or on behalf of the Collateral Agent or any other Secured Party.

(b) The obligations of each Loan Party hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Borrower or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the payment in full in cash of all the Obligations).

(c) To the fullest extent permitted by Applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been paid in full in cash. Pursuant to Applicable Law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d) Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement.  Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Obligations. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior payment in full of the Obligations. None of the Loan Parties will demand, sue for, or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.  Subject to the foregoing, to the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Revolving Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers.  As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

9.16 Confidentiality.  Each of the Agents, Issuing Banks, Acceptance Lenders and the Lenders agrees that it will use its best efforts not to disclose without the prior written consent of the Lead Borrower (other than to its employees, auditors, counsel or other professional advisors, to Affiliates or to another Lender if the Lender or such Lender’s holding or parent company in its sole discretion determines that any such party needs access to such information, which party shall be informed of the confidential nature thereof and shall agree to keep such information confidential in accordance with the terms of this Section 9.16) any information with respect to any Loan Party which is furnished pursuant to this Agreement and which either is financial information or is designated by the Lead Borrower to the Administrative Agent in writing as confidential, provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as was available to any Lender on a non-confidential basis prior to its disclosure by such Lender, (c) as becomes available to any Lender on a non-confidential basis from a Person other than a Loan Party who, to the best knowledge of such Lender, is not otherwise bound by a confidentiality agreement with any Loan Party or is not otherwise prohibited from transmitting the information to such Lender, (d) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States of America or elsewhere) or their successors, (e) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that if the Lender is able to do so prior to complying with the summons or subpoena, such Lender shall provide the Lead Borrower with prompt notice of such requested disclosure so that the Borrowers may seek a protective order or other appropriate remedy (nothing contained herein however shall result in such Lender’s non-compliance with Applicable Law), (f) in order to comply with any law, order, regulation or ruling applicable to such Lender, (g) in connection with the enforcement of remedies under this Agreement and the other Loan Documents, and (h) to any prospective transferee in connection with any contemplated transfer of any of the Loans or Notes or any interest therein by such Lender provided that such prospective transferee agrees to be bound by the provisions of this Section. The Borrowers hereby agree that the failure of a Lender to comply with the provisions of this Section 9.16 shall not relieve the Borrowers of any of their obligations to such Lender under this Agreement and the other Loan Documents.

9.17 Conflicts with other Loan Documents.  Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

9.18 Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase in the Boston foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each Borrower agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Administrative Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase, in the Boston foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Borrower agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Administrative Agent against such loss. The term “rate of exchange” in this Section 9.18 means the spot rate at which the Administrative Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

9.19 Patriot Act; Proceeds of Crime Act.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party has not violated and is in compliance, in all material respects, with the Patriot Act and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).  No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

9.20 Foreign Asset Control Regulations.

Neither of the advance of the Revolving Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the "Trading With the Enemy Act") or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the "Foreign Assets Control Regulations") or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the "Executive Order") and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)).  Furthermore, none of the Borrowers or their Affiliates (a) is or will become a "blocked person" as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such "blocked person".

9.21 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Agents and the Lenders, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Agents and each Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Agents or any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Agents or any Lender has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Agents or any Lender has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Agents, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Agents or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) neither the Agents nor any Lender has provided or will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Agents or any Lender with respect to any breach or alleged breach of agency or fiduciary duty.

9.22 Additional Borrowers.

Upon the written request of the Lead Borrower to the Administrative Agent, any Domestic Subsidiary may become a Borrower hereunder (whether or not such Domestic Subsidiary is required to become a party hereto pursuant to Section 5.14 hereof) upon the delivery to the Administrative Agent of a joinder to this Agreement, joinders to other Loan Documents, as applicable, opinions of counsel, certificates and such other documentation as the Administrative Agent shall reasonably request, and the taking of such actions to create and perfect Liens on such Domestic Subsidiary’s assets that would otherwise constitute Collateral to secure the Obligations as the Administrative Agent shall reasonably request.

9.23 Existing Credit Agreement Amended and Restated.  This Agreement shall amend and restate the Existing Credit Agreement in its entirety, with the parties hereby agreeing that there is no novation of the Existing Credit Agreement.  On the Closing Date, the rights and obligations of the parties under the Existing Credit Agreement shall be subsumed within and be governed by this Agreement; provided, however, that each of the “Loans” (as such term is defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement on the Closing Date shall, for purposes of this Agreement, be included as Loans hereunder and each of the “Letters of Credit” and “Acceptances” (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement on the Closing Date shall be Letters of Credit and Acceptances hereunder.

[balance of page left intentionally blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as a sealed instrument as of the day and year first above written.

BROWN SHOE COMPANY, INC.
SIDNEY RICH ASSOCIATES, INC.
BROWN GROUP RETAIL, INC.
BROWN SHOE INTERNATIONAL CORP.
BUSTER BROWN & CO.
BENNETT FOOTWEAR GROUP LLC
SHOES.COM, INC.
as to each of the foregoing

By:           /s/ Mark E. Hood
Name:                      Mark E. Hood
Title:	Senior Vice President and
Chief Financial Officer

BROWN SHOE COMPANY OF CANADA LTD

By:           /s/ Mark E. Hood
Name:                      Mark E. Hood
Title:	Senior Vice President – Finance

BANK OF AMERICA, N.A.,
as Administrative Agent, as Collateral Agent, as Lead Issuing Bank and as Lender

By:           /s/ Christine Hutchinson
Name:                      Christine Hutchinson
Title:                      Principal

Address:

100 Federal Street, 9th Floor
Boston, Massachusetts 02110
Attn: Mr. Keith Vercauteren
Telephone: (617) 434-4045
Telecopy: (617) 434-4339

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:           /s/ Scott Troy
Name:                      Scott Troy
Title:                      Vice President

Address:

JPMorgan Chase Bank, N.A.
270 Park Avenue, 44th Floor
New York, New York 10017
Attention:  Scott Troy, Account Executive
Telephone:  (212) 270-0372
Facsimile:  (646) 534-2274

WELLS FARGO RETAIL FINANCE, LLC,
as a Lender

By:           /s/ Connie Liu
Name:                      Connie Liu
Title:                      Assistant Vice President

Address:

Wells Fargo Retail Finance, LLC
One Boston Place, 18th Floor
Boston, Massachusetts 02108
Attention:  Connie Liu, Vice President
Telephone:  (617) 854-7232
Facsimile:  (866) 303-3944

SUNTRUST BANK,
as a Lender

By:           /s/ Patrick Wiggins
Name:                      Patrick Wiggins
Title:                      Vice President

Address:

SunTrust Bank
303 Peachtree Street
Atlanta, Georgia 30308
Attention:  Patrick Wiggins, Vice President
Telephone:  (404) 658-4931
Facsimile:  (404) 813-5890

REGIONS BANK,
as a Lender

By:           /s/ Christine M. Ferrise
Name:                      Christine M. Ferrise
Title:                      Attorney-in-Fact/SVP

Address:

Regions Bank
599 Lexington Avenue, 45th Floor
New York, New York 10022
Attention:  Kevin Rogers, Vice President
Telephone:  (212) 935-2237
Facsimile:  (212) 935-7458

CAPITAL ONE LEVERAGE FINANCE CORP.,
as a Lender

By:           /s/ Nick Malatestinic
Name:                      Nick Malatestinic
Title:                      SVP

Address:

Capital One Leverage Finance Corp.
265 Broadhollow Road, 4th Floor
Melville, New York 11747
Attention: Nick Malatestinic, SVP – Credit Manager
Telephone:  (631) 531-2131
Facsimile:  (631) 531-2765

EXHIBIT A

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [each, the] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, participations in Letters of Credit and Swingline Loans included in such facilities5) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:	_____________________________ ______________________________

2.	Assignee[s]:	______________________________

______________________________

3.	Borrowers:
Brown Shoe Company, Inc., a New York corporation (the “Lead Borrower”), Sidney Rich Associates, Inc., a Missouri corporation, Brown Group Retail, Inc., a Pennsylvania corporation, Brown Shoe International Corp. (f/k/a Brown Shoe International, LLC), a Delaware corporation, Buster Brown & Co., a Missouri corporation, Bennett Footwear Group LLC, a Delaware limited liability company, and Shoes.com, Inc., a Delaware corporation

4.	Administrative Agent: Bank of America, N.A., as the Administrative Agent under the Credit Agreement.

5.	Credit Agreement:
Second Amended and Restated Credit Agreement dated as of January 21, 2009 (as such may be amended, modified, supplemented or restated hereafter, the  “Credit Agreement”) by, among others, the Lead Borrower and the other Borrowers, Brown Shoe Company of Canada Ltd, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent for the Lenders (in such capacity, the “Agent”), and Bank of America, N.A., as Lead Issuing Bank.

6.	Assigned Interest[s]:
Assignor[s]6	Assignee[s]7	Aggregate Amount of Commitment/Loans for all Lenders8	Amount of Commitment/Loans Assigned9	Percentage Assigned of Commitment/ Loans10
		$____________	$______	_________%
		$____________	$______	_________%

[7.           Trade Date:                                __________________]11

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE DATE OF DELIVERY OF THIS

ASSIGNMENT AND ACCEPTANCE FOR RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:           _____________________________
Name:                      _____________________________
Title:                      _____________________________

ASSIGNEE
[NAME OF ASSIGNEE]

By:           _____________________________
Name:                      _____________________________
Title:                      _____________________________

[Consented to and]12 Accepted:

BANK OF AMERICA, N.A., as
[Administrative Agent][Lead Issuing Bank]

By:           _____________________________
Name:                                                                                     _____________________________
Title:                                                                                     _____________________________

[Consented to:]13

BROWN SHOE COMPANY, INC., as Lead Borrower

By:           _____________________________
Name:                                                                                     _____________________________
Title:                      _____________________________

[Consented to:]14

[_____________], as an Issuing Bank

By:           _____________________________
Name:                                                                                     _____________________________
Title:                      _____________________________

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

5 Include all applicable subfacilities, if any.

6 List each Assignor, as appropriate.

7 List each Assignee, as appropriate.

8 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

9 Subject to minimum amount requirements and the proportionate amount requirements pursuant to Section 9.5(b) of the Credit Agreement.

10 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

11 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

12 To the extent that (i) the Administrative Agent’s consent is required under Section 9.5(b)(i) of the Credit Agreement, or (ii) the Lead Issuing Bank’s consent is required under Section 9.5(b)(i) of the Credit Agreement.

13 To the extent required under Sections 9.5(b)(i) of the Credit Agreement.

14 To the extent required under Sections 9.5(b)(i) of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

Reference is made to the Second Amended and Restated Credit Agreement dated as of January 21, 2009 (as such may be amended, modified, supplemented or restated hereafter, the  “Credit Agreement”) by, among others, the Brown Shoe Company, Inc., a New York corporation (the “Lead Borrower”), the Borrowers from time to time party thereto, Brown Shoe Company of Canada Ltd, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent for the Lenders (in such capacity, the “Agent”), and Bank of America, N.A., as Lead Issuing Bank.

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1.         Representations and Warranties.

1.1.              Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Loan Parties or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Loan Parties or any other Person of any of their respective obligations under any Loan Document.

1.2.              Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 9.5(b)(i) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, Collateral Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.         Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued up to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.         General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This agreement shall be governed by, and construed in accordance with, the law of the State of New York (without regard to its principles relating to choice and conflicts of law), but including Section 5-1401 of the New York General Obligations law.

4.         Fees.    This Assignment and Acceptance shall be delivered to the Administrative Agent with a processing and recordation fee of $5,000.

Exhibit B

Form of Revolving Note

SECOND AMENDED AND RESTATED REVOLVING NOTE

$_______________ _________, 2009

FOR VALUE RECEIVED, Brown Shoe Company, Inc., a New York corporation having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105 (the “Lead Borrower”) and each of Sidney Rich Associates, Inc., a Missouri corporation, Brown Group Retail, Inc., a Pennsylvania corporation, Brown Shoe International Corp. (f/k/a Brown Shoe International, LLC), a Delaware corporation, Buster Brown & Co., a Missouri corporation, Bennett Footwear Group LLC, a Delaware limited liability company, and Shoes.com, Inc., a Delaware corporation, each having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105 (hereinafter, together with the Lead Borrower, singly, a “Borrower”, and collectively, the “Borrowers”, together with successors and assigns), jointly and severally promise to pay to the order of _____________________________ (hereinafter, together with its successors in title and assigns, the “Lender”), c/o Bank of America, N.A., 100 Federal Street, Boston, Massachusetts 02110, the principal sum of ______________________ ($______________), or, if less, the aggregate unpaid principal balance of Revolving Loans made by the Lender to or for the account of any Borrower on the Termination Date pursuant to the Second Amended and Restated Credit Agreement dated as of January 21, 2009 (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by, among others, (i) the Borrowers, (ii) the Lenders from time to time party thereto, (iii) Bank of America, N.A., as Administrative Agent and Collateral Agent for the Lenders (in such capacity, the “Agent”), and as Swingline Lender, and (iv) Bank of America, N.A., as Lead Issuing Bank, with interest, fees, expenses, and costs at the rate and payable in the manner stated therein.

This is a “Revolving Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof.  The principal of, and interest on, this Revolving Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein.  [This Revolving Note replaces in its entirety that certain Amended and Restated Revolving Note dated as of July 21, 2004 by, among others, certain of the Borrowers, in favor of the Lender.]  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Agent’s books and records concerning the Revolving Loans, the accrual of interest thereon, and the repayment of such Revolving Loans, shall be prima facie evidence of the indebtedness hereunder, absent manifest error.

No delay or omission by the Agent or the Lender in exercising or enforcing any of Agent’s or such Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion.  No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver.

Each Borrower, and each endorser and guarantor of this Revolving Note, waives presentment, demand, notice, and protest, except for notices expressly provided for in the Credit Agreement or any other Loan Document, and also waives any delay on the part of the holder hereof.  Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Lender with respect to this Revolving Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Revolving Note.

This Revolving Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Revolving Note, are joint and several, provided, however, the release by Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Revolving Note.  Each reference in this Revolving Note to each Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly.  No Person obligated on account of this Revolving Note may seek contribution from any other Person also obligated unless and until all liabilities, obligations and indebtedness to the Lender of the Person from whom contribution is sought have been satisfied in full.

Each Borrower agrees that any suit for the enforcement of this Revolving Note or any other Loan Document may be brought in any New York state or federal court sitting in the Borough of Manhattan as the Lender may elect in its sole discretion and consent to the non-exclusive jurisdiction of such courts.  Each Borrower hereby waives any objection which they may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.  Each Borrower agrees that any action commenced by any Borrower asserting any claim or counterclaim arising under or in connection with this Revolving Note or any other Loan Document shall be brought solely in any New York state or federal court sitting in the Borough of Manhattan as the Lender may elect in its sole discretion and consent to the non-exclusive jurisdiction of such courts.

THIS REVOLVING NOTE IS DELIVERED TO THE LENDER AT THE OFFICES OF THE AGENT IN BOSTON, MASSACHUSETTS, AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO ITS PRINCIPLES RELATING TO CHOICE AND CONFLICTS OF LAW), BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agent and the Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Revolving Note, is relying thereon. EACH BORROWER, EACH GUARANTOR, ENDORSER AND SURETY, AND THE LENDER BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS REVOLVING NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS REVOLVING NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrowers have caused this Revolving Note to be duly executed as of the date set forth above.

BORROWERS:

BROWN SHOE COMPANY, INC.
SIDNEY RICH ASSOCIATES, INC.
BROWN GROUP RETAIL, INC.
BUSTER BROWN & CO.
BROWN SHOE INTERNATIONAL CORP.
BENNETT FOOTWEAR GROUP LLC
SHOES.COM, INC.
as to each of the foregoing

By:           _________________________
Name:                      Mark E. Hood
Title:                      Senior Vice President and
Chief Financial Officer

Exhibit C

PERFECTION CERTIFICATE

Reference is made to the Second Amended and Restated Credit Agreement dated as of January 21, 2009 (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by, among others, (i) Brown Shoe Company, Inc., a New York corporation (the “Lead Borrower”), (ii) the other Borrowers from time to time party thereto, (iii) Brown Shoe Company of Canada Ltd (“Brown Canada”), as a Loan Party, (iv) the Lenders from time to time party thereto, and (v) Bank of America, N.A., as Administrative Agent and Collateral Agent for the Lenders, and as Lead Issuing Bank.

Reference is also made to a certain Amended and Restated Security Agreement dated as of July 21, 2004 (as such may be amended, modified, supplemented or restated hereafter, the “Security Agreement”) by and among the Grantors (as defined in the Security Agreement) and Bank of America, N.A., as collateral agent (in such capacity herein, the “Collateral Agent”) for the Secured Parties (as defined in the Security Agreement).  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Security Agreement (as applicable).

The undersigned, the __________________of each Grantor, hereby certifies to the Collateral Agent and each other Secured Party as follows:

10. Names and Identifying Information.

10.1 The exact legal name of each Grantor as it appears in its certificate of incorporation or other equivalent formation document, as amended to date, is as follows:

10.2 The following is the type of organization of each Grantor:

Grantor	Type of Organization

10.3 The jurisdiction of organization of each Grantor is as follows:

Grantor	Jurisdiction of Organization

10.4 The following is each Grantor’s state issued organizational identification number:

Grantor	Organizational Identification Number

10.5 The following is each Grantor’s federal taxpayer identification number:

Grantor	Federal Taxpayer Identification Number

10.6 The following is a list of jurisdictions in which each Grantor is authorized to do business other than those jurisdictions where a Loan Party is terminating its qualifications as set forth on Schedule 4.1(c) of the Credit Agreement (and, with respect to Brown Canada only, provinces in which Collateral is located):

Grantor	Jurisdictions/Provinces

11. Current Locations.

11.1 The following is the mailing address for each Grantor:

Grantor	Mailing Address (include street address, city, state, zip code)

11.2 The following are the names and addresses of all persons or entities other than any Grantor (such as customs brokers, bailees, consignees or warehousemen) which have possession or are intended to have possession of any of the Collateral (other than in-transit inventory) and the nature of such party’s possession (such as customs broker, bailee, consignee, warehouseman, or other):

Grantor	Name	Mailing Address	City	State	Nature of Possession

12. No Unusual Transactions.  Except for those purchases, acquisitions, and other transactions set forth below, all of the Collateral has been originated by the Grantors in the ordinary course of each Grantor’s business or consists of Goods which have been acquired by the Grantors in the ordinary course from a Person in the business of selling Goods of that kind:

The undersigned hereby acknowledges and agrees that the Collateral Agent and each other Secured Party is relying on the representations and warranties made herein in connection with the Credit Agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Perfection Certificate.

LEAD BORROWER:

BROWN SHOE COMPANY, INC.

By:	_________________________________
Name:                      Mark E. Hood
Title:                      Senior Vice President and
Chief Financial Officer

EXHIBIT D

BANK OF AMERICA, NATIONAL ASSOCIATION
CONSOLIDATED CERTIFICATE #		DATE:

BABC USE ONLY
ACCOUNTS RECEIVABLE (DETAIL SHOWN ON ATTACHED SCHEDULE 1)
1. BEGINNING BALANCE LINE 6 LAST REPORT
2. PLUS: SALES AS OF
3. LESS: CREDITS AS OF
4. LESS: GROSS COLLECTIONS
5. +/- ADJUSTMENTS			-
6. ENDING BALANCE
7. - INELIGIBLE
8. NET AMOUNT OF ELIGIBLE ACCOUNTS			ADVANCE RATE	85%	-
CREDIT CARD ACCOUNTS RECEIVABLE (DETAIL SHOWN ON ATTACHED SCHEDULE 2)
9. CREDIT CARD A/R
10. LESS: INELIGIBLES
11. NET AMOUNT OF ELIGIBLE CREDIT CARD A/R	-		ADVANCE RATE	90%	-
PERPETUAL INVENTORY (DETAIL SHOWN ON ATTACHED SCHEDULE 3)
12. INVENTORY AVAILABILITY BASED ON APPRAISED VALUE
13. INVENTORY COMPONENT OF BORROWING BASE (LINE 12)
AVAILABILITY RESERVES (DETAIL SHOWN ON ATTACHED SCHEDULE 4)
14. LESS: AVAILABILITY RESERVES
15. BORROWING BASE (LINE 8 + LINE 11 + LINE 13 + LINE 14)						-
CREDIT EXTENSIONS
16. OUTSTANDING LOAN BALANCE AS OF
17. MERCHANDISE L/C's as of:
18. STANDBY L/C's as of:
19. BANKERS' ACCEPTANCES					-
20. TOTAL CREDIT EXTENSIONS						-

EXCESS AVAILABILITY
21. TOTAL COMMITMENTS (PER SCHEDULE 1.1 OF THE AGREEMENT)					380,000,000
22. BORROWING BASE (LINE 15)					-
23. LESSER OF TOTAL COMMITMENTS OR BORROWING BASE (LESSER OF LINE 21 OR LINE 22)						-
24. LESS: TOTAL CREDIT EXTENSIONS (LINE 20)						-
25. EXCESS AVAILABILITY						$ -

THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE INFORMATION SET FORTH ABOVE AND ON THE ATTACHED SCHEDULES IS TRUE AND COMPLETE IN ALL MATERIAL RESPECTS.  THE UNDERSIGNED GRANTS A SECURITY INTEREST IN THE COLLATERAL REFLECTED ABOVE TO BANK OF AMERICA, NATIONAL ASSOCIATION, AS AGENT FOR THE LENDERS, AND REPRESENTS AND WARRANTS THAT SAID COLLATERAL COMPLIES IN ALL MATERIAL RESPECTS WITH THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHERS BROWN SHOE COMPANY, INC., CERTAIN OF ITS SUBSIDIARIES, BANK OF AMERICA, NATIONAL ASSOCIATION, AS AGENT, AND THE OTHER LENDERS PARTY THERETO.

BROWN SHOE COMPANY, INC.,
AS A BORROWER AND AS AGENT FOR THE BORROWERS:

AUTHORIZED SIGNATURE:

TITLE:

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

To:           Bank of America, N.A.                                                                           Date:                      _____________________
100 Federal Street
Boston, Massachusetts 02110
Attention: Mr. Keith Vercauteren

Re:           Second Amended and Restated Credit Agreement dated as of January 21, 2009 (as amended, amended and restated, modified, supplemented or renewed from time to time the “Credit Agreement”) by, among others, BROWN SHOE COMPANY, INC. (the “Lead Borrower”), SIDNEY RICH ASSOCIATES, INC., BROWN GROUP RETAIL, INC., BROWN SHOE INTERNATIONAL CORP., BUSTER BROWN & CO., BENNETT FOOTWEAR GROUP LLC, and SHOES.COM, INC. (together with the Lead Borrower, the “Borrowers”), BROWN SHOE COMPANY OF CANADA LTD, as a Loan Party, the Lenders from time to time party thereto, and Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in such capacities, the “Agent”) and as Lead Issuing Bank.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned, a duly authorized and acting Financial Officer of the Lead Borrower, hereby certifies to you as follows:

13. No Defaults.  No Default presently exists, except as set forth in Appendix I.

14. Financial Calculations.  Attached hereto as Appendix II are all relevant reasonably detailed calculations for the Fixed Charge Coverage Ratio for the period ending ________.

15. No Material Accounting Changes, Etc.  The financial statements furnished to the Agent for the quarter/year ending _____________ were prepared in accordance with GAAP consistently applied and present fairly in all material respects the financial condition of the Lead Borrower and its Subsidiaries at the close of, and the results of the Borrowers’ operations for, the period(s) covered, subject to, with respect to the quarterly financial statements, normal year end audit adjustments and the absence of footnotes. There has been no change in GAAP or the application thereof since the date of the audited financial statements furnished to the Agent for the Fiscal Year ending February 2, 2008, other than the material accounting changes as disclosed on Appendix III hereto.

16. Schedules.  There has been no change to the information disclosed in any of Schedules 3.1 through 3.24 to the Credit Agreement, or any of the schedules to the Perfection Certificate or any other Loan Document (or after the delivery of the first Compliance Certificate delivered pursuant to Section 5.1(d) of the Credit Agreement, as previously certified), other than the changes as disclosed on Appendix IV hereto; provided that, notwithstanding the foregoing, no such revisions or updates shall be deemed to have amended, modified, or superseded any such schedules as originally attached to the Credit Agreement (or after the delivery of the first Compliance Certificate delivered pursuant to Section 5.1(d) of the Credit Agreement, as previously certified), or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such schedules, unless and until the Administrative Agent shall have accepted in writing such revisions or updates to any such schedules; and provided further that the Administrative Agent shall be deemed to have accepted such revisions or updates unless the Administrative Agent delivers a written objection thereto to the Lead Borrower within thirty (30) days after the date such revisions or updates have been received.

[signature page follows]

IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, ____.

      By:                      ____________________________________
Financial Officer of Lead Borrower

Name:______________________________
Title:_______________________________

APPENDIX I

Except as set forth below, no Default presently exists. [If a Default exists, the following describes the nature of the Default in reasonable detail and the steps, if any, being taken or contemplated by the Loan Parties to be taken on account thereof]

Appendix II

Fixed Charge Coverage Ratio for the Fiscal Quarter ending
_________________ (calculated for preceding four Fiscal Quarters
 then ended):                                                                                                                                ____________

1.           Consolidated EBITDA for the preceding four Fiscal Quarters then ended (in the case of clauses (a), (b), (c) and (d) below, determined on a Consolidated basis):

(a)           Adjusted Net Earnings from Operations for such period:____________

Plus

(b)           depreciation, amortization and all other non-cash charges that were deducted in the calculation of Adjusted Net Earnings from
Operations for such period:                                                                                                                     ____________

Plus

(c)           federal, state, local and foreign  income taxes that were deducted in the calculation of Adjusted Net Earnings from Operations for
such period:                                                                                                           ____________

Plus

(d)           Consolidated Interest Expense to the extent deducted in the calculation of Adjusted Net Earnings from Operations for such
period:                                                                                                           ____________

2.           Consolidated EBITDA for the preceding four Fiscal Quarters then ended
[the sum of Line 1(a) through Line 1(d)]:                                                                                                                                ____________

3.           Fixed Charges for the preceding four Fiscal Quarters then ended (in the case of clauses (a), (b), (c), (d) and (e) below, determined on a Consolidated basis):

(a)           Consolidated Interest Expense during such period:____________

Plus

(b)           Capital Expenditures (excluding Capital Expenditures funded with Indebtedness other than Revolving Loans) during such period:____________

Plus

(c)           scheduled principal payments of Indebtedness payable over the
course of the preceding four (4) Fiscal Quarters:                                                                                                                     ____________

Plus

(d)           federal, state, local, and foreign income taxes net of refunds received, to the extent any such taxes are paid in cash during such period (excluding taxes paid to repatriate foreign earnings for fiscal periods which are more than twelve months prior to the date of
determination of Fixed Charges for any period):                                                                                                                     ____________

Plus

(e)           Restricted Payments during such period, excluding any Restricted
Payments (x) consisting of dividends or distributions made in
Capital Stock under clause (a) of the definition thereof and (y)
permitted under Section 6.7(a)(iii) of the Credit Agreement:____________

4.           Fixed Charges for the preceding four Fiscal Quarters then ended
[the sum of Line 3(a) through Line 3(e)]:                                                                                                                                ____________

5.           Fixed Charge Coverage Ratio as of the Fiscal Quarter ending
_________________ (calculated for preceding four Fiscal
Quarters then ended) [Line 2 divided by Line 4]:____________

Covenant:  If Excess Availability is less than the greater of (i) seventeen and one-half (17.5%) percent of the lesser of the then (x) Total Commitments or (y) Borrowing Base and (ii) $25,000,000 at any time, the Loan Parties shall maintain a Fixed Charge Coverage Ratio, calculated on a trailing four Fiscal Quarters basis of not less than 1.0:1.0.  Such Fixed Charge Coverage Ratio shall be first tested monthly as of the month ending immediately prior to the date that Excess Availability is first less than the greater of (i) seventeen and one-half (17.5%) percent of the lesser of the then (x) Total Commitments or (y) Borrowing Base and (ii) $25,000,000 and shall continue to be tested until Excess Availability has exceeded the greater of (i) seventeen and one-half (17.5%) percent of the lesser of the then (x) Total Commitments or (y) Borrowing Base and (ii) $25,000,000 on each day for two consecutive Fiscal Quarters.

Is covenant required to be tested?                                                                                                Yes _________                                           No _________

If covenant is required to be tested, in compliance?                                                                    Yes _________           No _________

APPENDIX III

Except as set forth below, no material changes in GAAP or the application thereof have occurred since the Fiscal Year ending February 2, 2008. [If material changes in GAAP or in application thereof have occurred, the following describes the nature of the changes in reasonable detail and the effect, if any, of each such material change in GAAP or in application thereof on the financial statements delivered in accordance with the Credit Agreement].

APPENDIX IV

Except as set forth below, there has been no change to the information disclosed in any of Schedules 3.1 through 3.24 to the Credit Agreement, or any of the schedules to the Perfection Certificate or any other Loan Document (or after the delivery of the first Compliance Certificate delivered pursuant to Section 5.1(d) of the Credit Agreement, as previously certified); provided that, notwithstanding the foregoing, no such revisions or updates shall be deemed to have amended, modified, or superseded any such schedules as originally attached to the Credit Agreement (or after the delivery of the first Compliance Certificate delivered pursuant to Section 5.1(d) of the Credit Agreement, as previously certified), or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such schedules, unless and until the Administrative Agent shall have accepted in writing such revisions or updates to any such schedules; and provided further that the Administrative Agent shall be deemed to have accepted such revisions or updates unless the Administrative Agent delivers a written objection thereto to the Lead Borrower within thirty (30) days after the date such revisions or updates have been received.

EXHIBIT F

NOTICE OF BORROWING

To:           Bank of America, N.A.                                                                           Date:                      _____________________
100 Federal Street
Boston, Massachusetts 02110
Attention: Mr. Keith Vercauteren

Re:           Second Amended and Restated Credit Agreement dated as of January 21, 2009 (as amended, amended and restated, modified, supplemented or renewed from time to time, the “Credit Agreement”) by, among others, BROWN SHOE COMPANY, INC. (the “Lead Borrower”), SIDNEY RICH ASSOCIATES, INC., BROWN GROUP RETAIL, INC., BROWN SHOE INTERNATIONAL CORP., BUSTER BROWN & CO., BENNETT FOOTWEAR GROUP LLC, and SHOES.COM, INC. (together with the Lead Borrower, the “Borrowers”), BROWN SHOE COMPANY OF CANADA LTD, as a Loan Party, the Lenders from time to time party thereto, and Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in such capacities, the “Agent”) and as Lead Issuing Bank.

Ladies and Gentlemen:

Reference is made to the above described Credit Agreement.  All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.  The Lead Borrower, as agent for itself and the other Borrowers pursuant to Section 9.4 of the Credit Agreement, hereby irrevocably notifies you of the Borrowing specified below:

The Business Day of the proposed Borrowing(s) is/are __________________.

The aggregate amount of the proposed Borrowing(s) is $___________________, which Borrowing(s) shall consist of the following Types:

Type of Borrowing (Prime Rate or LIBO)	Amount	Interest Period for LIBO Advances
	$___________________	[months] [days]
	$___________________	[months] [days]
	$___________________	[months] [days]
	$___________________	[months] [days]

The account to which the proceeds of such Borrowing are to be deposited, if notAccount No. 5045183372 maintained by the Borrowers with Bank of America,N.A., is as follows: ________________________________________.

The Lead Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds thereof:

(a)           All representations and warranties made by the Borrowers in the Loan Documents are true and correct in all material respects on and as of the date hereof, except (i) that such representations and warranties (A) that relate solely to an earlier date are true and correct in all material respects as of such earlier date and (B) are true and correct in all respects if they are qualified by a materiality standard and (ii) to the extent that the Agent and the Lenders have been notified by the Borrowers that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty;

(b)           No event has occurred and is continuing, or would result from the proposed Borrowing, which constitutes or would constitute a Default or an Event of Default; and

(c)           After giving effect to the proposed Borrowing(s) set forth in Section 0 above, there will be no more than fifteen (15) Borrowings of LIBO Loans outstanding under the Credit Agreement.

This Notice of Borrowing is issued pursuant to and is subject to the Credit Agreement.

[Remainder of page intentionally left blank]

This Notice of Borrowing is duly executed as of the date set forth above.

LEAD BORROWER:

BROWN SHOE COMPANY, INC., asagent for itself and the other Borrowers

By:           _____________________________
Name: _______________________
Title: ________________________
1128759.1

Exhibit G

Form of Credit Card Notification

CREDIT CARD NOTIFICATION
PREPARE ON BORROWER LETTERHEAD - ONE FOR EACH PROCESSOR OF EACH LOAN PARTY

 _________________, 20__

To:	[Name and Address of Credit Card Processor]
(the "Processor")

Re:           _______________________
Merchant Account Number: ____________________

Dear Sir/Madam:

_______________, a _______________ (the "[Borrower/Guarantor]"), has entered into various financing agreements with Bank of America, N.A., a national banking association with offices at 100 Federal Street, Boston, Massachusetts 02110, as collateral agent (in such capacity, herein the "Collateral Agent") for the ratable benefit of a syndicate of lenders and certain other secured parties (the "Secured Parties"), pursuant to which agreements the [Borrower/Guarantor] has granted to the Collateral Agent (for the ratable benefit of the Collateral Agent and the other Secured Parties) a [hypothec on and a] security interest in and to, among other things, the [Borrower's/Guarantor’s] accounts, including, without limitation, all amounts due or to become due from the Processor to the [Borrower/Guarantor].

Under the terms and provisions of such financing agreements, the [Borrower/Guarantor] is, under certain circumstances, obligated to deliver all proceeds of the [Borrower's/Guarantor’s] accounts, accounts receivable, and inventory to the Collateral Agent.  Such proceeds include all credit card charges submitted by the [Borrower/Guarantor] to the Processor for processing and the amounts which the Processor owes to the [Borrower/Guarantor] on account thereof (the "Credit Card Proceeds").

Until the Processor receives written notification from the Collateral Agent that a Dominion Period has commenced, the Processor may follow the [Borrower's/Guarantor’s] instructions with respect to the Credit Card Proceeds and other amounts due from the Processor to the [Borrower/Guarantor].  During any Dominion Period, all amounts as may become due from time to time from the Processor to the [Borrower/Guarantor] (including without limitation, Credit Card Proceeds, payments from any reserve account or the like, or other payments) shall be transferred only as follows:

16.1 By ACH, Depository Transfer Check, or Electronic Depository Transfer to:

___________________
ABA # ______________
For Credit to Bank of America, N.A.
(Brown Shoe Concentration Account)
Account No. ___________________
Re: ____________________

or

16.2 As the Processor may be otherwise instructed from time to time in writing by an officer of the Collateral Agent.

The “Dominion Period” means each period which commences upon receipt by the Processor of written notice from the Collateral Agent in the form of Attachment I and which terminates upon receipt by the Process of written notice from the Collateral Agent in the form of Attachment II.

Upon request of the Collateral Agent, a copy of each periodic statement issued by the Processor to the [Borrower/Guarantor] should be provided to the Collateral Agent at the following address (which address may be changed upon seven (7) days’ written notice given to the Processor by the Collateral Agent):

Bank of America, N.A.
100 Federal Street
Boston, Massachusetts 02110
Attention: Mr. Keith Vercauteren
Re: Brown Shoe Company, Inc.

The Processor shall be fully protected in acting on any order or direction by the Collateral Agent respecting the Credit Card Proceeds and other amounts without making any inquiry whatsoever as to the Collateral Agent's right or authority to give such order or direction or as to the application of any payment made pursuant thereto.

This letter may be amended only by the written agreement of the Processor, the [Borrower/Guarantor], and an officer of the Collateral Agent and may be terminated solely by written notice signed by an officer of the Collateral Agent. The [Borrower/Guarantor] shall not have any right to terminate this letter nor, except as provided in this Agreement, amend it.

Very truly yours,

____________________________

By: ______________________________
Name:	___________________________
Title:	___________________________

cc:           Bank of America, N.A.

Attachment I

To:           __________________
__________________
__________________

Re:           __________________
Merchant Account Number  _______________

Ladies and Gentlemen:

Reference is made to the Credit Card Notification dated as of _____________ by ___________ to you regarding the above described merchant account.  In accordance with the Credit Card Notification, we hereby give you notice that a Dominion Period is in effect and of our exercise of control of the Credit Card Proceeds and other payments due from you to ____________.  We hereby instruct you to transfer funds as provided in the Credit Card Notification or otherwise in accordance with our instructions.

Very truly yours,

BANK OF AMERICA, N.A.

________________________
Name:___________________
Title:____________________

Attachment II

To:           __________________
__________________
__________________

Re:           __________________
Merchant Account Number  _______________

Ladies and Gentlemen:

Reference is made to the Credit Card Notification dated as of _____________ by ___________ to you regarding the above described merchant account and the notice, dated __________, we delivered to you pursuant thereto.  In accordance with the Credit Card Notification, we hereby give you notice that the Dominion Period we declared pursuant to such notice is terminated and ___________ is entitled to exercise control of the Credit Card Proceeds and other payments due from you to ____________.  We hereby instruct you to cease transferring funds as provided in the Credit Card Notification.

Very truly yours,

BANK OF AMERICA, N.A.

________________________
Name:___________________
Title:____________________

SCHEDULES

to the

SECOND AMENDED AND RESTATED CREDIT AGREEMENT,

dated as of January 21, 2009, among

BROWN SHOE COMPANY, INC.,

as Lead Borrower for:

BROWN SHOE COMPANY, INC., SIDNEY RICH ASSOCIATES, INC., BROWN GROUP RETAIL, INC., BROWN SHOE INTERNATIONAL CORP., BUSTER BROWN & CO., BENNETT FOOTWEAR GROUP LLC and SHOES.COM, INC.
as Borrowers

BROWN SHOE COMPANY OF CANADA LTD,

as a Loan Party

The LENDERS Party Thereto,

BANK OF AMERICA, N.A., as Lead Issuing Bank,

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent,

WELLS FARGO RETAIL FINANCE, LLC,
as Syndication Agent,

BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A.
as co-Documentation Agent,

and

BANC OF AMERICA SECURITIES LLC and WELLS FARGO RETAIL FINANCE, LLC,
as Joint Lead Arrangers,

and

BANC OF AMERICA SECURITIES LLC, WELLS FARGO RETAIL FINANCE, LLC and JPMORGAN CHASE BANK, N.A.,
as Joint Lead Bookrunners

Any capitalized terms used herein, unless otherwise defined herein, shall have the meanings assigned to such terms in the Second Amended and Restated Credit Agreement.

BROWN SHOE COMPANY, INC.

SCHEDULE 1.1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS AND COMMITMENTS

Lender	Commitment Amount
Bank of America, N.A.	$125,000,000.00
Wells Fargo Bank, National Association	$125,000,000.00
JPMorgan Chase Bank, N.A.	$50,000,000.00
Sun Trust Bank	$30,000,000.00
Capital One Leverage Finance Corp.	$25,000,000.00
Regions Bank	$25,000,000.00
Total:	$380,000,000.00

BROWN SHOE COMPANY, INC.

SCHEDULE 3.1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ORGANIZATION

Legal Name	Jurisdiction of Organization	Organization Type	Organization Number	Federal Employer Identification Number
Brown Shoe Company, Inc.	New York	Corporation	N/A	43-0197190
Brown Shoe International Corp.	Delaware	Corporation	2065610	43-1375891
Brown Group Retail, Inc.	Pennsylvania	Corporation	655207	25-1323027
Buster Brown & Co.	Missouri	Corporation	00388452	43-1661024
Sidney Rich Associates, Inc.	Missouri	Corporation	00127326	43-0910619
Brown Shoe Company of Canada Ltd	Canada	Corporation	1151061	N/A
Bennett Footwear Group LLC	Delaware	Limited Liability Company	2959978	04-3437154
Shoes.com, Inc.	Delaware	Corporation	3130406	95-4781822

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED

(As of January 1, 2009)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
1746	FAMOUS FOOTWEAR	THE MALL AT SEARS	600 E. NORTHERN LIGHTS	ANCHORAGE	AK	99503
1784	FAMOUS FOOTWEAR	DIMOND CENTER	800 E. DIMOND SUITE 106	ANCHORAGE	AK	99515
2098	FAMOUS FOOTWEAR	ANCHORAGE 5TH AVENUE MALL	320 WEST 5TH AVE.	ANCHORAGE	AK	99501
2543	FAMOUS FOOTWEAR	AURORA CENTER	415 MERHAR AVENUE	FAIRBANKS	AK	99701
2621	FAMOUS FOOTWEAR	GLENN SQUARE SHOPPING CENTER	3046 MOUNTAIN VIEW DRIVE SUITE 110	ANCHORAGE	AK	99501
1051	FAMOUS FOOTWEAR	WILDWOOD CENTRE	136 WILDWOOD PARKWAY	HOMEWOOD	AL	35209
1144	FAMOUS FOOTWEAR	RIVIERA CENTRE	2601 S. MCKENZIE STE R13	FOLEY	AL	36535
1600	FAMOUS FOOTWEAR	FASHION OUTLETS	201 ELIZABETH ST-STE 304	BOAZ	AL	35957
1731	FACTORY BRAND SHOES	WATERMARK PLACE	4665 VISIONLAND PARKWAY	BESSEMER	AL	35020
96621	NATURALIZER	TANGER OUTLET CENTER	2601 S. MCKENZIE STREET SUITE 450	FOLEY	AL	36535
329	FAMOUS FOOTWEAR	SCOTTSDALE PAVILIONS	8930 EAST INDIAN BEND RD	SCOTTSDALE	AZ	85256
343	FAMOUS FOOTWEAR	CHANDLER FESTIVAL	2600 WEST CHANDLER BLVD STE 12	CHANDLER	AZ	85224
351	FAMOUS FOOTWEAR	TUCSON ORACLE	555 E WETMORE	TUCSON	AZ	85704
370	FAMOUS FOOTWEAR	SUPERSTITION SPRINGS	6247 E. SOUTHERN AVE A1	MESA	AZ	85206
412	FAMOUS FOOTWEAR	WILMOT PLAZA	6371 EAST BROADWAY	TUCSON	AZ	85710
413	FAMOUS FOOTWEAR	THE COLONNADE MALL	1925 E. CAMLBCK RD STE130	PHOENIX	AZ	85016
671	FAMOUS FOOTWEAR	NORTH VALLEY CENTER	8085 W BELL RD SUITE 103	PEORIA	AZ	85382
952	FAMOUS FOOTWEAR	AHWATUKEE FOOTHILLS	4722 EAST RAY ROAD STE 20	PHOENIX	AZ	85044
1006	FAMOUS FOOTWEAR	MESA FIESTA	1339 SOUTH ALMA SCHOOL RD	MESA	AZ	85210

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
1185	FAMOUS FOOTWEAR	ARCADIA CROSSING POWER	4501 E. THOMAS SUITE #139	PHOENIX	AZ	85018
1267	FAMOUS FOOTWEAR	SCOTTSDALE TOWN CENTER	15454 N FRANK LLOYD WRIGHT A-2	SCOTTSDALE	AZ	85260
1291	FAMOUS FOOTWEAR	PARADISE VALLEY MALL	4550 E. CACTUS RD #406	PHOENIX	AZ	85032
1292	FAMOUS FOOTWEAR	ARROWHEAD TOWN CENTER	7700 ARRWHD TWN CTR #2259	GLENDALE	AZ	85308
1311	FAMOUS FOOTWEAR	DESERT SKY MALL	7611 W. THOMAS RD STE 103	PHOENIX	AZ	85075
1368	FAMOUS FOOTWEAR	PRIME OUTLETS @ NEW RIVER	4250 W HONDA BOW RD #640	PHOENIX	AZ	85027
1398	FAMOUS FOOTWEAR	FACTORY STORES OF AMERICA	2050 S. ROSLYN PLACE #128	MESA	AZ	85208
1480	FAMOUS FOOTWEAR	ARIZONA MILLS	5000 ARIZONA MILLS CIRCLE	TEMPE	AZ	85282
1585	FAMOUS FOOTWEAR	PRIME OUTLETS @ SEDONA	6657 S. HWY 179-SUITE D-8	SEDONA	AZ	86351
1613	FAMOUS FOOTWEAR	TANGER FACTORY OUTLET	2300 E.TANGER DR.-STE 115	CASA GRANDE	AZ	85222
1615	FAMOUS FOOTWEAR	DEER VALLEY	2811 W. AGUA FRIA FRWY.	PHOENIX	AZ	85027
1710	FAMOUS FOOTWEAR	MESA SPECTRUM	1809 SOUTH STAPLEY DRIVE	MESA	AZ	85204
1766	FAMOUS FOOTWEAR	MALL AT SIERRA VISTA	2200 EL MERCADO LOOP	SIERRA VISTA	AZ	85635
2089	FAMOUS FOOTWEAR	DESERT RIDGE	21001 N. TATUM BLVD., STE. 62	PHOENIX	AZ	85050
2090	FAMOUS FOOTWEAR	SURPRISE TOWNE CENTRE	13768 W. BELL ROAD	SURPRISE	AZ	85374
2103	FAMOUS FOOTWEAR	WEST POINT CROSSING	1193 W. IRVINGTON ROAD, BLDG. 10	TUSCON	AZ	85746
2185	FAMOUS FOOTWEAR	FOUR PEAKS PLAZA	16815 E SHEY BLVD,STE 127	FOUNTAIN HILLS	AZ	85268
2199	FAMOUS FOOTWEAR	NEC POWER AND MCKELLIPS	2043 N POWER RD	MESA	AZ	85215
2231	FAMOUS FOOTWEAR	PRESCOTT GATEWAY	3250 GATEWAY BLVD SP 100	PRESCOTT	AZ	86303
2232	FAMOUS FOOTWEAR	PEORIA CROSSING	9450 W NORTHERN AVE	PEORIA	AZ	85305

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2265	FAMOUS FOOTWEAR	PALM VALLEY PAVILIONS WEST	1430 N LITCHFIELD DRIVE	GOODYEAR	AZ	85338
2336	FAMOUS FOOTWEAR	PHOENIX SPECTRUM MALL	1633 WEST BETHANY HOME ROAD	PHOENIX	AZ	85015
2339	FAMOUS FOOTWEAR	FOOTHILLS MALL	7401 N LA CHOLLA #100	TUCSON	AZ	85741
2352	FAMOUS FOOTWEAR	HAPPY VALLEY TOWNE CENTER	2501 W. HAPPY VALLEY ROAD	PHOENIX	AZ	85027
2353	FAMOUS FOOTWEAR	GATEWAY TOWNE CENTER	5002 SOUTH POWER ROAD	GILBERT (RIDLEY)	AZ	85236
2354	FAMOUS FOOTWEAR	CROSSROADS TOWNE CENTER	3775 SOUTH GILBERT ROAD	GILBERT	AZ	85234
2361	FAMOUS FOOTWEAR	LEGACY VILLAGE	2050 EAST BASELINE ROAD	PHOENIX	AZ	85042
2386	FAMOUS FOOTWEAR	YUMA PALMS REGIONAL CENTER	1480 YUMA PALMS PARKWAY	YUMA	AZ	85365
2426	FAMOUS FOOTWEAR	TEMPE MARKETPLACE	1800 EAST RIO SALADO PARKWAY	TEMPE	AZ	85281
2485	FAMOUS FOOTWEAR	OLD SPANISH TRAIL MARKETPLACE	9610 EAST 22ND STREET	TUCSON	AZ	85748
2508	FAMOUS FOOTWEAR	SUPERSTITION GATEWAY	1910 SIGNAL BUTTE ROAD	MESA	AZ	85209
2525	FAMOUS FOOTWEAR	PECAN PROMENADE	9820 W LOWER BUCKEYE ROAD	TOLLESON	AZ	85353
2550	FAMOUS FOOTWEAR	LAKE PLEASANT TOWN CENTER	10078 HAPPY VALLEY ROAD BOX #2	PEORIA	AZ	85383
2554	FAMOUS FOOTWEAR	MESA RIVERVIEW	833 N DOBSON ROAD SUITE 101	MESA	AZ	85201
2576	FAMOUS FOOTWEAR	FULTON RANCH TOWN CENTER	4140 S ARIZONA AVENUE	CHANDLER	AZ	85248
2626	FAMOUS FOOTWEAR	METRO CENTER	9617 N. METRO PARKWAY # 1050	PHOENIX	AZ	85051
2649	FAMOUS FOOTWEAR	THE PROMENADE & CASA GRANDE	1004 N PROMENADE PARKWAY # 127	CASA GRANDE	AZ	85294

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)
STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2728	FAMOUS FOOTWEAR	QUEEN CREEK MARKETPLACE	21128 E ELLSWORTH ROAD	QUEEN CREEK	AZ	85242
2729	FAMOUS FOOTWEAR	ORO VALLEY MARKETPLACE	2040 E. TANGERINE ROAD	ORO VALLEY	AZ	85755
2735	FAMOUS FOOTWEAR	BELL TOWNE CENTER	401 E BELL ROAD SUITE 1	PHOENIX	AZ	85022
2753	FAMOUS FOOTWEAR	THE SHOPS @ LAKE HAVASU	5601 N HIGHWAY 95 BUILDING J-902	LAKE HAVASU CITY	AZ	86404
2789	FAMOUS FOOTWEAR	MOHAVE CROSSROADS	3699 HIGHWAY 95 SUITE 120	BULLHEAD CITY	AZ	86442
90850	NATURALIZER	PARADISE VALLEY MALL	4550-56 CACTUS ROAD	PHOENIX	AZ	85032
90899	NATURALIZER	ARROWHEAD TOWN CENTER	7700 W. ARROWHEAD TOWN CTR, SP.1187	GLENDALE	AZ	85308
91018	NATURALIZER	CHANDLER FASHION CENTER	3499 WEST CHANDLER BLVD., STE. 1132	CHANDLER	AZ	85226
90	FAMOUS FOOTWEAR	CRESTVIEW S.C.	4744 MANZANITA AVE	CARMICHAEL	CA	95608
224	FAMOUS FOOTWEAR	FACTORY STORES OF AMERICA	304 NUT TREE	VACAVILLE	CA	95687
238	FAMOUS FOOTWEAR	WESTGATE MALL	1600 SARATOGA AVE #415-17	SAN JOSE	CA	95129
248	FAMOUS FOOTWEAR	BROADSTONE CENTER	2775 EAST BIDWELL STREET, STE 200	FOLSOM	CA	95630
320	FAMOUS FOOTWEAR	TWIN PEAKS PLAZA	14737 POMERADO ROAD	POWAY	CA	92064
331	FAMOUS FOOTWEAR	DESERT HILLS PREMIUM OUTLET	48650 SEMINOLE DR. #C142	CABAZON	CA	92230
396	FAMOUS FOOTWEAR	PRIME OUTLETS @ANDERSON	1737 STATE HIGHWAY 273	ANDERSON	CA	96007
629	FAMOUS FOOTWEAR	EL CAMINO NORTH SHOPPING CTR	2505 WEST VISTA WAY, SUITE A	OCEANSIDE	CA	92054
676	FAMOUS FOOTWEAR	FACTORY MERCHANTS	2592 MERCANTILE WAY STE E	BARSTOW	CA	92311

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)
STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
694	FAMOUS FOOTWEAR	GREAT MALL OF BAY AREA	571 GREAT MALL DR	MILPITAS	CA	95035
957	FAMOUS FOOTWEAR	LANCASTER FACTORY STORES	44920 VALLEY CTR WAY #103	LANCASTER	CA	93536
967	FAMOUS FOOTWEAR	MARKETPLACE 99	9163 E STOCKTON BLVD #390	ELK GROVE	CA	95624
995	FAMOUS FOOTWEAR	VILLAGE @ ORANGE	1500 E VILLAGE WAY #2135	ORANGE	CA	92865
1032	FAMOUS FOOTWEAR	ATASCADERO FACTORY OUTLET	2100 EL CAMINO REAL SUITE 2070	ATASCADERO	CA	93422
1047	FAMOUS FOOTWEAR	INLAND CENTER MALL	132 INLAND CENTER DRIVE	SAN BERNARDINO	CA	92408
1054	FAMOUS FOOTWEAR	FOOTHILL RANCH TOWNE CTR	26736 PORTLOLA PKWY STE C	FOOTHILL RANCH	CA	92610
1108	FAMOUS FOOTWEAR	PENINSULA S.C.	35 PENSINSULA CENTER	ROLLING HILLS ESTATES	CA	90274
1123	FAMOUS FOOTWEAR	SANTA MARIA CROSSROADS	2338 S. BRADLEY RD., SUITE 10-A	SANTA MARIA	CA	93455
1150	FAMOUS FOOTWEAR	MARKET AT LAGUNA NIGUEL	27150-#C ALICIA PARKWAY	LAGUNA NIGUEL	CA	92677
1154	FAMOUS FOOTWEAR	GREAT MALL OF BAY AREA	456 GREAT MALL DR	MILPITAS	CA	95035
1161	FAMOUS FOOTWEAR	THE QUAD AT WHITTIER	13460 WHITTIER BLVD	WHITTIER	CA	90605
1171	FAMOUS FOOTWEAR	VALLCO MALL	10123 N. WOLFE RD SUITE 2013	CUPERTINO	CA	95014
1179	FAMOUS FOOTWEAR	NATOMA STATION FACTORY	13000 FOLSOM BLVD #904	FOLSOM	CA	95630
1180	FAMOUS FOOTWEAR	FACTORY STORES LAKE ARROW	28200 HWY 189 #E250	LAKE ARROWHEAD	CA	92352
1189	FAMOUS FOOTWEAR	HEMET VALLEY MALL	2200 W. FLORIDA AVE 155	HEMET	CA	92545
1194	FAMOUS FOOTWEAR	PRIME OUTLETS @ GILROY	681 LEAVESLY ROAD #200	GILROY	CA	95020
1204	FAMOUS FOOTWEAR	GROSSMONT MALL	5500 GROSSMONT DR. 189	LA MESA	CA	91942

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)
STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
1206	FAMOUS FOOTWEAR	CROSSROADS S.C.	2548 BELL ROAD	AUBURN	CA	95603
1222	FAMOUS FOOTWEAR	NEWPARK MALL	1228 NEW PARK MALL	NEWARK	CA	94560
1223	FAMOUS FOOTWEAR	WESTFIELD SHOPPINGTOWN	2700 COLORADO BLVD STE248	EAGLE ROCK	CA	90041
1244	FAMOUS FOOTWEAR	MARKET PLACE	25680 N THE OLD ROAD	VALENCIA	CA	91381
1266	FAMOUS FOOTWEAR	SANTA MARGARITA TOWN CTR.	30616 SANTA MARGARITA PKW	RANCHO SANTA MARGARITA	CA	92688
1283	FAMOUS FOOTWEAR	DESERT CROSSINGS	72-399B HWY 111	PALM DESERT	CA	92261
1286	FAMOUS FOOTWEAR	SOUTHLAND MALL	219 SOUTHLAND MALL	HAYWARD	CA	94545
1298	FAMOUS FOOTWEAR	SIERRA VISTA	1050 SHAW AVE STE 1071	CLOVIS	CA	93612
1303	FACTORY BRAND SHOES	PETALUMA VLG PREMIUM OL	2200 PETALUMA BLVD.N.1030	PETALUMA	CA	94952
1318	FAMOUS FOOTWEAR	WESTFIELD SHOPPINGTOWN	484 PLAZA DRIVE	WEST COVINA	CA	91793
1321	FACTORY BRAND SHOES	CAMARILLO PREMIUM OUTLET	690 VENTURA BLVD STE#134	CAMARILLO	CA	93010
1322	FACTORY BRAND SHOES	NAPA PREMIUM OUTLETS	815 FACTORY STORES DRIVE	NAPA	CA	94558
1340	FAMOUS FOOTWEAR	STONEWOOD CENTER	324 STONEWOOD STREET	DOWNEY	CA	90241
1379	FACTORY BRAND SHOES	ONTARIO MILLS	1 MILLS CIRCLE-SUITE 803	ONTARIO	CA	91764
1422	FACTORY BRAND SHOES	HORIZON OUTLET CENTER	1427 HORIZON DRIVE	TULARE	CA	93274
1449	FAMOUS FOOTWEAR	ENCINITAS TOWN CENTER	1026 N. ELCAMINO REAL	ENCINITAS	CA	92023
1536	FACTORY BRAND SHOES	PRIME OUTLETS @ PISMO	333 FIVE CITIES DR-#135	PISMO BEACH	CA	93449
1544	FACTORY BRAND SHOES	CARLSBAD COMPANY STORES	5620 PASEO DEL NORTE #112	CARLSBAD	CA	92008

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)
STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
1551	FACTORY BRAND SHOES	PRIME @LAKE ELSINORE	17600 COLLIER STE C124	LAKE ELSINORE	CA	92530
1552	FACTORY BRAND SHOES	PRIME OUTLETS @ TRACY	1005 E PESCARDERO-#A26	TRACY	CA	95376
1571	FAMOUS FOOTWEAR	NORTH COUNTY SQUARE	1821 UNIVERSITY AVE #110	VISTA	CA	92083
1623	FAMOUS FOOTWEAR	RANCHO SAN DIEGO	2907 JAMACHA RD	EL CAJON	CA	92019
1624	FAMOUS FOOTWEAR	WESTFIELD SHOPPINGTOWN	415 PARKWAY PLAZA-SP Z1	EL CAJON	CA	92020
1630	FAMOUS FOOTWEAR	LONG BEACH TOWNE CENTER	7378 CARSON BLVD.	LONG BEACH	CA	90808
1641	FACTORY BRAND SHOES	VIEJAS SPRINGS FACTORY SH	5005 WILLOWS RD-SPACE 622	ALPINE	CA	91901
1655	FAMOUS FOOTWEAR	NATOMAS MARKETPLACE	3681 TRUXEL ROAD	SACRAMENTO	CA	95833
1680	FACTORY BRAND SHOES	AMERICAN TIN CANNERY	125 OCEAN VIEW BLVD. #121	PACIFIC GROVE	CA	93950
1698	FAMOUS FOOTWEAR	GLENDALE FASHION CENTER	233 N. GLENDALE AVE.	GLENDALE	CA	91206
1791	FACTORY BRAND SHOES	INTERNATIONAL GATEWAY	4265 CAMINO DE LA PLAZA SPACE 184	SAN DIEGO	CA	92173
2005	FAMOUS FOOTWEAR	BREA UNION PLAZA	2315 EAST IMPERIAL HWY	BREA	CA	92821
2028	FAMOUS FOOTWEAR	CREEKSIDE TOWNE CENTER	1240 GALLERIA BLVD., SUITE 150	ROSEVILLE	CA	95678
2029	FAMOUS FOOTWEAR	HARBOR CENTER	2300 HARBOR BLVD.	COSTA MESA	CA	92626
2053	FAMOUS FOOTWEAR	HASTINGS VILLAGE SC	3389 E. FOOTHILL BLVD.	PASADENA	CA	91107
2061	FAMOUS FOOTWEAR	VICTOR VALLEY MALL	14400 BEAR VALLEY ROAD, STE 837	VICTORVILLE	CA	92392
2062	FAMOUS FOOTWEAR	PORTER RANCH TOWNE CENTER	19881 RINALDI STREET	PORTER RANCH	CA	91326
2064	FAMOUS FOOTWEAR	MONTE VISTA CROSSINGS	2810 W. MONTE VISTA AVE.	TURLOCK	CA	95380

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2139	FAMOUS FOOTWEAR	CROSSINGS OF PASO	2105 THEATRE DRIVE	PASO ROBLES	CA	93446
2147	FAMOUS FOOTWEAR	CHICO POWER CENTER	2015 FOREST, STE. A	CHICO	CA	95926
2165	FAMOUS FOOTWEAR	NORTHWEST PROMEDADE	8920 ROSEDALE HWY	BAKERSFIELD	CA	93312
2230	FAMOUS FOOTWEAR	WESTRIDGE CENTER	1411 N. DAVIS ROAD	SALINAS	CA	93907
2233	FAMOUS FOOTWEAR	MT. SHASTA MALL	900 DANA DRIVE, STE. A-11	REDDING	CA	96003
2242	FAMOUS FOOTWEAR	SANTEE TROLLEY SQ	9934 MISSION GORGE RD	SANTEE	CA	92071
2268	FAMOUS FOOTWEAR	SPECTRUM TOWN CENTER	3857 GRAND AVE	CHICO	CA	91710
2278	FAMOUS FOOTWEAR	FALCON RIDGE TOWNE CENTER	15238 SUMMIT AVENUE	FONTANA	CA	92338
2306	FAMOUS FOOTWEAR	REDHAWK TOWNE CENTER	32155 HWY 79 STE B	TEMECULA	CA	92592
2308	FAMOUS FOOTWEAR	MOORPARK MARKETPLACE	824 LOS ANGELES AVE. BUILDING C2	MOORPARK	CA	93021
2310	FAMOUS FOOTWEAR	VENTURA GATEWAY	4890 TELEPHONE ROAD	VENTURA	CA	93003
2322	FAMOUS FOOTWEAR	SUNRISE MALL	6161 SUNRISE MALL	CITRUS HEIGHTS	CA	95610
2330	FAMOUS FOOTWEAR	THE CROSSINGS	3335 GRAND OAKS	CORONA	CA	92881
2337	FAMOUS FOOTWEAR	CANYON SPRINGS	2800 CAMPUS PARKWAY, SUITE 105	RIVERSIDE	CA	92507
2338	FAMOUS FOOTWEAR	YUBA CITY MARKETPLACE	1140 HARTER ROAD	YUBA CITY	CA	95993
2343	FAMOUS FOOTWEAR	LOEHMANNS PLAZA	2531 FAIR OAKS BLVD	SACRAMENTO	CA	95825
2362	FAMOUS FOOTWEAR	PARK WEST PLACE	10652 TRINITY PARKWAY	STOCKON	CA	95219
2369	FAMOUS FOOTWEAR	CITRUS PLAZA RETAIL CENTER	27430 LUGONIA AVENUE	REDLANDS	CA	92374
2377	FAMOUS FOOTWEAR	BAYSHORE MALL	3300 BROADWAY # 136	EUREKA	CA	95501
2396	FAMOUS FOOTWEAR	HANFORD POWER CENTER	190 NORTH 12TH AVENUE	HANFORD	CA	93230
2418	FAMOUS FOOTWEAR	LONE TREE PLAZA	5471 LONE TREE WAY # 120	BRENTWOOD	CA	94513

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)
STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2439	FAMOUS FOOTWEAR	PACKWOOD CREEK REGIONAL SHOP. CTR.	4147 SOUTH MOONY BLVD.	VISALIA	CA	93277
2445	FAMOUS FOOTWEAR	VILLAGE WALK	24470 VILLAGE WALK PLACE	MURRIETA	CA	92562
2446	FAMOUS FOOTWEAR	THE PAVILION @ LA QUINTA	79-150 HWY 111 SUITE 101	LA QUINTA	CA	92253
2481	FAMOUS FOOTWEAR	THE MARKETPLACE @ GRAND CROSSING	21660 VALLEY BLVD.	CITY OF INDUSTRY	CA	91789
2488	FAMOUS FOOTWEAR	PACHECO PASS CENTER	950 RENZ LANE	GILROY	CA	95020
2517	FAMOUS FOOTWEAR	OAKRIDGE MALL	925 BLOSSOM HILL ROAD SUITE A	SAN JOSE	CA	95123
2518	FAMOUS FOOTWEAR	CLOVIS COMMONS	625 HERNDON AVENUE	CLOVIS	CA	93611
2545	FAMOUS FOOTWEAR	SHAW MARKETPLACE	3667 W. SHAW AVENUE	FRESNO	CA	93711
2579	FAMOUS FOOTWEAR	STADIUM CENTER	2300 DANIELS STREET	MANTECA	CA	95337
2603	FAMOUS FOOTWEAR	EASTVALE GATEWAY II	12327 LIMONITE AVENUE	MIRO LOMA	CA	91752
2625	FAMOUS FOOTWEAR	STONERIDGE RANCH TOWN CENTER	27210 EUCALYPTUS AVENUE	MORENO VALLEY	CA	92553
2651	FAMOUS FOOTWEAR	LAGUNA HILLS MALL	24115 LAGUNA HILLS MALL	LAGUNA HILLS	CA	92653
2664	FAMOUS FOOTWEAR	NUT TREE VILLAGE	1621 F # MONATE VISTA AVE.	VACAVILLE	CA	95688
2683	FAMOUS FOOTWEAR	JESS RANCH MARKETPLACE	19083 BEAR VALLEY ROAD # A	APPLE VALLEY	CA	92308
2712	FAMOUS FOOTWEAR	LINCOLN CROSSINGS	117 FERRARI RANCH ROAD	LINCOLN	CA	95648
2737	FAMOUS FOOTWEAR	TJ MAXX PLAZA	1850 DOUGLAS ROAD SUITE 706	ROSEVILLE	CA	95661
2780	FAMOUS FOOTWEAR	THE COMMONS @ LA VERNE	1572 FOOTHILL BLVD.	LA VERNE	CA	91750
2790	FAMOUS FOOTWEAR	WEST VALLEY MALL	3200 N NAGLEE ROAD # 430	TRACY	CA	95304
2791	FAMOUS FOOTWEAR	POINT LOMA PLAZA	3651 MIDWAY DRIVE	SAN DIEGO	CA	92110

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)
STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2810	FAMOUS FOOTWEAR	CROSSROADS SHOPPING CENTER	2419 CLARIBEL ROAD	RIVERBANK	CA	95367
2880	FAMOUS FOOTWEAR	47TH STREET PAVILION	38141 47TH STREET	PALMDALE	CA	93552
2893	FAMOUS FOOTWEAR	ANTELOPE VALLEY MALL	1233 RANCHO VISTA BLVD. # 501	PALMDALE	CA	93551
2894	FAMOUS FOOTWEAR	SIMI VALLEY TOWN CENTER	1555 SIMI VALLEY TOWN CENTER WAY # 105	SIMI VALLEY	CA	93065
90749	NATURALIZER	GLENDALE GALLERIA	2180A GLENDALE GALLERIA	GLENDALE	CA	91210
90750	NATURALIZER	SANTA ANITA FASHION PARK	168 FASHION PARK, 400 S. BALDWIN	ARCADIA	CA	91007
90760	NATURALIZER	SOUTH COAST PLAZA	3333 BRISTOL STREET, SUITE 2810	COSTA MESA	CA	92626
90763	NATURALIZER	PLAZA CAMINO REAL	2525 EL CAMINO REAL, SUITE #275	CARLSBAD	CA	92008
90774	NATURALIZER	DEL AMO FASHION CENTER	21880 HAWTHORNE BLVD., SUITE 319	TORRANCE	CA	90503
90788	NATURALIZER	BREA MALL	1009 BREA MALL	BREA	CA	92821
90795	NATURALIZER	PALM DESERT	72840 HIGHWAY 111, SUITE T-381	PALM DESERT	CA	92260
94300	NATURALIZER	SERRAMONTE	5F SERRAMONTE	DALY CITY	CA	94015
94628	NATURALIZER	HILLSDALE SHOPPING CENTER	229 HILLSDALE SHOPPING CTR	SAN MATEO	CA	94403
94637	NATURALIZER	SANTA ANA MAINPLACE MALL	2800 NORTH MAIN, SUITE 306	SANTA ANA	CA	92705
96625	NATURALIZER OUTLET	DESERT HILLS PREMIUM OUTLET	48400 SEMINOLE DRIVE # 624	CABAZON	CA	92230
96705	NATURALIZER OUTLET	FACTORY STORES OF AMERICA O.C.	311 NUT TREE RD., STE A	VACAVILLE	CA	95687
96710	NATURALIZER OUTLET	GILROY PREMIUM OUTLETS	8375 ARROYO CIRCLE A57	GILROY	CA	95020
96735	NATURALIZER OUTLET	LAKE ELSINORE OUTLET CENTER	17600 NEW COLLIER AVE. UNIT 148	LAKE ELSINORE	CA	92530

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)
STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
96744	NATURALIZER OUTLET	BARSTOW OUTLETS	2586 MERCANTILE WAY SUITE D	BARSTOW	CA	92311
96745	NATURALIZER OUTLET	VIEJAS SPRINGS FACTORY STORES	5001 WILLOWS ROAD, SUITE L-307	ALPINE	CA	91901
96762	NATURALIZER OUTLET	CAMARILLO PREMIUM OUTLETS	910 CAMARILLO CENTER, SPACE 836	CAMARILLO	CA	93010
96787	NATURALIZER OUTLET	FOLSOM PREMIUM OUTLETS	13000 FOLSOM BLVD., SUITE 1445	FOLSOM	CA	95630
96799	NATURALIZER OUTLET	GREAT MALL OF THE BAY AREA	502 GREAT MALL DRIVE	MILPITAS	CA	95035
99156	BROWN SHOE CLOSET	DESERT HILLS PREMIUM OUTLET	48400 SEMINOLE DRIVE # 418	CABAZON	CA	92230
99901	FRANCO SARTO	EMBARCADERO CENTER	THREE EMBARCADERO CENTER DRIVE	SAN FRANCISCO	CA	94111
46	FAMOUS FOOTWEAR	COTTONWOOD CORNERS S.C.	3600 SOUTH MASON UNIT 6	FORT COLLINS	CO	80525
121	FAMOUS FOOTWEAR	UNIVERSITY HILLS PLAZA	2526 S. COLORADO BLVD.	DENVER	CO	80222
165	FAMOUS FOOTWEAR	FAIRFIELD COMMONS S.C.	98 N. WADSWORTH BLVD	LAKEWOOD	CO	80226
527	FAMOUS FOOTWEAR	APPLEWOOD VILLAGE S.C.	3244A YOUNGFIELD RD	WHEAT RIDGE	CO	80033
560	FAMOUS FOOTWEAR	PRIME OUTLETS@CASTLEROCK	5050 FACTORY SHOP BLVD #710	CASTLE ROCK	CO	80104
928	FAMOUS FOOTWEAR	PRIME OUTLETS @LOVELAND	5725 MC WHINNEY BLVD.	LOVELAND	CO	80538
1299	FAMOUS FOOTWEAR	PUEBLO MALL	3283 DILLION DRIVE #E9	PUEBLO	CO	81008
1400	FAMOUS FOOTWEAR	CHAPEL HILLS MALL	1710 BRIARGATE BLVD	COLORADO SPRINGS	CO	80920
1620	FAMOUS FOOTWEAR	SOUTHWEST PLAZA	8501 W. BOWLES AVE#2D-217	LITTLETON	CO	80123
1650	FAMOUS FOOTWEAR	TWIN PEAKS MALL	1250 S. HOVER RD	LONGMONT	CO	80501
1705	FAMOUS FOOTWEAR	MARKETPLACE AT NORTHGLENN	10620 MELODY DRIVE	NORTHGLENN	CO	80234

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)
STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	CITY	ZIP/MAIL CODE
1759	FAMOUS FOOTWEAR	ARAPAHOE CROSSINGS	6472 SOUTH PARKER ROAD	AURORA	CO	80012
2037	FAMOUS FOOTWEAR	MESA MALL	2424 US HWY 6 & 50	GRAND JUNCTION	CO	81505
2052	FAMOUS FOOTWEAR	SYMES BUILDING	820 16TH STREET	DENVER	CO	80202
2102	FAMOUS FOOTWEAR	BROADMOOR TOWN CENTER	2170 SOUTHGATE ROAD	COLORADO SPRINGS	CO	80906
2111	FAMOUS FOOTWEAR	WESTMINSTER MALL	5503 WEST 88TH AVENUE	WESTMINSTER	CO	80031
2176	FACTORY BRAND SHOES	COLORADO MILLS	14500 W COLFAX SUITE 278	LAKEWOOD	CO	80401
2208	FAMOUS FOOTWEAR	FLATLRON MARKETPLACE	170 EAST FLATIRON CIRCLE	BROOMFIELD	CO	80021
2243	FAMOUS FOOTWEAR	QUEBEC SQUARE	7757 E 36TH AVE SUITE 680	DENVER	CO	80207
2297	FAMOUS FOOTWEAR	FLAT ACRES MARKET CENTER	11475 S. TWENTY MILE ROAD	PARKER	CO	80134
2311	FAMOUS FOOTWEAR	AURORA CITY PLACE	14180 E ELLSWORTH AVE UNIT B	AURORA	CO	80012
2317	FAMOUS FOOTWEAR	SAFEWAY MARKETPLACE EAST	3080 N POWERS BLVD	COLORADO SPRINGS	CO	80922
2345	FAMOUS FOOTWEAR	THORNCREEK SHOPPING CENTER	1181 E 120TH AVENUE UNIT A	THORNTON	CO	80233
2381	FAMOUS FOOTWEAR		4508 CENTERPLACE DR. # 384	GREELEY	CO	80634
2392	FAMOUS FOOTWEAR		5765 N. ELIZABETH STREET	PUEBLO	CO	81008
2395	FAMOUS FOOTWEAR	SOUTHLANDS	24101 E. ORCHARD ROAD UNIT B	AURORA	CO	80012
2429	FACTORY BRAND SHOES	SILVERTHORNE FACTORY OUTLETS SHOPS	145 STEPHENS WAY - P.O. BOX 29	SILVERTHORNE	CO	80498
2457	FAMOUS FOOTWEAR	THE SHOPPES @ CENTERRA	5985 SKY POND DRIVE SUITE B-142	LOVELAND	CO	80536
2464	FAMOUS FOOTWEAR	THE CITADEL MALL	750 CITADEL DRIVE EAST SPACE 2284	COLORADO SPRINGS	CO	80909

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)
STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2482	FAMOUS FOOTWEAR	DURANGO MALL	800 SOUTH CAMINO DEL RIO SPACE C-5	DURANGO	CO	81301
2514	FAMOUS FOOTWEAR	GLENWOOD SPRINGS MALL	51027 HIGHWAY 6 SUITE 161	GLENWOOD SPRINGS	CO	81601
2555	FAMOUS FOOTWEAR	NORTHFIELD @ STAPLETON	85560 EAST 49TH AVENUE # 1910	DENVER	CO	80238
2600	FAMOUS FOOTWEAR	HARVEST JUNCTION SOUTH	205 KEN PRATT BLVD. SUITE 170	LONGMONT	CO	80501
2653	FAMOUS FOOTWEAR	TWENTY NONTH STREET	1600 28TH STREET SUITE 1204	BOULDER	CO	80301
2742	FAMOUS FOOTWEAR	FRONT RANGE VILLAGE	4321 CORBETT DRIVE SUITE 118	FORT COLLINS	CO	80525
2783	FAMOUS FOOTWEAR	RIVER LANDING	3421 RIO GRANDE UNIT B	MONTROSE	CO	81401
2796	FAMOUS FOOTWEAR	VILLAGE ON THE PARK	2495 S. HAVANA ST UNIT 1	AURORA	CO	80014
2797	FAMOUS FOOTWEAR	PRAIRIE CENTER	2431 PRAIRIE CENTER PARKWAY #C	BRIGHTON	CO	80601
96644	NATURALIZER OUTLET	COLORADO MILLS	14500 W COLFAX SUITE 280	LAKEWOOD	CO	80401
1148	FAMOUS FOOTWEAR	OLD SAYBROOK FACTORY STRS	314 FLAT ROCK PLACE	WESTBROOK	CT	06498
1616	FAMOUS FOOTWEAR	BRASS MILL	495 UNION STREET #2082	WATERBURY	CT	06721
1617	FAMOUS FOOTWEAR	PAVILLIONS AT BUCKLAND	194 BUCKLAND HILLS #1014	MANCHESTER	CT	06040
2140	FAMOUS FOOTWEAR	LISBON LANDING	160 RIVER ROAD, STE. A-180	LISBON	CT	06351
2252	FAMOUS FOOTWEAR	CONNECTICUT COMMONS	244 N. BRITAIN AVENUE	PLAINVILLE	CT	06062
2315	FAMOUS FOOTWEAR	OLD SAYBROOK SC	655 BOSTON POST RD	OLD SAYBROOK	CT	06475
2407	FAMOUS FOOTWEAR	NEW LONDON MALL	351 N. FRONTAGE ROAD UNIT B-4	NEW LONDON	CT	06320
2469	FAMOUS FOOTWEAR	TOWN LINE SQUARE	533 SOUTH BROAD STREET	MERIDEN	CT	06450
2523	FAMOUS FOOTWEAR	CHRISTMAS TREE SHOPS	200 INDIAN RIVER ROAD SPACE 7-A	ORANGE	CT	06477
2573	FAMOUS FOOTWEAR	DANBURY SQUARE MALL	15 BACKUS AVENUE SPACE 6-A	DANBURY	CT	06810

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)
STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2582	FAMOUS FOOTWEAR	EASTBROOK MALL	95 STORRS ROAD	MANSFIELD(WILLIMANTIC)	CT	06268
2596	FAMOUS FOOTWEAR	ELM PLAZA	99 ELM STREET	ENFIELD	CT	06082
2619	FAMOUS FOOTWEAR	TORRINGFORD PLAZA	1920 E MAIN STREET SPACE A-2	TORRINGTON	CT	06790
2662	FAMOUS FOOTWEAR	SIMSBURY COMMONS	530 BUSHY HILL ROAD SUITE 70	SIMSBURY	CT	06070
2669	FAMOUS FOOTWEAR	KENNEDY ROAD MARKETPLACE	1065 KENNEY ROAD SUITE 1	WINDSOR	CT	06095
96767	NATURALIZER OUTLET	WESTBROOK FACTORY STORES	314 FLAT ROCK PL, SPACE B130	WESTBROOK	CT	06498
1439	FAMOUS FOOTWEAR	REHOBOTH OUTLETS III	1790 OCEAN OUTLETS 2	REHOBOTH BEACH	DE	19971
1708	FAMOUS FOOTWEAR	SHIPYARD CATALOG OUTLETS	950 S. MADISON ST	WILMINGTON	DE	19801
2039	FAMOUS FOOTWEAR	PRICES CORNER	3238 KIRKWOOD HWY	WILMINGTON	DE	19808
93319	NATURALIZER	CONCORD MALL	SPACE # 640	WILMINGTON	DE	19803
96608	NATURALIZER	REHOBOTH OUTLETS III	36502 SEASIDE OUTLET DRIVE. SUITE 1260	REHOBOTH BEACH	DE	19971
99119	BROWN SHOE CLOSET	TANGER OUTLET CENTER	36494 SEASIDE OUTLET DRIVE SUITE 1420	REHOBOTH BEACH	DE	19971
23	FAMOUS FOOTWEAR	SANIBEL FACTORY STORES	20350 SUMMERLIN RD #1150	FORT MYERS	FL	33908
313	FAMOUS FOOTWEAR	LARGO MALL	10500 ULMERTON ROAD #670	LARGO	FL	33771
324	FAMOUS FOOTWEAR	SAWGRASS MILLS	12801 W SUNRISE BLVD #607	SUNRISE	FL	33322
335	FAMOUS FOOTWEAR	RIVERPLACE S.C.	11111 SAN JOSE BLVD - #24	JACKSONVILLE	FL	32223
336	FAMOUS FOOTWEAR	NORTHDALE COURT SHOPPING	15732 N. DALE MABRY HWY	TAMPA	FL	33624
350	FAMOUS FOOTWEAR	ST. AUGUSTINE OUTLET CTR	2700 S.R. 16 #315	ST AUGUSTINE	FL	32092

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
488	FAMOUS FOOTWEAR	ARGYLE FOREST BLVD.	6001-34 ARGYLE FOREST	JACKSONVILLE	FL	32244
619	FAMOUS FOOTWEAR	SILVER SANDS FACTORY OUT.	10406 EMERALD COAST PKWY1 US HWY 98	DESTIN	FL	32541
624	FAMOUS FOOTWEAR	MERCHANTS CROSSING #1201	15201 N. CLEVELAND AVE	FORT MYERS	FL	33903
677	FAMOUS FOOTWEAR	PRIME OUTLETS @ ELLENTON	5339 FACT.SHPS BLVD #550	ELLENTON	FL	34222
688	FAMOUS FOOTWEAR	SUNSET 19 S.C.	23666 US HWY 19 NORTH	CLEARWATER	FL	34625
1023	FAMOUS FOOTWEAR	HIGHLAND LAKES S.C.	33521 US HWY 19 NO.	PALM HARBOR	FL	34684
1040	FAMOUS FOOTWEAR	CORAL RIDGE MALL	3200 N. FEDERAL HWY #601	FT LAUDERDALE	FL	33306
1068	FAMOUS FOOTWEAR	OAKWOOD PLAZA	3551 OAKWOOD BLVD BAY 6	HOLLYWOOD	FL	33020
1083	FAMOUS FOOTWEAR	LAKE WORTH PLAZA WEST	6440 LAKE WORTH ROAD	LAKE WORTH	FL	33463
1195	FAMOUS FOOTWEAR	PRIME OUTLETS @VERO BEACH	1775 94TH DRIVE STE D-130	VERO BEACH	FL	32966
1215	FAMOUS FOOTWEAR	DEERFIELD MALL	3888 W HILLSBORO BLVD	DEERFIELD BEACH	FL	33442
1231	FAMOUS FOOTWEAR	LAKE BUENA VISTA F.O.	15549 S. APOPKA VINELAND	ORLANDO	FL	32836
1237	FAMOUS FOOTWEAR	SHADOWOOD SQUARE	9825 GLADES ROAD	BOCA RATON	FL	33434
1336	FAMOUS FOOTWEAR	SOUTHSIDE SQUARE	9041 SOUTHSIDE BLVD #128	JACKSONVILLE	FL	32256
1401	FAMOUS FOOTWEAR	LAKE SQUARE MALL	10401 US HYWY 441	LEESBURG	FL	34788
1634	FAMOUS FOOTWEAR	BELZ FACTORY OUTLET	500 BELZ OUTLET BLVD.	ST AUGUSTINE	FL	32095
1639	FAMOUS FOOTWEAR	DOLPHIN MALL	11401 NORTHWEST 12TH ST., STE. 389	WEST MIAMI	FL	33172
1669	FAMOUS FOOTWEAR	MIROMAR OUTLET CENTER	10801 CORKSCREW RD. UNIT 132	ESTERO	FL	33928

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
1675	FAMOUS FOOTWEAR	PRIME @ FLORIDA CITY	250 E. PALM DRIVE #115	FLORIDA CITY	FL	33034
1677	FACTORY BRAND SHOES	FACTORY STORES OF AMERICA	950 PRIM AVE. SUITE 108	GRACEVILLE	FL	32440
1706	FAMOUS FOOTWEAR	PLAZA AT CITRUS PARK	12699 CITRUS PLAZA DR. SPACE 120	TAMPA	FL	33625
1722	FAMOUS FOOTWEAR	WATERFORD LAKES TOWN CTR	379 NL. ALAFAYA TRAIL	ORLANDO	FL	32828
1724	FAMOUS FOOTWEAR	ORLANDO PREMIUM OUTLET	8200 VINELAND AVE # 1114	ORLANDO	FL	32821
1760	FAMOUS FOOTWEAR	CORAL SKY PLAZA	554 N. STATE RD. 7	ROYAL PALM BEACH	FL	33411
1774	FAMOUS FOOTWEAR	SARASOTA PAVILION	6513 SOUTH TAMIAMI TRAIL	SARASOTA	FL	34231
1777	FAMOUS FOOTWEAR	VOLUSIA SQUARE S.C.	2455 W.INTL SPEEDWAY BLVD	DAYTONA BEACH	FL	32114
2020	FAMOUS FOOTWEAR	HERITAGE PLAZA	18700K VETERANS BLVD	PORT CHARLOTTE	FL	33954
2021	FAMOUS FOOTWEAR	WESTCHESTER S.C.	8673 S.W. 24TH STREET	MIAMI	FL	33155
2023	FAMOUS FOOTWEAR	OAKS SQUARE	6843 NEWBERRY ROAD	GAINESVILLE	FL	32605
2040	FAMOUS FOOTWEAR	PRIME OUTLET @ NAPLES	6060 COLLIER BLVD SP 44-48	NAPLES	FL	34114
2047	FAMOUS FOOTWEAR	GOVERNORS SQUARE MP	1554 GOVERNORS SQUARE BLVD.	TALLAHASSEE	FL	32303
2054	FACTORY BRAND SHOES	INTERNATIONAL OUTLET SC	5580 INTERNATIONAL DRIVE	ORLANDO	FL	32819
2074	FAMOUS FOOTWEAR	KENDALL VILLAGE	8651 SW 124 AVENUE	MIAMI	FL	33183
2258	FAMOUS FOOTWEAR	AVENTURA COMMONS	21065 BISCAYNE BLVD	AVENTURA	FL	33180
2259	FAMOUS FOOTWEAR	UNIVERSITY MALL	2241 UNIVERSITY SQ MALL	TAMPA	FL	33612
2272	FAMOUS FOOTWEAR	GAITEWAY CENTER	2701 SW COLLEGE RD #402	OCALA	FL	34478
2340	FAMOUS FOOTWEAR	CLEARWATER MALL	2739 GULF TO BAY BLVD	CLEARWATER	FL	33759

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2363	FAMOUS FOOTWEAR	ORLANDO SQUARE	1750 SAND LAKE ROAD WEST	ORLANDO	FL	32809
2378	FAMOUS FOOTWEAR	THE LOOP	3282 N JOHN YOUNG PARKWAY	KISSIMMEE	FL	34741
2398	FAMOUS FOOTWEAR	ST. JOHN TOWN CENTER	10261 RIVER MARSH DRIVE SUITE 167	JACKSONVILLE	FL	32246
2422	FAMOUS FOOTWEAR	THE AVENUE VIERA	2291 TOWN CENTER AVENUE # 105	MELBOURNE	FL	32940
2468	FAMOUS FOOTWEAR	COCONUT POINT	8024 MEDITERRANEAN DRIVE	ESTERO	FL	33928
2494	FAMOUS FOOTWEAR	LAKESIDE VILLAGE	1482 TOWN CENTER DRIVE	LAKELAND	FL	33803
2505	FAMOUS FOOTWEAR	REGENCY SHOPPING CENTER	651-525 COMMERCE CENTER	JACKSONVILLE	FL	32225
2506	FAMOUS FOOTWEAR	SHOPPES @ PARK PLACE	7180 US HIGHWAY 19 NORTH	PINELLAS PARK	FL	33781
2557	FAMOUS FOOTWEAR	EMBASSY CROSSING SHOP CENTER	9618 US HWY 19 N	PORT RICHEY	FL	34668
2595	FAMOUS FOOTWEAR	WEST VOLUSIA TOWNE CENTER	1021 HARLEY STRICKLAND BLVD.	ORANGE CITY	FL	32763
2611	FAMOUS FOOTWEAR	PINE ISLAND MARKET PLACE	519 SW PINE ISLAND ROAD, UNIT 112	CAPE CORAL	FL	33993
2623	FAMOUS FOOTWEAR	WINTER GARDEN TOWN CENTER	3191 DANIELS ROAD	WINTER GARDEN	FL	34787
2624	FAMOUS FOOTWEAR	THE LANDING @ TRADITION	10848 SW TRADITION PARKWAY/VILLAGE PARKWAY	PORT ST. LUCIE	FL	34987
2644	FAMOUS FOOTWEAR	CRYSTAL RIVER MALL	1801 NW HIGHWAY 19, SUITE 151 A	CRYSTAL RIVER	FL	34428
2647	FAMOUS FOOTWEAR	LONDON SQUARE	13630 SW 120TH STREET SUITE 206	MIAMI	FL	33186
2654	FACTORY BRAND SHOES	PRIME OUTLETS @ ORLANDO	4973 INTERNATIONAL DRIVE STUIE 3F15	ORLANDO	FL	32819

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)
STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2661	FAMOUS FOOTWEAR	PARK STREET RETAIL CENTER	4930 PARK STREET NORTH	ST. PETERSBURG (SEMINOLE)	FL	33709
2665	FAMOUS FOOTWEAR	SHOPS @ SHELBY CROSSING	1728 US 27 & NORTH	SEBRING	FL	33870
2668	FAMOUS FOOTWEAR	OAKLEAF TOWN CENTER	8181 MERCHANTS GATE DRIVE SUITE 102	JACKSONVILLE	FL	32222
2697	FAMOUS FOOTWEAR	THE SHOPS @ MIDTOWN MIAMI	3401 N. MIAMI AVENUE SUITE 102	MIAMI	FL	33127
2784	FAMOUS FOOTWEAR	PALM COAST LANDING	5240 STATE ROUTE 100	PALM COAST	FL	32164
2821	FAMOUS FOOTWEAR	WALTERS CROSSING	1526 N. DALE MABRY HIGHWAY	TAMPA	FL	33607
93495	NATURALIZER	COUNTRYSIDE MALL	27001 US HWY 19 NORTH, SUITE 1057	CLEARWATER	FL	33761
93615	NATURALIZER	PEMBROKE LAKES MALL	11401 PINES BLVD., LOT #414	PEMBROKE PINES	FL	33026
93617	NATURALIZER	MIAMI INTERNATIONAL	1455 N.W. 107TH AVENUE, SUITE 354	MIAMI	FL	33172
93621	NATURALIZER	WESTLAND MALL	1665 W. 49TH STREET	HIALEAH	FL	33012
93622	NATURALIZER	THE GARDENS OF PALM BEACH	3101 PGA BLVD., SPACE F-101	PALM BEACH GARDENS	FL	33410
93624	NATURALIZER	DADELAND MALL	7485 SW 88 ST. - SP 1906	MIAMI	FL	33156
93633	NATURALIZER	FLORIDA MALL	8001 S. ORANGE BLOSSOM TRAIL, STE 650	ORLANDO	FL	32809
93635	NATURALIZER	THE AVENUES	10300 SOUTHSIDE, SP. 154	JACKSONVILLE	FL	32256
96630	NATURALIZER OUTLET	SAWGRASS MILLS	12801 W SUNRISE BLVD #713	SUNRISE	FL	33323
96749	NATURALIZER OUTLET	ORLANDO PREMIUM OUTLET	8200 VINELAND AVE, SPACE #430	ORLANDO	FL	32821

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
96757	NATURALIZER OUTLET	PRIME OUTLETS AT ELLENTON	5545 FACTORY SHOP BLVD.	ELLENTON	FL	34222
96784	NATURALIZER OUTLET	SILVER SANDS FACTORY STORES	10746 W. EMERALD COAST PKWY, SUITE 162	DESTIN	FL	32550
99116	BROWN SHOE CLOSET	THE SHOPS @ WIREGRASS	28329 PASEO DRIIVE # 110	WESLEY CHAPEL	FL	33544
99124	BROWN SHOE CLOSET	PRIME OUTLETS @ ELLENTON	5545 FACTORY SHOPS BLVD.	ELLENTON	FL	34222
469	FAMOUS FOOTWEAR	LAKE PARK MILL STORE PLZA	5173 MILLSTONE ROAD	LAKE PARK	GA	31636
687	FAMOUS FOOTWEAR	MANSELL CROSSING	7561 NORTHPOINT PKWY #900	ALPHARETTA	GA	30202
900	FAMOUS FOOTWEAR	SAVANNAH FESTIVAL FAC.STR	11 GATEWAY BLVD SO. #125	SAVANNAH	GA	31419
942	FAMOUS FOOTWEAR	FACTORY STORES AT ADEL	1203 W.4TH ST. SUITE 23	ADEL	GA	31620
1253	FAMOUS FOOTWEAR	TANGER FACTORY OUTLET	1000 TANGER DRIVE STE 310	LOCUST GROVE	GA	30248
1335	FAMOUS FOOTWEAR	HIRAM CROSSING	4272 JIMMY LEE PKWY	HIRAM	GA	30141
1396	FAMOUS FOOTWEAR	TANGER FACTORY OUTLET	800 STEVEN B TANGER BLVD	COMMERCE	GA	30529
1446	FAMOUS FOOTWEAR	PEACHTREE SQUARE	3200 HOLCOMB BRIDGE RD	NORCROSS	GA	30092
1472	FAMOUS FOOTWEAR	MAIN ST. SHOPPING CTR	120 CHEROKEE PL STE 130	CARTERSVILLE	GA	30120
1478	FAMOUS FOOTWEAR	FAYETTEVILLE PAVILION	113 PAVILION PARKWAY	FAYETTEVILLE	GA	30214
1512	FAMOUS FOOTWEAR	N.GEORGIA PREM.OL	800 HWY 400 SO. SUITE 635	DAWSONVILLE	GA	30534
1553	FAMOUS FOOTWEAR	PRIME OUTLETS @ CALHOUN	455 BELWOOD CENTER-STE 73	CALHOUN	GA	30701
1611	FAMOUS FOOTWEAR	RIVERSTONE PLAZA	1443 RIVERSTONE PKWY	CANTON	GA	30114

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
1612	FAMOUS FOOTWEAR	PEACH FACTORY STORES	311 HWY 49 NORTH-STE 240	BYRON	GA	31008
1666	FAMOUS FOOTWEAR	AUSTELL COMMONS	1757 EAST WEST CONNECTOR	AUSTELL	GA	30106
1758	FAMOUS FOOTWEAR	MALL OF GEORGIA COMMONS	3205 WOODWARD MILL PKWY	BUFORD	GA	30519
2011	FAMOUS FOOTWEAR	LAWRENCEVILLE MARKET SQUARE	875 LAWRENCE-SUWANEE ROAD # 130	LAWRENCEVILLE	GA	30043
2046	FAMOUS FOOTWEAR	WOODSTOCK SHOPPING CENTER	126 WOODSTOCK SQUARE AVE.	WOODSTOCK	GA	30189
2071	FAMOUS FOOTWEAR	TANGER FACTORY OUTLET	1001 MARKET ST., STE. 5	DALTON	GA	30720
2168	FAMOUS FOOTWEAR	HENRY COUNTY MARKETPLACE	1894 JONESBORO ROAD	MCDONOUGH	GA	30253
2275	FAMOUS FOOTWEAR	GRIFFIN CROSSROADS	1559 NORTH EXPRESSWAY	GRIFFIN	GA	30223
2289	FAMOUS FOOTWEAR	AVENUES AT WEST COBB	3625 DALLAS HWY SW #260	MARIETTA	GA	30064
2410	FAMOUS FOOTWEAR	VILLAGE SHOPPES @ GAINESVILLE	833 DAWSONVILLE HIGHWAY SUITE #250	GAINESVILLE	GA	30501
2475	FAMOUS FOOTWEAR	LAKESIDE MARKET PLACE	3384 N COBB PARKWAY	ACWORTH	GA	30101
2507	FAMOUS FOOTWEAR	CARROLLTON CROSSROADS	1309 S. PARK STREET	CARROLLTON	GA	30117
2526	FAMOUS FOOTWEAR	KEDRON VILLAGE CENTER	1233 N. PEACHTREE PARKWAY	PEACHTREE CITY	GA	30269
2592	FAMOUS FOOTWEAR	THE AVENUE @ WEBB GINN	1350 SCENIC HIGHWAY	SNELLVILLE	GA	30078
2613	FAMOUS FOOTWEAR	CONYERS CROSSROADS	2221 GEORGIA HIGHWAY 20	CONYERS	GA	30013
2642	FAMOUS FOOTWEAR	HERITAGE PAVILION	2540 CUMBERLAND BLVD.	SMYRNA	GA	30080
2643	FAMOUS FOOTWEAR	TOWN CENTER @ PRADO	50 ERNEST BARRETT PARKWAY	MARIETTA	GA	30066
2678	FAMOUS FOOTWEAR	STONEBRIDGE VILLAGE	5863 SPOUT SPRINGS ROAD	FLOWERY BRANCH	GA	30542
2694	FAMOUS FOOTWEAR	DISCOVER MILLS	5900 SUGARLOAF PKWY ST 253	LAWRENCEVILLE	GA	30043

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2746	FAMOUS FOOTWEAR	BROOKWOOD MARKETPLACE	2623 PEACHTREE PARKWAY	SUWANEE	GA	30024
2891	FAMOUS FOOTWEAR	STONECREST MARKETPLACE	8120 MALL PARKWAY SUITE 455	LITHONIA	GA	30038
2942	FAMOUS FOOTWEAR	GLYNN ISLES MARKETPLACE	110 GLYNN ISLES	BRUNSWICK	GA	31525
91049	NATURALIZER	PEACHTREE CENTER	231 PEACHTREE ST, SUITE B25	ATLANTA	GA	30303
96737	NATURALIZER OUTLET	CALHOUN OUTLET CENTER	455 BELWOOD RD, STE 10	CALHOUN	GA	30701
1577	FAMOUS FOOTWEAR	GUAM PREMIUM OUTLETS	199 CHALAN SAN ANTONIO RD	TAMUNING GUAM	GU	96911
1347	FAMOUS FOOTWEAR	KAAHUMANU CENTER	275 KAAHUMANA AVENUE	KAHULUI	HI	96732
1434	FAMOUS FOOTWEAR	DOLE FACTORY STORES	#735 10 IWILEI ROAD	HONOLULU	HI	96817
1463	FAMOUS FOOTWEAR	PRINCE KUHIO MALL	730 PRINCE KUHIA PLZ	HILO	HI	96720
2373	FAMOUS FOOTWEAR	WAIKELE PREMIUM OUTLETS	94-792 LUMI' AINA SUITE #204	WAIPAHU	HI	96797
2443	FAMOUS FOOTWEAR	KUKUI GROVE CENTER	3-2600 KAUMUALI HWY	LIHUE	HI	96766
24	FAMOUS FOOTWEAR	SOUTHDALE S.C.	5010 S.E. 14TH	DES MOINES	IA	50320
102	FAMOUS FOOTWEAR	CLOCK TOWER SQUARE	3810 UNIVERSITY AVENUE	WEST DES MOINES	IA	50265
1174	FAMOUS FOOTWEAR	CROSSROADS CENTER	219 CROSSROADS CENTER	WATERLOO	IA	50702
1290	FAMOUS FOOTWEAR	MALL OF THE BLUFFS	1751 MADISON AVE #526	COUNCIL BLUFFS	IA	51503
1508	FAMOUS FOOTWEAR	TANGER FACTORY OUTLET	509 TANGER DRIVE	WILLIAMSBURG	IA	52361
1707	FAMOUS FOOTWEAR	324 FACTORY OUTLET DR	324 FACTORY OUTLET DR # 1 BOX 115	STORY CITY	IA	50248
1795	FAMOUS FOOTWEAR	NORTHLAND SQUARE	303-367 COLLINS RD N.E.	CEDAR RAPIDS	IA	52404

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)
STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2241	FAMOUS FOOTWEAR	CORAL RIDGE MALL	2797 COMMERCE DR SHOP 200 NWC I-80 AND HWY 965	CORALVILLE	IA	52241
2273	FAMOUS FOOTWEAR	HAYMARKET MALL	5820 AURORA AVE	DES MOINES	IA	50310
2292	FAMOUS FOOTWEAR	ASHBURY PLAZA	2495 NW ARTERIAL	DUBUQUE	IA	52002
2326	FAMOUS FOOTWEAR	BLACKHAWK VILLAGE	5911 UNIVERSITY AVE	CEDAR FALLS	IA	50613
2417	FAMOUS FOOTWEAR	QUINCY PLAZA	1135 NORTH QUINCY AVENUE SUITE # 94	OTTUMWA	IA	52501
2461	FAMOUS FOOTWEAR	SOUTHERN HILLS MALL	4400 SERGEANT RD. SPC # 406	SIOUX CITY	IA	51106
2470	FAMOUS FOOTWEAR	WILLOW CREEK CROSSING	544 INDIANHEAL DRIVE	MASON CITY	IA	50401
2764	FAMOUS FOOTWEAR	METRO CROSSING	3606 METRO DROVE SUITE 300	COUNCIL BLUFFS	IA	51501
2786	FAMOUS FOOTWEAR	EDGEWOOD ROAD RETAIL CENTER	3620 EDGEWOOD ROAD SW # 900	CEDAR RAPIDS	IA	52404
3003	WAREHOUSE SHOES	CEDAR RAPIDS	4100 1ST AVE. NE	CEDAR RAPIDS	IA	52402
3019	WAREHOUSE SHOES	DAVENPORT	320 KIMBERLY RD., SPACE 3000	DAVENPORT	IA	52806
948	FAMOUS FOOTWEAR	QUALITY FACTORY OUTLET	6824 SO. EISENMAN ROAD	BOISE	ID	83716
1667	FAMOUS FOOTWEAR	BOISE TOWNE PLAZA	518 N. MILWAUKEE BLVD	BOISE	ID	83704
2123	FAMOUS FOOTWEAR	FAMILY CENTER AT MERIDIAN	3455 E. FAIRVIEW AVE.	MERIDIAN	ID	83616
2124	FAMOUS FOOTWEAR	AMMON TOWN CENTER	2053 SOUTH 25TH EAST	AMMON	ID	83401
2146	FAMOUS FOOTWEAR	CANYON PARK EAST	2016 BRIDGEVIEW BLVD	TWIN FALLS	ID	83301
2516	FAMOUS FOOTWEAR	TREASURE VALLEY MARKETPLACE	16490 N. MARKETPLACE BLVD.	NAMPA	ID	83687
2552	FAMOUS FOOTWEAR	NEZ PERCE PLAZA	2632 NEZ PERCE DRIVE	LEWISTON	ID	83501
2578	FAMOUS FOOTWEAR	PALOUSE MALL	2010 W PULLMAN ROAD	MOSCOW	ID	83843
2588	FAMOUS FOOTWEAR	POCATELLO SQUARE	1776 HURLEY DRIVE	POCATELLO	ID	83202

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)
STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2671	FACTORY BRAND SHOES	NORTH IDAHO OUTLETS	4226 W. RIVERBEND AVENUE	POST FALLS	ID	83854
64	FAMOUS FOOTWEAR	DEERBROOK MALL	130C SOUTH WAUKEGAN ROAD	DEERFIELD	IL	60015
66	FAMOUS FOOTWEAR	WINSTON PARK PLAZA S.C.	1180 WINSTON PLAZA	MELROSE PARK	IL	60160
71	FAMOUS FOOTWEAR	LOEHMANN'S PLAZA	138 TOWNCENTER	MATTESON	IL	60443
87	FAMOUS FOOTWEAR	STREET STORE CITY	2731-2733 N. CLARK STREET	CHICAGO	IL	60614
113	FAMOUS FOOTWEAR	SALEM MALL	5555 S. BRAINARD ROAD	COUNTRYSIDE	IL	60525
137	FAMOUS FOOTWEAR	NAPER WEST PLAZA	560 SOUTH ROUTE #59	NAPERVILLE	IL	60565
169	FAMOUS FOOTWEAR	SPRING HILL FASHION MALL	890 WEST MAIN	WEST DUNDEE	IL	60118
181	FAMOUS FOOTWEAR	LAKE VIEW PLAZA	15818 LA GRANGE	ORLAND PARK	IL	60462
190	FAMOUS FOOTWEAR	FOREST PLAZA	6470 EAST STATE STREET	ROCKFORD	IL	61108
235	FAMOUS FOOTWEAR	VILLAGE GREEN S.C.	535 BUSSE ROAD	PARK RIDGE	IL	60068
245	FAMOUS FOOTWEAR	RIVERCREST CENTRE	4853 WEST CAL SAG ROAD	CRESTWOOD	IL	60445
256	FAMOUS FOOTWEAR	RIVERPOINT S.C.	1730 WEST FULLERTON AVE.	CHICAGO	IL	60614
263	FAMOUS FOOTWEAR	GURNEE MILLS	6170 W. GRAND AVE-#597	GURNEE	IL	60031
559	FAMOUS FOOTWEAR	PRIME OUTLETS	11800 FACTORY SHOPES BLVD	HUNTLEY	IL	60142
568	FAMOUS FOOTWEAR	WOODFIELD VILLAGE GREEN	1570 EAST GOLF ROAD	SCHAUMBURG	IL	60173
933	FAMOUS FOOTWEAR	DANADA SQUARE WEST S.C.	132 DANADA SQUARE WEST	WHEATON	IL	60187
982	FAMOUS FOOTWEAR	CARLYLE PLAZA	658 CARLYLE AVENUE	BELLEVILLE	IL	62221
1060	FAMOUS FOOTWEAR	CHARLESTOWNE MALL	3800 E. MAIN STREET	ST. CHARLES	IL	60174
1081	FAMOUS FOOTWEAR	TARGET CENTER	381 W. IRVING PARK RD.	WOOD DALE	IL	60191
1082	FAMOUS FOOTWEAR	TWO RIVERS PLAZA	1122 WEST BOUGHTON	BOLINGBROOK	IL	60440

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
1099	FAMOUS FOOTWEAR	FORD CITY SC-NO.MALL#1930	7601 S.CICERO AVENUE	CHICAGO	IL	60652
1100	FAMOUS FOOTWEAR	VILLAGE CROSSING	7137 CENTRAL AVENUE	SKOKIE	IL	60077
1146	FAMOUS FOOTWEAR	TUSCOLA FACTORY OUTLET	TUSCOLA BLVD STE E7	TUSCOLA	IL	61953
1186	FAMOUS FOOTWEAR	SOUTHPARK MALL	4500 16TH STREET	MOLINE	IL	61265
1257	FAMOUS FOOTWEAR	TINLEY PARK PLAZA	16003 HARLEM AVE	TINLEY PARK	IL	60477
1259	SUPERMARKET OF SHOES		581 BELT LINE ROAD	COLLINSVILLE	IL	62234
1288	SUPERMARKET OF SHOES	ALTON SQUARE	122 ALTON SQUARE	ALTON	IL	62002
1525	FAMOUS FOOTWEAR	DEER GROVE CENTER	663 E. DUNDEE ROAD	PALATINE	IL	60067
1542	FAMOUS FOOTWEAR	EDWARDSVILLE MARKET PLACE	2306 TROY ROAD	EDWARDSVILLE	IL	62025
1565	FAMOUS FOOTWEAR	NORTHFIELD SQUARE	1600 N STATE SUITE 410	BOURBONNAIS	IL	60914
1614	FAMOUS FOOTWEAR	BLOOMINGDALE COURT	342-W ARMY TRAIL-SP 110	BLOOMINGDALE	IL	60108
1629	FAMOUS FOOTWEAR	WINDPOINT RETAIL CENTER	345 N. RANDALL ROAD	BATAVIA	IL	60510
1678	FAMOUS FOOTWEAR	QUINCY MALL	3323 QUINCY MALL	QUINCY	IL	62301
1796	FAMOUS FOOTWEAR	OAKLAND PLACE	2451 SYCAMORE RD	DE KALB	IL	60115
2032	FAMOUS FOOTWEAR	WILLOW CREEK	2221 WILLOW ROAD	GLENVIEW	IL	60025
2056	FAMOUS FOOTWEAR	JOLIET COMMONS	2731 PLAINFIELD RD	JOLIET	IL	60435
2097	FAMOUS FOOTWEAR	GURNEE TOWNE CENTRE	6931 GRAND AVENUE	GURNEE	IL	60031
2169	FAMOUS FOOTWEAR	LONG RUN MARKETPLACE	13462 ARCHER AVE.	LEMONT	IL	60439
2260	FAMOUS FOOTWEAR	SOUTH ELGIN SJOPPING CENTER	354 RANDALL ROAD	SOUTH ELGIN	IL	60177
2261	FAMOUS FOOTWEAR	RIVER FOREST T.C.	7231 W LAKE ST	RIVER FOREST	IL	60305

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2262	FAMOUS FOOTWEAR	TARGET CENTER	2362 RICHMOND RD	MCHENRY	IL	60050
2267	FAMOUS FOOTWEAR	LINCOLN PLACE	5945 N ILLINOIS AVE	FAIRVIEW HEIGHTS	IL	62208
2270	FAMOUS FOOTWEAR	LINCOLN VILLAGE	6201 N MCCORMICK	CHICAGO	IL	60659
2283	FAMOUS FOOTWEAR	OSWEGO COMMONS	3040 US HWY 34	OSWEGO	IL	60543
2285	FACTORY BRAND SHOES	CHICAGO PREMIUM OUTLETS	1650 PREMIUM OUTLETS BLVD. SUITE 271	AURORA	IL	60504
2344	FAMOUS FOOTWEAR	WOODCREEK SHOPPING CENTER	730 S RANDALL ROAD	ALGONQUIN	IL	60102
2400	FAMOUS FOOTWEAR	PERU MALL	3940 ILLINOIS ROUTE 251 SUITE H-1	PERU	IL	61354
2419	FAMOUS FOOTWEAR	NORTH AURORA TOWNE CENTRE	1760 ORCHARD GAREWAY BLVD.	NORTH AURORA	IL	60542
2447	FAMOUS FOOTWEAR	SUTTON PARK SHOPPING CENTER	1021 S. SUTTON ROAD	STREAMWOOD	IL	60107
2451	FAMOUS FOOTWEAR	PRAIRIE CROSSING	11125 W LINCOLN HIGHWAY	FRANKFORT	IL	60423
2532	FAMOUS FOOTWEAR	CALUMET CENTER	450 RIVER OAKS WEST	CALUMET CITY	IL	60409
2539	FAMOUS FOOTWEAR	HICKORY POINT MALL	1110 HICKORY POINT MALL	FORSYTH	IL	62535
2541	FAMOUS FOOTWEAR	WASHINGTON PARK PLAZA	17820 HALSTEAD STREET	HOMEWOOD	IL	60430
2566	FAMOUS FOOTWEAR	ROMEOVILLE SHOPPING CENTER	351 S. WEBER ROAD	ROMEOVILLE	IL	60446
2705	FAMOUS FOOTWEAR	ORCHARD LANE MARKET PLACE	272 E. ROLLINS ROAD	ROUND LAKE BEACH	IL	60073
2708	FAMOUS FOOTWEAR	BELLEVILLE CROSSINGS	5701 BELLEVILLE CROSSINGS	BELLEVILLE (HIGHER SPEC DIST RATE)	IL	62226
2733	FAMOUS FOOTWEAR	KENDALL MARKETPLACE	871 ERICA LANE	YORKVILLE	IL	60560

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2793	FAMOUS FOOTWEAR	MACHESNEY CROSSINGS	1041 WEST LANE ROAD	MACHESNEY	IL	61115
2801	FAMOUS FOOTWEAR	MOUNT PROSPECT PLAZA	1411 RAND ROAD	MOUNT PROSPECT	IL	60056
2900	FAMOUS FOOTWEAR	LINCOLN SQUARE	901 WEST MORTON # 115-116	JACKSONVILLE	IL	62650
3013	FAMOUS FOOTWEAR	CHAMPAIGN	2013 N. PROSPECT AVE.	CHAMPAIGN	IL	61821
3018	FAMOUS FOOTWEAR	MOLINE	4425 16TH STREET	MOLINE	IL	61265
3020	FAMOUS FOOTWEAR	PEORIA	4929 N. HAMILTON RD.	PEORIA	IL	61614
3023	FAMOUS FOOTWEAR	LAKE ZURICH	475 S. RAND RD.	LAKE ZURICH	IL	60047
3025	FAMOUS FOOTWEAR	CRYSTAL LAKE	5260 NORTHWEST HWY UNIT B	CRYSTAL LAKE	IL	60014
90835	NATURALIZER	ORLAND SQUARE	556 ORLAND SQUARE	ORLAND PARK	IL	60462
90849	NATURALIZER		28 EAST RANDOLPH STREET #30	CHICAGO	IL	60601
90888	NATURALIZER	ST. CLAIR SQUARE	294 ST CLAIR SQUARE	FAIRVIEW HEIGHTS	IL	62208
96760	NATURALIZER OUTLET	CHICAGO PREMIUM OUTLETS	1650 PREMIUM OUTLETS BLVD. SUITE 1117	AURORA	IL	60504
96761	NATURALIZER OUTLET	GURNEE MILLS	6170 W GRAND AVENUE, SPACE 753	GURNEE	IL	60031
99902	FRANCO SARTO	WOODFIELD MALL	5 WOODFIELD MALL E-317	SCHAUMBURG	IL	60173
26	FAMOUS FOOTWEAR	PRIME OUTLETS @EDINBURGH	11850 NE. EXECUTIVE DRIVE	EDINBURGH	IN	46124
1177	FAMOUS FOOTWEAR	TANGER FACTORY OUTLET	357 TANGER BLVD STE 211	SEYMOUR	IN	47274
1331	FAMOUS FOOTWEAR	HIGHLAND TOWNE CENTER	10423 INDIANAPOLIS BLVD, STE #3	HIGHLAND	IN	46322
1548	FAMOUS FOOTWEAR	PRIME @MICHIGAN CITY	817 LIGHTHOUSE PL-#817	MICHIGAN CITY	IN	46360

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
1550	FAMOUS FOOTWEAR	PRIME OUTLETS @ FREEMONT	6245 N. OLD 27 STE B30	FREMONT	IN	46737
2076	FAMOUS FOOTWEAR	PLAZA EAST	201 N. GREEN RIVER RD.	EVANSVILLE	IN	47715
2491	FAMOUS FOOTWEAR	VALPARISO WALK	91 SILHAVEY ROAD	VALPARISO	IN	46383
2562	FAMOUS FOOTWEAR	LAFAYETTE PAVILLIONS	100 SOUTH CREASY LANE	LAFAYETTE	IN	47905
2840	FAMOUS FOOTWEAR	ERSKINE VILLAGE	1290 E IRELAND ROAD SUITE G-2	SOUTH BEND	IN	46601
2870	FAMOUS FOOTWEAR	FISHERS CORNER II	11781 COMMERCIAL DRIVE	FISHERS	IN	46038
2876	FAMOUS FOOTWEAR	BROWNSBURG STATION	578 W NORTHFIELD DRIVE # 1040	BROWNSBURG	IN	46112
2877	FAMOUS FOOTWEAR	APPLEWOOD CENTRE	5527 SCATTERFIELD ROAD	ANDERSON	IN	46013
2878	FAMOUS FOOTWEAR	GLENDALE TOWNE CENTER	6101 N KEYSTONE AVENUE	INDIANAPOLIS	IN	46220
2934	FAMOUS FOOTWEAR	GREENDALE CENTRE	745 US HIGHWAY 31 N SUITE D BUILDING B	GREENWOOD	IN	46142
2935	FAMOUS FOOTWEAR	TRADERS POINT	6010 W 86TH STREET SUITE 112	INDIANAPOLIS	IN	46278
2952	FAMOUS FOOTWEAR	ORCHARD CROSSINGS	1034 THOMAS ROAD # 105	FORT WAYNE	IN	46804
91960	NATURALIZER	UNIVERSITY PARK MALL	6501 NORTH GRAPE ROAD, SUITE 108	MISHAWAKA	IN	46545
93499	NATURALIZER	76 EASTLAND SHOPPING CENTER	800 NORTH GREEN RIVER ROAD, STE 59	EVANSVILLE	IN	47715
96728	NATURALIZER OUTLET	LIGHTHOUSE PLACE PREMIUM OUTLETS	809 LIGHTHOUSE PLACE, SP. H-090	MICHIGAN CITY	IN	46360
51	FAMOUS FOOTWEAR	TWIN LAKES S.C.	1921 WEST 21ST STREET	WICHITA	KS	67203
183	FAMOUS FOOTWEAR	EASTGATE MALL	8023 E. KELLOGG	WICHITA	KS	67207
572	FAMOUS FOOTWEAR	WHITES FACTORY OUTLET CTR	1115 WHITE AVENUE	COLBY	KS	67701
1005	FAMOUS FOOTWEAR	WESTGATE MARKET	6720 W. KELLOG STE 250	WICHITA	KS	67202
1155	FAMOUS FOOTWEAR	GREAT MALL OF GREAT PLAIN	20405 W 151 ST	OLATHE	KS	66061

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
1363	FAMOUS FOOTWEAR	HUTCHINSON MALL	1500 E. 11TH ST. STE 6GA	HUTCHINSON	KS	67501
1440	FAMOUS FOOTWEAR	GREAT MALL OF THE GRT PLN	20151 W 151 ST-	OLATHE	KS	66061
1489	FAMOUS FOOTWEAR	CENTRAL MALL	137 CENTRAL MALL STE 137	SALINA	KS	67401
1490	FAMOUS FOOTWEAR	NEWTON FACTORY OUTLET	SOUTHEAST 36 ST STE 106	NEWTON	KS	67114
1538	FAMOUS FOOTWEAR	119TH & METCALF	11625 METCALF AVE STE 100	OVERLAND PARK	KS	66205
1628	FAMOUS FOOTWEAR	MERRIAM TOWN CENTER	5824 ANTIOCH ROAD	MERRIAM	KS	66202
1653	FAMOUS FOOTWEAR	SHAWNEE STATION	15410 SHAWNEE MISSION PKY	SHAWNEE	KS	66216
2130	FAMOUS FOOTWEAR	NORTHRIDGE PLAZA	15420 W. 119TH STREET	OLATHE	KS	66062
2162	FAMOUS FOOTWEAR	PINE RIDGE PLAZA	3231 SOUTH IOWA ST.	LAWRENCE	KS	66044
2266	FAMOUS FOOTWEAR	WEST RIDGE MALL	1801 SW WANAMAKER ROAD	TOPEKA	KS	66614
2638	FAMOUS FOOTWEAR	TOWNE EAST SQUARE	7700 E KELLOGG SUITE 934	WICHITA	KS	67207
2639	FAMOUS FOOTWEAR	TOWNE WEST SQUARE	4600 KELLOGG SPACE Q09A	WICHITA	KS	67209
93381	NATURALIZER	OAK PARK SHOPPING CENTER	11239 WEST 95TH STREET	OVERLAND PARK	KS	66214
1219	FAMOUS FOOTWEAR	NEWPORT S.C.	1771A MONMOUTH STREET	NEWPORT	KY	41071
2389	FAMOUS FOOTWEAR	DRY RIDGE OUTLET CENTER	1100 FASHION RIDGE ROAD	DRY RIDGE	KY	41035
2497	FAMOUS FOOTWEAR	CRESTVIEW HILLS TOWNE CENTER	2821 TOWN CENTER BLVD	CRESTVIEW HILLS	KY	41017
401	FAMOUS FOOTWEAR	ELMWOOD PLAZA	1200 SOUTH CLEARVIEW SUITE 1220	NEW ORLEANS	LA	70123
864	FAMOUS FOOTWEAR	TANGER FACTORY OUTLET	2200 TANGER BLVD #125	GONZALES	LA	70737
93493	NATURALIZER	LAKESIDE SHOPPING CENTER	3301 VETERANS BLVD, SPACE 43	METAIRIE	LA	70002
96789	NATURALIZER OUTLET	TANGER FACTORY OUTLET CENTER	2400 TANGER BLVD., SUITE 146	GONZALES	LA	70737

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
551	FAMOUS FOOTWEAR	SEARSTOWN MALL	100 COMMERCIAL ROAD	LEOMINSTER	MA	01453
1590	FAMOUS FOOTWEAR	PRIME OUTLETS @ LEE	50 WATER STREET-STE G340	LEE	MA	01238
1622	FAMOUS FOOTWEAR	WRENTHAM PREMIUM OUTLETS	1 PREMIUM OUTLETS #320	WRENTHAM	MA	02093
1687	FAMOUS FOOTWEAR	SILVER CITY GALLERIA	2 GALLERIA MALL DR-#3214	TAUNTON	MA	02780
1688	FAMOUS FOOTWEAR	HANOVER MALL	1775 WASHINGTON STREET	HANOVER	MA	02339
1713	FAMOUS FOOTWEAR	MEADOW GLEN MALL	3850 MYSTIC VALLEY PKWY	MEDFORD	MA	02155
1714	FAMOUS FOOTWEAR	LIBERTY TREE MALL	100 INDEPENDENCE WAY	DANVERS	MA	01923
1734	FAMOUS FOOTWEAR	SQUARE ONE MALL	1277 BROADWAY DRIVE	SAUGUS	MA	01906
1735	FAMOUS FOOTWEAR	AUBURN MALL	385 SOUTHBRIDGE ST	AUBURN	MA	01501
2009	FAMOUS FOOTWEAR	INDEPENDENCE MALL	101 INDEPENDENCE WAY	KINGSTON	MA	02364
2025	FAMOUS FOOTWEAR	CENTER AT HOBBS BROOK	110 CHARLETON RD. #1	STURBRIDGE	MA	01586
2072	FAMOUS FOOTWEAR	THE LOOP	90 PLEASANT VALLEY ST.	METHUEN	MA	01844
2141	FAMOUS FOOTWEAR	SHOPPES @ BLACKSTONE	70 WORCESTER PROVIDENCE	MILLBURY	MA	01527
2177	FAMOUS FOOTWEAR	GATEWAY CENTER	13 MYSTIC VIEW ROAD	EVERETT	MA	02149
2179	FAMOUS FOOTWEAR	REDSTONE SHOPPING CENTER	99 B MAIN STREET	STONEHORN	MA	02180
2218	FAMOUS FOOTWEAR	SEEKONK SQUARE	7 COMMERCE WAY	SEEKONK	MA	02771
2388	FAMOUS FOOTWEAR	MOUNTAIN FARMS	325 RUSSELL STREET	HADLEY	MA	01035
2402	FAMOUS FOOTWEAR	SAUGUS PLAZA	335 BROADWAY UNIT # 7	SAUGUS	MA	01906
2404	FAMOUS FOOTWEAR	CHELMSFORD MALL	265 CHELMSFORD STREET	CHELMSFORD	MA	01824
2440	FAMOUS FOOTWEAR	SHERWOOD PLAZA	1298 WORCESTER ROAD (ROUTE 9)	NATICK	MA	01760
2489	FAMOUS FOOTWEAR	SOUTH BAY CENTER	1102 MASSACHUSETTS AVENUE	BOSTON	MA	02125
2503	FAMOUS FOOTWEAR	MANSFIELD CROSSONGS	280 SCHOOL STREET SUITE J-340	MANSFIELD	MA	02048
2558	FAMOUS FOOTWEAR	WAREHAM CROSSING	2421 CRANBERRY HIGHWAY # 436	WAREHAM	MA	02571

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2620	FAMOUS FOOTWEAR	RIVERDALE SHOPS	935 RIVERDALE STREET BLDG. D-100	WEST SPRINGFIELD	MA	01089
2628	FAMOUS FOOTWEAR	FRANKLIN VILLAGE SHOPPING CENTER	95 FRANKLIN VILLAGE DRIVE	FRANKLIN	MA	02038
2912	FAMOUS FOOTWEAR	ARSENAL MALL	485 ARSENAL STREET SUITE B9-10	WATERTOWN	MA	02472
96772	NATURALIZER OUTLET	WRENTHAM VILLAGE PREMIUM OUTLETS	#1 PREMIUM OUTLET BLVD., SUITE 180	WRENTHAM	MA	02093
99174	BROWN SHOE CLOSET	WRENTHAM VILLAGE PREMIUM OUTLETS	ONE PREMIUM OUTLET BLVD, SUITE 690	WRENTHAM	MA	02093
1282	FAMOUS FOOTWEAR	ASPEN HILL SHOPPING CNTR	13513 CONNETICUT AVE	WHEATON	MD	20902
1431	FAMOUS FOOTWEAR	OCEAN CITY	12741 OCEAN GATEWAY	OCEAN CITY	MD	21842
1574	FAMOUS FOOTWEAR	PRIME @ PERRYVILLE	68 HEATER LN-STE A006	PERRYVILLE	MD	21903
1674	FAMOUS FOOTWEAR	PRIME OUTLETS @HAGERSTOWN	525 PRIME OUTLETS BLVD	HAGERSTOWN	MD	21740
1717	FAMOUS FOOTWEAR	AVENUE AT WHITE MARSH	8129A HONEYGO BLVD.	WHITE MARSH	MD	21236
1754	FAMOUS FOOTWEAR	CENTRE AT HAGERSTOWN	17670 GARLAND GROH BLVD	HAGERSTOWN	MD	21740
2045	FACTORY BRAND SHOES	ARUNDEL MILLS	7600 CLARK ROAD, SPACE #528	HANOVER	MD	21076
2136	FAMOUS FOOTWEAR	CHESAPEAKE VILLAGE	417 OUTLET CENTER DRIVE	QUEENSTOWN	MD	21658
2149	FAMOUS FOOTWEAR	BOWLE TOWN CENTER	15651 EMERALD WAY	BOWIE	MD	20716
2561	FAMOUS FOOTWEAR	LAUREL SHOPPING CENTER	357 MONTROST AVENUE	LAUREL	MD	20707
2580	FAMOUS FOOTWEAR	LA PLATA PLAZA	50 SHINNING WILLOW WAY	LA PLATA	MD	20646
2698	FAMOUS FOOTWEAR	SAN SOUCI PLAZA	22599 MAC ARTHUR BLVD. SPACE 370	CALIFORNIA	MD	20619
2699	FAMOUS FOOTWEAR	WALDORF MARKETPLACE	2992 WALDORF MARKETPLACE SUITE 1	WALDORF	MD	20603

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2720	FAMOUS FOOTWEAR	GREENWAY SHOPPING CENTER	7595 GREENBELT ROAD, SPACE 23	GREENBELT	MD	20770
2721	FAMOUS FOOTWEAR	CENTRE @ GLEN BURNIE	6711 RITCHIE HWY SUITE 263	GLEN BURNIE	MD	21061
2724	FAMOUS FOOTWEAR	WATERSIDE VILLAGE	28531 MARLBORO AVENUE	EASTON	MD	21601
2757	FAMOUS FOOTWEAR	THE CENTRE @ GOLDEN RING	8652 B PULASKI HWY.	BALTIMORE	MD	21237
2758	FAMOUS FOOTWEAR	LANSDOWNE STATION	3541 WASHINGTON BLVD. # 110	BALTIMORE	MD	21227
2766	FAMOUS FOOTWEAR	LOCKWOOD PLACE	600 E. PRATT STREET	BALTIMORE	MD	21202
2767	FAMOUS FOOTWEAR	FESTIVAL @ RIVA ROAD	2315 E FOREST DRIVE	ANNAPOLIS	MD	21401
2815	FAMOUS FOOTWEAR	PENN MAR SHOPPING CENTER	3120 DONNELL DRIVE	FORESTVILLE	MD	20747
2879	FAMOUS FOOTWEAR	PARK PLAZA	550 GOVERNOR RITCHIE HIGHWAY # H	SEVERNA PARK	MD	21146
2913	FAMOUS FOOTWEAR	FESTIVAL @ BEL AIR	5 BEL AIR SOUTH PARKWAY, SUITE 403	BEL AIR	MD	21015
91540	NATURALIZER	COLUMBIA MALL	10300 LITTLE PATUXENT PKWY, SPACE 2070	COLUMBIA	MD	21044
91548	NATURALIZER	ST CHARLES TOWNE CENTER	11110 MALL CIRCLE, PO BOX 6137, STE. 2056	WALDORF	MD	20603
91555	NATURALIZER	OWINGS MILL TOWN CENTER	10300 MILL RUN CIRCLE	OWINGS MILLS	MD	21117
96792	NATURALIZER OUTLET	PRIME OUTLETS AT HAGERSTOWN	745 PRIME OUTLETS BLVD.	HAGERSTOWN	MD	21740
286	FAMOUS FOOTWEAR	MAINE CROSSING	330 CLARKS POND PKWY #630	PORTLAND	ME	04106
2026	FAMOUS FOOTWEAR	AUGUSTA MARKETPLACE	2B STEPHAN KING DRIVE	AUGUSTA	ME	04330
2472	FAMOUS FOOTWEAR	BNAGOR PARKADE	496 STILLWATER AVENUE	BANGOR	ME	04401
2490	FAMOUS FOOTWEAR	THE SHOPS @ BIDDEFORD CROSSINGS	418 MARINER WAY	BIDDEFORD	ME	04005

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2599	FAMOUS FOOTWEAR	MERRYMEETING PLAZA	147 BATH ROAD	BRUNSWICK	ME	04011
2781	FAMOUS FOOTWEAR	TURNER STREET CENTER	105 MOUNT AUBURN AVE. # 1	AUBURN	ME	04010
96709	NATURALIZER OUTLET	THE MAINE OUTLET	345 US RT. 1, BOX 23	KITTERY	ME	03904
98	FAMOUS FOOTWEAR	PRIME OULLETS @BIRCH RUN	12085 SOUTH BEYER ROAD	BIRCH RUN	MI	48415
219	FAMOUS FOOTWEAR	HAMPTON VILLAGE CENTRE	2883 S. ROCHESTER ROAD	ROCHESTER HILLS	MI	48307
244	FAMOUS FOOTWEAR	OAK VALLEY CENTRE	2915 OAK VALLEY DRIVE	ANN ARBOR	MI	48103
249	FAMOUS FOOTWEAR	HORIZON OUTLET CENTER	14500 LA PLAISANCE ROAD	MONROE	MI	48161
251	FAMOUS FOOTWEAR	HORIZON OUTLET CENTER	12330 JAMES ST. SUITE H90	HOLLAND	MI	49424
255	FAMOUS FOOTWEAR	MILLENNIUM PARK	13300 MIDDLEBELT	LIVONIA	MI	48154
521	FAMOUS FOOTWEAR	HORIZON OUTLET CENTER	1661 RANGE RD. #B90	PORT HURON	MI	48074
960	FAMOUS FOOTWEAR	EDGEWOOD TOWNE CENTER	438 E EDGEWOOD BLVD #D107	LANSING	MI	48911
1190	FAMOUS FOOTWEAR	WEST OAKS II	43514 W. OAKS DRIVE	NOVI	MI	48377
1191	FAMOUS FOOTWEAR	NEW TOWNE CENTRE	44590 FORD ROAD	CANTON	MI	48187
1197	FAMOUS FOOTWEAR	JACKSON CROSSING	1170 JACKSON CROSSING	JACKSON	MI	49202
1210	FAMOUS FOOTWEAR	SEARS LINCOLN PARK CTR	1730 DIX	LINCOLN PARK	MI	48146
1243	FAMOUS FOOTWEAR	HALL ROAD CROSSING	13901 HALL ROAD	SHELBY	MI	48315
1270	FAMOUS FOOTWEAR	FAIRLANE MEADOWS SUITE	16001 FORD RD 131&132	DEARBORN	MI	48126
1386	FAMOUS FOOTWEAR	GRAND TRAVERSE MALL	3200 S. AIRPORT RD W.	TRAVERSE CITY	MI	49685
1436	FACTORY BRAND SHOES	KENSINGTON FACTORY	1475 BURKHART RD-STE G180	HOWELL	MI	48843
1595	FAMOUS FOOTWEAR	COURTLAND CENTER	4190 E.COURT ST-SP #721	BURTON	MI	48509
1619	FAMOUS FOOTWEAR	CROSSROADS MALL	6650 S. WESTNEDGE AVE	PORTAGE	MI	49002

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
1640	FAMOUS FOOTWEAR	GREAT LAKES CROSSING	4178 BALDWIN ROAD #404	AUBURN HILLS	MI	48326
1657	FAMOUS FOOTWEAR	WEST VALLEY SHOPPING CENTER	3365 TITTABAWASSEE ROAD	SAGINAW	MI	48604
1742	FAMOUS FOOTWEAR	ARBORLAND CENTER	3567 WASHTENAW AVE	ANN ARBOR	MI	48104
2041	FACTORY BRAND SHOES	HORIZON OUTLET	3835 MARKETPLACE CIRCLE	TRAVERSE CITY	MI	49684
2170	FAMOUS FOOTWEAR	BALDWIN COMMONS	4840 SOUTH BALDWIN RD.	LAKEORION	MI	48359
2172	FAMOUS FOOTWEAR	THE HEIGHTS	26486 FORD ROAD	DEARBORN HEIGHTS	MI	48127
2189	FAMOUS FOOTWEAR	MIDLAND PLACE	905 JOE MANN BLVD	MIDLAND	MI	48642
2202	FAMOUS FOOTWEAR	CLINTON POINT S.C.	33830 S. GRATIOT AVE.	CLINTON TOWNSHIP	MI	48035
2203	FAMOUS FOOTWEAR	MIDTOWN CENTER	1213 COOLIDGE HIGHWAY	TROY	MI	48084
2296	FAMOUS FOOTWEAR	ROGER PLAZA	1075 28TH STREET SW	WYOMING	MI	49509
2357	FAMOUS FOOTWEAR	CHESTERFIELD VILLAGE SQUARE	51530 GRATIOT AVENUE	CHESTERFIELD TWNSHP	MI	48051
2458	FAMOUS FOOTWEAR	GENESEE VALLEY CENTER	3227 S. LINDEN ROAD	FLINT TOWNSHIP	MI	48507
2530	FAMOUS FOOTWEAR	FAIRLANE SHOPPING CENTER	3340 FAIRLANE DRIVE	ALLEN PARK	MI	48101
2641	FACTORY BRAND SHOES	THE ORCHARDS MALL	1800 PIPESTONE RD STE 444	BENTON HARBOR	MI	49022
2707	FAMOUS FOOTWEAR	SOUTH BRANCH SHOPPING CENTER	1776 DEMILLE ROAD	LAPEER	MI	48446
2734	FACTORY BRAND SHOES	TANGER FACTORY OUTLET	2990 COOK RD-SUITE 106 -107	WEST BRANCH	MI	48661
2745	FAMOUS FOOTWEAR	CROSSROADS VILLAGE	47210 MICHIGAN AVENUE	CANTON	MI	48188

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2970	FAMOUS FOOTWEAR	HARPER VILLAGE SHOPPING CENTER	12765 HAPER VILLAGE DR # 105	BATTLE CREEK	MI	49014
90623	NATURALIZER	LAKESIDE MALL	14600 LAKESIDE CIRCLE	STERLING HEIGHTS	MI	48313
90639	NATURALIZER	TWELVE OAKS MALL	27230 NOVI ROAD SPACE D 169	NOVI	MI	48377
96750	NATURALIZER OUTLET	KENSINGTON VALLEY FACTORY SHOPS	1475 NORTH BURKHART RD., SPACE E-130	HOWELL	MI	48843
96752	NATURALIZER OUTLET	PRIME OUTLETS AT BIRCH RUN	12150 SOUTH BEYER RD., F-30	BIRCH RUN	MI	48415
96776	NATURALIZER OUTLET	GREAT LAKES CROSSING	4108 BALDWIN ROAD, SPACE 325	AUBURN HILLS	MI	48326
8	FAMOUS FOOTWEAR	WOODBURY VILLAGE S.C.	7150 VALLEY CREEK #208	WOODBURY	MN	55129
29	FAMOUS FOOTWEAR	CROSSROADS S. C.	1201 S. BROADWAY	ROCHESTER	MN	55904
40	FAMOUS FOOTWEAR	SOUTHVIEW SQUARE S.C.	1867 SOUTH ROBERT STREET	ST. PAUL	MN	55118
45	FAMOUS FOOTWEAR	HIGHLAND S.C.	2022 FORD PARKWAY	HIGHLAND PARK	MN	55116
48	FAMOUS FOOTWEAR	HAR MAR MALL	2100 N SNELLING AVE	ROSEVILLE	MN	55113
291	FAMOUS FOOTWEAR	SUN RAY SHOPPING CENTER	2121 HUDSON ROAD	ST. PAUL	MN	55119
292	FAMOUS FOOTWEAR	ROCKFORD ROAD PLAZA	4190 VINEWOOD LANE	PLYMOUTH	MN	55442
561	FAMOUS FOOTWEAR	NORTH BRANCH OUTLETS	38573 TANGER DRIVE #114	NORTH BRANCH	MN	55056
566	FAMOUS FOOTWEAR	DIVISION PLACE	2826 W DIVISION STREET	ST. CLOUD	MN	56301
1374	FAMOUS FOOTWEAR	STARLITE CENTER	7641 WEST BROADWAY	BROOKLYN PARK	MN	55428
1408	FAMOUS FOOTWEAR	ELK PARK CENTER	19174 FREEPORT AVENUE	ELK RIVER	MN	55330
1409	FAMOUS FOOTWEAR	MAPLE GROVE CROSSING	8076 WEDGEWOOD LANE	MAPLE GROVE	MN	55369

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
1530	FAMOUS FOOTWEAR	MINNEAPOLIS FACTORY SHOPS	6415 LABEAUX AVE NE	ALBERTVILLE	MN	55301
1545	FAMOUS FOOTWEAR	EAGAN PROMENADE	1287 PROMENADE PLACE #4	EAGAN	MN	55121
1554	FAMOUS FOOTWEAR	MEDFORD OUTLET CENTER	6750 W.FRONTAGE ROAD	MEDFORD	MN	55049
1652	FAMOUS FOOTWEAR	STILLWATER MARKETPLACE	1871 MARKET DR. #3	STILLWATER	MN	55082
1780	FAMOUS FOOTWEAR	VADNAIS SQUARE	947 E. COUNTY ROAD E	VADNAIS HEIGHTS	MN	55127
1794	FAMOUS FOOTWEAR	BURNSVILLE CENTER	1178 BURNSVILLE CENTER	BURNSVILLE	MN	55337
2209	FAMOUS FOOTWEAR	ROCHESTER MP	3813 MARKET PLACE DRIVE	ROCHESTER	MN	55901
2210	FAMOUS FOOTWEAR	SHAKOPEE VALLEY MALL	1593 17TH AVE EAST STE 100	SHAKOPEE	MN	55379
2271	FAMOUS FOOTWEAR	MANKATO HEIGHTS	1901 MADISON AVE	MANKATO	MN	56002
2284	FAMOUS FOOTWEAR	RIVERDALE VILLAGE	12761 RIVERDALE BLVD. NW	COON RAPIDS	MN	55448
2300	FAMOUS FOOTWEAR	FISCHER MARKET PLACE	14929 FLORENCE TR SUITE 500	APPLE VALLEY	MN	55124
2327	FAMOUS FOOTWEAR	MALL OF AMERICA	246 N. GARDEN-SPACE N246	MINNEAPOLIS	MN	55425
2342	FAMOUS FOOTWEAR	RIDGEHAVEN SHOPPING CENTER	13153 RIDGEDALE DRIVE	MINNETONKA	MN	55305
2425	FAMOUS FOOTWEAR	PAUL BUNYAN MALL	1201 PAUL BUNYAN DRIVE	BEMIDJI	MN	56601
2473	FAMOUS FOOTWEAR	FOUNTAIN PLACE	12577 CASTLEMOOR DRIVE	EDEN PRAIRIE	MN	55344
2528	FAMOUS FOOTWEAR	CRYSTAL SHOPPING CENTER	139 WILLOW BEND	CRYSTAL	MN	55428
2538	FAMOUS FOOTWEAR	QUARRY SHOPPING CENTER	1560 NEW BRIGHTON BLVD.	MINNEAPOLIS	MN	55413
2548	FAMOUS FOOTWEAR	SOUTH TOWN SHOP CENTER	7945 SOUTHTIWN CENTER (I-494 & PENN AVE)	BLOOMINGTON	MN	55431
2602	FAMOUS FOOTWEAR	KANDI MALL	1605 S. FIRST STREET	WILLMAR	MN	56201
2616	FAMOUS FOOTWEAR	RED WING MALL	144 TYLER ROAD N SPACE C	RED WING	MN	55066

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2675	FAMOUS FOOTWEAR	NORTHTOWN MALL	398 NORTHTOWN DRIVE SUITE H-4	BLAINE	MN	55434
2704	FAMOUS FOOTWEAR	MAPLE CREEK RETAIL	1293 21ST AVENUE NW	OWATONNA	MN	55060
2866	FAMOUS FOOTWEAR	CEDAR POINT COMMONS	6515 RICHFIELD PARKWAY	RICHFIELD	MN	55423
95121	NATURALIZER	MALL OF AMERICA	SUITE 288, I-494 & HWY 77	BLOOMINGTON	MN	55425
96605	NATURALIZER OUTLET	ALBERTIVILLE MALL	6415 LEBEAUX AVE., NE, STE. A 60	ALBERTVILLE	MN	55301
96741	NATURALIZER OUTLET	MEDFORD VILLAGE FACTORY CENTER	6750 W. FRONTAGE ROAD	MEDFORD	MN	55049
96743	NATURALIZER OUTLET	NORTH BRANCH OUTLETS	38573 TANGER DR. #204	NORTH BRANCH	MN	55056
31	FAMOUS FOOTWEAR	INDEPENDENCE PLAZA	MISSOURI HY 291 & 39TH	INDEPENDENCE	MO	64055
210	FAMOUS FOOTWEAR	CREEKWOOD COMMONS	211 N.E. ENGLEWOOD ROAD	KANSAS CITY	MO	64118
264	FAMOUS FOOTWEAR	FACTORY MERCHANTS MALL	1000 PAT NASH DR. #4B	BRANSON	MO	65616
500	FAMOUS FOOTWEAR		4540 HIGHWAY 54 STE K2	OSAGE BEACH	MO	65065
530	FAMOUS FOOTWEAR	CENTRAL PLAZA	15329 MANCHESTER ROAD	BALLWIN	MO	63011
531	FAMOUS FOOTWEAR	KIRKWOOD COMMONS	1038 S. KIRKWOOD RD	KIRKWOOD	MO	63122
532	FAMOUS FOOTWEAR	DIEBERG-HERITAGE PLACE	12533 OLIVE BLVD.	CREVE COEUR	MO	63141
538	FAMOUS FOOTWEAR	ST. PETERS SQUARE	555 MID RIVERS MALL DRIVE	ST PETERS	MO	63376
580	FAMOUS FOOTWEAR	TENBROOK PLAZA	2100 TENBROOK ROAD	ARNOLD	MO	63010
689	FAMOUS FOOTWEAR	NORTHPARK MALL	101 RANGE LINE ROAD #350	JOPLIN	MO	64804
927	FAMOUS FOOTWEAR	FACTORY MERCHANTS BOX-D16	1000 PAT NASH DR. BLDG13	BRANSON	MO	65616
1041	FAMOUS FOOTWEAR	MAPLE VALLEY MARKETPLACE	749 MARKET STREET	FARMINGTON	MO	63640

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
1176	FAMOUS FOOTWEAR	TANGER FACTORY OUTLET	300 TANGER BLVD STE 305	BRANSON	MO	65616
1279	FAMOUS FOOTWEAR	EUREKA TOWNE CENTER	143 EUREKA TOWN CTR DR.	EUREKA	MO	63025
1366	FAMOUS FOOTWEAR	WESTFIELD SHOPPINGTOWN	2276 MID RIVERS MALL	ST. PETERS	MO	63376
1491	FAMOUS FOOTWEAR	WESTFIELD SHOPPINGTOWN	321 SO.COUNTY CENTER WAY	ST. LOUIS	MO	63129
1492	FAMOUS FOOTWEAR	CHESTERFIELD MALL	215 CHESTERFIELD MALL	CHESTERFIELD	MO	63017
1631	FAMOUS FOOTWEAR	HORIZON OUTLET CENTER	1000 WARRENTON OUTLET CTR	WARRENTON	MO	63383
1694	FAMOUS FOOTWEAR	WASHINGTON CROSSING	2080 WASHINGTON CROSSING	WASHINGTON	MO	63090
1700	FAMOUS FOOTWEAR	2020 INDUSTRIAL DRIVE	SUITE 13	LEBANON	MO	65536
1749	FAMOUS FOOTWEAR	THE SHOPS AT LAURA HILLS	2254 HIGHWAY K	O'FALLON	MO	63366
2094	FAMOUS FOOTWEAR	JAMES RIVER TOWNE CENTRE	1959 EAST INDEPENDENCE	SPRINGFIELD	MO	65804
2114	FAMOUS FOOTWEAR	GRAVOIS BLUFF SHOPPING CENTER	119-123 GRAVOIS BLUFF S.C.	FENTON	MO	63026
2115	FAMOUS FOOTWEAR	HOME DEPOT PLAZA	3883-87 MEXICO RD.	ST CHARLES	MO	63303
2116	FAMOUS FOOTWEAR	SUMMIT WOODS	1804 CHIPMAN ROAD	LEE'S SUMMIT	MO	64081
2163	FAMOUS FOOTWEAR	BARRY TOWNE SC	8401 NORTH MADISON	KANSAS CITY	MO	64151
2277	FAMOUS FOOTWEAR	WILSHIRE PLAZA	N.W. CHURCH ROAD & N. EVANSTON ROAD	KANSAS CITY	MO	64158
2318	FAMOUS FOOTWEAR	SIKESTON FACTORY STORE	100 OUTLET DRIVE #35 AND 36	MINER	MO	63801
2355	FAMOUS FOOTWEAR	ST. LOUIS MILLS	5555 ST. LOUIS MILLS ROAD SUITE # 282	HAZELWOOD	MO	63042
2456	FAMOUS FOOTWEAR	THE SHOPPES AT NORTH VILLAGE	5201 NORTH BELTLINE HWY, SUITE # 107	ST. JOSEPH	MO	64506
2487	FAMOUS FOOTWEAR	BELTON TOWNE CENTER	906 E. NORTH AVENUE	BELTON	MO	64012
2498	FAMOUS FOOTWEAR	PREWITT'S POINT	3924 UNIT - F, JR PREWITT PARKWAY	LAKE OZARK	MO	65049

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2527	FAMOUS FOOTWEAR	BRANSON LANDING	119 BRANSON LANDING	BRANSON	MO	65616
2549	FAMOUS FOOTWEAR	HAMPTON VILLAGE	4 HAMPTON VILLAGE PLAZA	ST. LOUIS	MO	63109
2563	FAMOUS FOOTWEAR	WENTZVILLE CROSSRAODS MARKETPLACE	1917 WENTZVILLE PARKWAY	WENTZVILLE	MO	63385
2571	FAMOUS FOOTWEAR	DARDENNE TOWN SQUARE	7959 HIGHWWAY N	DARDENNE PRAIRIE	MO	63366
2777	FAMOUS FOOTWEAR	TIFFANY SPRINGS SHOPPING CENTER	9052 N SKYVIEW AVENUE	KANSAS CITY	MO	64154
2899	FAMOUS FOOTWEAR	DIERBERGS BRENTWOOD POINTE	8522 EAGER ROAD	BRENTWOOD	MO	63144
90893	NATURALIZER	ST. LOUIS GALLERIA	2436 SAINT LOUIS GALLERIA	RICHMOND HEIGHTS	MO	63117
96759	NATURALIZER OUTLET	OSAGE BEACH PREMIUM OUTLETS	4540 HWY 54 - H-2 BOX C13	OSAGE BEACH	MO	65065
955	FACTORY BRAND SHOES	VICKSBURG FACTORY OUTLETS	4000 S.FRONTAGE RD STE126	VICKSBURG	MS	39180
1274	FACTORY BRAND SHOES	FACTORY STORES OF MS	325 LAKEWOOD DRIVE #31	BATESVILLE	MS	38606
1369	FACTORY BRAND SHOES	PRIME OUTLETS @ GULFPORT	10630 FACTORY SHOPS BLVD	GULFPORT	MS	39503
1633	FACTORY BRAND SHOES	CASINO FACTORY SHOPPES	13118 ROBINSONVILLE	TUNICA	MS	38664
2080	FAMOUS FOOTWEAR	BRIDGER PEAKS	NORTH 19TH STREET	BOZEMAN	MT	59715
2081	FAMOUS FOOTWEAR	NORTHSIDE CENTER	3315 N. MONTANA AVE	HELENA	MT	59601
2145	FAMOUS FOOTWEAR	GREAT FALLS MARKETPLACE	1601 MARKET PLACE DR, STE 25	GREAT FALLS	MT	59404
2195	FAMOUS FOOTWEAR	MARKETPLACE	2829 KING AVE WEST ,STE# B	BILLING	MT	59102
2196	FAMOUS FOOTWEAR	GRANT CREEK	3205 N RESERVE STREET SUITE A	MISSOUIA	MT	59808

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2371	FAMOUS FOOTWEAR	MOUNTAIN VIEW PLAZA	2385 N HWY 93 N. SUITE # 1	KALISPELL	MT	59901
402	FAMOUS FOOTWEAR	BURLINGTON MFG. CENTER	2385 CORPORATION PARKWAY	BURLINGTON	NC	27215
1661	FAMOUS FOOTWEAR	CONCORD MILLS	8111 CONCORD MILLS BLVD STE 530	CONCORD	NC	28027
1720	FAMOUS FOOTWEAR	CAROLINA OUTLET CENTER	1207 INDUSTRIAL PARK DR	SMITHFIELD	NC	27577
96712	NATURALIZER OUTLET	FACTORY STORES OF AMERICA	1026 INDUSTRIAL PARK DRIVE STE 460	SMITHFIELD	NC	27577
96795	NATURALIZER OUTLET	CONCORD MILLS	8111 CONCORD MILLS BLVD., STE. 604	CONCORD	NC	28027
2151	FAMOUS FOOTWEAR	GRAND FORKS MARKETPLACE	3711 32ND AVE., SOUTH	GRAND FORKS	ND	58206
2188	FAMOUS FOOTWEAR	WESTGATE COMMON	1500 13TH AVE., EAST SUITE C	WEST FARGO	ND	58078
2500	FAMOUS FOOTWEAR	KIRKWOOD MALL	628 KIRKWOOD	BISMARCK	ND	58504
35	FAMOUS FOOTWEAR	BRENTWOOD CROSSINGS	7893 S 83RD ST	LAVISTA	NE	68128
1011	FAMOUS FOOTWEAR	NEBRASKA CROSSING F.S.	14333 S. HWY 31 #F117	GRETNA	NE	68028
1474	FAMOUS FOOTWEAR	WESTROADS MALL	10000 CALIFORNIA STREET	OMAHA	NE	68114
2007	FAMOUS FOOTWEAR	CROSSROADS MALL	7400 DODGE ST	OMAHA	NE	68114
2055	FAMOUS FOOTWEAR	SUNSET PLAZA	1700 MARKET LANE	NORFOLK	NE	68701
2120	FAMOUS FOOTWEAR	SOUTH POINT PAVILLION	3010 PINE LAKE ROAD	LINCOLN	NE	68516
2121	FAMOUS FOOTWEAR	OAKVIEW PLAZA	3117 OAKVIEW DRIVE	OMAHA	NE	68144
2264	FAMOUS FOOTWEAR	EAST PARK SHOPPING CENTER	220 N 66TH STREET STE 320B	LINCOLN	NE	68505
2391	FAMOUS FOOTWEAR	EAGLE RUN SHOPPING CENTER	1115 ALLEN DRIVE	GRAND ISLAND	NE	68803
2513	FAMOUS FOOTWEAR	SORENSEN PARK PLAZA	6330 N 73RD ROAD PLAZA	OMAHA	NE	68122
2529	FAMOUS FOOTWEAR	EAGLE RUN SHOPPING CENTER	13330 WEST MAPLE ROAD	OMAHA	NE	68164

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2598	FAMOUS FOOTWEAR	SHADOW LAKE CENTER	7721 TOWNE CENTER PARKWAY # 103	PAPILLION	NE	68046
2684	FAMOUS FOOTWEAR	HILLTOP MALL	5035 2ND AVENUE SUITE # 27	KEARNEY	NE	68847
2685	FAMOUS FOOTWEAR	PLATTE RIVER MALL	1000 S. DEWEY STREET SUITE 250	NORTH PLATTE	NE	69101
2686	FAMOUS FOOTWEAR	VILLAGE CENTER	130 24TH STREET	COLUMBUS	NE	68601
273	FAMOUS FOOTWEAR	NORTH HAMPTON OUTLET	LAFAYETTE RD. P.O.BOX 760	NORTH HAMPTON	NH	03862
274	FAMOUS FOOTWEAR	KEENE MILL OUTLET CTR.	149 EMERALD AVENUE	KEENE	NH	03431
501	FAMOUS FOOTWEAR	SETTLER'S GREEN OUTLET 23	ROUTE 16/302 #A2-6	NORTH CONWAY	NH	03860
954	FAMOUS FOOTWEAR	LAKES REGION FAC. STORES	120 LACONIA RD STE 124	TILTON	NH	03276
1733	FAMOUS FOOTWEAR	MALL OF NEW HAMPSHIRE	1500 S WILLOW ST	MANCHESTER	NH	03103
2387	FAMOUS FOOTWEAR	UPPER VALLEY SHOPPING CENTER	250 ROUTE 12 A	WEST LEBANON	NH	03784
2581	FAMOUS FOOTWEAR	ROCHESTER CROSSONG	160 WASHINGTON STREET SUITE 101	ROCHESTER	NH	03839
266	FAMOUS FOOTWEAR	THE COURT AT DEPTFORD	301 N. ALMONESSON RD 3B	DEPTFORD	NJ	08096
567	FAMOUS FOOTWEAR	EAST GATE SQUARE	1150 NIXON DRIVE	MOUNT LAUREL	NJ	08054
1532	FAMOUS FOOTWEAR	SIX FLAGS FACTORY OUTLET	537 MONMOUTH ROAD STE 122	JACKSON	NJ	08527
1718	FAMOUS FOOTWEAR	JERSEY GARDENS	651 KAPLOWSKI ROAD	ELIZABETH	NJ	07201
2087	FAMOUS FOOTWEAR	ROXBURY MALL	275-350 , ROUTE 10 EAST	SUCCASUNNA	NJ	07876
2088	FAMOUS FOOTWEAR	WATCHUNG SQUARE	1515 ROUTE 22 WEST	WATCHUNG	NJ	07060
2118	FAMOUS FOOTWEAR	HAMILTON MALL	440 MARKETPLACE BLVD	HAMILTON	NJ	08650
2182	FAMOUS FOOTWEAR	NASSAU PARK PAVILI	550 NASSAU PARK BLUD., STE. 6	PRINCETON	NJ	03540

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2211	FACTORY BRAND SHOES	ATLANTIC CITY OUTLET	112 NORTH MICHIGAN	ATLANTIC CITY	NJ	08401
2223	FAMOUS FOOTWEAR	PARAMUS PLACE	165 EAST ROUTE 4	PARAMUS	NJ	07652
2224	FAMOUS FOOTWEAR	EAST WINDSOR VILLAGE	72 PRINCETON HIGHTSTOWN	EAST WINDSOR	NJ	08520
2282	FAMOUS FOOTWEAR	WILLOW RIDGE PLAZA	744 RT 735	MARLTON	NJ	08053
2287	FAMOUS FOOTWEAR	LIBERTY VLG OUTLET CENTER	ONE CHURCH STREET	FLEMINGTON	NJ	08822
2294	FAMOUS FOOTWEAR	KOHL'S SHOPPING CENTER	14 MAIN STREET	CLIFTON	NJ	07014
2299	FAMOUS FOOTWEAR	FLEMINGTON CIRCLE DRIVE	276 ROUTES 202 & 31	FLEMINGTON	NJ	08822
2314	FAMOUS FOOTWEAR	VALLEY MALL	977 VALLEY ROAD	GILLETTE	NJ	07933
2316	FAMOUS FOOTWEAR	CONSUMER SQUARE	4751 ROUTE 9 NORTH	HOWELL	NJ	07731
2359	FAMOUS FOOTWEAR	HADLEY CENTER	4951 STELTON ROAD	SOUTH PLAINFIELD	NJ	07080
2372	FAMOUS FOOTWEAR	CROSS KEYS COMMONS # G-3	3501 BLACK HORSE PIKE	TURNERSVILLE	NJ	08012
2408	FAMOUS FOOTWEAR	BRUNSWICK SQUARE MALL	755 HWY 18 SPACE 950	EAST BRUNSWICK	NJ	08816
2413	FAMOUS FOOTWEAR	WAYNECHESTER PLAZA	1632 ROUTE 23 NORTH	WAYNE	NJ	07470
2435	FAMOUS FOOTWEAR	MANAHAWKIN COMMONS	601 WASHINGTON AVENUE	MANAHAWKIN	NJ	08050
2486	FAMOUS FOOTWEAR	GRANDE SHOPPING CENTER	3201 ROUTE 9 S SPACE "D"	RIO GRANDE	NJ	08242
2501	FAMOUS FOOTWEAR	MARLBORO PLAZA	160 ROUTE 9 NORTH	ENGLISHTOWN	NJ	07726
2521	FAMOUS FOOTWEAR	GREENWICH CENTER	1203 NEW BRUNSWICK AVE.	PHILLIPSBURG	NJ	08865
2568	FAMOUS FOOTWEAR	SHREWSBURY PLAZA	460 SHREWSBURY PLAZA	SHREWSBURY	NJ	07702
2609	FAMOUS FOOTWEAR	UNION LAKE CROSSING	2114 NORTH 2ND STREET	MILLVILLE	NJ	08332

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2636	FAMOUS FOOTWEAR	MORRIS HILLS SHOPPING CENTER	ROUTE 46 & 202 SPACE 20	PARSIPPANY ( TROY HILLS)	NJ	07054
2660	FAMOUS FOOTWEAR	ITC CROSSING SHOPPING CENTER	50 INTERNATIONAL DRIVE # 12	FLANDERS ( MT. OLIVE)	NJ	07836
2670	FAMOUS FOOTWEAR	COLONIAL SHOPPING PLAZA	1121 STATE ROUTE 34 SUITE G	MATAWAN ( ABERDEEN)	NJ	07747
2719	FAMOUS FOOTWEAR	MIDDLETOWN COMMONS	754 STATE ROUTE 35 (826)	MIDDLETON	NJ	07748
2924	FAMOUS FOOTWEAR	HAMILTON COMMONS	4215 BLACKHORSE PIKE	MAYS LANDING	NJ	08330
93313	NATURALIZER	DEPTFORD MALL	1750 DEPTFORD CENTER RD. SPACE 2029	DEPTFORD	NJ	08096
94238	NATURALIZER	GARDEN STATE PLAZA	RTES 4 & 17, SPACE #10-1041	PARAMUS	NJ	07652
96610	NATURALIZER OUTLET	THE WALK	1930 ATLANTIC AVENUE	ATLANTIC CITY	NJ	08401
96725	NATURALIZER OUTLET	JACKSON PREMIUM OUTLETS	537 MONMOUTH ROAD, SPACE 198	JACKSON TOWNSHIP	NJ	08527
595	FAMOUS FOOTWEAR	MESILLA VALLEY MALL	700 S TELSHOR - #1530	LAS CRUCES	NM	88001
697	FAMOUS FOOTWEAR	SANTA FE FACTORY STORES	8380 CERRILLOS RD #440	SANTA FE	NM	87505
1220	FAMOUS FOOTWEAR	ANIMAS VALLEY MALL	4601 E. MAIN ST. STE 118	FARMINGTON	NM	87402
1518	FAMOUS FOOTWEAR	COTTONWOOD MALL	10000 COORS BLVD NW #D211	ALBUQUERQUE	NM	87114
2148	FAMOUS FOOTWEAR	PLAZA SANTA FE	3537 ZAFARANO DR STE C	SANTA FE	NM	87505
2577	FAMOUS FOOTWEAR	BLUE MOUNTAIN JUNCTION	4301 NORTH MAIN SUITE B	ROSWELL	NM	88201
2585	FAMOUS FOOTWEAR	MONTGOMERY PLAZA	5001 MONTGOMERY BLVD., A-21	ALBUQUERQUE	NM	87109
411	FAMOUS FOOTWEAR	BELZ FACTORY OUT. WORLD	7400 S LAS VEGAS BLVD #59	LAS VEGAS	NV	89123
490	FAMOUS FOOTWEAR	BOULEVARD MALL	3680 S MARYLAND PKWY #175	LAS VEGAS	NV	89109

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
605	FAMOUS FOOTWEAR	CHEYENNE COMMONS	3039 N RAINBOW BLVD. #C-1	LAS VEGAS	NV	89108
1421	FAMOUS FOOTWEAR	HORIZON OUTLET CENTER	1955 S. CASINO DR.STE 232	LAUGHLIN	NV	89029
1589	FAMOUS FOOTWEAR	GALLERIA AT SUNSET	1300 W SUNSET RD-#1615	HENDERSON	NV	89014
1757	FAMOUS FOOTWEAR	SILVERADO RANCH STATION	9863 S. EASTERN AVE.	LAS VEGAS	NV	89104
2001	FAMOUS FOOTWEAR	BOCA PARK MARKETPLACE	8740 W. CHARLESTON	LAS VEGAS	NV	89117
2138	FAMOUS FOOTWEAR	CENTINNIAL CENTER	7951 TROPICAL PARKWAY	LAS VEGAS	NV	89149
2236	FAMOUS FOOTWEAR	SIERRA TOWN CENTER	6865 SIERRA CENTER PARKWAY	RENO	NV	89511
2286	FAMOUS BRAND	LAS VEGAS PREMIUM OUTLET	855 SOUTH CENTRAL PKWY STE # 1875	LAS VEGAS	NV	89106
2332	FAMOUS FOOTWEAR	CARSON VALLEY PLAZA	955 TOPSY LANE	CARSON CITY	NV	89705
2537	FAMOUS FOOTWEAR	SPARKS CROSSINGS	221 LOS ALTOS PARKWAY	SPARKS	NV	89436
2569	FAMOUS FOOTWEAR	THE ARROYO MARKET SQUARE	7265 ARROYO CROSSINGS PARKWAY	LAS VEGAS	NV	89118
2672	FAMOUS FOOTWEAR	RIDGEVIEW PLAZA	5110 MAE ANNE AVENUE UNIT 601	RENO	NV	89523
96623	NATURALIZER OUTLET	PREFERRED OUTLETS @ LAUGHLIN	1955 S. CASINO DRIVE SUITE 240	LAUGHLIN	NV	89029
96702	NATURALIZER OUTLET	LAS VEGAS PREMIUM OUTLET	855 SOUTH CENTRAL PKWY STE # 1855	LAS VEGAS	NV	89106
96721	NATURALIZER OUTLET	LAS VEGAS OUTLER CENTER	7400 S. LAS VEGAS BLVD. #27	LAS VEGAS	NV	89123
99113	BROWN SHOE CLOSET	FASHION OUTLETS LAS VEGAS	32100 LAS VEGAS BLVD. S	PRIMM (JEAN)	NV	89019
99164	BROWN SHOE CLOSET	LAS VEGAS OUTLET CENTER	7400 S. LAS VEGAS BLVD. # 245	LAS VEGAS	NV	89123
78	FAMOUS FOOTWEAR	PRIME OUTLETS@NIAGRA FALL	S638 MILITARY ROAD-#37	NIAGARA FALLS	NY	14304

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
86	FAMOUS FOOTWEAR	SOUTH TOWN PLAZA	3333 W HENRIETTA RD-SP 13	ROCHESTER	NY	14623
93	FAMOUS FOOTWEAR	PANORAMA PLAZA	1601 PENFIELD RD	PENFIELD	NY	14625
125	FAMOUS FOOTWEAR	POUGHKEEPSIE PLAZA MALL	ROUTE 9	POUGHKEEPSIE	NY	12601
951	FAMOUS FOOTWEAR	COBBLESTONE COURT	8000 VICTOR-PITTSFORD RD.	VICTOR	NY	14564
1046	FAMOUS FOOTWEAR	TOPS PLAZA	2101 ELMWOOD AVENUE	BUFFALO	NY	14207
1168	FAMOUS FOOTWEAR	SHOPPINGTOWN MALL	3649 ERIE BLVD STE 76	DEWITT	NY	13214
1181	FAMOUS FOOTWEAR	FACTORY STORES OF AMERICA	RTE 9 PO BOX 3214 SUITE 3	LAKE GEORGE	NY	12845
1346	FAMOUS FOOTWEAR	CHAUTAQUA MALL	318 E. FAIRMONT AVE. 374	LAKEWOOD	NY	14750
1367	FAMOUS FOOTWEAR	HUDSON VALLEY TOWN CTR	18 WESTAGE DR #5	FISHKILL	NY	12524
1402	FAMOUS FOOTWEAR	ROTTERDAM SQUARE	2 CAMPELL ROAD	ROTTERDAM	NY	12303
1484	FAMOUS FOOTWEAR	WILTON MALL	3065 RT. 50 STE E26	SARATOGA SPRINGS	NY	12866
1527	FAMOUS FOOTWEAR	TANGER FACTORY OUTLET	TANGER DRIVE-STE 1001	RIVERHEAD	NY	11901
1555	FAMOUS FOOTWEAR	BELLPORT OUTLET CENTER	10 FARBER DRIVE SUITE 9	BELLPORT	NY	11713
1598	FAMOUS FOOTWEAR	PRIME OUTLETS @ WATERLOO	655 ROUTE 318-SUITE A42	WATERLOO	NY	13165
1606	FAMOUS FOOTWEAR	EASTERN HILLS MALL	4545 TRANSIT RD-SUITE 355	WILLIAMSVILLE	NY	14221
1621	FAMOUS FOOTWEAR	WOODBURY COMMONS	968 GRAPEVINE CT	CENTRAL VALLEY	NY	10917
1730	FAMOUS FOOTWEAR	CONSUMER SQUARE	845 COUNTY ROUTE 64	ELMIRA	NY	14903
1750	FAMOUS FOOTWEAR	COLONIE CENTER	1425 CENTAL AVENUE # 131	COLONIE	NY	12205
1790	FAMOUS FOOTWEAR	PHILLIPS AT SUNRISE	5500 SUNRISE HWY.	MASSAPEQUA	NY	11758
2012	FAMOUS FOOTWEAR	AVIATION MALL	578 AVIATION RD	QUEENSBURY	NY	12804

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2013	FAMOUS FOOTWEAR	CAROUSEL CENTER	9090 CAROUSEL CENTER DR	SYRACUSE	NY	13290
2014	FAMOUS FOOTWEAR	CROSSGATES MALL	1 CROSSGATES MALL ROAD	ALBANY	NY	12203
2018	FAMOUS FOOTWEAR	SALMON RUN MALL	21182 SALMON RUN LOOP W.	WATERTOWN	NY	13601
2019	FAMOUS FOOTWEAR	WALDEN GALLERIA	ONE WALDEN GALLERIA	BUFFALO	NY	14225
2131	FAMOUS FOOTWEAR	SHOPPES AT VESTAL	2317 VESTAL PKWY EAST #B	VESTAL	NY	13850
2160	FAMOUS FOOTWEAR	HOME DEPOT PLAZA	5031 JERRICO TURN PIKE	COMMACK	NY	11725
2183	FAMOUS FOOTWEAR	THE SOURCE	1504 OLD COUNTRY RD	WESTBURY	NY	11590
2215	FAMOUS FOOTWEAR	ORANGE PLAZA	470 ROUTE 11 EAST SUITE 11	MIDDLETOWN	NY	10940
2239	FAMOUS FOOTWEAR	GATEWAY CENTER	381 GATEWAY DRIVE	BROOKLYN	NY	11239
2257	FAMOUS FOOTWEAR	ISLANDIA SHOPPING CENTER	1704 VETERANS MEMORIAL HWY	ISLANDIA	NY	11722
2295	FAMOUS FOOTWEAR	GREECE TOWN MALL	486 GREECE CENTER RIDGE DRIVE C1	ROCHESTER	NY	14626
2298	FAMOUS FOOTWEAR	SOUTH PORT SHOPPING CTR	1017 MONTAUK HWY	SHIRLEY	NY	11967
2303	FAMOUS FOOTWEAR	WATERFRONT @ PORTCHESTER	14 WATERFRONT PLACE	PORTCHESTER	NY	10573
2319	FAMOUS FOOTWEAR	RIVERHEAD CENTER	1440 OLD COUNTRY ROAD	RIVERHEAD	NY	11901
2321	FAMOUS FOOTWEAR	QUEENS CENTER	90 - 15 QUEENS BLVD # 0032	ELMHURST	NY	11373
2349	FAMOUS FOOTWEAR	MOHAWK COMMONS	430 BALLTOWN ROAD	NISKAYUNA	NY	12304
2367	FAMOUS FOOTWEAR	PLATTSBURGH CONSUMER SQ	57 CONSUMER SQUARE	PLATTSBURGH	NY	12901
2383	FAMOUS FOOTWEAR	MCKINLEY MALL	510 MCKINLEY MALL	BUFFALO	NY	14219
2401	FAMOUS FOOTWEAR	ONE PENN CENTER	250 W. 34TH STREET	NEW YORK	NY	10119
2406	FAMOUS FOOTWEAR	MOUNT VERNON CENTER	55 SANFORD BLVD.	MT VERNON	NY	10550
2411	FAMOUS FOOTWEAR	KOHL'S PLAZA	346 ROUTE 25 A, SUITE 74-80	ROCKY POINT	NY	11778
2434	FAMOUS FOOTWEAR	BROADWAY MALL	358 BROADWAY SUITE # 206	HICKSVILLE	NY	11801

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2478	FAMOUS FOOTWEAR	BOULEVARD CONSUMERS SQUARE	1561 NIAGRA FALLS BLVD.	AMHERST	NY	14228
2522	FAMOUS FOOTWEAR	THE CROSSING	54 THE CROSSING BLVD. # B-D	CLIFTON PARK	NY	12065
2542	FAMOUS FOOTWEAR	UNION CONSUMER SQUARE	3801 UNION ROAD, SUITE #4	CHEEKTOWAGA	NY	14225
2608	FAMOUS FOOTWEAR	THE ORCHARDS SHOPPING CENTER	8647 CLINTON STREET	NEW HARTFORD	NY	13413
2658	FAMOUS FOOTWEAR	QUAKER CROSSINGS	3465 AMELIA DRIVE	ORCHARD PARK	NY	14127
2659	FAMOUS FOOTWEAR	BIG H SHOPPING CENTER	811 NEW YORK AVENUE	HUNTINGTON	NY	11743
2674	FAMOUS FOOTWEAR	AUBURN PLAZA	217 GRANT AVENUE SPACE 2	AUBURN	NY	13021
2695	FAMOUS FOOTWEAR	GLEMNONT PLAZA	376 FEURA BUSH ROAD # 145	GLENMONT	NY	12077
2716	FAMOUS FOOTWEAR	TOWNE CENTER @ WEBSTER	1058 RIDGE ROAD SPACE E-1	WEBSTER	NY	14580
2806	FAMOUS FOOTWEAR	DENA MARIE PLAZA	910 MIRON LANE	KINGSTON	NY	12401
2817	FAMOUS FOOTWEAR	COUNTRY SQUIRE PLAZA	7954 BREWERTON ROAD # 200	CICERO	NY	13039
2836	FAMOUS FOOTWEAR	SOUTH SHORE COMMONS	2955 VETERANS ROAD WEST # 1-A	STATEN ISLAND	NY	10309
2838	FAMOUS FOOTWEAR	ITHACA MALL	40 CATHERWOOD ROAD	ITHACA	NY	14850
2886	FAMOUS FOOTWEAR	TOWNE CENTER @ FAYETTEVILLE	106 TOWNE DRIVE	FAYETTEVILLE	NY	13066
2898	FAMOUS FOOTWEAR	TANGER OUTLETS @ THE ARCHES	872 THE ARCHES CIRCLE	DEE PARK	NY	11729
91751	NATURALIZER	STATEN ISLAND	2655 RICHMOND AVENUE	STATEN ISLAND	NY	10314
91788	NATURALIZER	BOULEVARD MALL	1259 - A NIAGRA FALL BLVD	AMHERST	NY	14226
94224	NATURALIZER	WALT WHITMAN MALL	RT 110 & JERICHO TURNPIKE	HUNTINGTON STATION	NY	11746

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
94251	NATURALIZER	KINGS PLAZA	5321 KINGS PLAZA, SUITE C5U	BROOKLYN	NY	11234
94256	NATURALIZER		712 LEXINGTON AVE	NEW YORK	NY	10022
94257	NATURALIZER	GREEN ACRES MALL	1104 GREEN ACRES MALL	VALLEY STREAM	NY	11581
96637	NATURALIZER OUTLET	WOODBURY COMMONS	112 MARIGOLD COURT RTE 32	CENTRAL VALLEY/WOODBURY	NY	10917
96638	NATURALIZER OUTLET	TANGER FACTORY OUTLET	1770 W. MAIN STREET SUITE 218	RIVERHEAD	NY	11901
96646	NATURALIZER OUTLET	TANGER OUTLETS @ THE ARCHES	1118 THE ARCHES CIRCLE	DEE PARK	NY	11729
99018	VIA SPIGA	BROADWAY - SOHO	487 BROADWAY	NEW YORK	NY	10013
539	FAMOUS FOOTWEAR	GOLDEN GATE S.C.	1574 MAYFIELD ROAD	MAYFIELD HEIGHTS	OH	44124
540	FAMOUS FOOTWEAR	ERIE COMMONS PLAZA	8000 PLAZA BLVD.	MENTOR	OH	44060
541	FAMOUS FOOTWEAR	PLAZA CHAPEL HILL PLAZA	338 HOWE AVE	CUYAHOGA FALLS	OH	44221
545	FAMOUS FOOTWEAR	ROSEMONT COMMONS S.C.	3750 W MARKET ST UNIT L	FAIRLAWN	OH	44333
546	FAMOUS FOOTWEAR	RIVERSTREET SQUARE	227 MIDWAY BLVD D5 & D6	ELYRIA	OH	44035
574	FAMOUS FOOTWEAR	RIDGE PARK SQUARE	4790 RIDGE ROAD	BROOKLYN	OH	44144
576	FAMOUS FOOTWEAR	MACEDONIA CMNNS S.C.	8210 MACEDONIA CMMNS BLVD	MACEDONIA	OH	44056
1022	FAMOUS FOOTWEAR	FAIRFIELD CROSSINGS	4641 DIXIE HWY	FAIRFIELD	OH	45014
1072	FAMOUS FOOTWEAR	AURORA PREMIUM OUTLETS	549 CHILLICOTHE #310	AURORA	OH	44202
1091	FAMOUS FOOTWEAR	CARNATION MALL	2500 WEST STATE STREET	ALLIANCE	OH	44601
1217	FAMOUS FOOTWEAR	MONTGOMERY CROSSING	9460 FIELDS ERTEL	CINCINNATI	OH	45249
1256	FAMOUS FOOTWEAR	PARMATOWN PLAZA	7621 W. RIDGEWOOD #77	PARMA	OH	44129

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
1348	FAMOUS FOOTWEAR	WOODLAND MALL	1234 N. MAIN ST. BOX 14	BOWLING GREEN	OH	43402
1370	FAMOUS FOOTWEAR	PRIME OUTLET @ LODI	9909 AVON LAKE ROAD, STE. 470	BURBANK	OH	44214
1460	FAMOUS FOOTWEAR	LIMA MALL	2400 ELIDA ROAD STE 154	LIMA	OH	45805
1570	FAMOUS FOOTWEAR	BELDEN PARK CROSSINGS	5496 DRESSLER RD_#55	CANTON	OH	44720
1605	FAMOUS FOOTWEAR	SOUTHERN PARK MALL	7401 MARKET STREET #473	YOUNGSTOWN	OH	44512
1646	FAMOUS FOOTWEAR	WILLOUGHBY COMMONS	36375 EUCLID AVE	WILLOUGHBY	OH	44094
1660	FAMOUS FOOTWEAR	OHIO VALLEY PLAZA	50483 VALLEY PLAZA RD	ST CLAIRSVILLE	OH	43950
1715	FAMOUS FOOTWEAR	SUN CENTER	3640 W. DUBLIN GRANVILLE	COLUMBUS	OH	43235
1716	FAMOUS FOOTWEAR	POLARIS TOWNE CENTRE	1223 POLARIS PARKWAY	COLUMBUS	OH	43240
2096	FAMOUS FOOTWEAR	AVON COMMONS	35882 DETROIT RD.	AVON	OH	44011
2101	FAMOUS FOOTWEAR	LENNOX TOWN CENTER	1665 OLENTANGY RIVER ROAD	COLUMBUS	OH	43212
2112	FAMOUS FOOTWEAR	NORTH POINTE PLAZA	114 MEADOW PARK AVENUE	LEWIS CENTER	OH	43035
2200	FAMOUS FOOTWEAR	UNIVERSITY SQUARE	14060 CEDAR ROAD STE #280	UNIVESITY HGTS	OH	44118
2212	FAMOUS FOOTWEAR	MARKETPLACE AT FOUR CORNERS	7085 MARKETPLACE DRIVE	AURORA	OH	45612
2263	FAMOUS FOOTWEAR	TAYLOR SQUARE MALL	2937 TAYLOR RD SW	REYNOLDSBURG	OH	43068
2302	FAMOUS FOOTWEAR	VOICE OF AMERICA	7620 VOICE OF AMERICA DRIVE	WEST CHESTER	OH	45069
2348	FAMOUS FOOTWEAR	GREENS OF STRONGSVILLE	18074 ROYALTON ROAD	STRONGSVILLE	OH	44136
2393	FAMOUS FOOTWEAR	ONTARIO TOWN CENTER	2265 WALKER LAKE ROAD	MANSFIELD	OH	44903
2441	FAMOUS FOOTWEAR	THE MARKET @ HILLIARD	1816 ROME-HILLIARD ROAD	COLUMBUS	OH	43026

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2452	FAMOUS FOOTWEAR	NORTHPARK CENTER	8231 OLD TROY PIKE ROAD	HUBER HEIGHTS	OH	45424
2533	FAMOUS FOOTWEAR	NORTHPOINTE CENTER	3849 GORSKY DRIVE	ZANESVILLE	OH	43701
2586	FAMOUS FOOTWEAR	STEELYARD COMMONS	3521 STEELYARD DRIVE	CLEVELAND	OH	44109
2688	FAMOUS FOOTWEAR	STONE CREEK TOWNE CREEK	3667 STONE CREEK BLVD.	CINCINNATI	OH	45251
2706	FAMOUS FOOTWEAR	WEST GATE PLAZA	3210 WEST GATE SUITE # 312	FAIRVIEW PARK	OH	44126
2726	FAMOUS FOOTWEAR	CROSSINGS @ SANDUSKY	901 CROSSINGS ROAD	SANDUSKY	OH	44870
2763	FAMOUS FOOTWEAR	ARLINGTON RIDGE MARKETPLACE	790 ARLINGTON RIDGE SUITE 309	AKRON	OH	44306
2771	FAMOUS FOOTWEAR	SHOPPES @ INDIAN SPRINGS	3165 PRINCETON ROAD	FAIRFIELD TOWNSHIP	OH	45011
2800	FAMOUS FOOTWEAR	GREAT NORTHERN MALL	422 GREAT NORTHERN MALL	NORTH OLMSTED	OH	44070
2834	FAMOUS FOOTWEAR	PARKWAY CENTRE EAST	4164 BUCKEYE PARKWAY	GROVE CITY	OH	43123
2839	FAMOUS FOOTWEAR	HARVARD PARK SHOPPING CENTER	4073 RICHMOND ROAD	WARRENSVILLE HEIGHTS	OH	44122
2846	FAMOUS FOOTWEAR	STOW COMMUNITY S.C.	4224 KENT ROAD	STOW	OH	44224
2847	FAMOUS FOOTWEAR	EASTERN MARKET SQUARE	3725 EASTON MARKET	COLUMBUS	OH	43219
91961	NATURALIZER	POLARIS FASHION MALL	1500 POLARIS PARKWAY SUITE 1042	COLUMBUS	OH	43240
625	FAMOUS FOOTWEAR	FRENCH MARKET CENTER	2804 NW 63RD ST	OKLAHOMA CITY	OK	73116
690	FAMOUS FOOTWEAR	SOONER FASHION MALL	3447 WEST MAIN	NORMAN	OK	73072
1025	FAMOUS FOOTWEAR	VANDEVER ACRES	732 W. NEW ORLEANS #116	BROKEN ARROW	OK	74012

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
1026	FAMOUS FOOTWEAR	WASHINGTON PARK MALL	2350 SE WASHINGTON #310	BARTLESVILLE	OK	74006
1199	FAMOUS FOOTWEAR	OAKWOOD MALL	4125 W. GARRIOTT #F-4	ENID	OK	73703
1302	FAMOUS FOOTWEAR	MOUTAIN VIEW MALL	1211 NORTH COMMERCE	ARDMORE	OK	73401
1383	FAMOUS FOOTWEAR	CENTRAL MALL	141 CENTRAL MALL	LAWTON	OK	73501
1522	FAMOUS FOOTWEAR	TULSA PROMENADE	41ST & YALE AVE STE GL707	TULSA	OK	74135
1723	FAMOUS FOOTWEAR	BRADFORD PLAZA	623 N. MAIN ST	STILLWATER	OK	74075
1748	FAMOUS FOOTWEAR	CROSS OAKS CENTER	7142 SOUTH MEMORIAL	TULSA	OK	74133
1763	FAMOUS FOOTWEAR	ARROWHEAD MALL	510 NORTH MAIN #26	MUSKOGEE	OK	74401
2004	FAMOUS FOOTWEAR	CROSSROADS MALL	7000 CROSSROADS MALL DR	OKLAHOMA CITY	OK	73149
2006	FAMOUS FOOTWEAR	QUAIL SPRINGS	2501 W. MEMORIAL RD. # 217	OKLAHOMA CITY	OK	73134
2099	FAMOUS FOOTWEAR	SOUTHROADS VILLAGE	5323 EAST 41ST STREET	TULSA	OK	74135
2474	FAMOUS FOOTWEAR	240 PENN PARK SHOPPING CENTER	1453 W I 240 SERVICE ROAD	OKLAHOMA CITY	OK	73159
2509	FAMOUS FOOTWEAR	SHOPPES @ MOORE	2320 SOUTH SERVICE ROAD	MOORE	OK	73160
2622	FAMOUS FOOTWEAR	ROCKWELL PLAZA	8525 N. ROCKWELL AVE.	OKLAHOMA CITY	OK	73132
2739	FAMOUS FOOTWEAR	TULSA HILLS	7334 S. OLYMPIA AVE WEST	TULSA	OK	74132
2819	FAMOUS FOOTWEAR	BRYANT SQUARE	530 SOUTH BRYANT AVENUE	EDMOND	OK	73034
258	FAMOUS FOOTWEAR	COLUMBIA GORGE F.S.	450 NW 257TH AVE #408	TROUTDALE	OR	97060
1145	FAMOUS FOOTWEAR	FACTORY STORES AT LINCOLN	1500 SE E.DEVILS LAKE RD	LINCOLN CITY	OR	97367
1151	FAMOUS FOOTWEAR	ROGUE VALLEY MALL	1600. N. RIVERSIDE DR SUITE # 2022	MEDFORD	OR	97501
1224	FAMOUS FOOTWEAR	GATEWAY MALL	3000 GATEWAY STREET-504	SPRINGFIELD	OR	97477

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
1539	FAMOUS FOOTWEAR	PRIME OUTLETS @ BEND	61350 S.HWY 97	BEND	OR	97702
1690	FAMOUS FOOTWEAR	WOODBURN COMPANY STORES	1001 ARNEY ROAD	WOODBURN	OR	97071
2060	FAMOUS FOOTWEAR	SALEM CENTER	401 CENTER STREET N.E.	SALEM	OR	97301
2077	FAMOUS FOOTWEAR	GRESHAM STATION	1271 NW CIVIC DRIVE	GRESHAM	OR	97030
2229	FAMOUS FOOTWEAR	MALL 205	9950 SE WASHINGTON ST D12	PORTLAND	OR	97216
2235	FAMOUS FOOTWEAR	TANASBOURNE TC	18049 NW EVERGREEN PKWY	TANASBOURNE	OR	97006
2307	FAMOUS FOOTWEAR	SEASIDE FACTORY OUTLET	1111 NORTH ROOSEVELT , STE 216	SEASIDE	OR	97138
2403	FAMOUS FOOTWEAR	HERITAGE MALL	2245 14TH AVENUE SE	ALBANY	OR	97322
2421	FAMOUS FOOTWEAR	LANCASTER MALL	831 LANCASTER DRIVE N.E. # 137	SALEM	OR	97301
2430	FAMOUS FOOTWEAR	CEDAR HILLS CROSSING	3195 S W CEDAR HILLS BLVD. SUITE # 95	BEAVERTON	OR	97005
2484	FAMOUS FOOTWEAR	CASCADE VILLAGE SHOPPING CENTER	63455 N HIGHWAY 97	BEND	OR	97701
2553	FAMOUS FOOTWEAR	KEIZER STATION VILLAGE CENTER	6485 KEIZER STATION BLVD.	KEIZER	OR	97303
2650	FAMOUS FOOTWEAR	JEFFERSON SQUARE	2850 S 6TH STREET	KLAMATH FALLS	OR	97603
2673	FAMOUS FOOTWEAR	NYBERG WOODS	7023 SW NYBURG STREET	TUALATIN	OR	97062
2693	FAMOUS FOOTWEAR	CASCADE STATION	9959 NE CASCADES PARKWAY	PORTLAND	OR	97220
2701	FAMOUS FOOTWEAR	CORVALLIS MARKET CENTER	1550 N 9TH STREET SUITE 107	CORVALLIS	OR	97330
2709	FAMOUS FOOTWEAR	MCMINNVILLE PLAZA	2604 NE HWY 99 W	MCMINNVILLE	OR	97128
2794	FAMOUS FOOTWEAR	SUNSET ESPLANADE	2305 TUALATIN VALLEY HIGHWAY	HILLSBORO	OR	97123
2795	FAMOUS FOOTWEAR	ROSS CENTER	11211 SE 82ND AVENUE SUITE C	CLACKAMAS	OR	97086

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2822	FAMOUS FOOTWEAR	GRANT PASS SHOPPING CENTER	919 NORTHEAST D STREET	GRANTS PASS	OR	97526
96603	NATURALIZER OUTLET	WOODBURN COMPANY STORES	1001 ARNEY ROAD, SUITE 216	WOODBURN	OR	97071
96622	NATURALIZER OUTLET	TANGER OUTLET CENTER	1500 SE EAST DEVILS LAKE ROAD # 404	LINCOLN CITY	OR	97367
96724	NATURALIZER OUTLET	COLUMBIA GORGE PREMIUM OUTLETS	450 N.W. 257, SUITE 412	TROUTDALE	OR	97060
148	FAMOUS FOOTWEAR	VILLAGE SQUARE	4000 OXFORD DR SPACE C1	BETHEL PARK	PA	15102
202	FAMOUS FOOTWEAR	MIRACLE MILE S.C.	4690 WILLIAM PENN HWY #45	MONROEVILLE	PA	15146
211	FAMOUS FOOTWEAR	WHITELAND TOWNE CENTER	197 W. LINCOLN HIGHWAY	EXTON	PA	19341
212	FAMOUS FOOTWEAR	FRANKLIN MILLS	1464 FRANKLIN MILLS CIR.	PHILADELPHIA	PA	19154
225	FAMOUS FOOTWEAR	PLAZA AT ROBINSON TOWNCTR	1740 PARK MANOR BLVD	PITTSBURGH	PA	15205
275	FAMOUS FOOTWEAR	GATEWAY S.C.	261 SWEDEFORD ROAD	WAYNE	PA	19087
276	FAMOUS FOOTWEAR	OLDE SPROUL S.C.	1160 BALTIMORE PIKE	SPRINGFIELD	PA	19064
505	FAMOUS FOOTWEAR	HILLCREST SHOPPING CENTER	LEECHBURG SUITE 179/183	LOWER BURRELL	PA	15068
571	FAMOUS FOOTWEAR	FACTORY STORES AT HERSHEY	92A HERSHEYPARK DRIVE	HERSHEY	PA	17033
594	FAMOUS FOOTWEAR	RALPH'S CORNER S.C.	2333 MAIN STREET C16/C17	LANSDALE	PA	19446
1002	FAMOUS FOOTWEAR	COLUMBIA MALL	225 COLUMBIA MALL DR	BLOOMSBURG	PA	17815
1045	FAMOUS FOOTWEAR	FAIRLESS HILLS S.C.	455 S. OXFORD VALLEY RD	FAIRLESS HILLS	PA	19030

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
1074	FAMOUS FOOTWEAR	PRIME OUTLETS@SPRINGFIELD	PO BOX 1079 SPACE 740	GROVE CITY	PA	16127
1271	FAMOUS FOOTWEAR	POTTSTOWN CENTER	223 SHOEMAKER RD.	POTTSTOWN	PA	19464
1328	FAMOUS FOOTWEAR	HILLTOP PLAZA	ROUTE 268 HILLTOP PLAZA	KITTANNING	PA	16201
1329	FAMOUS FOOTWEAR	SOUTHTOWNE PLAZA	2550 RTE 286 S. STE	INDIANA	PA	15701
1330	FAMOUS FOOTWEAR	UNION SQUARE SHOPPING CTR	2503 W. STATE STREET	NEW CASTLE	PA	16101
1413	FAMOUS FOOTWEAR	WESTMORELAND MALL	RT 30 EAST	GREENSBURG	PA	15601
1521	FACTORY BRAND SHOES	GETTYSBURG VILLAGE	1863 GETTYSBURG VILLAGE DR, STE 340	GETTYSBURG	PA	17325
1649	FAMOUS FOOTWEAR	ROCKVALE SQUARE	35 S. WILLOWDALE #409/410	LANCASTER	PA	17602
1721	FAMOUS FOOTWEAR	BROADCASTING SQUARE	2761 PAPER MILL ROAD	READING	PA	19610
1745	FAMOUS FOOTWEAR	WARMINISTER TOWNE CTR	940 W. STREET RD.	WARMINSTER	PA	18974
1756	FAMOUS FOOTWEAR	THE METRO PLEX	2520 CHEMICAL RD.	PLYMOUTH MEETING	PA	19462
1785	FAMOUS FOOTWEAR	PENN'S PURCHASE	5860 YORK ROAD	LAHASKA	PA	18931
2042	FAMOUS FOOTWEAR	PAXTON TOWN CENTER	5125 JONESTOWN RD., SUITE 505	HARRISBURG	PA	17112
2159	FAMOUS FOOTWEAR	COLUMBUS CROSSING	1851 SOUTH CHRISTOPHER COLUMBUS BLVD.	PHILADELPHIA	PA	19148
2181	FAMOUS FOOTWEAR	MARKETPLACE OF NESHAMINY	600 ROCKHILL DRIVE	BENSALEM	PA	19020
2274	FAMOUS FOOTWEAR	CRANBERRY COMMONS MALL	1691 ROUTE 228	CRANBERRY	PA	16066
2288	FAMOUS FOOTWEAR	WATERWORKS PLAZA	975 FREEPORT RD #12	PITTSBURGH	PA	15238
2293	FAMOUS FOOTWEAR	DICKSON CITY COMMONS	1104 COMMERCE BLVD	DICKSON CITY	PA	18519
2301	FAMOUS FOOTWEAR	VF FACTORY	801 HILL AVENUE	READING	PA	19610

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2329	FAMOUS FOOTWEAR	LONGWOOD VILLAGE	835 E BALTIMORE PIKE	KENNETT SQUARE	PA	19348
2346	FAMOUS FOOTWEAR	TRINITY POINT	44 TRINITY POINT DRIVE # A 03	WASHINGTON	PA	15301
2350	FAMOUS FOOTWEAR	WHITMAN SQUARE	9751 ROOSEVELT BLVD.	PHILADELPHIA	PA	19114
2365	FAMOUS FOOTWEAR	TRAINERS CORNER	180 N. WEST END BLVD.	QUAKER TOWN	PA	18951
2368	FAMOUS FOOTWEAR	LEBANON PLAZA	1131 QUENTIN ROAD	LEBANON	PA	17042
2376	FAMOUS FOOTWEAR	WILKES-BARRE COMMONS	3500 WILKES-BARRE TOWNSHIP	WILKES BARRE	PA	18702
2390	FACTORY BRAND SHOES	TANGER FACTORY OUTLETS	2200 TANGER BLVD. SUITE 825	WASHINGTON TOWNSHIP	PA	15301
2420	FAMOUS FOOTWEAR	TREXLER MALL	6900 HAMILTON BLVD., SPACE #C-7	TREXLERTOWN	PA	18087
2437	FAMOUS FOOTWEAR	RICHLAND TOWN CENTER	312 TOWN CENTRE DRIVE	JOHNSTOWN	PA	15904
2459	FAMOUS FOOTWEAR	THORNDALE WEST SHOP CTR.	3229 E. LINCOLN HIGHWAY	THORNDALE	PA	19372
2476	FAMOUS FOOTWEAR	CARLISLE CROSSING	252 WEST MINSTER DRIVE	CARLISLE	PA	17013
2492	FACTORY BRAND SHOES	THE CROSSINGS PREMIUM OUTLETS	1000 ROUTE 611 SUITE HO -3	TANNERSVILLE	PA	18372
2524	FAMOUS FOOTWEAR	WHITEHALL MALL	1939 WHITEHALL MALL	WHITEHALL	PA	18052
2531	FAMOUS FOOTWEAR	DELCO PLAZA	1245 CARLISLE ROAD	YORK	PA	17404
2540	FAMOUS FOOTWEAR	PALMER PARK MALL	141 PALMER PARK MALL, SPACE B-4/B-5A	EASTON	PA	18045
2551	FAMOUS FOOTWEAR	SHOPPES @ MONTAGE	2571 SHOPPES BLVD. # 2571	MOOSIC	PA	18507
2560	FAMOUS FOOTWEAR	NORTH HUNTINGDON SQUARE	8921 ROUTE 30	IRWIN	PA	15642

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2567	FAMOUS FOOTWEAR	GRANITE RUN MALL	1067 W BALTIMORE PKWY # 0212	MEDIA (MIDDLETOWN)	PA	19063
2572	FAMOUS FOOTWEAR	COURT @ OXFORD VALLEY	325 COMMERCE BLVD	FAIRLESS HILLS	PA	19030
2587	FAMOUS FOOTWEAR	HIGH POINTE COMMONS	4674 HIGH POINTE BLVD.	HARRISBURG	PA	17111
2597	FAMOUS FOOTWEAR	THE COURT @ UPPER PROVIDENCE	1844 RIDGE PIKE SUITE # 104	ROYERSFORD	PA	19468
2635	FAMOUS FOOTWEAR	MONTGOMERY MALL	230 MONTGOMERY MALL # 1003	NORTH WALES	PA	19454
2637	FAMOUS FOOTWEAR	STONE QUARRY COMMONS	95 WAGNER ROAD	MONACA	PA	15061
2640	FAMOUS FOOTWEAR	MT. NEBO POINTE	251 MT. NEBO POINTE DRIVE	PITTSBURGH	PA	15237
2676	FAMOUS FOOTWEAR	FACTORY SHOPS @ GEORGIAN PLAZA	609 GEORGIAN PLACE	SOMERSET	PA	15501
2687	FACTORY BRAND SHOES	PHILADELPHIA PREMIUM OUTLETS	18 LIGHTCAP ROAD SUITE 999	POTTSTOWN ( LIMERICK)	PA	19464
2725	FAMOUS FOOTWEAR	PITTSBURGH MILLS SMALL SHOPS	1020 VILLAGE CENTER DRIVE 2-A	TARENTUM	PA	15084
2755	FAMOUS FOOTWEAR	WEST GOSHEN SHOPPING CENTER	967 PAOLI PIKE	WEST CHESTER	PA	19380
2811	FAMOUS FOOTWEAR	LYCOMING CROSSINGS SHOPPING CENTER	330 S. LYCOMING	MUNCY (PENNSDALE)	PA	17756
2853	FAMOUS FOOTWEAR	GRANDVIEW CROSSING	509 GRANDVIEW CROSSING	GIBSONIA	PA	15044
2910	FAMOUS FOOTWEAR	BUTLER COMMONS	320 BUTLER COMMONS	BUTLER	PA	16001
2929	FAMOUS FOOTWEAR	WATERFRONT TOWN CENTER	132 W BRIDGE STREET	HOMESTEAD	PA	15120
96631	NATURALIZER OUTLET	THE CROSSINGS PREMIUM OUTLETS	1000 ROUTE 611 SUITE A-3	TANNERSVILLE	PA	18372

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
96639	NATURALIZER OUTLET	TANGER OUTLETS @ LANCASTER	311 STANLEY K. TANGER BLVD. # 106	LANCASTER	PA	17602
96641	NATURALIZER OUTLET	VF OUTLET VILLAGE	739 READING AVE.	READING	PA	19611
96643	NATURALIZER OUTLET	PHILADELPHIA PREMIUM OUTLETS	18 LIGHTCAP ROAD SUITE 1001	POTTSTOWN (LIMERICK)	PA	19464
96765	NATURALIZER OUTLET	GETTYSBURG VILLAGE FACTORY STORES	1863 GETTYSBURG VILLAGE DR, STE 950	GETTYSBURG	PA	17325
96766	NATURALIZER OUTLET	ROCKVALE SQUARE	35 S. WILLOWDALE DR., BOX 426	LANCASTER	PA	17602
99104	BROWN SHOE CLOSET	PHILADELPHIA PREMIUM OUTLETS	18 LIGHTCAP ROAD SUITE 1002	POTTSTOWN (LIMERICK)	PA	19464
2027	FAMOUS FOOTWEAR	CROSSING AT SMITHFIELD	371 PUTNAM PIKE SUITE A360	SMITHFIELD	RI	02917
2333	FAMOUS FOOTWEAR	BALD HILL PLAZA	1245 BALD HILL ROAD	WARWICK	RI	02886
2546	FAMOUS FOOTWEAR	LINCOLN MALL	622 G WASHINGTON HWY	LINCOLN	RI	02865
2559	FAMOUS FOOTWEAR	R.K. NEWPORT SHOPPING CENTER	199 CONNELL HWY. UNIT 2	NEWPORT	RI	02840
345	FAMOUS FOOTWEAR	HILTON HEAD FACT.STORES#1	1270 FORDING IS.RD. #E-4	BLUFFTON	SC	29910
691	FAMOUS FOOTWEAR	SANTEE FACTORY STORES	1500 VILLAGE SQUARE BLVD.	SANTEE	SC	29142
1273	FAMOUS FOOTWEAR	MYRTLE BEACH FACTORY STR	4630 HWY 501	MYRTLE BEACH	SC	29579
1454	FAMOUS FOOTWEAR	PRIME OUTLETS @ GAFFNEY	630 FACTORY SHOPPES BLVD	GAFFNEY	SC	29341
2127	FAMOUS FOOTWEAR	HILTON HEAD VILLAGE	1460 FORTING ISLAND RD., SUITE 240	BLUFFTON	SC	29910
2220	FAMOUS FOOTWEAR	NORTH MYRTLE BEACH OUTLET CENTER	10827 KINGS RD, STE 880	MYRTLE BEACH	SC	29572
2493	FACTORY BRAND SHOES	TANGER FACTORY OUTLETS CENTER	4840 TANGER OUTLET BLVD SUITE 930	CHARLESTON	SC	29418

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
96609	NATURALIZER OUTLET	TANGER OUTLET MALL	5012 WACCAMAW PINES DR	MYRTLE BEACH	SC	29572
96613	NATURALIZER OUTLET	TANGER OUTLET MALL	1270 FORDING ISLAND ROAD SUITE 5 - A	BLUFFTON	SC	29910
96645	NATURALIZER OUTLET	TANGER OUTLET MALL	4840 TANGER OUTLET BLVD SUITE 1036	NORTH CHARLESTON	SC	29418
99105	BROWN SHOE CLOSET	TANGER OUTLET MALL	4840 TANGER OUTLET BLVD SUITE 1036	NORTH CHARLESTON	SC	29418
99196	BROWN SHOE CLOSET	TANGER OUTLET MALL	10839 KINGS ROAD SUITE 765	MYRTLE BEACH	SC	29572
1188	FAMOUS FOOTWEAR	RUSHMORE MALL	2200 N. MAPLE	RAPID CITY	SD	57701
1517	FAMOUS FOOTWEAR	EMPIRE MALL	4001 W. 41 STREET #940	SIOUX FALLS	SD	57106
316	FAMOUS FOOTWEAR	BELZ FACTORY OUTLET MALL	2655 TEASTER LANE S.36	PIGEON FORGE	TN	37863
496	FAMOUS FOOTWEAR	THE MALL	2011 NORTH ROAN STREET	JOHNSON CITY	TN	37601
1455	FAMOUS FOOTWEAR	PRIME OUTLETS @ LEBANON	250 OUTLET VILLAGE BLVD	LEBANON	TN	37090
1781	FAMOUS FOOTWEAR	OPRY MILLS	114 OPRYLAND DRIVE	NASHVILLE	TN	37214
96640	NATURALIZER OUTLET	OPRY MILLS	201 OPRY MILLS DRIVE	NASHVILLE	TN	37214
96701	NATURALIZER OUTLET	FIVE OAKS FACTORY STORES	1645 PARKWAY, STE. 116	SEVIERVILLE	TN	37862
303	FAMOUS FOOTWEAR	IRVING TOWNE CENTER	3313 W. AIRPORT FREEWAY	IRVING	TX	75062
304	FAMOUS FOOTWEAR	TRINITY MILLS S.C.	2630 N. JOSEY LN. STE 130	CARROLLTON	TX	75007
311	FAMOUS FOOTWEAR	WESTPOINT PEPPER MILL	651 HIGHWAY 81 EAST	NEW BRAUNFELS	TX	78130
338	FAMOUS FOOTWEAR	FACTORY STORES OF AMERICA	13005 DELANEY ROAD	LA MARQUE	TX	77568
380	FAMOUS FOOTWEAR	OVERTON PARK PLAZA S.C.	4656 SOUTHWEST LOOP 820	FORT WORTH	TX	76109

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
433	FAMOUS FOOTWEAR	MEDALLION SHOPPING CENTER	170 MEDALLION CENTER	DALLAS	TX	75214
495	FAMOUS FOOTWEAR	PARK FOREST S.C.	3747 FOREST LN	DALLAS	TX	75234
597	FAMOUS FOOTWEAR	SOUTH BROOKTOWN CENTER	6425 S I-35 SUITE #120	AUSTIN	TX	78744
632	FAMOUS FOOTWEAR	PRIME OUTLETS@GAINESVILLE	4321 INT. HWY 35 NORTH	GAINESVILLE	TX	76240
1178	FAMOUS FOOTWEAR	TANGER FACTORY OUTLET	301 TANGER DRIVE	TERRELL	TX	75160
1208	FAMOUS FOOTWEAR	KINGS CROSSING	4327 KINGWOOD DRIVE	KINGWOOD	TX	77339
1252	FAMOUS FOOTWEAR	FACTORY STORES OF AMERICA	421 INDUSTRIAL DR STE#203	SULPHUR SPRINGS	TX	75482
1312	FAMOUS FOOTWEAR	SUNLAND PARK MALL	750 SUNLAND PARK DR	EL PASO	TX	79912
1313	FAMOUS FOOTWEAR	PASADENA TOWN SQUARE	261 PASADENA TWN SQ	PASADENA	TX	77506
1414	FAMOUS FOOTWEAR	GRAPEVINE TOWNE CENTER	1217 W HWY 114	GRAPEVINE	TX	76051
1475	FAMOUS FOOTWEAR	GOLDEN TRIANGLE SHOP.CTR.	2201 S. I-35 SUITE 15A	DENTON	TX	76205
1520	FAMOUS FOOTWEAR	EASTCHASE MARKET	8430 EAST FREEWAY SUITE 200	FORT WORTH	TX	76120
1534	FAMOUS FOOTWEAR	GRAPEVINE MILLS	3000 GRAPEVINE MILLS PKWY	GRAPEVINE	TX	76051
1557	FAMOUS FOOTWEAR	PRIME OUTLETS @ HILLSBORO	104 NE I 35 SUITE 138-A	HILLSBORO	TX	76645
1558	FAMOUS FOOTWEAR	PRIME OUTLETS @ CONROE	1111 LEAGUE LINE RD #174	CONROE	TX	77303
1627	FAMOUS FOOTWEAR	CENTRAL MALL	I-30 & ROBINSON RD-SP 58	TEXARKANA	TX	75501
1635	FAMOUS FOOTWEAR	CARRIER TOWNE CROSSING	3950 CARRIER PKWY #120	GRAND PRAIRIE	TX	75050
1647	FAMOUS FOOTWEAR	GREEN TREE RETAIL CENTER	19963 KATY FREEWAY	HOUSTON	TX	77094
1741	FAMOUS FOOTWEAR	FAIRWAY PLAZA	5762 FAIRMONT PARKWAY	PASADENA	TX	77505

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
1769	FAMOUS FOOTWEAR	COPPERWOOD VILLAGE	6875 HWY 6 N	HOUSTON	TX	77084
1788	FACTORY BRAND SHOES	CHELSEA OUTLET	820 W. STACY ROAD, SUITE 158	ALLEN	TX	75013
2034	FAMOUS FOOTWEAR	FORUM AT OLYMPIA PARK	8254 AGORA PARKWAY	SELMA	TX	78154
2065	FAMOUS FOOTWEAR	NORTHWEST MARKETPLACE	13784 NW FREEWAY	HOUSTON	TX	77040
2066	FAMOUS FOOTWEAR	CENTRE AT PRESTON RIDGE	3333 PRESTON ROAD, SUITE 403	FRISCO	TX	75034
2067	FAMOUS FOOTWEAR	WATAUGA TOWNE CROSSING	8004 DENTON HIGHWAY, SUITE 100	WATAUGA	TX	76148
2070	FAMOUS FOOTWEAR	CEDAR HILL CENTRE	420 D1 NORTH HWY 67	CEDAR HILL	TX	75104
2192	FAMOUS FOOTWEAR	TARGET/KOHL'S CENTER	20845 HWY 59	HUMBLE	TX	77338
2222	FAMOUS FOOTWEAR	TANGER FACTORY OUTLET/SAN MARCOS II	4015 I-35 EAST, STE. 1030	SAN MARCOS	TX	78666
2226	FAMOUS FOOTWEAR	GATEWAY SHOPPING CENTER	1117 N ALSBURY BLVD	BURLESON	TX	76028
2227	FAMOUS FOOTWEAR	RIVERSTONE SHOPPING CENTER	5754 HIGHWAY 6	MISSOURI CITY	TX	77459
2228	FAMOUS FOOTWEAR	SILVERLAKE SC	2750 FM 518	PEARLAND	TX	77581
2245	FAMOUS FOOTWEAR	LOUETTE CENTRAL	20630 I-45 NORTH	SPRING	TX	77373
2269	FAMOUS FOOTWEAR	MARKETPLACE AT TOWNE CENTRE	19075 LYNDON B JOHNSON FWY	MESQUITE	TX	75150
2291	FAMOUS FOOTWEAR	DENTON CROSSING	1800 LOOP 288 BLVD 1 # 107	DENTON	TX	76205
2304	FAMOUS FOOTWEAR	MANSFIELD TOWNE CROSSING	1821 N. HIGHWAY 287	MANSFIELD	TX	75248
2305	FAMOUS FOOTWEAR	HIGHLANDS AT FLOWER MOUND	6101 LONG PRAIRIE ROAD # 400	FLOWER MOUND	TX	75028
2312	FAMOUS FOOTWEAR	TOMBALL PARKWAY RETAIL CENTER	22517 TOMBALL PARKWAY	HOUSTON	TX	77070

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2358	FAMOUS FOOTWEAR	SHERMAN TOWN CENTER	3912 TOWN CENTER	SHERMAN	TX	75092
2366	FAMOUS FOOTWEAR	ROUND ROCK SHOPPING CENTER	3021 S. I-35 SUITE 220	ROUND ROCK	TX	78664
2379	FAMOUS FOOTWEAR	MEMORIAL CITY MALL	344 MEMORIAL HALL	HOUSTON	TX	77024
2397	FAMOUS FOOTWEAR	ELDORADO PLAZA	2950 CRAIG DRIVE	MCKINNEY	TX	75070
2448	FAMOUS FOOTWEAR	VALLEY VIEW CENTER	1060 VALLEY VIEW CENTER	DALLAS	TX	75240
2449	FAMOUS FOOTWEAR	SAN ANGELO CENTER	4175 SUNSET DRIVE	SAN ANGELO	TX	76904
2450	FAMOUS FOOTWEAR	CYPRESS TOWN CENTER	25847 HIGHWAY 290	CYPRESS	TX	77429
2471	FAMOUS FOOTWEAR	KATY MILLS	5000 KATY MILLS CIRCLE, SUITE 549	KATY	TX	77494
2510	FAMOUS FOOTWEAR	SHOPS @ WILLOW BEND	2403 DALLAS PARKWAY SPACE C-105	PLANO	TX	75093
2511	FAMOUS FOOTWEAR	MONTGOMERY PLAZA	351 CARROLL STREET	FORT WORTH	TX	76107
2512	FAMOUS FOOTWEAR	SHOPS @ NORTH EAST MALL	833 NORTH EAST MALL BLVD. (0E03)	HURST	TX	76053
2535	FAMOUS FOOTWEAR	LAKE WORTH TOWNE CENTER	6594 LAKE WORTH BLVD.	LAKE WORTH	TX	76135
2556	FAMOUS FOOTWEAR	PORTOFINO SHOPPING CENTER	19075 I-45 SOUTH	CONROE	TX	77385
2564	FAMOUS FOOTWEAR	BROWNSVILLE TOWN CENTER	515 E MORRISON ROAD	BROWNSVILLE	TX	78526
2575	FAMOUS FOOTWEAR	THE RIM	17802 LACANTERA PKWY # 108	SAN ANTONIO	TX	78257
2584	FAMOUS FOOTWEAR	ARLINGTON HIGHLANDS	4000 RETAIL CONNECTION WAY	ARLINGTON	TX	76018
2589	FAMOUS FOOTWEAR	COLLIN CREEK MALL	811 NORTH CENTRAL EXPRESSWAY SPACE 105	PLANO	TX	75075
2594	FAMOUS FOOTWEAR	THE SHOPS @ GALLERIA	12909 SHOPS PARKWAY SUITE 400	BEE CAVE	TX	78738

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2601	FAMOUS FOOTWEAR	BRAZOS TOWNE CENTER	24126 COMMERCIAL DRIVE	ROSENBERG	TX	77471
2604	FAMOUS FOOTWEAR	SHARYLAND TOWNE CROSSING	2515 E US EXPRESSWAY 83 SUITE B-2	MISSION	TX	78572
2605	FACTORY BRAND SHOES	ROUND ROCK PREMIUM OUTLETS	4401 NORTH I H 35	ROUND ROCK	TX	78664
2606	FACTORY BRAND SHOES	RIO GRANDE VALLEY PREMIUM	5001 E EXPRESSWAY # 83	MERCEDES	TX	78570
2612	FAMOUS FOOTWEAR	VICTORIA CROSSINGS	7920 NE ZAC LENTZ PARKWAY	VICTORIA	TX	77904
2614	FAMOUS FOOTWEAR	THE SHOPS @ ARBOR WALK	10515 N. MOPAC EXPRESSWAY SUITE # 130	AUSTIN	TX	78759
2645	FAMOUS FOOTWEAR	WESTWOOD VILLAGE	32866 FM 2978	MAGNOLIA	TX	77354
2648	FAMOUS FOOTWEAR	WESLAYAN PLAZA	5510 WESLAYAN STREET	HOUSTON	TX	77005
2655	FAMOUS FOOTWEAR	RIVER OAKS PLAZA	1430 GRAY AVENUE SPACE 1430	HOUSTON	TX	77019
2656	FACTORY BRAND SHOES	THE OUTLETS SHOPPES @ EL PASO	7051 S. DESERT BLVD. # 446	EL PASO (CANTUILLO)	TX	79835
2666	FAMOUS FOOTWEAR	THE SHOPS @ VINEYARD VILLAGE	2800 STATE HIGHWAY 121 SUITE 900	EULESS	TX	76039
2667	FAMOUS FOOTWEAR	GRAND PRAIRIE TOWN CROSSINGS	5256 S STATE HIGHWAY 360 SUITE 820	GRAND PRAIRIE	TX	75052
2680	FAMOUS FOOTWEAR	LONGVIEW TOWN CROSSING	3096 N EASTMAN ROAD # 102	LONGVIEW	TX	75605
2690	FAMOUS FOOTWEAR	RICHLAND PAVILION	4600 GARTH ROAD	BAYTOWN	TX	77521
2691	FAMOUS FOOTWEAR	WESTHEIMER TOWNE CENTER	8555 WESTHEINER ROAD	HOUSTON	TX	77063
2711	FAMOUS FOOTWEAR	ROCKWALL CROSSING	975 EAST I-30	ROCKWALL	TX	75087
2718	FAMOUS FOOTWEAR	RMMA SOUTH REGIONAL RETAIL	1201 BARBARA JORDAN BLVDSD. # 4	AUSTIN	TX	78723

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2748	FAMOUS FOOTWEAR	ATASCOCITA COMMONS SHOPPING CENTER	7021 FM 1960 EAST	ATASCOCIAT (HUMBLE)	TX	77338
2765	FAMOUS FOOTWEAR	SUNSET VALLEY HOMESTEAD	5207 BRODIE LANE SUITE 190	SUNSET VALLEY ( AUSTIN)	TX	78745
2774	FAMOUS FOOTWEAR	LAKE JACKSON MARKETPLACE	201 A HIGHWAY 332 WEST SUITE 400	LAKE JACKSON	TX	77566
2775	FAMOUS FOOTWEAR	BROADWAY MARKET CENTER	4901 SOUTH BROADWAY	TYLER	TX	75703
2778	FAMOUS FOOTWEAR	WEATHERFORD RIDGE	225 ADAMS DRIVE	WEATHERFORD	TX	76086
2787	FAMOUS FOOTWEAR	UNIVERSITY OAKS SHOPPING CENTER	201 UNIVERSITY OAKS # 300	ROUND ROCK	TX	78665
2788	FAMOUS FOOTWEAR	PAVILLION COURT	16631 N COIT ROAD SUITE 120	DALLAS	TX	75248
2895	FAMOUS FOOTWEAR	1890 RANCH TOWN CENTER	1335 WHITESTONE BLVD. # E-100	CEDAR PARK	TX	78613
2896	FACTORY BRAND SHOES	HOUSTON PREMIUM OUTLETS	29300 HEMPSTEAD ROAD SUITE 228	CYPRESS	TX	77433
93302	NATURALIZER	VALLEY VIEW CENTER	13331 PRESTON ROAD SUITE # 2016	DALLAS	TX	75240
93307	NATURALIZER	THE PARKS MALL	3811 SOUTH COOPER, STE. 1108	ARLINGTON	TX	76015
93352	NATURALIZER	HOUSTON GALLERIA	5135 W. ALABAMA STREET SUITE 5150 C	HOUSTON	TX	77056
93363	NATURALIZER	WILLOWBROOK MALL	1220 WILLOWBROOK MALL	HOUSTON	TX	77070
93367	NATURALIZER	LAPLAZA MALL	2200 S. 10TH	MCALLEN	TX	78503
93378	NATURALIZER	BAYBROOK MALL	1050 BAYBROOK MALL	HOUSTON	TX	77546
93395	NATURALIZER	SOUTH PLAINS MALL	BOX 68213, 6002 SLIDE ROAD	LUBBOCK	TX	79414
93418	NATURALIZER	CIELO VISTA MALL	8401 GATEWAY WEST SP F-01	EL PASO	TX	79925

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
96611	NATURALIZER OUTLET	HOUSTON PREMIUM OUTLETS	29300 HEMPSTEAD ROAD SUITE 111	CYPRESS	TX	77433
96614	NATURALIZER OUTLET	TANGER OUTLET CENTER	4015 I-35 STE 338 E	SAN MARCOS	TX	78666
96617	NATURALIZER OUTLET	ALLEN PREMIUM OUTLETS	820 W. STACY ROAD SUITE 0172	ALLEN	TX	75013
96627	NATURALIZER OUTLET	RIO GRANDE VALLEY PREMIUM	5001 E. EXPRESSWAY 83, SUITE # 423	MERCEDES	TX	78570
96628	NATURALIZER OUTLET	ROUND ROCK PREMIUM OUTLETS	4401 NORTH I H 35	ROUND ROCK	TX	78664
96629	NATURALIZER OUTLET	THE OUTLETS SHOPPES @ EL PASO	7051 S. DESERT BLVD. # E- 549	EL PASO (CANTUILLO)	TX	79835
96718	NATURALIZER OUTLET	GRAPEVINE MILLS	3000 GRAPEVINE MILLS PKWY, SPACE 320	GRAPEVINE	TX	76051
96733	NATURALIZER OUTLET	SOUTHWEST OUTLET CENTER	104 INTERSTATE 35 NE #152	HILLSBORO	TX	76645
96734	NATURALIZER OUTLET	CONROE OUTLET CENTER	1111 LEAGUE LINE ROAD, SPACE 108	CONROE	TX	77304
96796	NATURALIZER OUTLET	KATY MILLS	5000 KATY MILLS CIRCLE, SUITE 647	KATY	TX	77494
99109	BROWN SHOE CLOSET	HOUSTON PREMIUM OUTLETS	29300 HENPSTEAD ROAD SUITE 112	CYPRESS	TX	77433
99117	BROWN SHOE CLOSET	THE OUTLETS SHOPPES @ EL PASO	7051 S DESERT BLVD. # B-257	EL PASO	TX	79835
25	FAMOUS FOOTWEAR	FACTORY STORES/PARK CITY	6699 N. LANDMARK DR. C120	PARK CITY	UT	84098
1380	FAMOUS FOOTWEAR	SOUTH TOWNE MALL	10450 S. STATE S. CTR STE 1322	SANDY	UT	84070
1381	FAMOUS FOOTWEAR	NEWGATE MALL	1022 NEWGATE MALL	OGDEN	UT	84405
1397	FAMOUS FOOTWEAR	FACTORY STORES OF AMERICA	12101 S. FCTRY OTLTDR#130	DRAPER	UT	84020

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
1427	FAMOUS FOOTWEAR	LAKE POINT SHOPPING CENTR	292 W 1300 S	OREM	UT	84058
1648	FAMOUS FOOTWEAR	ZION FACTORY STORES	250 N.RED CLIFF DR SUITE # 29	ST GEORGE	UT	84770
1727	FAMOUS FOOTWEAR	CACHE VALLEY MALL	1300 N. MAIN ST #1201	LOGAN	UT	84341
2049	FAMOUS FOOTWEAR	WEST JORDAN LANDING	7099 S. PLAZA CENTER DR.	WEST JORDAN	UT	84084
2134	FAMOUS FOOTWEAR	COMMONS @ SUGAR HOUSE	1170 E. 2100 S. SUITE A	SALT LAKE CITY	UT	84106
2137	FAMOUS FOOTWEAR	PROVO TOWNE CENTER	1200 TOWN CENTER RD, SPACE 1014	PROVO	UT	84601
2184	FAMOUS FOOTWEAR	GATEWAY CROSSING	420 S 500 WEST, SUITE 115	WEST BOUNTIFUL	UT	84010
2384	FAMOUS FOOTWEAR	ALPINE CENTER	656 WEST MAIN STREET	AMERICAN FORK	UT	84003
2414	FAMOUS FOOTWEAR	TAYLORSVILLE FAMILY CENTER	5688 S. REDWOOD ROAD	TAYLORSVILLE	UT	84123
2431	FAMOUS FOOTWEAR	LAYTON HILLS MALL	2040 LAYTON HILLS MALL	LAYTON	UT	84041
2432	FAMOUS FOOTWEAR	THE GATEWAY	32 N RIO GRANDE	SALT LAKE CITY	UT	84101
2433	FAMOUS FOOTWEAR	DRAPER PEAKS	175 E 12300 S. SUITE 105	DRAPER	UT	84020
2465	FAMOUS FOOTWEAR	THE SHOPPES @ LAKE PARK	2997 SOUTH, 5600 WEST	WEST VALLEY CITY	UT	84120
2591	FAMOUS FOOTWEAR	THE DISTRICT @ SOUTH JORDAN	11571 S. PARKWAY PLAZA DRIVE	SOUTH JORDAN	UT	84095
2692	FAMOUS FOOTWEAR	RIVERDALE CENTER	4267 S. RIVERDALE ROAD	RIVERDALE	UT	84405
2754	FAMOUS FOOTWEAR	FAMILY CENTER @ FORT UNION	990 EAST FORT UNION ROAD # 52	MIDVALE	UT	84047
2773	FAMOUS FOOTWEAR	LAYTON MARKET PLACE	1934 N. WOODLAND PARK DR	LAYTON	UT	84041
96620	NATURALIZER OUTLET	TANGER OUTLET CENTER	6699 N. LANDMARK DRIVE A-105	PARK CITY	UT	84098

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
180	FAMOUS FOOTWEAR	POTOMAC MILLS MALL	2700 POTOMAC MILLS CIRCLE	WOODBRIDGE	VA	22192
196	FAMOUS FOOTWEAR	ROLLING VALLEY MALL	9272 OLD KEENE MILL RD	BURKE	VA	22015
198	FAMOUS FOOTWEAR	FAIR CITY MALL	9658 MAIN STREET	FAIRFAX	VA	22031
409	FAMOUS FOOTWEAR	LTD MALL	6401 RICHMOND RD.	LIGHTFOOT	VA	23090
1672	FAMOUS FOOTWEAR	LEESBURG PREMIUM OUTLET	241 FT EVANS RD NE #307	LEESBURG	VA	20176
1744	FAMOUS FOOTWEAR	PARKRIDGE CENTER	11146 BULLOCH DRIVE	MANASSAS	VA	20109
1755	FAMOUS FOOTWEAR	WINCHESTER COMMONS	2320 LEGGE BLVD	WINCHESTER	VA	22601
2031	FAMOUS FOOTWEAR	COMMONWEALTH CENTRE	4801 COMMONWEALTH CENTRE	MIDLOTHIAN	VA	23112
2237	FAMOUS FOOTWEAR	5970 KINGSTOWNE TOWNE CENTER	MANCHESTER BLVD	ALEXANDRIA	VA	22315
2438	FAMOUS FOOTWEAR	STAFFORD MARKETPLACE	1150 STAFFORD MARKETPLACE	STAFFORD	VA	22556
2520	FAMOUS FOOTWEAR	WARDS CROSSINGS	475 A SIMONS RUN	LYNCHBURG	VA	24502
2632	FAMOUS FOOTWEAR	BRECKENRIDGE SHOPPING CENTER	2639 W OLD HUNDRED ROAD	CHESTER	VA	23831
2633	FAMOUS FOOTWEAR	HANOVER SQUARE SHOPPING CENTER	7230 BELL CREEK ROAD SUITE D	MECHANICSVILLE	VA	23111
2634	FAMOUS FOOTWEAR	CROOKED RUN CENTER	135 CROOKED RUN PLAZA # 130	FRONT ROYAL	VA	22630
2696	FAMOUS FOOTWEAR	CULPEPER MARKETPLACE	787 NALLES MILL ROAD	CULPEPER	VA	22701
2768	FAMOUS FOOTWEAR	STAPLES MILL SQUARE	9057 STAPLES MILL ROAD	RICHMOND	VA	23228
2769	FAMOUS FOOTWEAR	CENTRAL PARK SHOPPING CENTER	1666 CARL D. SILVER PARKWAY	FREDERICKSBURG	VA	22401
2770	FAMOUS FOOTWEAR	REGENCY SQUARE MALL	1420 PARHAM ROAD SPACE R-121	RICHMOND	VA	23229
2782	FAMOUS FOOTWEAR	CENTER @ INNOVATION	10046 SOWDER VILLAGE SQUARE	MANASSAS	VA	20109
2785	FAMOUS FOOTWEAR	COSNERS CORNER SHOPPING CENTER	9681 JEFFERSON DAVIS HIGHWAY	FREDERICKSBURG	VA	22407
2812	FAMOUS FOOTWEAR	FORT EVANS PLAZA II	530 A FORT EVANS ROAD	LEESBURG	VA	20176

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2903	FAMOUS FOOTWEAR	TYSONS STATION	7502 LEESBURG PIKE	FALLS CHURCH	VA	22043
91597	NATURALIZER	GREENBRIER MALL	1401 GREENBRIER PARKWAY # 2194	CHESAPEAKE	VA	23320
96634	NATURALIZER OUTLET	PRIME OUTLETS AT WILLIAMSBURG	5709 RICHMOND ROAD SPACE 64	WILLIAMSBURG	VA	23188
96642	NATURALIZER OUTLET	POTOMAC MILLS MALL	2700 POTOMAC MILLS CIRCLE	WOODBRIDGE	VA	22192
96790	NATURALIZER OUTLET	LEESBURG CORNER PREMIUM OUTLETS	241 FORT EVANS ROAD, N.E., SUITE 1127	LEESBURG	VA	20176
99114	BROWN SHOE CLOSET	PRIME OUTLETS AT WILLIAMSBURG	5709-68 RICHMOND RD. (TEMP SPACE)	WILLIAMSBURG	VA	23188
99176	BROWN SHOE CLOSET	LEESBURG CORNER PREMIUM OUTLETS	241 FORT EVANS ROAD, N.E., SUITE 621	LEESBURG	VA	20176
1586	FAMOUS FOOTWEAR	ESSEX OUTLET CENTER	21 ESSEX WAY-SUITE 103	ESSEX	VT	05451
2364	FACTORY BRAND SHOES	ROUTE 11/30 & ROUTE 7 A	96 DEPOT STREET	MANCHESTER	VT	05255
2547	FAMOUS FOOTWEAR	BURLINGTON TOWN CENTER	49 CHURCH STREET # 2050	BURLINGTON	VT	05401
226	FAMOUS FOOTWEAR	GREAT NORTHWEST FACTORY	461 S. FORK AVE. S.W. #Q	NORTH BEND	WA	98045
298	FAMOUS FOOTWEAR	SUPER MALL OF GREAT N.W.	1101 SUPERMALL WAY #1256	AUBURN	WA	98001
971	FAMOUS FOOTWEAR	PRIME OUTLETS @BURLINGTON	424 FASHION WAY	BURLINGTON	WA	98233
1201	FAMOUS FOOTWEAR	SOUTHSHORE MALL	1017 S. BOONE ST.	ABERDEEN	WA	98520
1277	FAMOUS FOOTWEAR	BROADMOOR FACTORY OUTLET	5216 OUTLET DRIVE	PASCO	WA	99301
1320	FAMOUS FOOTWEAR	WESTFIELD SHOPPINGTOWN	8700 N E. VANCOUVER MALL # 203	VANCOUVER (CITY)	WA	98662

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
1547	FAMOUS FOOTWEAR	EVERETT MALL	1402 SE EVERETT-STE #8&9	EVERETT	WA	98208
1599	FAMOUS FOOTWEAR	SPOKANE VALLEY MALL	14700 E.INDIANA-SP 2058	SPOKANE	WA	99216
1685	FAMOUS FOOTWEAR	THREE RIVERS MALL	351 THREE RIVERS DRIVE	KELSO	WA	98626
1729	FAMOUS FOOTWEAR	NORTHTOWN MALL	4750 N. DIVISION	SPOKANE	WA	99207
1798	FAMOUS FOOTWEAR	CENTRALIA FACTORY OUTLET	1332 LUM ROAD	CENTRALIA	WA	98531
2075	FAMOUS FOOTWEAR	TOTEM LAKE	12634 TOTEM LAKE BLVD.	KIRKLAND	WA	98034
2078	FAMOUS FOOTWEAR	COOPER POINT MARKETPLACE	1200 COOPER POINT RD. SW	OLYMPIA	WA	98502
2106	FAMOUS FOOTWEAR	KITSAP MALL	10315 SILVERDALE WAY NW P.O. BOX 1902	SILVERDALE	WA	98383
2154	FAMOUS FOOTWEAR	DOWNTOWN WOODINVILLE	17955 GARDEN WAY NE	WOODINVILLE	WA	98072
2155	FAMOUS FOOTWEAR	VALLEY MALL PLAZA	1724 E. WASHINGTON AVE	UNION GAP	WA	98903
2194	FAMOUS FOOTWEAR	ALDERWOOD PARKWAY	19225 ALDERWOOD MALL PKWY	LYNNWOOD	WA	98036
2221	FAMOUS FOOTWEAR	GIG HARBOR NORTH	5151 BORGEN BLVD	GIG HARBOR	WA	98332
2279	FAMOUS FOOTWEAR	THE COLONADE	6705 W CANAL DR STE B	KENNEWICK	WA	99336
2347	FAMOUS FOOTWEAR	SEATTLE PREMIUM OUTLETS	10600 QUIL CEDA VILLAGE # 226	TULALIP	WA	98271
2360	FAMOUS FOOTWEAR	VALLEY NORTH CENTER	1350 NORTH MILLER STREET	WENATCHEE	WA	98801
2370	FAMOUS FOOTWEAR	LAKEWOOD TOWNE CENTER - PHASE III	10330 59TH AVENUE SW STE C	LAKEWOOD	WA	98499
2394	FAMOUS FOOTWEAR	WESTWOOD VILLAGE	2511 SW TRENTON STREET	SEATTLE	WA	98106
2415	FAMOUS FOOTWEAR	HAZEL DELL TOWN CENTER	8810 N.E. 5TH AVENUE	VANCOUVER UNIC PTBA	WA	98665
2428	FAMOUS FOOTWEAR	SEA TAC MALL	1804 SOUTH COMMONS	FEDERAL WAY	WA	98031
2442	FAMOUS FOOTWEAR	WINNER BUILDING	17401 SOUTHCENTER PARKWAY	TUKWILA	WA	98188
2444	FAMOUS FOOTWEAR	PICKERING PLACE	1520 11TH AVENUE NW	ISSAQUAH	WA	98027

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
2466	FAMOUS FOOTWEAR	BELLIS FAIR MALL	1 BELLISFAIR PKWY # 310	BELLINGHAM	WA	98226
2483	FAMOUS FOOTWEAR	BURLINGTON CROSSINGS	1882 MARKETPLACE DRIVE	BURLINGTON	WA	98233
2515	FAMOUS FOOTWEAR	LAKEWOOD PLAZA	17020 TWIN LAKES AVENUE SUITE CD 100	MARYSVILLE	WA	98271
2610	FAMOUS FOOTWEAR	SOUTH HILLS MALL	3500 S. MERIDIAN DR, SUITE 650	PUYALLUP	WA	98373
2736	FAMOUS FOOTWEAR	JUNCTION 192	9301 192ND AVE E	BONNEY LAKE	WA	98391
2744	FAMOUS FOOTWEAR	VINTNER SQUARE	2935 QUEENSGATE DRIVE	RICHLAND	WA	99352
2772	FAMOUS FOOTWEAR	LINCOLN PLAZA	2505 SOUTH 38TH ST #A 113	TACOMA	WA	98409
2792	FAMOUS FOOTWEAR	KENT STATION	444 RAMSAY WAY SUITE 107	KENT	WA	98032
2803	FAMOUS FOOTWEAR	SUNRISE VILLAGE	10412 156TH STREET EAST	PUYALLUP	WA	98374
2842	FAMOUS FOOTWEAR	SNOHOMISH STATION	2709 BICKFORD AVENUE F	SNOHOMISH	WA	98396
93398	NATURALIZER	SOUTHCENTER MALL	271 SOUTHCENTER PARKWAY, SPACE F660	TUKWILA	WA	98188
96616	NATURALIZER OUTLET	SEATTLE PREMIUM OUTLETS	10600 QUIL CEDA VILLAGE # 328	TULALIP	WA	98271
96647	NATURALIZER OUTLET	FACTORY STORES AT NORTH BEND	521 SOUTH FORK AVE. SW SUITE 521-J	NORTH BEND	WA	98045
96775	NATURALIZER OUTLET	SUPER MALL OF THE GREAT NORTHWEST	1101 SUPER MALL WAY, SUITE 1248	AUBURN	WA	98001
2	FAMOUS FOOTWEAR	WESTGATE MALL	146 WESTGATE MALL	MADISON	WI	53711
72	FAMOUS FOOTWEAR	SOUTHGATE MALL	3333 SOUTH 27TH STREET	MILWAUKEE	WI	53215
191	FAMOUS FOOTWEAR	ESSEX SQUARE	4725 E. TOWN BLVD	MADISON	WI	53714
217	FAMOUS FOOTWEAR	WEST ALLIS TOWNE CENTER	6710 GREENFIELD	WEST ALLIS	WI	53214
525	FAMOUS FOOTWEAR	PRIME OUTLETS @OSHKOSH	3001 S WASHBURN ST #245	OSHKOSH	WI	54904
1343	FAMOUS FOOTWEAR	BAY PARK SQUARE S.C.	669 BAY PARK SQUARE	ASHWAUBENON	WI	54304

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
1360	FAMOUS FOOTWEAR	OAKWOOD MALL	4800 GOLF ROAD	EAU CLAIRE	WI	54701
1515	FAMOUS FOOTWEAR	PRAIRIE TOWNE CENTER	247 JUNCTION RD-SPACE 247	MADISON	WI	53719
1533	FAMOUS FOOTWEAR	JOHNSON CREEK FACTORY	171 LINMAR LN-SP A-130	JOHNSON CREEK	WI	53038
1572	FAMOUS FOOTWEAR	FOX RIVER MALL	4301 W.WISCONSIN-SP 908	APPLETON	WI	54915
2380	FAMOUS FOOTWEAR	PINE TREE PLAZA	2900 DEERFIELD DR. STE # 7	JANESVILLE	WI	53546
2405	FAMOUS FOOTWEAR	VALLEY VIEW MALL	3800 STATE ROAD - 16, SPACE #1040	LA CROSSE	WI	54601
2423	FAMOUS FOOTWEAR	THE SHOPS @ GRAND AVENUE	275 W. WISCONSIN AVE. SPACE 2040	MILWAUKEE	WI	53203
2436	FAMOUS FOOTWEAR	THE SHOPS @ NAGAWAUKEE	3272 GOLF ROAD	DELAFIELD	WI	53018
2477	FAMOUS FOOTWEAR	HORIZON PLAZA	3845 E. CALUMET STREET	APPLETON	WI	54915
2496	FACTORY BRAND SHOES	TANGER OUTLET CENTER	210 GASSER ROAD SUITE 551	BARABOO	WI	53913
2504	FAMOUS FOOTWEAR	OAK CREEK SHOPPING CENTER	8907 S HOWELL AVENUE SUITE H	OAK CREEK	WI	53154
2565	FAMOUS FOOTWEAR	WAUSAU CENTER MALL	WAUSAU CENTER D - 432	WAUSAU	WI	54403
2617	FACTORY BRAND SHOES	PRIME OUTLETS @ PLEASANT PRAIRIE	11211 120TH AVE. SUITE 526	PLEASANT PRIARIE	WI	53158
2630	FAMOUS FOOTWEAR	GERMANTOWN COMMONS	N96 W18908 COUNTY LINE RD	GERMANTOWN	WI	53022
3004	WAREHOUSE OF SHOES	BLUEMOUND	17300 W. BLUEMOUND RD.	BROOKFIELD	WI	53045
3010	WAREHOUSE OF SHOES	SOUTHRIDGE	5000 S. 76TH ST.	GREENFIELD	WI	53220
3015	WAREHOUSE OF SHOES	MEQUON	11020 N. PORT WASHINGTON RD.	MEQUON	WI	53092
3021	WAREHOUSE OF SHOES	CUDAHY	5656 S. PACKARD AVE., SUITE A	CUDAHY	WI	53110

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - U.S. RETAIL STORES LEASED (as of January 1, 2009)
(Continued)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	STATE	ZIP/MAIL CODE
90830	NATURALIZER	BROOKFIELD SQUARE	95 N. MOORLAND ROAD, SPACE #D22	BROOKFIELD	WI	53005
96626	NATURALIZE OUTLET	TANGER OUTLET CENTER	210 GASSER ROAD SUITE 501	BARABOO	WI	53913
96731	NATURALIZER OUTLET	PRIME OUTLETS @ PLEASANT PRAIRIE	11211 120TH AVE. SUITE 71	KENOSHA	WI	53142
1601	FAMOUS FOOTWEAR	FLATWOOD FACTORY SHOPS	216 SKIDMORE LANES- #B	SUTTON	WV	26601
2703	FAMOUS FOOTWEAR	POTOMAC MARKETPLACE	217 OAK LEE DRIVE SUITE 20	RANSON	WV	25438
1686	FAMOUS FOOTWEAR	EASTRIDGE MALL	601 E. WYOMING BLVD.#1261	CASPER	WY	82609
1739	FAMOUS FOOTWEAR	WHITE MOUNTAIN MALL	2441 FOOTHILL BLVD.	ROCK SPRINGS	WY	82901
2714	FAMOUS FOOTWEAR	CHEYENNE MARKETPLACE	5116 RUE TERRE FRONTIER MALL	CHEYENNE	WY	82009

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES -CANADIAN RETAIL STORES LEASED
(as of January 1,  2009

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	PROVINCE	MAIL CODE
1400	F.X. LASALLE	SQUARE ONE SHOPPING CENTER	100 CITY CENTRE DRIVE	MISSISSAUGA	ON	L5B 2C9
1433	F.X. LASALLE	RIDEAU CENTRE	50 RIDEAU ST #334	OTTAWA	ON	K1N 9J7
1440	F.X. LASALLE	PLACE D'ORLEANS	110 PL. D'ORLEANS BOX 61	ORLEANS	ON	K1C 2L9
1500	F.X. LASALLE	EATON CENTRE	705 STE-CATHERINE O.	MONTREAL	QC	H3B 4G5
1501	F.X. LASALLE	GALERIE D'ANJOU	7999 BOUL. DES GALERIES D'ANJOU	ANJOU	QC	H1M 1W6
1502	F.X. LASALLE	LE CARREFOUR LAVAL	3035 BOUL. LE CARREFOUR	LAVAL	QC	H7T 1C7
1504	F.X. LASALLE	LES PROMENADES ST-BRUNO	120 BLVD. LES PROMENADES, E-008A	ST-BRUNO	QC	J3V 5K1
1505	F.X. LASALLE	CENTRE-VILLE	1011 STE-CATHERINE OUEST	MONTREAL	QC	H3B 1H1
1506	F.X. LASALLE	CENTRE ROCKLAND	2305 CHEMIN ROCKLAND	VILLE MONT-ROYAL	QC	H3P 2Z3
1508	F.X. LASALLE	FAIRVIEW POINTE CLAIRE	6801 TRANSCANADIENNE	POINTE-CLAIRE	QC	H9R 1C2
1509	F.X. LASALLE	PLACE CHAMPLAIN	2151 BLVD.. LAPINIERE	BROSSARD	QC	J4W 2T5
1510	F.X. LASALLE	PLACE VILLE-MARIE	1 PL. VILLE-MARIE #11080	MONTREAL	QC	H3B 3Y1
1520	F.X. LASALLE	PLACE STE-FOY	2450 BLVD. LAURIER	STE-FOY	QC	G1V 2L1
1523	F.X. LASALLE	GALERIES DE LA CAPITALE	5401 BLVD. DES GALERIES	QUEBEC	QC	G2K 1N4
1525	F.X. LASALLE	CENTRE LES RIVIERES	4125 BLVD. DES FORGES	TROIS-RIVIERES	QC	G8Y 1W1
2052	NATURALIZER	RICHMOND CENTRE	6060 MINORI BLVD.	RICHMOND	BC	V6Y 2V7

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES -CANADIAN RETAIL STORES LEASED (as of January 1,  2009)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	PROVINCE	MAIL CODE
2053	NATURALIZER	COQUITLAM CENTRE	2929 BARNET HWY, STE 521	PORT COQUITLAM	BC	V3B 5R5
2061	NATURALIZER	GUILDFORD TOWN CENTRE	2538 GUILFORD TOWN CTR.	SURREY	BC	V3R 7C1
2062	NATURALIZER	METROPOLIS AT METROTOWN	4700 KINGSWAY AVE	BURNABY	BC	V5H 4M1
2065	NATURALIZER	WILLOWBROOK	19705 FRASER HWY	LANGLEY	BC	V3A 7E9
2066	NATURALIZER	SEVENOAKS	32900 S. FRASER WAY	ABBOTSFORD	BC	V2S 5A1
2070	NATURALIZER	MAYFAIR SHOPPING CENTER	3147 DOUGLAS STREET	VICTORIA	BC	V8Z 6E3
2071	NATURALIZER	HILLSIDE SHOPPING CENTRE	1644 HILLSIDE	VICTORIA	BC	V8T 2C5
2075	NATURALIZER	WOODGROVE CENTRE	338-6631 ISLAN HWY N.	NANAIMO	BC	V9T 4T7
2080	NATURALIZER	ORCHARD PARK SHOPPING CENTRE	2271 HARVEY AVENUE	KELOWNA	BC	V1Y 6H2
2150	NATURALIZER	BONNIE DOON SHOPPING CENTRE	82ND AVE AND 83RD STREET	EDMONTON	AB	T6C 4E3
2154	NATURALIZER	KINGSWAY GARDEN MALL	109TH STREET & PR. ELIZABETH	EDMONTON	AB	T5G 3A6
2159	NATURALIZER	LONDONDERRY	137TH AVENUE & 66TH STREET	EDMONTON	AB	T5C 3C8
2160	NATURALIZER	SOUTHGATE CENTRE	11100 51ST AVENUE	EDMONTON	AB	T6H 4M6
2161	NATURALIZER	WEST EDMONTON MALL	8882 170TH STREET, SPACE 2346	EDMONTON	AB	T5T4M2
2171	NATURALIZER	BOWER PLACE	4900 MOLLY BANISTER DR., STE. 108	RED DEER	AB	T4R 1N9
2180	NATURALIZER	SUNRIDGE MALL	2525 36TH STREET N.E.	CALGARY	AB	T1Y 5T4
2181	NATURALIZER	MARKET MALL	3625 SHAGANAPPI TRAIL N.W.	CALGARY	AB	T2J 0E2
2182	NATURALIZER	SOUTHCENTRE MALL	100 ANDERSON ROAD S.E.	CALGARY	AB	T2J 3V1
2183	NATURALIZER	CHINOOK CENTRE	6455 MACLEOD TRAIL S.W.	CALGARY	AB	T2H 0K3

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES -CANADIAN RETAIL STORES LEASED (as of January 1,  2009)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	PROVINCE	MAIL CODE
2185	NATURALIZER	NORTH HILL CENTRE	1632 14TH AVENUE N.W.	CALGARY	AB	T2N 1M7
2188	NATURALIZER	TD SQUARE MALL	317 7TH AVENUE S.W.	CALGARY	AB	T2P 2Y9
2191	NATURALIZER	PARK PLACE SHOPPING CENTER	501 1ST STREET SOUTH	LETHBRIDGE	AB	T1J 4L9
2195	NATURALIZER	MEDICINE HAT MALL	3292 DUNMORE RD SE	MEDECINE HAT	AB	T1B 2R4
2253	NATURALIZER	SOUTHLAND MALL	2965 GORDON ROAD	REGINA	SK	S4S 6H7
2271	NATURALIZER	MIDTOWN PLAZA	21ST STREET & FIRST AVENUE S	SASKATOON	SK	S7K 1J9
2272	NATURALIZER	THE CENTRE AT CIRCLE & EIGHTH	3310 8TH STREET EAST	SASKATOON	SK	S7H 5M3
2350	NATURALIZER	POLO PARK SHOPPING CENTRE	1485 PORTAGE AVENUE	WINNIPEG	MB	R3G 0W4
2353	NATURALIZER	ST VITAL CENTRE	1225 ST. MARY ROAD	WINNIPEG	MB	R2M 5E5
2354	NATURALIZER	KILDONAN PLACE	1555 REGENT AVENUE WEST	WINNIPEG	MB	R2C 3B3
2417	NATURALIZER	PICKERING TOWN CENTRE	1355 KINGSTON RD	PICKERING	ON	L1V 1B8
2424	NATURALIZER	PEN CENTRE	221GLENDALE AVENUE	ST. CATHARINES	ON	L2T 2K9
2430	NATURALIZER	LAMBTON MALL	1380 LONDON ROAD	SARNIA	ON	N7S 1P8
2432	NATURALIZER	ST. LAURENT SHOPPING CENTRE	1200 ST LAURENT BLVD #519	OTTAWA	ON	K1K 3B8
2440	NATURALIZER	CARLINGWOOD SHOPPING CENTRE	2121 CARLING AVENUE	OTTAWA	ON	K2A 1H2
2450	NATURALIZER	SQUARE ONE	100 CITY CTR DRIVE	MISSISSAUGA	ON	L5B 2C9
2451	NATURALIZER	ERIN MILLS TOWN CENTRE	5100 ERIN MILLS PARKWAY	MISSISSAUGA	ON	L5M 4Z5
2452	NATURALIZER	SHERWAY GARDENS	25 THE WEST MALL	ETOBICOKE	ON	M9C 1B8

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES -CANADIAN RETAIL STORES LEASED (as of January 1,  2009)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	PROVINCE	MAIL CODE
2453	NATURALIZER	CLOVERDALE MALL	250 THE EAST MALL #127	ETOBICOKE	ON	M9B 3Y8
2455	NATURALIZER	YORKDALE SHOPPING CENTER	3401 DUFFERIN STREET	TORONTO	ON	M6A 3A1
2456	NATURALIZER	SCARBOROUGH TOWN CENTRE	300 BOROUGH DRIVE	SCARBOROUGH	ON	M1P 4P5
2458	NATURALIZER	YONGE-EGLINTON CENTER	2300 YONGE ST. #C27	TORONTO	ON	M4P 1E4
2462	NATURALIZER	HILLCREST MALL	9350 YONGE STREET	RICHMOND HILL	ON	L4C 5G2
2463	NATURALIZER	CENTERPOINT	6248 YONGE ST #47	WILLOWDALE	ON	M2M 3X4
2464	NATURALIZER	MARKVILLE SHOPPING CENTER	5000 HWY & MCCOWAN ROAD	MARKHAM	ON	L3R 4M9
2466	NATURALIZER	BRAMALEA SHOPPING CENTRE	25 PEEL CENTRE DRIVE	BRAMPTON	ON	L6T 3R5
2467	NATURALIZER	OSHAWA	419 KING STREET WEST	OSHAWA	ON	L1J 2K5
2468	NATURALIZER	UPPER CANADA MALL	17600 YONGE STREET	NEWMARKET	ON	L3Y 4Z1
2469	NATURALIZER	GEORGIAN MALL	509 BAYFIELD STREET	BARRIE	ON	L4M 4Z8
2470	NATURALIZER	MAPLEVIEW CENTRE	900 MAPLE AVENUE	BURLINGTON	ON	L7S 2J8
2471	NATURALIZER	LIME RIDGE MALL	999 UPPER WENTWORTH STREET	HAMILTON	ON	L9A 4X5
2475	NATURALIZER	LYNDEN PARK	84 LYNDEN ROAD	BRANTFORD	ON	N3R 6B8
2481	NATURALIZER	FAIRVIEW PARK	HWY. 8 E. & FAIRWAY RD.	KITCHENER	ON	N2C 1X1
2482	NATURALIZER	CONESTOGA MALL	550 KING STREET NORTH	WATERLOO	ON	N2L 5W6
2484	NATURALIZER	WHITE OAKS MALL	1105 WELLINGTON ROAD ST.	LONDON	ON	N6E 1V4
2489	NATURALIZER	DEVONSHIRE MALL	3100 HOWARD AVENUE	WINDSOR	ON	N8X 3Y8

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES -CANADIAN RETAIL STORES LEASED (as of January 1,  2009)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	PROVINCE	MAIL CODE
2490	NATURALIZER	PLACE D'ORLEANS	110 PLACE D'ORLEANS DR. #608	ORLEANS	ON	K1C 2L9
2491	NATURALIZER	BAYSHORE CENTRE	100 BAYSHORE DRIVE	OTTAWA	ON	K2B 8C1
2492	NATURALIZER	BILLINGS BRIDGE PLAZA	2269 RIVERSIDE DRIVE	OTTAWA	ON	K1H 8K2
2493	NATURALIZER	240 SPARKS	240 SPARKS STREET	OTTAWA	ON	K1P 6C9
2494	NATURALIZER	CATARAQUI TOWN CENTRE	945 GARDINERS ROAD	KINGSTON	ON	K7M 7H4
2496	NATURALIZER	CORNWALL SQUARE	1 WATER STREET EAST	CORNWALL	ON	K6H 6M2
2497	NATURALIZER	HAZELDEAN MALL	300 EAGLESON ROAD #34	KANATA	ON	K2M 1C9
2498	NATURALIZER	QUINTE MALL	390 NORTH FRONT STREET	BELLEVILLE	ON	K8P 3E1
2500	NATURALIZER	COMPLEXE LES AILES	677 STE-CATHERINE O	MONTREAL	QC	H3B 5K4
2551	NATURALIZER	GALERIES D'ANJOU	7999 BOUL. DES GALERIES D'AJOU	VILLE D'ANJOU	QC	H1M 1W9
2552	NATURALIZER	LE CARREFOUR LAVAL	3035 BOUL. LE CARREFOUR	LAVAL	QC	H7T 1C7
2553	NATURALIZER	PLACE VERSAILLES	7275 SHERBROOKE EST #100	MONTREAL	QC	H1N 1E9
2554	NATURALIZER	PROMENADES ST-BRUNO	239 BOUL. DES PROMENADES	ST-BRUNO	QC	J3V 5J5
2556	NATURALIZER	CENTRE ROCKLAND	2305 CHEMIN ROCKLAND	VILLE MONT-ROYAL	QC	H3P 3E9
2558	NATURALIZER	FAIRVIEW POINTE CLAIRE	6801 TRANSCANADIENNE	POINTE-CLAIRE	QC	H9R 5J2
2559	NATURALIZER	MAIL CHAMPLAIN	2151 BOUL. LAPINIERE	BROSSARD	QC	J4W 2T5
2560	NATURALIZER	CENTRE VALLEYFIELD	50 DUFFERIN #240	VALLEYFIELD	QC	J6S 4W4
2561	NATURALIZER	CARREFOUR RICHELIEU	600 RUE PIERRE CAISSE #20	ST-JEAN	QC	J3A 1M1
2562	NATURALIZER	PLACE BOURASSA	6000 HENRI-BOURASSA EAST	MONTREAL-NORD	QC	H1G 2T6
2563	NATURALIZER	FAUBOURG DE I'LLE	101 BOUL. CARDINAL LEGER	PINCOURT	QC	J7V 3Y3

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES -CANADIAN RETAIL STORES LEASED (as of January 1,  2009)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	PROVINCE	MAIL CODE
2564	NATURALIZER	CENTRE REGIONAL CHATEAUGUAY	200 BOUL. D'ANJOU	CHATEAUGUAY	QC	J6K 1C5
2565	NATURALIZER	LE BOULEVARD CENTRE COMMERCIAL	4118 JEAN-TALON EST.	ST-LEONARD	QC	H1S 1J7
2567	NATURALIZER	CENTRE LAVAL	1600 BOUL. LE CORBUSIER	LAVAL	QC	H7S 1Y9
2568	NATURALIZER	PLACE LONGUEUIL	825 ST-LAURENT OUEST	LONGUEUIL	QC	J4K 2V1
2571	NATURALIZER	GALERIES DE GRANBY	40 BOUL. EVANGELINE	GRANBY	QC	J2G 8K1
2572	NATURALIZER	GALERIES ST-HYACINTHE	3200 LAFRAMBROISE	ST-HYACINTHE	QC	J2S 4Z5
2574	NATURALIZER	GRANDE PLACE DES BOIS-FRANCS	1111 BOUL. JUTRAS E. #45	ARTHABASKA	QC	G6S 1C1
2575	NATURALIZER	CENTRE LES RIVIERES	4375 BOUL. DES FORGES	TROIS-RIVIERES	QC	G8Y 5N9
2577	NATURALIZER	CARREFOUR DE I'ESTRIE	3050 BOUL. PORTLAND #202	SHERBROOKE	QC	J1L 1K1
2579	NATURALIZER	LES GALERIES DE HULL	320 BOUL. ST.JOSEPH	HULL	QC	J8Y 3Y8
2580	NATURALIZER	PLACE STE-FOY	2450 BOUL. LAUIER	STE-FOY	QC	G1V 2L1
2581	NATURALIZER	GALERIES CHAGNON	1200 BOUL. ALPHONSE DESJARDINS	LEVIS	QC	G6V 6Y8
2582	NATURALIZER	PLACE FLEUR DE LYS	550 BOUL. HAMEL	QUEBEC	QC	G1M 2S5
2583	NATURALIZER	GALERIES DE LA CAPITALE	5401 BOULEVARD DES GALERIES	QUEBEC	QC	G2K 1N4
2584	NATURALIZER	LES GALERIES DE LA CANARDIERE	2485 BOUL. STE-ANNE	QUEBEC	QC	G1J 1Y4
2585	NATURALIZER	CARREFOUR ST-GEORGES	8585 BOUL. LACROIX	ST.GEORGES	QC	G5Y 5L6
2586	NATURALIZER	GALERIES JOLIETTE	1075 BOUL. FIRESTONE	JOLIETTE	QC	J6E 6X6
2587	NATURALIZER	PROMENADES DRUMMONDVILLE	755 RENE-LEVESQUE BOUL.	DRUMMONDVILLE	QC	J2C 6Y7

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES -CANADIAN RETAIL STORES LEASED (as of January 1,  2009)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	PROVINCE	MAIL CODE
2588	NATURALIZER	CARREFOUR ANGRIGNON	7077 NEWMAN BLVD.	LASALLE	QC	H8N 1X1
2590	NATURALIZER	PLACE DU ROYAUME	1401 BOUL. TALBOT	CHICOUTIMI	QC	G7G 4C1
2594	NATURALIZER	RIVIERE-DU-LOUP	298 ARMAND THERIAULT	RIVIERE-DU-LOUP	QC	G5R 4C2
2595	NATURALIZER	CARREFOUR RIMOUSKI	419 BOUL. JESSOP	RIMOUSKI	QC	G5L 7Y5
2596	NATURALIZER	QUARTIERS DIX30	9315 BOUL LEDUC, CENTER UNIT	BROSSARD	QC	J4Y 0A5
2650	NATURALIZER	CHAMPLAIN PLACE SHOPPING CENTRE	477 PAUL STREET	MONCTON	NB	E1A 4X5
2660	NATURALIZER	MCALLISTER SHOPPING CENTER	519 WESTMORLAND ROAD, BOX 63	ST. JOHN	NB	E2J 3W9
2670	NATURALIZER	BATHURST MALL	1300 ST-PETER AVENUE #63	BATHURST	NB	E2A 3A6
2680	NATURALIZER	REGENT MALL	1381 REGENT STREET	FREDERICTON	NB	E3C 1A2
2760	NATURALIZER	HALIFAX SHOPPING CENTRE	7001 MUMFORD ROAD BOX 216	HALIFAX	NS	B3L 4N9
2766	NATURALIZER	MIC MAC MALL	21 MICMAC BLVD.	HALIFAX	NS	B3A 4N3
2767	NATURALIZER	SUNNYSIDE SHOPPING MALL	1595 BEDFORD HIGHWAY #152	BEDFORD	NS	B4A 3Y4
2768	NATURALIZER	COUNTY FAIR MALL	9256 COMMERCIAL ST #0285	NEW MINAS	NS	B4N 4A9
2770	NATURALIZER	HIGHLAND SQUARE	689 WESTVILLE ROAD #36	NEW GLASGOW	NS	B2H 2J6
2780	NATURALIZER	MAYFLOWER MALL	800 GRAND LAKE ROAD	SYDNEY	NS	B1P 6S9
2950	NATURALIZER	AVALON MALL	48 KENMOUNT ROAD #L 15	ST. JOHN'S	NL	A1B 1W3
2951	NATURALIZER	VILLAGE SHOPPING CENTRE	430 TOPSAIL ROAD BOX 1	ST. JOHNS	NL	A1E 4N1
2960	NATURALIZER	CORNER BROOK PLAZA	54 MAPLE VALLEY ROAD	CORNER BROOK	NL	A2H 6L8

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES -CANADIAN RETAIL STORES LEASED (as of January 1,  2009)

STORE #	TRADE/STORE NAME	MALL/SHOPPING CENTER	ADDRESS	CITY	PROVINCE	MAIL CODE
5060	NATURALIZER OUTLET	BRENTWOOD TOWN CENTRE	4567 LOUGHEED HWY	BURNABY	BC	V5C 3Z6
5355	NATURALIZER OUTLET	GARDEN CITY SHOPPING CENTRE	2305 MCPHILLIPS STREET	WINNEPEG	MB	R2V 3E1
5450	NATURALIZER OUTLET	DIXIE OUTLET MALL	1250 SOUTH SERVICE ROAD	MISSISSAUGA	ON	L5E 1V4
5455	NATURALIZER OUTLET	WOODBINE CENTRE	500 REXDALE BLVD	ETOBICOKE	ON	M9W 6K5
5465	NATURALIZER OUTLET	COOKSTOWN MANUFACTURERS' OUTLET MALL	3311 SIMCOE ROAD	COOKSTOWN	ON	L0L 1L0
5491	NATURALIZER OUTLET	PERTH FACTORY OUTLET	1857 RODGERS POAD	PERTH	ON	K7H 3E8
5550	NATURALIZER OUTLET	MEGA CENTRE NOTRE DAME	2312 AUTOROUTE CHOMEDEY	LAVAL	QC	H7X 4G8
5597	NATURALIZER OUTLET	FACTORERIES ST-SAUVEUR	100 GUINDON C.P.	ST-SAUVEUR DES MONTS	QC	J0R 1R0

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - LEASED PROPERTIES OTHER THAN RETAIL STORE LOCATIONS
(as of January 1, 2009)

Loan Party	Location	Use
Brown Group Retail, Inc. (Lessee)	Former Famous Footwear 7010 Mineral Point Road Madison, WI 53717	Vacant office space
Brown Group Retail, Inc. (Lessee)	Sun Prairie Business Park 1615 Commerce Drive Sun Prairie, WI 53590	Warehouse distribution
Brown Group Retail, Inc. (Lessee)	625 Maddox Simpson Parkway Lebanon, TN 37090	Warehouse distribution
Brown Shoe Company, Inc. (Lessee)	693 Fifth Avenue 9th, 11th & 12th Floors New York, NY 10022	Office Space
Brown Shoe Company, Inc. (Lessee)	1500 West Malone, US 60 Sikeston, MO 63801	Warehouse distribution
Bennett Footwear Group LLC (Lessee) (to be assigned to Brown Group Retail, Inc..)	117 Kendrick Street Needham, MA 02494	Vacant office space
Bennett Footwear Group LLC (Lessee) (to be assigned to Brown Shoe Company, Inc.)	1370 Avenue of the Americas (portion of the Fifth Floor) New York, NY 10019	Subleased office space

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - LEASED PROPERTIES OTHER THAN RETAIL STORE LOCATIONS (as of January 1, 2009)

Loan Party	Location	Use
Bennett Footwear Group LLC (Lessee) (to be assigned to Brown Shoe Company, Inc.)	156 West 56th Street, Suites (1400, 1401 and 1500) New York, NY 10019	NY Office & Showroom space
Brown Shoe Company, Inc. (Lessee)	5621 Dennis McCarthy Drive Lebec, CA 93243	Warehouse distribution (West Coast)
Brown Group Retail, Inc. (Lessee)	6755 Hollywood Blvd. Los Angeles, CA 90028	Subleased Office Space
Sidney Rich Associates, Inc. (Lessee)	1004 Beau Terre Drive Suite 512 Bentonville, AK 72712	Office space
Sidney Rich Associates, Inc. (Lessee)	4-5 Floors, No. 26 Wen Hsin Rd., Sec. 3 Taichung, Taiwan	Office space
Brown Shoe Company, Inc. (Lessee)	Spirit of St. Louis Airport 18190 Edison Avenue Chesterfield, MO 63005	Airport hangar
Brown Group Retail, Inc. (Lessee)	2520 NW 97th Avenue, #100 Doral, FL 33172	Office space
Brown Group Retail, Inc. (Lessee)	151 Fries Mill Road, Ste. 505 Turnerville, NJ 08012	Real Estate Director (R. Grahamslaw) Office Space

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - LEASED PROPERTIES OTHER THAN RETAIL STORE LOCATIONS (as of January 1, 2009)

Loan Party	Location	Use
Brown Group Retail, Inc. (Lessee)	1745 Shea Center Drive, 4th Floor Highlands Ranch, CO 80129	Real Estate Director (D. Angard) Office Space
Brown Group Retail, Inc. (Lessee)	HQ Global Workplaces 1200 U.S. Hwy E, Ste. 2000 Bridgewater, NJ 08807	Real Estate Director (S. Jennerich) Office Space
Brown Group Retail, Inc. (Lessee)	116 E. Madison Street Lake Mills, WI 53551	Real Estate Director (H. Van Ommeren) Office Space
Brown Group Retail, Inc. (Lessee)	2300 N. Barrington Road, Ste. 453 Hoffman Estates, IL 60195	Real Estate Director (J. Pye) Office Space
Brown Shoe Company of Canada Ltd	3090 Le Carrefour Blvd.. Suite 750 Laval, Quebec Canada H2Z 1S8	Office space

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - OWNED PROPERTY
(as of January 1, 2009)

Owner	Location	Use
Brown Group Retail, Inc.	Building and Property located at and to the east of 5800 East Jewel Avenue Denver, CO 80224	Leased to wholesaler of tile material -vacant land being maintained for environmental purposes
Brown Shoe Company, Inc.	Moench Tanning 465 Palmer Street Gowanda, NY 14070	Vacant land being maintained for environmental purposes
Brown Shoe Company, Inc.	Moench Tanning Town of Dayton Cattaraugus, County, NY	Vacant land being maintained for environmental purposes
Brown Shoe Company, Inc.	8300-8350 Maryland Ave. & SE corner at Topton St. Louis, MO 63105	Main Office, Conference Center & Adjacent Parking Lots
Brown Shoe Company, Inc.	8400 Maryland Avenue St. Louis, MO 63105	Main Office, Parking Lots
Brown Shoe Company, Inc.	8500 Maryland Avenue St. Louis, MO 63105	Vacant building & Parking lot- part of Main Office Complex

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES - OWNED PROPERTY (as of January 1, 2009)

Owner	Location	Use
Brown Shoe Company, Inc.	1000 East Main Street Fredericktown, MO 63645	Warehouse distribution
Brown Shoe Company, Inc.	103 S. Acres Sikeston, MO 63801	Warehouse distribution
Brown Shoe Company of Canada Ltd	1857 Rogers Road Perth, Ontario K7H 3EH	Warehouse distribution & Office
Brown Shoe Company of Canada Ltd	40 Sunset Perth, Ontario K7H 2X3	Leased to shoe mfgr.
Brown Shoe Company of Canada Ltd	27 Elaine Crescent Stirling, Ontario K0K 3E0	Vacant Factory

BROWN SHOE COMPANY, INC.
SCHEDULE 3.5(b) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
TITLE TO PROPERTIES; REAL ESTATE
BROWN COMPANIES (AS LESSOR/LICENSOR)- LEASED/LICENSED PROPERTIES

LESSOR/LICENSOR	LESSEE/LICENSEE	LOCATION	USE
Bennett Footwear Group LLC (Sublessor) (to be assigned to Brown Shoe Company, Inc.)	New York Transit (Sublessee)	1370 Avenue of the Americas (portion of the Fifth Floor) New York, NY 10019	Office space
Brown Group Retail, Inc.	Capco Tile (lessee)	5800 East Jewel Avenue Denver, CO 80224	Building & property
Brown Group Retail, Inc. (Sublessor)	People Media, Inc.(sublessee)	6755 Hollywood Blvd. Los Angeles, CA 90028	Office Space

BROWN SHOE COMPANY, INC.
SCHEDULE 3.6 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

DISCLOSED MATTERS

(As of January 7, 2009)

The Borrowers are involved in environmental remediation and ongoing compliance activities at several sites.  Brown Retail is remediating, under the oversight of Colorado authorities, the groundwater and indoor air at its owned facility in Colorado (also known as the Redfield site) and residential neighborhoods adjacent to and near the property that have been affected by solvents previously used at the facility.

In March 2000, a class action lawsuit was filed in Colorado State Court (District Court for the City and County of Denver) related to the Redfield site described above. Plaintiffs alleged claims for trespass, nuisance, strict liability, unjust enrichment, negligence and exemplary damages arising from the alleged release of solvents contaminating the groundwater and indoor air in the areas adjacent to and near the site. In December 2003, the jury hearing the claims returned a verdict finding Brown Retail negligent and awarded the class plaintiffs $1.0 million in damages. This award was recorded along with estimated pretrial interest on the award and estimated costs related to sanctions imposed by the court related to a pretrial discovery dispute between the parties. The total pretax charge recorded for these matters in 2003 was $3.1 million. An additional $0.6 million in expense was recorded in 2004, related to pretrial interest, to reflect the trial court’s ruling extending the time period for which prejudgment interest applied. The plaintiffs filed an appeal of the December 2003 jury verdict, and in August 2007, the Colorado Court of Appeals rejected the plaintiffs’ attempt to obtain a new trial by affirming the trial court judgment. The Court also denied a cross-appeal by Brown Retail seeking a reversal of a portion of the pretrial interest awarded to plaintiffs, and an additional $0.8 million was paid in April 2008 for the remainder of the pretrial interest owing on the judgment. The Court also reversed the trial court’s award of costs and remanded the case to the trial court for a determination of whether plaintiffs are entitled to recover their costs related to the trial. The plaintiffs subsequently filed a petition with the Supreme Court of Colorado seeking review of the Court of Appeal’s decision denying them a new trial, which the Supreme Court denied on May 19, 2008, effectively ending plaintiffs’ attempts to obtain a retrial. The cost of further proceedings in this matter may vary.

In connection with the Redfield environmental remediation and class action litigation discussed above, Brown Retail sued a number of its insurers seeking recovery of defense costs, indemnity and other damages related to the former operations and the remediation at the site. During 2006, Brown Retail reached agreements with certain of those insurers to resolve the coverage claims arising out of the Redfield site and recorded income related to these recoveries of $7.3 million, net of related legal fees, as a reduction of selling and administrative expenses. Prior to a trial of that action, during the first quarter of 2008, Brown Retail reached settlements with all insurers remaining in the case for total insurance recoveries, net of associated fees and costs, of $10.2 million, as a reduction of selling and administrative expenses. As a result of these settlements, all claims among the parties have been dismissed. In addition, Brown Retail filed a contribution action in Colorado State Court against the Colorado Department of Transportation (CDOT), which owns and operates a facility adjacent to the Redfield site. On April 14, 2008, the Supreme Court of Colorado reversed the trial court’s and Court of Appeal’s rulings, which had rejected CDOT’s attempts to have Brown Retail’s cost recovery suit dismissed on legal grounds. As a result, only one claim related to a small ancillary part of the remediation efforts was allowed to go forward, and Brown Retail has since reached an agreement to settle for a minimal payment by CDOT, and the case has been dismissed.

BROWN SHOE COMPANY, INC.
SCHEDULE 3.10 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ERISA

ERISA Pension Benefit Plans

Brown Shoe Company, Inc. Retirement Plan

Foreign Pension Benefit Plans

The Pension Plan for the Salaried Staff and Salespersons of Brown Shoe Company of Canada Ltd.  (Currently in the process of conducting a “partial wind-up” of this plan.)

The Pension Plan for the Designated Employees of Brown Shoe Company of Canada Ltd.  (Currently in the process of conducting a “partial wind-up” of this plan.)

The Pension Plan for the Store Managers and Office Employees of Brown Shoe Company of Canada Ltd - Retail Division.

BROWN SHOE COMPANY, INC.
SCHEDULE 3.13 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SUBSIDIARIES; CAPITALIZATION

Name	Authorized Shares of Capital Stock	Issued and Outstanding Shares of Capital Stock
Brown Shoe Company, Inc.	Common: 100,000,000 Preferred: 1,000,000	42,327,519
Bennett Footwear Group LLC	Membership Interest	Membership Interest
Brown California, Inc.	100	100
Brown Group Retail, Inc.	10,000	10,000
Brown Missouri, Inc.	2,000	2,000
Brown Retail Development Company, Inc.	2,000	1,000
Brown Shoe International Corp.	10,000	2,000
Brown Shoe Investment Company, Inc.	2,000	2,000
Brown Shoe Services Corporation	10,000	2,000
Brown Texas, Inc.	100	100
Buster Brown & Co.	2,000	2,000
Maryland Square, Inc.	1000	1000
Maserati Footwear, Inc.	1,000	1,000
Pagoda Trading North America, Inc.	2,000	2,000
Shoes.com, Inc.	Common: 4,000,000 Preferred: 3,000,000	Common: 114,024 Preferred: 1,224,726 Class A-1
Sidney Rich Associates, Inc	2,000	2,000
Brown Cayman Ltd.	101,000	101,000
Brown Group Dublin Limited	150,000	150,000
Brown Shoe Asia Investment Limited	1,000	1,000
Brown Shoe Company of Canada Ltd	Class A(5%):31,500 Class B: 89,166	Class A(5%): 31,500 Class B: 50,441
Brown Shoe International (Macau) Company Limited	MOP 100,000	MOP 100,000
Brown Shoe International Sales and Licensing Limited	1,000	1,000
Brown Shoe International Sales and Licensing S.r.l.	100% of total authorized capital	100% of total authorized capital
Brown Shoe Service Company Limited	HK$7,000	1,000
DongGuan Brown Shoe Company Limited	100% of total authorized capital	100% of total authorized capital
DongGuan Leeway Footwear Company Limited	100% of total authorized capital	100% of total authorized capital

BROWN SHOE COMPANY, INC.
SCHEDULE 3.13 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SUBSIDIARIES (Continued)

Name	Authorized Shares of Capital Stock	Issued and Outstanding Shares of Capital Stock
Great Prosper Profits Corporation	US$50,000	$1
Laysan Company Limited	144,000,000	143,706,197
Leeway International Company Limited	30,000	30,000
Pagoda International Corporation do Brasil, LTDA	100% of Total “Quotas” Owned	100% of Total “Quotas” Owned
Pagoda International Footwear Limited	1,500,000	1,492,879
Pagoda International Footwear (Macao Commercial Offshore) Ltd.	MOP 78,000	MOP78,000
Pagoda Leather Limited	15,309,023	15,309,023
Putian Brown Shoe Company Limited	100% of total authorized capital	100% of total authorized capital
Whitenox Limited	7,300,000	7,206,168

BROWN SHOE COMPANY, INC.
SCHEDULE 3.14 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

INSURANCE

 (SEE ATTACHED DESCRIPTION OF INSURANCE)

Brown Shoe Company, Inc. Policy Digest					Marsh 701 Market Street Sutie 1000 St. Louis, MO 63101

As of 12/10/08
Line of Coverage/Description	Carrier	Policy Period	Policy Number	Limit	Deductible/SIR	Policy Delivered

Property
All Risk	Lexington Insurance Company	06/15/08 - 06/15/09	*	$500,000,000	*	9/2/2008
All Risk - Canada	Lexington Insurance Company	06/15/08 - 06/15/09	*	$500,000,000	*	11/13/2008
Excess Flood	Endurance Specialty Insurance	06/15/08 - 06/15/09	*	$20M xs $50M		9/18/2008
National Flood Insurance Program	American Bankers	Various	*

CASUALTY
General Liability	Travelers Property & Casualty Company	01/31/08 - 01/31/09	*	$1 million / $3 million / $10 million / $1 million	*	5/2/2008
Employee Benefits Liability (incld in GL)	Travelers Property & Casualty Company	01/31/08 - 01/31/09	*	$1 M each claim/$2 M aggregate Retro 1/31/05		5/2/2008
General Liability - Canada	Travelers Indemnity Co. (Canada)	01/31/08 - 01/31/09	*	$1 million / $3 million / $10 million / $1 million	*	7/9/2008
Employee Benefits Liability (incld in GL)	Travelers Property & Casualty Company	01/31/08 - 01/31/09	*	$1 M each claim/$2 M aggregate Retro 1/31/05		7/9/2008
Auto Liability	Travelers Property & Casualty Company	01/31/08 - 01/31/09	*	$1 million CSL	*	5/2/2008
Auto Liability - Canada	Travelers Indemnity Co. (Canada)	01/31/08 - 01/31/09	*			7/9/2008
Workers' Compensation	Travelers Property & Casualty Company	01/31/08 - 01/31/09	*	WC - Satutory/EL - $1 million/$1 million/$1 million	*	5/2/2008
Workers' Compensation - (AZ, MA, OR, WI)	Travelers Property & Casualty Company	01/31/08 - 01/31/09	*	WC - Satutory/EL - $1 million/$1 million/$1 million	*	5/2/2008
Workers' Compensation - (WV)	Travelers Property & Casualty Company	01/31/08 - 01/31/09	*	WC - Satutory/EL - $1 million/$1 million/$1 million	*	9/16/2008
Workers' Compensation - Guam	Travelers Indemnity Co	01/31/08 - 01/31/09	*			6/4/2008
Umbrella Liability - *	Federal Insurance Company	01/31/08 - 01/31/09	*	$25 million		5/2/2008
*	*	*	*	*		*
*	*	*	*	*		*
*	*	*	*	*		*
*	*	*	*	*		*

AIRCRAFT
*	*	*	*	*		*
FOREIGN
General Liability	Ace American Insurance Co.	06/15/07 - 1/31/09	*	$1M/occurrence		24-Jul-07
Employee Benefits Liability	Ace American Insurance Co.	06/15/07 - 1/31/09	*	$1M/each claim/$1M aggregate - Retro 1/31/07	*	incl.
Foreign Auto Liability (Contingent)	Ace American Insurance Co.	06/15/07 - 1/31/09	*	$1 M CSL		incl.
Foreign Employers Liability	Ace American Insurance Co.	06/15/07 - 1/31/09	*	$1 million/$1 million/$1 million		incl.

MARINE
Marine/War Risks Open Cargo	American Home Assurance Co.	07/1/08-09	*	$9M/occurrence		7/8/2008

Surety
Surety	Safeco	Various	*		*

ACORDTM CERTIFICATE OF LIABILITY INSURANCE							DATE (MM/DD/YYYY) 11/07/2008
PRODUCER				THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY
Aon Risk Services Central, Inc.				AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS
St. Louis MO Office				CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE
8182 Maryland Avenue				COVERAGE AFFORDED BY THE POLICES BELOW.
St. Louis MO 63105 USA

PHONE - (866) 283-7122			FAX - (847) 953-5390	INSURERS AFFORDING COVERAGE			NAIC #
INSURED				INSURER A: Federal Insurance Company			20281
Brown Shoe Company, Inc.				INSURER B: Steadfast Insurance Company			26387
8300 Maryland Avenue				INSURER C:
Clayton MO 63105 USA				INSURER D:
INSURER E:
COVERAGES				SIR applies per term and conditions of the policy
THE POLICIES OF INSURANCE LISTED HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY BEEN BEEN REDUCED BY PAID CLAIMS.

LIMITS SHOWN ARE AS REQUESTED
INSR LTR	ADD'L INSRD	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE(MM/DD/YYYY)	POLICY EXPIRATION DATE(MM/DD/YYYY)	LIMITS
		GENERAL LIABILITY				EACH OCCURRENCE
		☐COMMERCIAL GENERAL LIABITY				DAMAGE TO RENTED PREMISES (Ea occurrence)
		☐CLAIMS MADE ☐OCCUR				MED EXP (Anyone person)
		☐				PERSONAL & ADV INJURY
		☐				GENERAL AGGREGATE
		GEN'L AGGREAGATE LIMIT APPLIES PER:				PRODUCTS-COMP/OP AGG
☐POLICY ☐PROJECT ☐LOC
		AUTOMOBILE LIABILITY				COMBINED SINGEL LIMIT (Ea accident)
		☐ANY AUTO				BODILY INJURY (Per person)
		☐ALL OWNED AUTOS				BODILY INJURY (Per accident)
		☐SCHEDULED AUTOS				PROPERTY DAMAGE (Per accident)
☐HIRED AUTOS
☐NON OWNED AUTOS
☐
		GARAGE LIABILITY				AUTO ONLY - EA ACCIDENT
		☐ANY AUTO				OTHER THAN EA ACC
		☐				AUTO ONLY: AGG
		EXCESS / UMBRELLA LIABILITY				EACH OCCURANCE
		☐OCCUR ☐CLAIMS MADE				AGGREGATE
☐DEDUCTIBLE
☐RETENTION
		WORKERS COMPENSATION AND EMPLOYERS' LIABILITY				___ WC STATUTORY LIMITS
___ OTHER
		ANY PROPRIETORY/PARTNER/EXECUTIVE/OFFICER/MEMBER EXCLUDED?				E.L. EACH ACCIDENT
E.L. DISEASE-POLICY LIMIT
If yes, describe under SPECIAL PROVSIONS below
B		OTHER *	* *	10/31/08	10/31/09	Limit per Occurrence	*
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/EXCLUSIONS ADDED BY ENDORSEMENT/SPECIAL PROVISIONS
CERTIFICATE HOLDER				CANCELLATION
Bank of America, N.A. , ASTIMAS,ISAOA Attn: Craig Barcelo 100 Federal Street, 9th Floor Boston MA 0-02110 USA
SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR RESPRESENTATIVES.

AUTHORIZED REPRESEANTIVE    /S/ Aon Risk Services Central, Inc.

ACORD 25 (2001/08)				ACORD CORPORATION 1988

Attachment to ACORD Certificate for Brown Shoe Company, Inc.
The terms, conditions and provisions noted below are hereby attached to the captioned certificate as additional description of the coverage afforded by the insurer(s). This attachment does not contain all terms, conditions, coverages or exclusions contained in the policy.

INSURED	INSURER
Brown Shoe Company, Inc.	INSURER
8300 Maryland Avenue	INSURER
Clayton MO 63105 USA	INSURER
INSURER
ADDTIONAL POLICIES	If a policy below does not include limit information, refer to the corresponding policy on the ACORD certificate form for policy limits.

INSR LTR	ADD'L INSRD	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE	POLICY EXPIRATION DATE	LIMITS
OTHER
A		Fiduciary Liab	* D&O/Fiduciary/Crime	10/31/08	10/31/09	Fiduciary Liability	*
A		D&O Coverage	* D&O/Fiduciary/Crime	10/31/08	10/31/09	D&O limit each loss	*
A		*	* *	10/31/07	10/31/10	*	*

DESCRIPTION OF OPERATIONAL/LOCATIONS/VEHICLES/EXCLUSONS ADDED BY ENDORSEMENT/SPECIAL PROVISIONS

INSURED

Brown Shoe Company, Inc.
8300 Maryland Avenue
Clayton MO 63105 USA

Coverage

Type of Coverage
Primary D&O
Carrier - Chubb
Policy Number - *
Limit of Liability - *

Excess D&O - Layer 1
Carrier - AIG
Policy Number - *
Limit of Liability - *

*

Primary Fiduciary
Carrier - Chubb
Policy Number - *
Limit of Liability - *

*

MARSH	CERTIFICATE OF INSURANCE				CERTIFICATE NUMBER CHI-002165362-21
PRODUCER			THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS
Marsh USA Inc.			NO RIGHTS UPON THE CERTIFICATE HOLDER OTHER THAN THOSE PROVIDED IN THE
701 Market Street			POLICY. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE
Suite 1100			AFFORDED BY THE POLICES DESCRIBED HEREIN.
St. Louis, MO 63101

99999 -NFIP-08-09		yes	COMPANIES AFFORDING COVERAGE
INSURED			COMPANY A: The Standard Fire Insurance Company
Brown Shoe Company, Inc.			COMPANY B American Bankers Insurance Company of Florida
8300 Maryland Avenue			COMPANY C
St. Louis, MO 63105			COMPANY D
COVERAGE			This certificate supercedes and replaces any previously issued certificate for the period noted below
THIS IS TO CERIFY THAT POLICIES OF INSURANCE DESCRIBED HEREIN HAVE BEEN ISSUED TO THE INSURED NAMED HEREIN FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THE CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, CONDITIONS AND EXCLUSIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE(MM/DD/YYYY)	POLICY EXPIRATION DATE(MM/DD/YYYY)	LIMITS
	GENERAL LIABILITY				GENERAL AGGREAGATE	$
	☐COMMERCIAL GENERAL LIABITY				PRODUCTS - COMP/OP AGG	$
	☐CLAIMS MADE ☐OCCUR				PERSONAL & ADV INJURY	$
	☐OWNER'S & CONTRACTOR'S PROT				EACH OCCURENCE	$
	☐				FIRE DAMAGE(Any one fire)	$
					MED EXP(Any one person)	$

	AUTOMOBILE LIABILITY				COMBINED SINGLE LIMIT	$
	☐ANY AUTO				BODILY INJURY (Per person)	$
	☐ALL OWNED AUTOS				BODILY INJURY (Per accident)	$
	☐SCHEDULED AUTOS				PROPERTY DAMAGE	$
☐HIRED AUTOS
☐NON OWNED AUTOS
☐
	GARAGE LIABILITY				AUTO ONLY - EA ACCIDENT	$
	☐ANY AUTO				OTHER THAN AUTO ONLY:
	☐				EACH ACCIDENT	$
					AGGREGATE	$
	EXCESS LIABILITY				EACH OCCURANCE	$
	☐UMBRELLA FORM				AGGREGATE	$
☐OTHER THAN UMBRELLA FORM

	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY				___ WC STATUTORY LIMITS
___ OTHER
	THE PROPRIETOR/PARTNERS/EXECTUIVE OFFICERS ARE: ☐ INCL ☐EXCL				EL EACH ACCIDENT	$
					EL DISEASE-POLICY LIMIT	$
					EL DISEASE-EACH EMPLOYEE	$
OTHER
A	NFIP	*	03/17/08	03/17/09	Limit	500,000
B	NFIP	*	07/23/08	07/23/09	Limit	500,000
C	NFIP	*	10/01/08	10/01/09	Limit	500,000
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/EXCLUSIONS/SPECIAL ITEMS

Bank of America is included as Mortgagee / Loss Pyee on the referenced Floods policies where required by written contract:
Policy No. * - 103 S. Acres St., Sikeston, MO 63801-5607 - Deductible: $*
Policy No. * - 1000 E. Main St., Fredericktown, MO 63645-1237 - Deductible: $*
Policy No. * - Hwy. Z 1 Miles E of Fredericktown, MO 63645 - Deductible: $*

CERTIFICATE HOLDER			CANCELLATION
Bank of America, NA MA5-100-09-09 100 Federal Street, 9th Floor Boston, MA 02110
SHOULD ANY OF THE POLICIES DESCRIBED HEREIN BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE INSURER AFFORDING COVERAGE WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED HEREIN, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER AFFORDING COVERAGE, ITS AGENTS OR REPRESENTITIVES, OR THE INSURER OF THIS CERTIFICATE.

AUTHORIZED REPRESENTATIVE of Marsh USA, Inc. BY: Alfred A. Peterfeso /s/ Alfred A. Peterfeso
MM1(3/02) VALID AS OF: 01/13/09

BROWN SHOE COMPANY, INC.
SCHEDULE 3.15 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

LABOR MATTERS

(As of December 16, 2008)

1.
The Lead Borrower is a party to a collective bargaining agreement with the United Food and Commercial Workers Union, Local No. 655, as chartered by the United Food and Commercial Workers International Union with respect to employees at its Fredericktown, Missouri warehouse. This contract expires on June 15, 2010.

2.
Brown Shoe Company of Canada Ltd is a party to a collective bargaining agreement with the United Food and Commercial Workers Union, Local No. 175, with respect to employees at its Perth, Ontario warehouse. This contract is binding on the parties until October 24, 2010, at which time it will renew for successive one-year periods unless either party gives 30-90 days notice of termination or amendment of the contract.

BROWN SHOE COMPANY, INC.

SCHEDULE 3.16 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AFFILIATE TRANSACTIONS

1.
Brown Shoe Company, Inc. is subject to a secondment agreement (as such agreement may be amended from time to time) between Brown Shoe Company, Inc. and DongGuan B&H Footwear Company Limited, pursuant to which Brown Shoe Company, Inc. provides (“seconds”) the services of Howard Herman, Vice President - Brown Shoe Company, Inc., to a foreign affiliate, and Mr. Herman is deemed to be an employee of the foreign affiliate.

2.
Richard M. Ausick – Senior Vice President - Brown Shoe Company, Inc., serves as a director of Edelman Shoe, Inc., and is also party to an Indemnification Agreement, dated August 15, 2007, pursuant to which he is entitled to indemnification from Edelman Shoe, Inc. to the fullest extent permitted by law.

3.
Thomas H. Lucas, Senior Vice President – Finance, serves as a director of Edelman Shoe, Inc., and is also party to an Indemnification Agreement, dated August 15, 2007, pursuant to which he is entitled to indemnification from Edelman Shoe, Inc. to the fullest extent permitted by law.

4.	Certain officers of Brown Shoe Company, Inc. also serve as directors of Subsidiaries directly or indirectly 100% owned by Brown Shoe Company, Inc., including Subsidiaries that are not Loan Parties.

5.	Charles Gillman, Douglas Koch, Timothy Heard and Mark Hood, all officers of Brown Shoe Company, Inc., serve as directors of B&H Footwear Company Limited, a 51% controlled Subsidiary.

6.	Brown Shoe Investment Company, Inc. is party to the Amended and Restated Stockholders Agreement (as such Agreement may be amended from time to time), dated 11/3/08 with respect to Edelman Shoe, Inc.

7.	Brown Shoe Company, Inc. licenses the Naturalizer trademark to DongGuan B&H Footwear Company Limited for the sourcing and sale of Naturalizer branded footwear in China.

8.
Brown Shoe Company, Inc. is a party to an Agreement (as such Agreement may be amended from time to time) regarding inventory among Brown Shoe Company, Inc., B&H Footwear Company Limited, Hongguo International Holdings Limited and Mayflower (Nanjing) Enterprise Company Limited, pursuant to which Hongguo and Mayflower will re-brand and/or resell certain excess inventory of Naturalizer products in China.

9.	Sam and Libby Edelman and Edelman Shoe, Inc. are party to agreements (as such agreements may be amended from time to time) with the Loan Parties.

10.
From time to time, the Lead Borrower and its Affiliates may utilize the services of OgilvyOne LLC or its Affiliates.  One of the Lead Borrower's directors, Carla Hendra, is an executive officer of Affiliates of OgilvyOne LLC.

11.
From time to time, the Lead Borrower and its Affiliates may utilize the services of Heidrick & Struggles, an executive search firm.  One of the Lead Borrower's directors, Harold B. Wright, is a partner emeritus of Heidrick & Struggles.

BROWN SHOE COMPANY, INC.
SCHEDULE 3.21 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

INTELLECTUAL PROPERTY

None

BROWN SHOE COMPANY, INC.
SCHEDULE 3.22 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CREDIT CARD ARRANGEMENTS, BLOCKED ACCOUNT AGREEMENTS AND DISBURSEMENT ACCOUNTS

Credi Card Arrangements

The following Credit Card Arrangements are not subject to a Credit Card Notification Agreement under the Existing Credit Agreement.

DIVISION	CREDIT CARD ACCEPTED	PROCEEDS CREDITED -BANK	PROCEEDS CREDITED - ACCOUNT	CURRENCY
FAMOUS FOOTWEAR - STORES / INTERNET	AMERICAN EXPRESS	BANK OF AMERICA	*	USD
	DISCOVER	BANK OF AMERICA	*	USD
	JCB	BANK OF AMERICA	*	USD
	MASTERCARD	BANK OF AMERICA	*	USD
	VISA	BANK OF AMERICA	*	USD

FAMOUS FOOTWEAR - B-TO-B	AMERICAN EXPRESS	BANK OF AMERICA	*	USD
	DISCOVER	BANK OF AMERICA	*	USD
	JCB	BANK OF AMERICA	*	USD
	MASTERCARD	BANK OF AMERICA	*	USD
	VISA	BANK OF AMERICA	*	USD

NATURALIZER - STORES / CATALOG / INTERNET	AMERICAN EXPRESS	BANK OF AMERICA	*	USD
	DISCOVER	BANK OF AMERICA	*	USD
	MASTERCARD	BANK OF AMERICA	*	USD

BROWN SHOE COMPANY, INC.
SCHEDULE 3.22 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CREDIT CARD ARRANGEMENTS, BLOCKED ACCOUNT AGREEMENTS AND DISBURSEMENT ACCOUNTS
(Continued)

DIVISION	CREDIT CARD ACCEPTED	PROCEEDS CREDITED -BANK	PROCEEDS CREDITED - ACCOUNT	CURRENCY
	VISA	BANK OF AMERICA	*	USD

NATURALIZER - CANADA STORES	AMERICAN EXPRESS	BANK OF AMERICA CAD	*	CAD
	MASTERCARD	BANK OF AMERICA CAD	*	CAD
	VISA	BANK OF AMERICA CAD	*	CAD

BROWN WHOLESALE - B-TO-B	MASTERCARD	BANK OF AMERICA	*	USD
	VISA	BANK OF AMERICA	*	USD

SHOES.COM INTERNET	AMERICAN EXPRESS	BANK OF AMERICA	*	USD
	DISCOVER	BANK OF AMERICA	*	USD
	JCB	BANK OF AMERICA	*	USD
	MASTERCARD	BANK OF AMERICA	*	USD
	VISA	BANK OF AMERICA	*	USD
	BILL ME LATER	BANK OF AMERICA	*	USD
	PAYPAL	BANK OF AMERICA	*	USD

BROWN SHOE COMPANY, INC.
SCHEDULE 3.22 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CREDIT CARD ARRANGEMENTS, BLOCKED ACCOUNT AGREEMENTS AND DISBURSEMENT ACCOUNTS
(Continued)

Blocked Account Agreements

BANK	BANK ACCOUNT NAME	BANK ACCOUNT NUMBER	CURRENCY	COMMENTS
SunTrust Bank	St. Louis Wholesale (Receipts)	*	USD	Funds to BOA Account * Blocked account agreement in place.

Disbursement Accounts

BANK	BANK ACCOUNT NAME	BANK ACCOUNT NUMBER	CURRENCY	COMMENTS
Bank of America	Brown Shoe Company, Inc.	*	USD	ZBA Funded By BOA Account *.
	(Intermediary ZBA Funding)			Outgoing funds only.

	Brown Shoe Company, Inc.	*	USD	ZBA Funded By BOA Account *.
(A/P Disbursements)

	Brown Shoe Company, Inc.	*	USD	ZBA Funded By BOA Account *.
(Payroll)

	Brown Shoe Company, Inc.	*	USD	Funded by BOA Account *.
(CA Payroll)

BROWN SHOE COMPANY, INC.
SCHEDULE 3.22 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CREDIT CARD ARRANGEMENTS, BLOCKED ACCOUNT AGREEMENTS AND DISBURSEMENT ACCOUNTS
(Continued)

BANK	BANK ACCOUNT NAME	BANK ACCOUNT NUMBER	CURRENCY	COMMENTS
	Brown Shoe Company, Inc.	*	USD	ZBA Funded By BOA Account *.
(Corporate Disbursements)

	Brown Shoe Company, Inc.	*	USD	Funded by BOA Account *.
(Garnishment Payments)

	Brown Shoe Services, Inc.	*	USD	ZBA Funded By BOA Account *.
(Electronic Payment Funding)

	Brown Group, Inc. Master Trust	*	USD	Funded By SunTrust Bank.
	(Disbursements)	*

	Brown Group Retail, Inc.	*	USD	ZBA Funded By BOA Account *.
Famous Footwear
(Electronic Payment Funding)

	Brown Group Retail, Inc.	*	USD	ZBA Funded By BOA Account *.
Famous Footwear
(A/P Disbursements)

	Brown Group Retail, Inc.	*	USD	ZBA Funded By BOA Account *.

BROWN SHOE COMPANY, INC.
SCHEDULE 3.22 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CREDIT CARD ARRANGEMENTS, BLOCKED ACCOUNT AGREEMENTS AND DISBURSEMENT ACCOUNTS
(Continued)

BANK	BANK ACCOUNT NAME	BANK ACCOUNT NUMBER	CURRENCY	COMMENTS
Naturalizer Retail
(Electronic Payment Funding)

	Brown Group Retail, Inc.	*	USD	ZBA Funded By BOA Account *.
Naturalizer Retail
(A/P Disbursements)

	Shoes.com, Inc.	*	USD	ZBA Funded By BOA Account *.
(Electronic Payment Funding)

	Shoes.com, Inc.	*	USD	ZBA Funded By BOA Account *.
(A/P Disbursements)

	Brown Shoe Company, Inc.	*	USD	ZBA Funded By BOA Account *.
St. Louis Wholesale
(Electronic Payment Funding)

	Brown Shoe Company, Inc.	*	USD	ZBA Funded By BOA Account *.
St. Louis Wholesale
(A/P Disbursements)

BROWN SHOE COMPANY, INC.
SCHEDULE 3.22 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CREDIT CARD ARRANGEMENTS, BLOCKED ACCOUNT AGREEMENTS AND DISBURSEMENT ACCOUNTS
(Continued)

BANK	BANK ACCOUNT NAME	BANK ACCOUNT NUMBER	CURRENCY	COMMENTS
	Brown Shoe Company of Canada, Ltd.	*	USD	Funded by FX purchases through *and *.
(Electronic Payment Funding)

	Brown Shoe Company of Canada, Ltd.	*	USD	Funded by FX purchases through *and *.
(A/P Disbursements)

Bank of America Canada	Brown Shoe Company of Canada, Ltd. Retail	*	CAD	ZBA funded By BOA Account *.
(Electronic Payment Funding)

	Brown Shoe Company of Canada, Ltd. Wholesale	*	CAD	ZBA funded By BOA Account *.
(Electronic Payment Funding)

	Brown Shoe Company of Canada, Ltd. Retail	*	CAD	ZBA funded By BOA Account *.
(A/P Disbursements)

BROWN SHOE COMPANY, INC.
SCHEDULE 3.22 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CREDIT CARD ARRANGEMENTS, BLOCKED ACCOUNT AGREEMENTS AND DISBURSEMENT ACCOUNTS
(Continued)

BANK	BANK ACCOUNT NAME	BANK ACCOUNT NUMBER	CURRENCY	COMMENTS
	Brown Shoe Company of Canada, Ltd. Wholesale	*	CAD	ZBA funded By BOA Account *.
(A/P Disbursements)

BROWN SHOE COMPANY, INC.
SCHEDULE 4.1(c) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
FOREIGN QUALIFICATION TERMINATIONS

NAME	STATE OF QUALIFICATION TERMINATION
BROWN SHOE COMPANY, INC.	Maine
Massachusetts
Mississippi
New Hampshire
BENNETT FOOTWEAR GROUP LLC	California
Massachusetts
New Hampshire
New Jersey
Texas

BROWN SHOE COMPANY, INC.
SCHEDULE 5.1(h) TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FINANCIAL REPORTING REQUIREMENTS

Monthly within seventeen (17) days (or such longer period as the Administrative Agent may agree in its reasonable discretion, but in any event not to exceed twenty-five (25) days) of the end of each fiscal month the following items are required to be reported:

1.	A/R Aging by Division

2.	A/R Reserves Report

3.	A/R Rollforward

4.	Top 10 Customer Aging

5.	Inventory Reconciliation by Division

6.	Inventory Report

7.	L/C Reports/Intransit Inventory

8.	Store Activity and Store List

BROWN SHOE COMPANY, INC.

SCHEDULE 6.1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

INDEBTEDNESS

(As of January 8, 2009)

1.
The Lead Borrower is contingently liable for lease commitments of approximately $1.7 million in the aggregate, which primarily relate to the Cloth World and Meis specialty retailing chains, which were sold in prior years.  In order for the Company to incur any liability related to these guarantees and lease commitments, the current owners would have to default.  At this time, the Company does not believe this is reasonably likely to occur.

2.
Loans and Notes pursuant to an Amended and Restated Loan Agreement, dated as of April 20, 2005, between Brown Group Dublin Limited and Brown Shoe Company of Canada Ltd, each dated April 20, 2005, made by Brown Group Dublin Limited to Brown Shoe Company of Canada Ltd.  All interest payable on and in connection with the Notes may be rolled into the principal of the Notes, and all bank fees payable on and in connection with the Notes will be rolled into the principal of the Notes. The maximum amount of the loans  under such Loan Agreement may not exceed $30,000,000.

3.
Loans pursuant to a Loan Agreement, dated July 12, 2001, between Brown Group Dublin Limited and Brown Shoe Company, Inc., and a promissory note relating thereto in the principal amount of $40,000,000.  All interest payable on and in connection with the promissory note may be rolled into the principal of the promissory note, and all fees payable on and in connection with the promissory note will be rolled into the principal of the promissory note.

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

LIENS

1.	Statutory liens in respect of employer contributions accrued to the date of wind up of Canadian pension funds.

2.	The following PPSA filings of record in Canada against Brown Shoe Company of Canada Ltd/Chaussures Brown du Canada Ltee (as of January, 2009):

Secured Party	Registration Number	Collateral Classification
British Columbia
Associates Leasing (Canada) Ltd.	8625198	Motor vehicles leased by the debtor
Manitoba
GE Vehicle and Equipment Leasing	200504049204	Motor vehicle leased by debtor
Ontario
GE Capital Vehicle and Equipment Leasing Inc.	20031015144615301855 (Reference File No. 600235272)	Inventory, Equipment, Accounts, Other and Motor Vehicle Included
National Leasing Group Inc.	20050513104960054369 (Reference File No. 615093102)	Equipment
Nissan Canada Inc.	20061017144915307961 (Reference File No. 629817759)	Consumer Goods, Equipment and Motor Vehicle Included
GE Vehicle and Equipment Leasing	19990409103615298596 (Reference File No. 849899484)	Inventory, Equipment, Accounts, Other and Motor Vehicle Included

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

3.	The following rights are registered at the Register of Personal and Moveable Real Rights (Québec) against Brown Shoe Company of Canada Ltd / Chaussures Brown du Canada Ltée (as of January 8, 2009):

Secured Party	Registration Number	Type of Asset
Québec
Services Financiers Image Inc.	03-0542466-0006	Leased equipment
IBM Canada Limitée	00-0171060-0004	Leased equipment
GE Vehicle & Equipment Leasing	05-0240017-0018	Leased 2005 Mazda 6
G.E. Vehicle & Equipment Leasing	04-0382079-0014	Leased 2004 Honda Accord
G.E. Vehicle & Equipment Leasing	04-0307444-0019	Leased 2005 Nissan Altima
Associates Leasing (Canada) Ltd.	99-0191184-0029	Vehicle Lease
IBM Canada Limitée	99-0023312-0019	Lease of computer equipment $4,668 per mo. and $3,901 per mo.
National Leasing Group Inc.	07-0446535-0001	Lease of water cooler
Bank of America, N.A.	04-0430109-0002	Universality hypothec: $800,000,000
Bank of America, N.A. c/o Fleet Retail Group Inc.	01-0477922-0001	Universality hypothec: $800,000,000
Nissan Canada Inc.	07-0105646-0005	Leased 2006 Nissan Murano

4.	Liens disclosed by UCC, tax and judgment lien searches as set forth on Annex A to Schedule 6.2 attached hereto.

5.	Liens in favor of Lessors under leases with Brown Canada as set forth on Annex B to Schedule 6.2 attached hereto.

BROWN SHOE COMPANY, INC.
ANNEX A TO SCHEDULE 6.2
UCC FINANCING STATEMENTS OF RECORD AGAINST THE LOAN PARTIES

Secured Party	File No.	Original Filing Date	Collateral
DEBTOR NAME: BROWN SHOE COMPANY, INC.
Jurisdiction Searched: New York Department of State
Ameritech Credit Corporation	181543	9/24/2001	A lease of Canon CLC 900 Color Copiers and all computers and other data transmission devices pursuant to a certain true lease agreement
General Electric Capital Corporation	200602170161154	2/17/2006	A true lease of 1 1999 Lear Jet
AVN Air, LLC	200804015343237	4/01/2008	A true lease of 1 Bombardier Learjet
Jurisdiction Searched: Missouri Secretary of State
General Electric Capital Corporation	4150626	4/4/2001	A true lease of 1 1999 Lear Jet
IKON Office Solutions- Canon Division	2863694	12/19/97	A lease of specific copy equipment.
Dell Financial Services, L.P.	3071558	9/2/99	All computer equipment and peripherals pursuant to a certain Master Lease Agreement between the Debtor and Secured Party
Jurisdiction Searched: Madison County, MO
The Industrial Development Authority of the City of Fredericktown, MO	07312	10/24/79	Collateral description is “As defined in the Lease dated October 1, 1979, between Debtor and Secured Party”
Jurisdiction Searched: St. Louis Independent City, MO

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Dell Financial Services, L.P.	05740	9/3/99	All computer equipment and peripherals pursuant to a certain Master Lease Agreement between the Debtor and Secured Party
DEBTOR NAME: BROWN GROUP, INC. (FORMER NAME OF BROWN SHOE COMPANY, INC.)
Jurisdiction Searched: Missouri Secretary of State
The Industrial Development Authority of the City of Fredericktown, MO	1845034	3/16/90	Collateral description is “As defined in the Lease dated October 1, 1979, between Debtor and Secured Party”
Forsythe / MacArthur Associates, Inc.	2023466	7/18/91	A specific lease agreement of computer, data processing , telecommunications and other equipment
Storage Technology Corporation	2139395	6/10/92	Specific data processing equipment
Mirex Corporation	2686250	7/15/96	A lease of specific equipment
Ameritech Credit Corporation	2743073	1/6/97	A true lease of computers and other data transmission devices
NationsBanc Leasing	2784544	5/1/97	All equipment covered under a specific Master Lease Agreement
The First National Bank of Boston, as Agent	2788149	5/13/97	All equipment covered under a specific Master Lease Agreement
The First National Bank of Boston, as Agent	2788152	5/13/97	All equipment covered under a specific Master Lease Agreement

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Ameritech Credit Corporation	2797657	6/6/97	A true lease of computers and other data transmission devices
Ameritech Credit Corporation	2805885	7/1/97	A true lease of computers and other data transmission devices
Ameritech Credit Corporation	2813896	7/25/97	A true lease of computers and other data transmission devices
BankBoston, N.A., as Agent	2815854	7/30/97	All equipment covered under a specific Master Lease Agreement
First Security Bank, National Association	2839661	10/14/97	A true lease of computers and other data transmission devices
Ameritech Credit Corporation	2839662	10/14/97	A true lease of computers and other data transmission devices
Ameritech Credit Corporation	2839664	10/14/97	A true lease of computers and other data transmission devices
Ameritech Credit Corporation	2844941	10/29/97	A true lease of computers and other data transmission devices
CoreStates Bank, N.A., as Agent	2850008	11/13/97	All equipment covered under a specific Master Lease Agreement
Ameritech Credit Corporation	2854390	11/26/97	A true lease of computers and other data transmission devices
CoreStates Bank, N.A., as Agent	2879951	2/13/98	All equipment covered under a specific Master Lease Agreement

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

CoreStates Bank, N.A., as Agent	2879952	2/13/98	All equipment covered under a specific Master Lease Agreement
Ameritech Credit Corporation	2890603	3/16/98	A true lease of computers and other data transmission devices
Ameritech Credit Corporation	2890604	3/16/98	A true lease of computers and other data transmission devices
Amdahl Corporation	2910900	4/30/98	A lease of specific computer equipment
CoreStates Bank, N.A., as Agent	2917909	5/26/98	All equipment covered under a specific Master Lease Agreement
CoreStates Bank, N.A., as Agent	2917910	5/26/98	All equipment covered under a specific Master Lease Agreement
Sanwa Business Credit Corporation	2925172	6/11/98	Specific pieces of equipment
First Union National Bank, as Agent	2949075	8/20/98	All equipment covered under a specific Master Lease Agreement
First Union National Bank, as Agent	2949076	8/20/98	All equipment covered under a specific Master Lease Agreement
First Union National Bank, as Agent	2971032	10/27/98	All equipment covered under a specific Master Lease Agreement
First Union National Bank, as Agent	2972988	11/03/98	All equipment covered under a specific Master Lease Agreement

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

First Union National Bank, as Agent	2977314	11/19/98	All equipment covered under a specific Master Lease Agreement
First Union National Bank, as Agent	2990811	1/5/99	All equipment covered under a specific Master Lease Agreement
Leasing Solutions, Inc.	3005560	2/22/99	All equipment covered under a specific Master Lease Agreement
Leasing Solutions, Inc.	3005562	2/22/99	All equipment covered under a specific Master Lease Agreement
Leasing Solutions, Inc.	3005564	2/22/99	All equipment covered under a specific Master Lease Agreement
Leasing Solutions, Inc.	3005566	2/22/99	All equipment covered under a specific Master Lease Agreement
Leasing Solutions, Inc.	3013343	3/17/99	All equipment covered under a specific Master Lease Agreement
Ameritech Credit Corporation	3030853	4/30/99	A true lease of computers and other data transmission devices
Jurisdiction Searched: St. Louis City, MO
Forsythe/McArthur Associates	3023	7/18/91	Computer, data processing, telecommunications and other equipment pursuant to a Master Equipment Lease Agreement between the Debtor and Secured Party

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Ameritech Credit Corporation	06720	10/18/99	A lease of (5) Canon Color Copiers and all computers and other data transmission devices pursuant to a certain true lease agreement
DEBTOR NAME: BROWN GROUP RETAIL, INC.
Jurisdiction Searched: Alabama Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	1998-41238	9/28/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Fleet Capital Corporation (for itself and/or as Agent)	1999-22262	5/24/99	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Arizona Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	1035398	9/28/98	A true lease of specific equipment.
Jurisdiction Searched: California Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	9827560075	9/29/98	A true lease of specific equipment.
Fleet Capital Corporation (for itself and/or as Agent)	9832161006	11/12/98	A true lease of specific equipment.
Fleet Capital Corporation (for itself and/or as Agent)	9914660348	5/24/99	A true lease of specific equipment.
Jurisdiction Searched: Colorado Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	19982061237	9/28/98	A true lease of specific equipment.

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Fleet Capital Corporation (for itself and/or as Agent)	19982070099	11/13/98	A true lease of specific equipment.
Jurisdiction Searched: Connecticut Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	0001876558	9/15/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Fleet Capital Corporation (for itself and/or as Agent)	0001879579	9/29/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Fleet Capital Corporation (for itself and/or as Agent)	0001888811	11/12/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Delaware Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	19980043677	9/28/98	A true lease of specific equipment.
Fleet Capital Corporation (for itself and/or as Agent)	980000253452	11/12/98	A true lease of specific equipment.
Fleet Capital Corporation (for itself and/or as Agent)	990000126668	6/4/99	A true lease of specific equipment.
Jurisdiction Searched: Georgia Central Indexing
Fleet Capital Corporation (for itself and/or as Agent)	033-1998-014688 (Cobb County)	9/30/98	A true lease of specific equipment.
Fleet Capital Corporation (for itself and/or as Agent)	075-1998-001996 (Henry County)	9/30/98	A true lease of specific equipment.

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Fleet Capital Corporation (for itself and/or as Agent)	067-1998-012768 (Gwinnett County)	10/1/98	A true lease of specific equipment.
Fleet Capital Corporation (for itself and/or as Agent)	064-1998-001846 (Gordon County)	10/1/98	A true lease of specific equipment.
Fleet Capital Corporation (for itself and/or as Agent)	060-1998-020343 (Fulton County)	10/1/98	A true lease of specific equipment.
Fleet Capital Corporation (for itself and/or as Agent)	044-1998-009748 (Dekalb County)	10/1/98	A true lease of specific equipment.
Fleet Capital Corporation (for itself and/or as Agent)	011-1998-005300 (Bibb County)	10/1/98	A true lease of specific equipment.
Fleet Capital Corporation (for itself and/or as Agent)	042-1998-000761 (Dawson County)	10/2/98	A true lease of specific equipment.
Fleet Capital Corporation (for itself and/or as Agent)	078-1998-001511 (Jackson County)	11/12/98	A true lease of specific equipment.
Jurisdiction Searched: Idaho Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	B812308	9/28/98	A true lease of specific equipment.
Jurisdiction Searched: Illinois Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	3910196	9/17/98	A true lease of specific equipment.
Fleet Capital Corporation (for itself and/or as Agent)	3918226	10/1/98	A true lease of specific equipment.
Jurisdiction Searched: Indiana Secretary of State

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Fleet Capital Corporation (for itself and/or as Agent)	2213199	9/16/98	A true lease of specific equipment.
Fleet Capital Corporation (for itself and/or as Agent)	2215209	9/28/98	A true lease of specific equipment.
Jurisdiction Searched: Kansas Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	002491138	9/18/98	A true lease of specific equipment.
Fleet Capital Corporation (for itself and/or as Agent)	002493451	9/28/98	A true lease of specific equipment.
Jurisdiction Searched: Kentucky Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	156263	9/15/98	A true lease of specific equipment.
Jurisdiction Searched: Louisiana Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	26-227310 (Jefferson Parish)	10/5/98	A true lease of specific equipment.
Fleet Capital Corporation (for itself and/or as Agent)	36-133668 (Orleans Parish)	11/12/98	A true lease of specific equipment.
Fleet Capital Corporation (for itself and/or as Agent)	55-1033459 (Terrebonne Parish)	11/13/98	A true lease of specific equipment.
Jurisdiction Searched: Maine Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	19980001293083	11/12/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Maryland Secretary of State

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

L’Eggs Products, a division of Sara Lee Corporation	00000001128273083365-0037	10/8/91	Consigned inventory, goods, merchandise and other personal property
Fleet Capital Corporation (for itself and/or as Agent)	00391000000282910025-1460	9/28/98	A true lease of specific equipment.
Jurisdiction Searched: Massachusetts Secretary of the Commonwealth
Fleet Capital Corporation (for itself and/or as Agent)	590270	11/12/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Fleet Capital Corporation (for itself and/or as Agent)	580097	9/28/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Worchester County, MA
Fleet Capital Corporation (for itself and/or as Agent)	120306	12/11/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Norfolk County, MA
Fleet Capital Corporation (for itself and/or as Agent)	710	11/12/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Fleet Capital Corporation (for itself and/or as Agent)	4474 (Town of Wrentham)	9/28/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Jurisdiction Searched: Plymouth County, MA
Fleet Capital Corporation (for itself and/or as Agent)	1359 (Town of Hanover)	11/12/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Hampden County, MA
Fleet Capital Corporation (for itself and/or as Agent)	37904	11/12/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Michigan Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	D426346	9/30/98	A true lease of specific equipment.
Fleet Capital Corporation (for itself and/or as Agent)	D521852	5/24/99	A true lease of specific equipment.
Jurisdiction Searched: Minnesota Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	2073103	10/2/98	A true lease of specific equipment.
Fleet Capital Corporation (for itself and/or as Agent)	2132215	5/18/99	A true lease of specific equipment.
Jurisdiction Searched: Mississippi Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	1269610	11/12/98	A true lease of specific equipment.
Jurisdiction Searched: Harrison County, MS

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Fleet Capital Corporation (for itself and/or as Agent)	98-08943	11/16/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Missouri Secretary of State
General Electric Capital Corporation	2401714	5/4/94	A sale/leaseback transaction of 1 Rolm 9751, Model 40, 9005 Phone System
SunTrust Bank, Atlanta Commercial Leasing	2685020	7/9/96	A lease of specific equipment
Ameritech Credit Corporation	2828020	9/8/97	A lease of all telecommunications and data equipment provided by that certain lease between the Secured Party and Debtor
Fleet Capital Corporation (for itself and/or as Agent)	2956586	9/14/98	A true lease of specific equipment (listing not attached), generally described as New General Sale Registers and ancillary equipment
Fleet Capital Corporation (for itself and/or as Agent)	2971149	10/2/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Fleet Capital Corporation (for itself and/or as Agent)	2975773	11/13/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Fleet Capital Corporation (for itself and/or as Agent)	3000249	2/3/99	A true lease of specific equipment, generally described as various Dell computer equipment
Fleet Capital Corporation (for itself and/or as Agent)	3006411	2/25/99	A true lease of specific equipment, generally described as various Cisco routers

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Fleet Capital Corporation (for itself and/or as Agent)	3037651	5/24/99	A true lease of specific equipment, generally described as Sale Registers and ancillary equipment
Fleet Capital Corporation (for itself and/or as Agent)	3032791	5/10/99	A true lease of specific equipment, generally described as various IBM radio frequency scanners
Fleet Capital Corporation (for itself and/or as Agent)	3047766	6/21/99	A true lease of specific equipment, generally described as telephone systems
Fleet Capital Corporation (for itself and/or as Agent)	4000367	1/5/2000	A true lease of specific equipment, generally described as fifty Cisco series routers
Fleet Capital Corporation (for itself and/or as Agent)	4000368	1/5/2000	A true lease of 781 symbol ruggedized palm terminals
Jurisdiction Searched: Clay County, MO
Fleet Capital Corporation (for itself and/or as Agent)	H168360	9/18/98	A true lease of specific equipment, generally described as Sale Registers and ancillary equipment
Jurisdiction Searched: Taney County, MO
Fleet Capital Corporation (for itself and/or as Agent)	00704	9/18/98	A true lease of specific equipment (listing not attached), generally described as New General Point of Sale Registers and ancillary equipment
Jurisdiction Searched: Camden County, MO

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Fleet Capital Corporation (for itself and/or as Agent)	982307	9/17/98	A true lease of specific equipment (listing not attached), generally described as New General Point of Sale Registers and ancillary equipment
Jurisdiction Searched: St. Louis County, MO
Ameritech Credit Corporation	11057	9/15/97	A lease of all telecommunications and data equipment provided by that certain lease between the Secured Party and Debtor
Fleet Capital Corporation (for itself and/or as Agent)	11316	9/18/98	A true lease of specific equipment (listing not attached), generally described as New General Point of Sale Registers and ancillary equipment
Jurisdiction Searched: St. Charles County, MO
Fleet Capital Corporation (for itself and/or as Agent)	03626	9/16/98	A true lease of specific equipment (listing not attached), generally described as New General Point of Sale Registers and ancillary equipment
Jurisdiction Searched: Nebraska Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	783718	9/30/98	A true lease of specific equipment
Jurisdiction Searched: Nevada Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	9815554	9/30/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Jurisdiction Searched: New Hampshire Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	524557	11/12/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Rockingham County, NH
Fleet Capital Corporation (for itself and/or as Agent)	Book 3340, Page 2545	11/12/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: New Jersey Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	1865155	10/8/98
This filing was disclosed on Agent’s UCC searches  but a copy of the actual filing was not available. A subsequent online search did not show this filing. Loan Parties’ assume that this filing if effective, reflects a true lease of specified equipment

Fleet Capital Corporation (for itself and/or as Agent)	1871000	11/16/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Jurisdiction Searched: New York Department of State
Fleet Capital Corporation (for itself and/or as Agent)	197458	9/15/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Fleet Capital Corporation (for itself and/or as Agent)	207608	9/29/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Fleet Capital Corporation (for itself and/or as Agent)	240410	11/12/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Niagara County, NY
Fleet Capital Corporation (for itself and/or as Agent)	284823	9/30/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Westchester County, NY

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Fleet Capital Corporation (for itself and/or as Agent)	98-08094	9/16/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Erie County, NY
Fleet Capital Corporation (for itself and/or as Agent)	Q56-3655	11/17/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Ontario County, NY
Fleet Capital Corporation (for itself and /or as Agent)	98-4025	11/13/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Suffolk County, NY
Fleet Capital Corporation (for itself and/or as Agent)	9816676	9/16/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Nassau County, NY

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Fleet Capital Corporation (for itself and/or as Agent)	98016783	9/24/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Rockland County, NY
Fleet Capital Corporation (for itself and/or as Agent)	1998-00047431	9/30/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Almance County, NC
Fleet Capital Corporation (for itself and/or as Agent)	98-2077	10/2/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Wake County, NC
Fleet Capital Corporation (for itself and/or as Agent)	98-7937	10/1/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Guilford County, NC

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Fleet Capital Corporation (for itself and/or as Agent)	479274	10/1/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Ohio Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	AP0085216	9/16/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Franklin County, OH
Fleet Capital Corporation (for itself and/or as Agent)	199809160235362	9/16/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Fayette County, OH
Fleet Capital Corporation (for itself and/or as Agent)	98-1684	9/16/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Cuyahoga County, OH

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Fleet Capital Corporation (for itself and/or as Agent)	98-1431593	9/17/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Lake County, OH
Fleet Capital Corporation (for itself and/or as Agent)	98204275	9/16/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Summit County, OH
Fleet Capital Corporation (for itself and/or as Agent)	98-21022186	9/16/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Richland County, OH
Fleet Capital Corporation (for itself and/or as Agent)	98-10912	9/16/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Stark County, OH
Fleet Capital Corporation (for itself and/or as Agent)	70354	9/16/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Greene County, OH

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Fleet Capital Corporation (for itself and/or as Agent)	98-2450	9/18/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Delaware County, OH
Fleet Capital Corporation (for itself and/or as Agent)	98-62146	9/16/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Oklahoma County Clerk, OK
Fleet Capital Corporation (for itself and/or as Agent)	N0008093	10/6/98	A true lease of specific equipment.
Jurisdiction Searched: Oregon Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	441258	10/1/98	A true lease of specific equipment.
Jurisdiction Searched: Pennsylvania Secretary of the Commonwealth
Fleet Capital Corporation	20030365599	4/13/03	A true lease of specific equipment, generally described as point of sale computers, retail equipment, wireless radio communications equipment and other miscellaneous equipment.
IBM Credit LLC	20031126679	11/10/2003	A true lease of specific equipment
IBM Credit LLC	20031204579	12/11/2003	A true lease of specific equipment
IBM Credit LLC	20040518567	5/14/2004	A true lease of specific equipment
IBM Credit LLC	20040650818	6/24/2004	A true lease of specific equipment

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

IBM Credit LLC	200400904655	8/30/2004	A true lease of specific equipment
IBM Credit LLC	2005080100834	8/01/2005	A true lease of specific equipment
IBM Credit LLC	2005090801820	9/08/2005	A true lease of specific equipment
IBM Credit LLC	20050902202264	9/22/2005	A true lease of specific equipment
IBM Credit LLC	2005112201039	11/22/2005	A true lease of specific equipment
IBM Credit LLC	2006020101800	2/01/2006	A true lease of specific equipment
IBM Credit LLC	2007061304077	6/13/2007	A true lease of specific equipment
IBM Credit LLC	2008040107583	4/01/2008	A true lease of specific equipment
IBM Credit LLC	2008061907786	6/19/2008	A true lease of specific equipment
PNC Leasing, LLC	2004121506250	12/01/2004	A lease of specific equipment
Wells Fargo Equipment Finance Debtor name includes d/b/a Famous Footwear	34181063	7/30/2001	A lease of specific computer equipment
Wells Fargo Equipment Finance Debtor name includes d/b/a Famous Footwear	34401460	9/23/2001	A lease of specific computer equipment
Jurisdiction Searched: Prothonotary of Allegheny County, PA
Fleet Capital Corporation (for itself and/or as Agent)	98-8374	11/13/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Jurisdiction Searched: Prothonotary of Chester County, PA
Fleet Capital Corporation (for itself and/or as Agent)	ST982943	10/1/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Prothonotary of Delaware County, PA
Fleet Capital Corporation (for itself and/or as Agent)	98-202799	9/30/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Prothonotary of Westmoreland County, PA
Fleet Capital Corporation (for itself and/or as Agent)	2055 of 1998	11/12/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Prothonotary of Montgomery County, PA
Fleet Capital Corporation (for itself and/or as Agent)	277498	9/30/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Prothonotary of Bucks County, PA
Fleet Capital Corporation (for itself and/or as Agent)	98-64209	10/8/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Prothonotary of Leigh County, PA

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Fleet Capital Corporation (for itself and/or as Agent)	98UC-1555	10/1/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Prothonotary of Lancaster County, PA
Fleet Capital Corporation (for itself and/or as Agent)	98-10734	9/30/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: South Carolina Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	131546A	10/1/98	A true lease of specific equipment.
Fleet Capital Corporation (for itself and/or as Agent)	114811A	11/13/98	Fleet Capital Corporation (for itself and/or as Agent)
Jurisdiction Searched: Tennessee Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	983608381	10/1/98	A true lease of specific equipment.
Fleet Capital Corporation (for itself and/or as Agent)	993008923	2/26/99	A true lease of specific equipment, generally described as various Dell computer equipment.
Fleet Capital Corporation (for itself and/or as Agent)	993033702	6/21/99	A true lease of specific equipment, generally described as telephone systems.
Jurisdiction Searched: Texas Secretary of State

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Fleet Capital Corporation (for itself and/or as Agent)	98-00197544	10/1/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Fleet Capital Corporation (for itself and/or as Agent)	98-00228404	11/16/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Virginia State Corporate Commission
Fleet Capital Corporation (for itself and/or as Agent)	9810017139	10/1/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Fleet Capital Corporation (for itself and/or as Agent)	9811167201	11/16/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Fleet Capital Corporation (for itself and/or as Agent)	9905247159	5/24/99	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Fairfax County, VA
Fleet Capital Corporation (for itself and/or as Agent)	98-009650	10/5/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Fleet Capital Corporation (for itself and/or as Agent)	98-009651	10/5/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Jurisdiction Searched: James City County, VA
Fleet Capital Corporation (for itself and/or as Agent)	20816	10/8/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Spotsylvania County, VA
Fleet Capital Corporation (for itself and/or as Agent)	98-0001225	11/5/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Chesapeake Independent City, VA
Fleet Capital Corporation (for itself and/or as Agent)	61578	10/5/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Hampton Independent City, VA
Fleet Capital Corporation (for itself and/or as Agent)	84759	10/5/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Washington Secretary of State
Fleet Capital Corporation (for itself and/or as Agent)	982740259	10/1/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: West Virginia Secretary of State

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Fleet Capital Corporation (for itself and/or as Agent)	506269	11/13/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Jurisdiction Searched: Wisconsin Secretary of State
First Federal Financial Service Inc.	1366026	7/9/93	A lease of specific computer equipment
EVCC	1366027	7/9/93	A lease of specific computer equipment
General Electric Capital Corporation Debtor name includes d/b/a Famous Footwear	1427121	5/4/94	A lease of 1 Rolm Model 9005 Phone System
Caterpillar Financial Services Corporation Debtor name includes d/b/a Famous Fixtures	1683521	6/30/97	4 Caterpillar Lift Trucks and proceeds thereof
Ameritech Credit Corporation	1701916	9/19/97	A lease of all telecommunications and data equipment pursuant to a certain lease agreement
Sun Data, Inc. Debtor name includes d/b/a Famous Footwear	1731232	1/26/98	A lease of specific computer equipment
Fleet Capital Corporation (for itself and/or as Agent)	1793769	10/2/98	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Fleet Capital Corporation (for itself and/or as Agent)	1827313	2/25/99	A true lease of specific equipment, generally described as various Cisco Routers
Sun Data, Inc. Debtor name includes d/b/a Famous Footwear	1838157	4/12/99	A lease of specific computer equipment

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Sun Data, Inc. Debtor name includes d/b/a Famous Footwear	1845243	5/7/99	A lease of specific computer equipment
Fleet Capital Corporation (for itself and/or as Agent)	1849480	5/24/99	A true lease of specific equipment, generally described as New General Point of Sale Registers and Ancillary Equipment
Fleet Capital Corporation (for itself and/or as Agent)	01856502	6/21/99	A true lease of specific equipment, generally described as Telephone Systems
CD Leasing, Inc.	01880760	9/13/99	A true lease of specific equipment
Fleet Capital Corporation (for itself and/or as Agent)	01917228	1/13/2000	A true lease of specific equipment, generally described as 781 Symbol Ruggedized Palm Terminals
Fleet Capital Corporation (for itself and/or as Agent)	01917231	1/13/2000	A true lease of specific equipment, generally described as Fifty Cisco 1600 Series Routers
Solarcom LLC	01989405	9/6/2000	A true lease of specific computer equipment
C D Leasing, LLC	02030984	1/30/2001	A true lease of specific computer equipment
DEBTOR NAME: BENNETT FOOTWEAR GROUP LLC
Jurisdiction Searched: Massachusetts Secretary of State
Fidelity Leasing Inc.	2001021627560	5/10/01	Specific Equipment
Jurisdiction Searched: Town Clerk of Newton, MA

BROWN SHOE COMPANY, INC.
SCHEDULE 6.2 TO AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX A (Continued)

Fidelity Leasing Inc.	324-2001	5/21/2001	[Awaiting copy of filing]
Jurisdiction Searched: New Hampshire Secretary of State
Crown Credit Company	580067	5/9/01	Specific Equipment
Citicorp Vendor Finance, Inc.	580068	5/9/01	Specific Equipment
Jurisdiction Searched: Town Clerk of Dover, NH
Crown Credit Company	173	5/10/01	Specific Equipment

BROWN SHOE COMPANY, INC.
ANNEX B TO SCHEDULE 6.2

LIENS IN FAVOR OF LESSORS UNDER LEASES
WITH BROWN SHOE COMPANY OF CANADA LTD (Continued)

Store Number	Address	Store Unit	Secured Party	Registration Number	Hypothec	Comments
4582	552 Boulevard Wilfrid-Hamel, QC		Place Fleur De Lys (S.E.N.C.)	99-0023556-0001	All present and future furniture, equipment, inventory and other assets located at address: $40,000	Cession of rank signed on February 4, 2002 and published under number 02-0139528-0002
2565	4118 Jean-Talon Est, Saint-Léonard, QC		Centre d'Achats du Boulevard (Montréal) Société en Commandite	06-0241366-0021	Universality of present and future furniture, equipment, inventory, merchandise and other moveable asset located at address: $29,907
2556	2305, Chemin Rockland, Montréal, QC		Centre Commercial Rockland Inc. Rockland Shopping Centre Inc.	05-0345844-0002	Universality of present and future moveable goods including, without limitation, all equipment and inventory located at address: $100,000
2594	298, Boul. Armand Thériault, Rivière-des-loups (Quebec)		9130-1168 Québec Inc.	05-0087482-0015	Universality of present and future moveable goods, including, without limitation, equipment and inventory located at address: $50,000

BROWN SHOE COMPANY, INC.
ANNEX B TO SCHEDULE 6.2

LIENS IN FAVOR OF LESSORS UNDER LEASES
WITH BROWN SHOE COMPANY OF CANADA LTD (Continued)

Store Number	Address	Store Unit	Secured Party	Registration Number	Hypothec	Comments
1510	1, Place Ville Marie, Montréal, QC		SITQPVM I Inc., SITQPVM II Inc., SITQPVM III Inc.	03-0614796-0001	All improvements, moveable goods, equipment and all machinery, including insurance located at address: $132,500	Cession of rank signed on July 5, 2004 and published under number 04-0580065-0005
1509	2151 Boul. Lapinière, Brossard (Québec)		Ivanhoé Champlain Inc.	03-0365697-0017	Universality of all present and future moveable, tangible and intangible goods located at address, including without limitation equipment and inventory: $100,000	Cession of rank signed on August 11, 2004 and published under number 04-0580065-0004 Cession of rank will expire on July 16, 2013 or any renewal thereof.
2579	320 Boul. St-Joseph, Hull, Québec		Les Galeries de Hull Limited	03-0216191-0014	Universality of furniture, equipment, stocks and other future or present goods located at address: $43,142	Cession of rank signed on August11, 2004 and published under number 04-0580065-0009 Cession of rank will expire on March 30, 2012 or any renewal thereof

BROWN SHOE COMPANY, INC.
ANNEX B TO SCHEDULE 6.2

LIENS IN FAVOR OF LESSORS UNDER LEASES
WITH BROWN SHOE COMPANY OF CANADA LTD (Continued)

Store Number	Address	Store Unit	Secured Party	Registration Number	Hypothec	Comments
2559	2151, Lapinière Blvd., Brossard (QC)		Ivanhoé Champlain Inc.	03-0050587-0006	All present and future furniture, equipment, inventory and other assets located at address: $50,000	Cession of rank signed on August11, 2004 and published under number 04-0580065-0008 Cession of rank will expire on December 30, 2012 or any renewal thereof
2500	677, rue Ste-Catherine Ouest, Montréal (QC) au Complexe Les Ailes		Invanhoé Champlain Inc.	02-0541087-0010	Universality of all moveable goods, tangible and intangible, located at address: $100,000	Cession of rank signed on August11, 2004 and published under number 04-0580065-0001 Cession of rank will expire on November 29, 2012 or any renewal thereof

BROWN SHOE COMPANY, INC.
ANNEX B TO SCHEDULE 6.2

LIENS IN FAVOR OF LESSORS UNDER LEASES
WITH BROWN SHOE COMPANY OF CANADA LTD (Continued)

Store Number	Address	Store Unit	Secured Party	Registration Number	Hypothec	Comments
2575	4225 boul. Des Forges, Trois-Rivières, Qc (as rectified pursuant to registration 03-0608277-0001)	A12	Les Rivières Shopping Centre Limited	00-0058217-0001	All present and future furniture, equipment, inventory and other assets located at address. Includes all moveables even after removal from the premises: $71,190	Cession of rank signed on January 9, 2002 and published under number 02-0047646-0003
1525	4225 boul. Des Forges, Trois-Rivières, Qc (as rectified pursuant to registration 03-0608277-0001)	D8	Les Rivières Shopping Centre Limited	00-0039180-0001	All present and future furniture and equipment, inventory and other assets located from time to time at address: $90,000	Cession of rank signed on January 9, 2002 and published under number 02-0047646-0003

BROWN SHOE COMPANY, INC.
ANNEX B TO SCHEDULE 6.2

LIENS IN FAVOR OF LESSORS UNDER LEASES
WITH BROWN SHOE COMPANY OF CANADA LTD (Continued)

Store Number	Address	Store Unit	Secured Party	Registration Number	Hypothec	Comments
2562	6000, Boul. Henri-Bourassa Est, Montréal-Nord (Quebec)		Ivanhoé Inc. Ivanhoe Inc.	00-0014128-0002	Universality of all moveables, tangible and intangible, present and future located at address: $50,000	Cession of rank signed on January 9, 2002 and published under number 02-0047646-0005
2565	4118 Jean Talon Est, Montréal (QC)		Les Entreprise Ludco Ltée	00-0004049-0005
All of the rights, title and interests of the grantor in and to the universality of all moveable improvements, all present and future furniture, equipment, inventory and other assets located at address: $22,000
Cession of rank signed on November 28, 2001 and published under number 02-0033202-0008
2570	Plaza de La Maurice Shopping Centre, 1, Plaza de la Maurice, Shawinigan (QC)	13A	Fairfay Corporation	99-0081084-0001	All present and future furniture, equipment, inventory and other assets located at address: $34,160	Cession of rank signed on November 23, 2001 and published under number 02-0075703-0004

BROWN SHOE COMPANY, INC.
ANNEX B TO SCHEDULE 6.2

LIENS IN FAVOR OF LESSORS UNDER LEASES
WITH BROWN SHOE COMPANY OF CANADA LTD (Continued)

Store Number	Address	Store Unit	Secured Party	Registration Number	Hypothec	Comments
2590	Centre Commercial Place du Royaume (Phase 3), 1401 Boulevard Talbot, Chicoutimi (QC)	B-64 and B-65	Centre Commercial Place du Royaume (Chicoutimi) Inc.	99-0037285-0001	Universality of moveable goods, present and future located at address: $41,475	Cession of rank signed on February 1, 2002 and published under number 02-0075703-0001
			Borealis Retail Real Estate Investment Trust	05-0551603-0001	All of Assignor's rights, title and interest in, to and under all leases listed or described in Schedule “A” to registration (Place du Royaume) Chicoutimi
1520	2450, Boul. Laurier, Ste-Foy (QC)		Ivanhoé III Inc.	96-0134191-0001	Universality of all the moveable goods, tangible or intangible, present and future located at address: $110,000	Cession of rank signed on January 9, 2002 and published under number 02-0047646-0002
2578	1100 Maloney Boulevard West, Gatineau (QC)		David Azriel J.	99-0163722-0001
Universality of all moveables, improvements, equipment, machinery, furniture, trade fixtures, raw material, work in progress and inventory of every kind, present and future, located at address: $28,500
Cession of rank signed on November 29, 2001 and published under number 02-0033202-0001

BROWN SHOE COMPANY, INC.
ANNEX B TO SCHEDULE 6.2

LIENS IN FAVOR OF LESSORS UNDER LEASES
WITH BROWN SHOE COMPANY OF CANADA LTD (Continued)

Store Number	Address	Store Unit	Secured Party	Registration Number	Hypothec	Comments
1520	2450 Boul. Laurier, Ste-Foy, Qc	161	Ivanhoé Inc. / Ivanhoe Inc.	99-0025239-0008	The universality of all movable property, corporeal and incorporeal, present and future, including equipment and inventory located at address. $100,000	Cession of rank signed on January 9, 2002 and published under number 02-0047646-0002
2555	977 West Ste-Catherine Street, Montreal, Qc		L’Immobilière L’Industrielle-Alliance-Vie Inc.	01-0051255-0002	All present and future furniture, equipment, inventory and other assets located at address. $44,381	Cession of rank signed on January 31, 2002 and published under number 02-0075703-0008
2585	8585 Boul. Lacroix, St-Georges de Beauce, Qc		SITQ National Inc.	02-0565248-0002	All present and future furniture, equipment, inventory and other assets located at address. $28,530	Cession of rank signed on August 11, 2004 and published under number 05-0111677-0001 Cession of rank will expire on February 29, 2012 or any renewal thereof

2. All of the leased Canadian retail stores listed on Schedule 3.5(b)

BROWN SHOE COMPANY, INC.
SCHEDULE 6.4 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

INVESTMENTS

1. Stock held by the Lead Borrower in each subsidiary and Investments in such subsidiary.

Name	Authorized Shares of Capital Stock (as of 1/7/09)	Issued and Outstanding Shares of Capital Stock (as of 1/7/09)	Percentage of Capital Stock Owned, Directly or Indirectly, by the Lead Borrower (as of 1/7/09)	Invested Capital* $000’s (as of 11/30/08)
Bennett Footwear Group LLC	Not Applicable	Not Applicable	100%	Not Available
Brown California, Inc.	100	100	100%	-
Brown Group Retail, Inc.	10,000	10,000	100%	$302,311
Brown Missouri, Inc.	2,000	2,000	100%	-
Brown Retail Development Company, Inc.	2,000	1,000	100%	-
Brown Shoe International Corp.	10,000	2,000	100%	-
Brown Shoe Investment Company, Inc.	2,000	2,000	100%	$8,961
Brown Shoe Services Corporation	10,000	2,000	100%	$(1,521)
Brown Texas, Inc.	100	100	100%	-
Buster Brown & Co.	2,000	2,000	100%	$432
Edelman Shoe, Inc.	1000 Common 425 Series A Preferred 50 Series B Preferred	475 Common 425 Series A Preferred 50 Series B Preferred	50%
Maryland Square, Inc.	1000	1000	100%	-
Maserati Footwear, Inc.	1,000	1,000	100%	-
Pagoda Trading North America, Inc.	2,000	2,000	100%	-

BROWN SHOE COMPANY, INC.
SCHEDULE 6.4 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

INVESTMENTS (Continued)

Name	Authorized Shares of Capital Stock (as of 1/7/09)	Issued and Outstanding Shares of Capital Stock (as of 1/7/09)	Percentage of Capital Stock Owned, Directly or Indirectly, by the Lead Borrower (as of 1/7/09)	Invested Capital* $000’s (as of 11/30/08)
Shoes.com, Inc.	Common: 4,000,000 Preferred: 3,000,000	Common: 114,024 Preferred: 1,224,726 Class A-1	100%	$20,028
Sidney Rich Associates, Inc	2,000	2,000	100%	$2,814
B&H Footwear Company Limited	4,284,500	4,284,500	51%	$2,185
Brown Cayman Ltd.	101,000	101,000	100%	$(80)
Brown Group Dublin Limited	150,000	150,000	100%	$62,157
Brown Shoe Asia Investment Limited	1,000	1,000	100%	$1,000
Brown Shoe Company of Canada Ltd	Class A(5%):31,500 Class B: 89,166	Class A(5%): 31,500 Class B: 50,441	100%	$47,261
Brown Shoe International (Macau) Company Limited	MOP 100,000	MOP 100,000	100%	$12,821
Brown Shoe International Sales and Licensing Limited	1,000	1,000	100%	($399)
Brown Shoe International Sales and Licensing S.r.l.	100% of total authorized capital	100% of total authorized capital	100%	$4,893
Brown Shoe Service Company Limited	HK$7,000	1,000	100%	$(25)
DongGuan B&H Footwear Company Limited	100% of total authorized capital	100% of total authorized capital	100%

*  Invested Capital is defined as total shareholders’ equity plus financing liabilities.

BROWN SHOE COMPANY, INC.
SCHEDULE 6.4 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

INVESTMENTS (Continued)

Name	Authorized Shares of Capital Stock (as of 1/7/09)	Issued and Outstanding Shares of Capital Stock (as of 1/7/09)	Percentage of Capital Stock Owned, Directly or Indirectly, by the Lead Borrower (as of 1/7/09)	Invested Capital*
DongGuan Brown Shoe Company Limited	100% of total authorized capital	100% of total authorized capital	100%	$660,000
DongGuan Leeway Footwear Company Limited	100% of total authorized capital	100% of total authorized capital	100%	$1,715
Great Prosper Profits Corporation	US$50,000	$1	100%
Laysan Company Limited	144,000,000	143,706,197	100%
Leeway International Company Limited	30,000	30,000	100%	$(1,746) $10,127
Pagoda International Corporation do Brasil, LTDA	100% of Total “Quotas” Owned	100% of Total “Quotas” Owned	100%	$247
Pagoda International Footwear Limited	1,500,000	1,492,879	100%	$276
Pagoda International Footwear (Macao Commercial Offshore) Ltd.	MOP 78,000	MOP78,000	100%
Pagoda Leather Limited	15,309,023	15,309,023	100%	-
Putian Brown Shoe Company Limited	100% of total authorized capital	100% of total authorized capital	100%	$197
Whitenox Limited	7,300,000	7,206,168	100%

2.           The Lead Borrower holds various shares of stock received in the ordinary course of business (see 6.4(d) of the Credit Agreement) that it believes have no meaningful value and are not included as an asset on its Statement of Financial Position.

3.           The Lead Borrower is the holder of 300,000 shares of stock in Regal Corporation, a Japanese entity; the number of shares issued and outstanding, and the percentage owned is not known.

*  Invested Capital is defined as total shareholders’ equity plus financing liabilities.

BROWN SHOE COMPANY, INC.
SCHEDULE 6.4 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

4.           The Lead Borrower is contingently liable for lease commitments of approximately $1.7 million in the aggregate, which primarily relate to the Cloth World and Meis specialty retailing chains, which were sold in prior years  In order for the Company to incur any liability related to these guarantees and lease commitments, the current owners would have to default.  At this time, the Company does not believe this is reasonably likely to occur.

*  Invested Capital is defined as total shareholders’ equity plus financing liabilities.

BROWN SHOE COMPANY, INC.
SCHEDULE 6.6 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

RESTRICTIVE AGREEMENTS

The Indenture, dated as of April 22, 2005, among the Lead Borrower, the guarantors party thereto and U.S. Bank National Association, as successor trustee (as supplemented by that certain Supplemental Indenture, dated as of October 24, 2007, between Shoes.com Inc., the Lead Borrower and U.S. Bank National Association, as successor trustee and as further supplemented from time to time), with respect to the 8.75% Senior Notes.

.